Exhibit 10.1

AMENDMENT NO. 1
THIS AMENDMENT NO. 1, dated as of March 22, 2016 (this “Amendment”), is entered into by and among MILACRON HOLDINGS CORP., a Delaware corporation (“Holdings”), MILACRON LLC, a Delaware limited liability company (the “Lead Borrower”), MOLD-MASTERS (2007) LIMITED, a Canadian corporation (the “Canadian Borrower”), the U.S. Subsidiaries and German Subsidiaries of Holdings listed on the signature pages hereto, as borrowers (and together with the Lead Borrower and the Canadian Borrower, collectively, the “Borrowers”), Milacron Canada Corp., a corporation formed under the laws of Ontario (the “Canadian Guarantor”), BANK OF AMERICA, N.A., a national banking association, in its capacities as administrative agent for the Lenders and as collateral agent for the Secured Parties (the “Agent”), and the lenders party hereto and under the Third Amended and Restated Credit Agreement dated as of May 14, 2015 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Third Amended Credit Agreement”) entered into among the Borrower, the Agent, each lender from time to time party thereto (collectively, the “Lenders”) and the other parties thereto.
PRELIMINARY STATEMENTS
A. The parties hereto wish to amend the Third Amended Credit Agreement on the terms set forth herein.
NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Amended Credit Agreement (as defined below).
SECTION 2. Amendment. Effective as of the Amendment Effective Date, and subject to the terms and conditions set forth herein, the Third Amended Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner or as the following example: double-underlined text) as set forth in the pages of the Third Amended Credit Agreement attached as Exhibit A hereto (the Third Amended Credit Agreement, as so amended and restated, being referred to as the “Amended Credit Agreement”).

SECTION 3. Conditions of Effectiveness. This Amendment and the amendment of the Third Amended Credit Agreement as set forth in Section 2 hereof shall become effective as of the first date (such date being referred to as the “Amendment Effective Date”) when each of the following conditions shall have been satisfied:
(a) Execution of Documents. The Agent shall have received this Amendment, duly executed and delivered by the Borrowers, Guarantors and the Required Lenders (as defined in the Third Amended Credit Agreement).
(b) Fees. The Lead Borrower shall have paid to Bank of America, N.A. all reasonable and documented out-of-pocket expenses of the Agent (including the reasonable and documented fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Agent), and, if reasonably necessary, the reasonable and documented fees and expenses of one firm of local counsel in any relevant jurisdiction (which may include a single counsel acting in multiple jurisdictions) required to be reimbursed or paid by the Borrower hereunder or under the Amended Credit Agreement or any other Loan Document, and invoiced at least two (2) Business Days prior to the Amendment Effective Date.
(c) Representations. The representations and warranties set forth in Section 4 hereof are true and correct on and as of the Amendment Effective Date.

SECTION 4. Representations and Warranties. Each Obligor hereby represents and warrants as follows as of the date hereof:
(a) Each Obligor is duly authorized to execute, deliver and perform this Amendment. The execution, delivery and performance of this Amendment have been duly authorized by all necessary corporate or organizational action, and do not (i) contravene the applicable Organic Documents of any Obligor; (ii) violate or cause a default under any Applicable Law; or (iii) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor, except with respect to contravention, violation or imposition of any Lien referred to in clauses (ii) and (iii) above, could not reasonably be expected to result in a Material Adverse Effect.
(b) Each of this Amendment and each other Loan Document, after giving effect to the amendments pursuant to this Amendment, is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
(c) Immediately after giving effect to this Amendment, no Default or Event of Default has occurred or is continuing.
(d) After giving effect to this Amendment, neither the modification of the Third Amended Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment or the performance of the Amended Credit Agreement:
(i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (which Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred); or
(ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.
(e) Immediately after giving effect to this Amendment, the representations and warranties of each Obligor set forth in Section 8 of the Amended Credit Agreement and in any Security Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date).

SECTION 5. Reference to and Effect on the Third Amended Credit Agreement and the Loan Documents.
(a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Agent or the Borrowers under the Third Amended Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Third Amended Credit Agreement or any other Loan Document, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. Each Obligor reaffirms its Obligations under the Loan Documents to which it is party and the validity of the Liens granted by it pursuant to the Collateral Documents and, as applicable, acknowledges and accepts its Obligations as to the German Obligations. Without limiting the generality of the foregoing, all Liens granted by any Obligor shall continue to be valid, enforceable and perfected Liens and shall secure the Obligations under the Amended Credit Agreement to the extent set forth therein.
(b) Each German Obligor, who is a party to a German Security Document, individually, and with regard to any accessory (akzessorisch) security interest created under any German Security Document in particular with respect to the provisions of section 1210 paragraph 1 sentence 2 of the German Civil Code (Bürgerliches Gesetzbuch) hereby:
(i) confirms to each of the Secured Parties that the security interests created under any German Security Document shall remain in full force and effect and the amendments made to the Loan Documents by the Amended Credit Agreement shall not affect the validity (Wirksamkeit) and enforceability (Vollstreckbarkeit) of such security interests in any way; and
(ii) agrees, that from the Amendment Effective Date, the security interests created under any German Security Document shall secure any and all of the German Obligations and the German Secured Bank Product Obligations (including, without limitation, any obligations owed to the Agent under the parallel debt undertaking (Parallel Debt means the parallel debt undertaking under Section 14.21 (Parallel Debt Undertaking) of the Amended Credit Agreement) and any obligation or liability to pay damages) which are or may become payable or owing by any German Obligor to any Secured Party or any of them pursuant to or in connection with the Loan Documents or any of them (including, but not limited to, any obligation based on unjust enrichment (ungerechtfertigte Bereicherung) or tort (Delikt)), regardless of the definition of “Secured Obligations” contained in any German Security Document which creates a security interest, including any amounts which exceed the obligations secured by such security interests prior to the Amendment Effective Date, in each case, subject to the terms of the respective Security Document, in particular the terms limiting the enforcement of any security interest against any German Obligor for reasons to maintain its registered share capital.
(c) On and after the effectiveness of this Amendment, this Amendment shall constitute a Loan Document for purposes of the Third Amended Credit Agreement and the other Loan Documents and from and after the Amendment Effective Date, all references to the Credit Agreement in any

Loan Document and all references in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall, unless expressly provided otherwise, refer to the Amended Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of this Amendment by telecopy or other electronic means (including “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Notices. All communications and notices hereunder shall be given as provided in Section 14.3.1 of the Amended Credit Agreement.
SECTION 8. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or otherwise unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.
SECTION 9. Successors. The terms of this Amendment shall be binding upon, and shall inure for the benefit of, the parties hereto and their respective successors and permitted assigns.
SECTION 10. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York, without giving effect to any conflict of law principles (but giving effect to federal laws relating to national banks).
[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
This Amendment was executed outside of Belgium.

HOLDINGS:
MILACRON HOLDINGS CORP.

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: President and CEO

LEAD BORROWER:
MILACRON LLC

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: President and CEO

CANADIAN BORROWER:
MOLD-MASTERS (2007) LIMITED

By:	/s/ Ron Krisanda
Name: Ron Krisanda
Title: President

[Signature Page to Amendment Agreement – Milacron LLC]

GERMAN BORROWERS:
FERROMATIK MILACRON GMBH

By:	/s/ Denis Poelman
Name: Denis Poelman
Title: Managing Director

UNILOY MILACRON GERMANY GMBH

By:	/s/ Denis Poelman
Name: Denis Poelman
Title: Managing Director

DME NORMALIEN GMBH

By:	/s/ Jari Blankenburgh
Name: Jari Blankenburgh
Title: Managing Director

MOLD-MASTERS EUROPA GMBH

By:	/s/ Hans Hagelstein
Name: Denis Poelman
Title: Managing Director

GUARANTOR:
MILACRON FINANCE CORP.

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: President and CEO

[Signature Page to Amendment Agreement – Milacron LLC]

GUARANTOR:
MILACRON MARKETING COMPANY LLC

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: Chairman, President and CEO

GUARANTOR:
CIMCOOL INDUSTRIAL PRODUCTS LLC

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: Chairman

GUARANTOR:
MILACRON PLASTICS TECHNOLOGIES
GROUP LLC

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: Chairman

GUARANTOR:
DME COMPANY LLC

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: Chairman

GUARANTOR:
MILACRON CANADA CORP.

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: President

[Signature Page to Amendment Agreement – Milacron

GUARANTOR:
D-M-E EUROPE CVBA

By:	/s/ Denis Poelman
Name: Denis Poelman
Title: Co-Managing Director

GUARANTOR:
D-M-E EUROPE CVBA

By:	/s/ Jari Blankenburgh
Name: Jari Blankenburgh
Title: Co-Managing Director

GUARANTOR:
UNILOY MILACRON SRL

By:	/s/ Bruce Chalmers
Name: Bruce Chalmers
Title: Sole Director

GUARANTOR:
CIMCOOL EUROPE B.V.

By:	/s/ Gerrit Jue
Name: Gerrit Jue
Title: Managing Director

GUARANTOR:
MILACRON B.V.

By:	/s/ Gerrit Jue
Name: Gerrit Jue
Title: Managing Director

GUARANTOR:
CANGEN HOLDINGS, INC.

By:	/s/ Thomas J. Goeke
Name: Thomas J. Goeke
Title: President

[Signature Page to Amendment Agreement – Milacron LLC]

AGENT AND LENDER:
BANK OF AMERICA, N.A.,
as Agent, Lender and Issuing Bank

By:	/s/ Brad Breidenbach
Title: Senior Vice President
Attn: Brad Breidenbach
Telecopy:

[Signature Page to Amendment Agreement – Milacron LLC]

SOCIÉTÉ GÉNÉRALE,
as Issuing Bank

By:	/s/ Carol E. Radice
Title: Director
Attn: Carol E. Radice
Telecopy:

[Signature Page to Amendment Agreement – Milacron LLC]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Jason C. Hedrick
Title: Authorized Signatory
Attn: Jason C. Hedrick
Telecopy:

[Signature Page to Amendment Agreement – Milacron LLC]

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

[Signature Page to Amendment Agreement – Milacron LLC]

KeyBank National Association,
as a Lender

By:	/s/ Linda Skinner
Name: Linda Skinner
Title: Vice President

[Signature Page to Amendment Agreement – Milacron LLC]

Credit Suisse AG, Cayman Islands Branch
as a Lender

By:	/s/ Vipul Dhadda
Name: Vipul Dhadda
Title: Authorized Signatory

By:	/s/ Karim Rahimtoola
Name: Karim Rahimtoola
Title: Authorized Signatory

[Signature Page to Amendment Agreement – Milacron LLC]

BANK OF AMERICA (ACTING THROUGH
ITS CANADIAN BRANCH),
as a Lender

By:	/s/ Sylvia Durkiewicz
Title: Vice President
Attn: Sylvia Durkiewicz
Telecopy:

[Signature Page to Amendment Agreement – Milacron LLC]

Credit Suisse AG, Toronto Branch
as a Lender

By:	/s/ Chris Gage
Name: Chris Gage
Title: Authorized Signatory

By:	/s/ Tammy Oldenburg
Name: Tammy Oldenburg
Title: Authorized Signatory

[Signature Page to Amendment Agreement – Milacron LLC

BANK OF AMERICA, N.A. (ACTING
THROUGH ITS LONDON BRANCH),
as Agent and Lender

By:	/s/ Brad Breidenbach
Title: Senior Vice President
Attn: Brad Breidenbach
Telecopy:

[Signature Page to Amendment Agreement – Milacron LLC]

EXHIBIT A

AMENDED CREDIT AGREEMENT

[SEE ATTACHED]

EXHIBIT A
THIRD AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT
Dated as of April 30, 2012 Amended and Restated as of March 28, 2013 Further Amended and Restated as of October 17, 2014 Further Amended and Restated as of May 14, 2015 by and among
MILACRON INTERMEDIATE HOLDINGS INC.,
as Holdings,
MILACRON LLC,
and
THE U.S. SUBSIDIARIES OF HOLDINGS LISTED AS U.S. BORROWERS ON THE SIGNATURE PAGES HERETO,
as U.S. Borrowers,
MOLD-MASTERS (2007) LIMITED,
as Canadian Borrower,
THE GERMAN SUBSIDIARIES OF HOLDINGS LISTED AS GERMAN BORROWERS ON THE SIGNATURE PAGES HERETO,
as German Borrowers and
CERTAIN FINANCIAL INSTITUTIONS,
as Lenders,
BANK OF AMERICA, N.A.,
as Agent,
BARCLAYS BANK PLC,
as Documentation Agent,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, RBC CAPITAL MARKETS1 and BARCLAYS BANK PLC,
as Joint Lead Arrangers and Joint Bookrunners,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, RBC CAPITAL MARKETS, BARCLAYS BANK PLC J.P. MORGAN SECURITIES LLC and CREDIT SUISSE SECURITIES (USA) LLC,
as Amendment & Restatement Lead Arrangers and Joint Bookrunners,
KEYBANK NATIONAL ASSOCIATION and SOCIÉTÉ GÉNÉRALE,
as Amendment Documentation Agents,
BANK OF AMERICA, N.A.
as Second Amendment & Restatement Lead Arranger and Bookrunner,
BANK OF AMERICA, N.A.,
as Third Amendment & Restatement Lead Arranger and Bookrunner.
RBC Capital Markets is a marketing name for the investment banking activities of Royal Bank of Canada.

CG&R Draft Last Saved: ~~05/13/2015 7~~03/09/2016 12:~~36~~18 pm ~~18730131v14~~38545097v6

TABLE OF CONTENTS

1.3 Uniform Commercial Code and PPSA.........................................~~71~~72
1.4 Certain Matters of Construction............................................... .......72
1.5 Rounding........................................................................................~~73~~72

1.9 Currency Fluctuations ...................................................................~~74~~75
1.10 Interpretation (Quebec)...............................................................~~74~~75
1.11 Additional Alternative Currencies...................................................75
SECTION 2. CREDIT FACILITIES ..................................................~~75~~76
2.1 Revolver Commitment................................................................. ~~75~~76
2.2 Letter of Credit Facility............................................................... ~~85~~86
SECTION 3. INTEREST, FEES AND CHARGES ............................ ~~90~~91
3.1 Interest............................................................................................~~90~~91
3.2 Fees..................................................................................................~~92~~93
3.3 Computation of Interest, Fees, Yield Protection ........................ ~~92~~94
3.4 Illegality........................... .........................................................~~92~~94
3.5 Inability to Determine Rates .........................................................~~93~~94
3.6 Increased Costs; Capital Adequacy............................................. ~~93~~95
3.7 Mitigation.......................................................................................~~94~~96
3.8 Funding Losses ..............................................................................~~95~~96
3.9 Maximum Interest.........................................................................~~95~~96
3.10 Canadian Interest Act.................................................................~~95~~96

3.11 Survival ......................................................................................~~95~~97
SECTION 4. LOAN ADMINISTRATION .........................................~~95~~97
4.1 Manner of Borrowing and Funding of Revolver Loans...........~~95~~97
4.2 Defaulting Lender ........................................................................~~97~~99
4.3 Number and Amount of LIBOR Loans and B/A Equivalent Loans; Determination of Rate ......................................................................~~98~~100
4.4 LeadBorrower..............................................................................~~99~~100
4.5 Effect of Termination................................................................ ~~99~~101
SECTION 5. PAYMENTS ................................................................~~100~~101
5.1 General Payment Provisions ................................................... ~~100~~101
5.2 Repayment of Revolver Loans .................................................~~100~~101
5.3 [Reserved] .................................................................................~~100~~102
5.4 Marshaling; Payments Set Aside ...........................................~~101~~102
5.5 Post-Default Allocation of Payments ......................................~~101~~102
5.6 Application of Payments in the Dominion Accounts.............~~103~~105
5.7 Loan Account; Account Stated ...............................................~~104~~105
5.8 Taxes...........................................................................................~~104~~105 5.9 Lender Tax Information...........................................................~~106~~107
SECTION 6. CONDITIONS PRECEDENT ..................................~~107~~108
6.1 Conditions Precedent to the Third Restatement Date ...........~~107~~108
6.2 Conditions Precedent to All Credit Extensions ...................... ~~109~~110
SECTION 7. COLLATERAL MONITORING AND REPORTING..~~109~~110
7.1 Borrowing Base Certificates......................................................~~109~~110
7.2 Administration of Accounts.......................................................~~110~~111
SECTION 8. REPRESENTATIONS AND WARRANTIES..............~~111~~112
8.1 General Representations and Warranties.................................~~111~~112
SECTION 9. COVENANTS AND CONTINUING AGREEMENTS ~~116~~117
9.1 Affirmative Covenants...............................................................~~116~~117
9.2 Negative Covenants ..................................................................~~123~~125
9.3 Financial Covenant .................................................................~~135~~137

SECTION 10. EVENTS OF DEFAULT; REMEDIES ON DEFAULT ~~136~~138
10.1 Events of Default .....................................................................~~136~~138
10.2 Remedies upon Default ..........................................................~~138~~139
10.3 Setoff.........................................................................................~~148~~140
10.4 Remedies Cumulative; No Waiver..........................................~~139~~140
SECTION 11. AGENT ............................................................................................~~139~~141
11.1 Appointment, Authority and Duties of the Agent ...............~~139~~141
11.2 Agreements Regarding Collateral and Field Examination Reports............ ~~140~~142
11.3 Reliance By the Agent .............................................................~~141~~142
11.4 Action Upon Default.................................................................~~141~~142
11.5 Ratable Sharing .......................................................................~~141~~143
11.6 Limitation on Responsibilities of the Agent ..........................~~141~~143
11.7 Successor Agent and Co-Agents.............................................~~142~~143
11.8 Due Diligence and Non-Reliance...........................................~~142~~144
11.9 Remittance of Payments and Collections ..............................~~143~~144
11.10 The Agent in its Individual Capacity....................................~~143~~145
11.11 Agent Titles .............................................................................~~144~~145
11.12 Bank Product Provide...........................................................~~144~~145
11.13 Survival ..................................................................................~~144~~145
11.14 Withholding Tax.....................................................................~~144~~146
11.15 Quebec Liens (Hypothecs) ....................................................~~145~~146
SECTION 12. BENEFIT OF AGREEMENT; ASSIGNMENTS.....~~145~~146
12.1 Successors and Assigns ...........................................................~~145~~146
12.2 Participations.........................................................................~~145~~146
12.3 Assignments ............................................................................~~146~~147
12.4 Replacement of Certain Lenders ...........................................~~147~~149
SECTION 13. GUARANTEE .........................................................~~148~~149

13.1 The Guarantee ........................................................................~~148~~149
13.2 Obligations Unconditional......................................................~~149~~150
13.3 Reinstatement ........................................................................~~150~~151 13.4 Subrogation.............................................................................~~150~~152
13.5 Remedies ..................................................................................~~150~~152
13.6 Continuing Guarantee ............................................................~~150~~152
13.7 Information..............................................................................~~151~~152
13.8 General Limitation on Amount of Obligations Guaranteed ~~151~~152
13.9 German Limitations.................................................................~~151~~152
13.10 Belgian Limitations ................................................................~~153~~154
13.11 Italian Limitations..................................................................~~154~~155
SECTION 14. MISCELLANEOUS..............................................~~155~~156
14.1 Consents, Amendments and Waivers ..................................~~155~~156
14.2 Indemnification and Expenses ...............................................~~156~~158
14.3 Notices and Communications ...............................................~~158~~159
14.4 Credit Inquiries .......................................................................~~159~~160
14.5 Severability ............................................................................~~159~~160
14.6 Cumulative Effect; Conflict of Terms .................................. ~~159~~160
14.7 Counterparts..........................................................................~~159~~160
14.8 Entire Agreement ....................................................................~~159~~160
14.9 Relationship with the Lenders................................................~~159~~161
14.10 No Advisory or Fiduciary Responsibility............................~~159~~161
14.11 Confidentiality .......................................................................~~160~~161
14.12 GOVERNING LAW .............................................................~~160~~162
14.13 Consent to Forum..................................................................~~160~~162
14.14 Waivers by Obligors of Jury Trial.......................................~~161~~162
14.15 PATRIOT Act Notice.............................................................~~161~~162
14.16 Canadian Anti-Money Laundering Legislation.................~~161~~162

14.17 Release of Liens and Guarantees ........................................~~161~~163
14.18 Intercreditor Agreement.......................................................~~162~~163
14.19 Canadian Obligations............................................................~~162~~164
14.20 German Obligations..............................................................~~162~~164
14.21 Parallel Debt Undertaking....................................................~~163~~164
14.22 Acknowledgments Relating to the Third Restatement Date ~~164~~165
14.23 Acknowledgment and Consent to Bail-In of EEA Financial Institutions.... 165

LIST OF EXHIBITS AND SCHEDULES
Exhibit A         Applicable Margin Certificate
Exhibit B         Assignment and Acceptance
Exhibit C-1         U.S. Revolver Note
Exhibit C-2         Canadian Revolver Note
Exhibit D-1         U.S. Tax Compliance Certificate 1
Exhibit D-2         U.S. Tax Compliance Certificate 2
Exhibit D-3         U.S. Tax Compliance Certificate 3
Exhibit D-4         U.S. Tax Compliance Certificate 4
Exhibit E         Borrowing Notice
Exhibit F-1         German Account Pledge Agreement
Exhibit F-2         German Global Assignment
Exhibit F-3         German Security Transfer Agreement
Schedule I         Commitments of Lenders
Schedule II         Guarantors
Schedule 1.1(a)         Existing Letters of Credit
Schedule 1.1(b)     Unrestricted Subsidiaries
Schedule 6.1         Existing Foreign Facilities
Schedule 7.2.6         Deposit Accounts
Schedule 8.1.4         Names and Capital Structure
Schedule 8.1.10     Patents, Trademarks and Copyrights
Schedule 9.1.13(b)     Third Restatement Date Mortgaged Property
Schedule 9.2.1         Existing Debt Schedule 9.2.2 Existing Liens
Schedule 9.2.10     Existing Affiliate Transactions

THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is dated as of April 30, 2012, as amended and restated as of March 28, 2013, as further amended and restated as of October 17, 2014, as further amended and restated as of May 14, 2015, by and among MILACRON INTERMEDIATE HOLDINGS INC., a Delaware corporation, Milacron LLC, a Delaware limited liability company (the “Lead Borrower”), Mold-Masters (2007) Limited, a Canadian corporation (the “Canadian Borrower”), the U.S. Subsidiaries and German Subsidiaries of Holdings listed on the signature pages hereto, as borrowers (and together with the Lead Borrower and the Canadian Borrower, collectively, the “Borrowers”), the Subsidiaries of the Lead Borrower from time to time party hereto, as guarantors (together with Holdings, collectively, the “Guarantors”), the financial institutions party to this Agreement from time to time as lenders (collectively, the “Lenders”), BARCLAYS BANK PLC, as documentation agent (in such capacity, the “Documentation Agent”), KEYBANK NATIONAL ASSOCIATION and SOCIÉTÉ GÉNÉRALE, as amendment documentation agents (in such capacity, the “Amendment Documentation Agents”) and BANK OF AMERICA, N.A., a national banking association, as administrative agent and as collateral agent for the Lenders (the “Agent”).
R E C I T A L S:

WHEREAS, the Borrowers, Guarantors and lenders party thereto immediately prior to the Restatement Date and the Agent are party to that certain Credit Agreement, dated as of April 30, 2012 (the “Original Credit Agreement”), pursuant to which the lenders thereunder made certain loans and other extensions of credit to the Borrowers;
WHEREAS, the Borrowers, Guarantors and lenders party thereto immediately prior to the Second Restatement Date and the Agent are party to that certain Credit Agreement, dated as of April 30, 2012, as amended and restated as of March 28, 2013 (the “Amended Credit Agreement”), pursuant to which the lenders thereunder made certain loans and other extensions of credit to the Borrowers;
WHEREAS, the Borrowers, Guarantors and lenders party thereto immediately prior to the Third Restatement Date and the Agent are party to that certain Credit Agreement, dated as of April 30, 2012, as amended and restated as of the March 28, 2013, as further amended and restated as of October 17, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Second Amended Credit Agreement”), pursuant to which the lenders thereunder made certain loans and other extensions of credit to the Borrowers;
WHEREAS, the Borrowers, the Guarantors and the Lenders party hereto and the other parties hereto desire to amend and restate the Second Amended Credit Agreement in its entirety on and subject to the terms and conditions set forth herein;
WHEREAS, the parties hereto intend that (a) the Obligations (the “Original Obligations”) of the Borrowers and the other Loan Parties under the Second Amended Credit Agreement and the other Loan Documents (as defined in the Second Amended Credit Agreement) (collectively, the “Original Loan Documents”) that remain unpaid and outstanding on and after the Third Restatement Date shall continue to exist under and be evidenced by this Agreement and the other Loan Documents (as defined below), (b) any Existing Canadian Letters of Credit (as defined below), any Existing German Letters of Credit (as defined below) and any Existing U.S. Letters of Credit (as defined below), in each case, outstanding under the Second Amended Credit Agreement as of the date of this Agreement shall be Letters of Credit under and as defined herein, (c) the grants of security interests, Mortgages and Liens under and pursuant to the Loan Documents shall continue unaltered to secure, guarantee, support and otherwise benefit the Obligations of the Borrowers and the other Loan Parties under this Agreement and each other Loan Document shall continue in full force and effect in accordance with their terms except as expressly amended thereby or hereby, and the parties hereto hereby ratify and confirm the terms thereof as being in full force and effect and unaltered by this Agreement except as expressly amended thereby or hereby and

(d) this Agreement and the other Loan Documents do not constitute a novation or termination of the Original Obligations;
WHEREAS, the Loan Parties and each Lender who have executed this Agreement agree that upon the effectiveness of this Agreement all of such Lender’s Revolving Commitment (as defined in the Second Amended Credit Agreement) shall be converted into Revolving Commitments; and
WHEREAS, the Lenders are willing to amend and restate the Second Amended Credit Agreement and are willing to continue and extend such credit to the Borrowers and each Issuing Bank is willing to issue letters of credit for the account of the Borrowers and the other parties hereto are willing to amend and restate the Second Amended Credit Agreement, in each case on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree to amend and restate the Second Amended Credit Agreement and the Second Amended Credit Agreement is hereby amended and restated in its entirety, as follows:
SECTION 1. DEFINITIONS; RULES OF CONSTRUCTION
1.1 Definitions. As used herein, the following terms have the meanings set forth below:
2012 Transactions: the transactions contemplated by the Stock Purchase Agreement dated as of March 29, 2012, by and among Holdings, the shareholders of Holdings, the holders of options of Holdings, Mcron Acquisition Corp and the representative of the sellers named therein, the issuance of the Existing Secured Notes Debt, the entry into and borrowings under the Original Credit Agreement and the repayment of existing indebtedness, consummated on April 30, 2012.
2012 Transaction Costs: the payment of fees, premiums, costs and expenses in connection with the 2012 Transactions.
Account: as defined in the UCC (or, with respect to any Canadian Obligor, the PPSA), including all rights to payment for goods sold or leased, or for services rendered.
Account Debtor: a Person who is obligated under an Account, Chattel Paper or General Intangible.
Acquired EBITDA: with respect to any Acquired Entity or Business for any period, the amount for such period of EBITDA of such Acquired Entity or Business (determined using the definition of EBITDA as if references to a “Person” and its Restricted Subsidiaries therein were references to such Acquired Entity or Business), all as determined on a consolidated basis for such Acquired Entity or Business.
Acquired Entity or Business: as defined in the definition of “EBITDA.”
Acquisition: any transaction or series of related transactions, consummated on or after the date hereof, by which any Borrower directly, or indirectly through one or more Subsidiaries, (i) acquires any business, division or line of business, or all or substantially all of the assets, of any Person, whether through purchase of assets, merger or otherwise, or (ii) acquires securities or other ownership interests of any Person having at least a majority of the combined voting power of the then outstanding Equity Interests of such Person.

Adjustment Date: the first day of January, April, July and October of each Fiscal Year.
Affiliate: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
Agent: as defined in the preamble.
Agent Indemnitees: the Agent and its officers, directors, employees, Affiliates, agents (including, without limitation, the Term Loan Agent, to the extent the Term Loan Agent is acting as collateral agent for the Agent or the Lenders pursuant to the Intercreditor Agreement) and attorneys.
Agent Professionals: attorneys, accountants, appraisers, auditors, environmental engineers or consultants, and other professionals and experts retained by the Agent.
Agreement: as defined in the preamble.
Alternative Currency: Euros, Canadian Dollars and Yen, together with each other currency (other than Dollars) that is approved in accordance with Section 1.11.
Amended Credit Agreement: as defined in the preamble.
Amendment Agreement: the Amendment Agreement dated as of the Second Restatement Date among the Borrowers, the Agent and certain Lenders party thereto.
Amendment & Restatement Lead Arrangers: Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, RBC Capital Markets, Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC.
Amendment Documentation Agents: as defined in the preamble.
AML Legislation: as defined in Section 14.16.
Anti-Terrorism Laws: any laws relating to terrorism or money laundering, including the PATRIOT Act.
Applicable Law: all applicable laws, rules, regulations and binding governmental requirements having the force and effect of law applicable to the Person in question or any of its property or assets, including all applicable statutory law, common law and equitable principles, and all provisions of constitutions, treaties, statutes, rules, regulations, orders and decrees of Governmental Authorities.

Applicable Lender: (a) with respect to any U.S. Revolver Loan or U.S. Letter of Credit, a Lender holding a Revolver Commitment with respect to U.S. Revolver Loans, (b) with respect to any Canadian Revolver Loan or Canadian Letter of Credit, a Lender holding a Revolver Commitment with respect to Canadian Revolver Loans, and (c) with respect to any German Revolver Loan or German Letter of Credit, a Lender holding a Revolver Commitment with respect to German Revolver Loans.
Applicable Margin: with respect to any Type of Revolver Loan, the per annum margin set forth below, as determined by the Average Availability as of the most recent Adjustment Date: I 0.75% 1.75% 1.75%

U.S. Base Rate Loans, Canadian			LIBOR Loans and
Average		Base Rate Loans and Canadian	B/A Equivalent	German Base Rate
Level	Availability	Prime Loans	Loans	Loans

≥66 II 1.00% 2.00% 2.00%
≥33% but < 66% III < 33% 1.25% 2.25% 2.25%
Until completion of the first full Fiscal Quarter after the Second Restatement Date, the Applicable Margin shall be determined as if Level I were applicable. Thereafter, the Applicable Margin shall be subject to increase or decrease upon receipt by the Agent of the Applicable Margin Certificate required to be delivered by the Borrowers pursuant to Section 7.1 as of the last day of the Fiscal Quarter most recently ended, and each such increase or decrease in the Applicable Margin shall be effective on the Adjustment Date occurring immediately after the last day of the Fiscal Quarter most recently ended. If the Lead Borrower fails to deliver any Applicable Margin Certificate (or any Borrowing Base Certificate) required to be delivered pursuant to Section 7.1 on or before the date required for delivery thereof, then, at the option of the Required Lenders, the Applicable Margin shall be determined as if Level III were applicable, from the first day of the calendar month following the date such Applicable Margin Certificate (or Borrowing Base Certificate) was required to be delivered until the date of delivery of such Applicable Margin Certificate (or Borrowing Base Certificate).
Applicable Margin Certificate: a certificate signed and certified as accurate by a Senior Officer of the Lead Borrower, substantially in the form of Exhibit A.
Asset Disposition: a sale, lease, license, transfer or other voluntary disposition of Property of an Obligor, including a disposition of

Property in connection with a Sale and Leaseback Transaction, and any casualty or condemnation event regarding such Property.
Assignment and Acceptance: an assignment agreement between a Lender and an Eligible Assignee, substantially in the form of Exhibit B.
Attributable Debt: when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at a rate equivalent to the Borrowers’ then current weighted average cost of funds for Debt as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
Auditor’s Determination: as defined in Section 13.9.2(c).
Availability: as of any applicable date, the amount by which the Line Cap at such time exceeds the aggregate amount of Revolver Loans and LC Obligations on such date.
Availability Reserve: the sum (without duplication of any other reserves or items that are otherwise addressed or excluded through eligibility criteria (including collection rates or collection percentages)) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; provided that reserves of the type described in this clause (c) shall be instituted only after consultation with the Lead Borrower; (d) the Designated Refinancing Debt Reserve; (e) with respect to the Canadian Borrowing Base only, the Canadian Priority Payables Reserve; (f) with respect to the German Borrowing Base only, the German Priority Payables Reserve and (g) such additional reserves not otherwise addressed in clauses (a) through (f) above, in such amounts and with respect to such matters, as the Agent in its Credit Judgment may elect to establish or modify from time to time.

Notwithstanding anything to the contrary in this Agreement, (i) such Availability Reserves shall not be established or changed except upon not less than three (3) Business Days’ (or such shorter period as may be agreed by the Lead Borrower) prior written notice to the Lead Borrower, which notice shall include a reasonably detailed description of such applicable Availability Reserve being established (during which period (a) the Agent shall, if requested, discuss any such Availability Reserve or change with the Lead Borrower and (b) the Lead Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Availability Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Availability Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Agent), and
(ii) the amount of any Availability Reserve established by the Agent, and any change in the amount of any Availability Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Availability Reserve or such change. Notwithstanding clause (i) of the preceding sentence, changes to the Availability Reserves solely for purposes of correcting mathematical or clerical errors (and such other changes as are otherwise agreed to by the Lead Borrower) shall not be subject to such notice period, it being understood that no Default or Event of Default shall be deemed to result therefrom, if applicable, for a period of three (3) Business Days.
Available Credit: the Canadian Available Credit, the German Available Credit or the U.S. Available Credit, as the case may be.
Average Availability: at any Adjustment Date, the average daily Availability for the Fiscal Quarter immediately preceding such Adjustment Date.
Average Usage: the average utilization of Revolver Commitments during the immediately preceding Fiscal Quarter.
B/A Equivalent Loan: a Canadian Revolver Loan (other than a Canadian Prime Loan), or portion thereof, funded in Canadian Dollars and bearing interest calculated by reference to the Canadian B/A Rate.
Bail-In Action: the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
Bail-In Legislation: with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

Bank of America: Bank of America, N.A., a national banking association, and its successors and permitted assigns, as well as any applicable branch thereof located in Canada, Germany or the United Kingdom.
Bank of America (Canada): Bank of America, N.A. (acting through its Canada branch).
Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, branches, agents and attorneys.
Bank of Canada Overnight Rate: the Bank of Canada overnight rate, which is the rate of interest charged by the Bank of Canada on one-day loans to financial institutions, for such day.

Bank Product: any of the following products, services or facilities extended to any Borrower or Subsidiary by a Lender or any of its Affiliates or branches: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) other banking products or services as may be requested by any Borrower or Subsidiary, other than loans or letters of credit.
Bank Product Debt: Debt and other obligations of an Obligor relating to Bank Products.
Bank Product Reserve: the aggregate amount of reserves established by the Agent from time to time in its discretion in respect of Secured Bank Product Obligations, which shall in any event include the maximum amount of all Noticed Hedges.
Bankruptcy Code: Title 11 of the United States Code.
Belgian Companies Code: the Belgian Companies Code (Wetboek van vennootschappen/Code des sociétés).
Belgian Guarantor: any Guarantor that is organized under the laws of Belgium.
Board of Governors: the Board of Governors of the Federal Reserve System.
Borrowers: as defined in the preamble, including the U.S. Borrowers, the Canadian Borrower and the German Borrowers.
Borrowing: Revolver Loans of one Type in a single currency that are made on the same day or are converted into Revolver Loans of one Type in a single currency on the same day.
Borrowing Base: at any time of calculation, the aggregate amount of the U.S. Borrowing Base, the Canadian Borrowing Base and the German Borrowing Base.
Borrowing Base Certificate: a certificate reasonably satisfactory to the Agent and the Borrowers, by which the U.S. Borrowers, the Canadian Borrower and the German Borrowers certify calculation of the applicable Borrowing Base in accordance with Section 7.1.
Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, New York, and if such day relates to a LIBOR Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market; provided that, with respect to all matters pertaining to
(i) the Canadian Obligors, the term “Business Day” shall mean any day which is a Business Day described above and which is also not a legal holiday in Toronto, Ontario or a day on which banking institutions located in such city are authorized or required by law or other governmental action to close and (ii) the German Borrower, the term “Business Day” shall mean any day which is a Business Day described above and which is also not a legal holiday in Frankfurt (Main), Germany or London, England or a day on which banking institutions located in such cities are authorized or required by law or other governmental action to close.
Calculation Date: as defined in Section 1.9.
Canadian Available Credit: at any time, (a) the lesser of (i) the Canadian Revolver Sublimit in effect at such time and (ii) the Canadian Borrowing Base at such time, minus (b) the sum of the aggregate Canadian Revolver Credit Outstandings at such time.

Canadian B/A Rate: with respect to each Contract Period for a B/A Equivalent Loan or Canadian Prime Loan determined pursuant to clause (c) of the definition of “Canadian Prime Rate”, the rate of interest per annum equal to the average rate applicable to Canadian Dollar bankers’ acceptances having an identical or comparable term as the proposed B/A Equivalent Loan displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 a.m. Toronto time on such day (or, if such day is not a Business Day, as of 10:00 a.m. Toronto time on the immediately preceding Business Day); provided that if such rate does not appear on the CDOR Page at such time on such date, the rate for such date will be the average of the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 a.m. Toronto time on such day at which two or more Canadian chartered bank listed on Schedule 1 of the Bank Act (Canada) as selected by the Agent is then offering to purchase Canadian Dollar bankers’ acceptances accepted by them having such specified term (or a term as closely as possible comparable to such specified term).
Canadian Base Rate: for any day, the per annum rate of interest equal to the greatest of (a) the rate of interest in effect for such day or so designated from time to time by Bank of America (Canada) as its “base rate” for commercial loans made by it in Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; (b) the Federal Funds Rate for such day, plus 0.50% per annum; or (c) except during any period of time when the circumstances set forth in Sections 3.4 and 3.5 exist, Published LIBOR for a one-month interest period as determined on such day, plus 1.00%. Any change in such rate announced by Bank of America (Canada) shall take effect at the opening of business on the day specified in the public announcement thereof.
Canadian Base Rate Loan: a Canadian Revolver Loan that bears interest based on the Canadian Base Rate.
Canadian Borrower: as defined in the preamble.
Canadian Borrowing Base: the Dollar Equivalent sum of the following, as set forth in the most recently delivered Borrowing Base Certificate by the Canadian Borrower:
(a) 85% of Eligible Accounts of the Canadian Borrowing Base Obligors; plus
(b) the lesser of (x) 65% of the lesser of cost (on a basis consistent with the Obligors’ historical accounting practices) or market value of Eligible Inventory of the Canadian Borrowing Base Obligors; and (y) 85% of the appraised NOLV Percentage of Eligible Inventory of the Canadian Borrowing Base Obligors; minus

(c) any Availability Reserve established in connection with the foregoing.
Canadian Borrowing Base Obligor: each of the Canadian Borrower and each Canadian Guarantor (other than any Canadian Guarantor that is not organized under the laws of Canada or any province or territory thereof).
Canadian Contractor: any consultant or contractor retained to provide services in Canada to a Canadian Obligor.
Canadian Copyright Security Agreement: each copyright security agreement executed and delivered pursuant to the Canadian Security Agreement or any other Canadian Security Document.
Canadian Dollars: dollars in lawful currency of Canada.

Canadian Employee: any employee or former employee of a Canadian Obligor.
Canadian Employee Benefits Legislation: the Pension Benefits Act (Ontario), and any Canadian federal, provincial or local counterparts or equivalents.
Canadian Employee Plan: any employee benefit, health, welfare, supplemental unemployment benefit, bonus, pension, supplemental pension, profit sharing, retiring allowance, severance, deferred compensation, stock compensation, stock purchase, unit purchase, retirement, life, hospitalization insurance, medical, dental, disability or other employee group or similar benefit or employment plans or supplemental arrangements applicable to the Canadian Employees other than Canadian Pension Plans.
Canadian Guarantor: each of the Canadian Subsidiaries (other than (x) the Canadian Borrower and (y) any Canadian Subsidiary that qualifies as an Excluded Subsidiary under clause (b), (c), (e), (f) or
(g) of the definition of “Excluded Subsidiary”), the Lead Borrower, Holdings and each other U.S. Guarantor that guarantees payment or performance of any Canadian Secured Obligations pursuant to the terms and provisions of this Agreement and listed on Schedule II hereto or joined pursuant to a joinder agreement as contemplated by Section 9.1.9.
Canadian LC Obligations: the sum (without duplication) of (a) all amounts owing by the Canadian Borrower for any drawings under Letters of Credit; and (b) the stated amount of all outstanding Letters of Credit issued for the benefit of the Canadian Borrower.
Canadian Letter of Credit: any standby or documentary letter of credit issued by the Issuing Bank for the account of the Canadian Borrower or any of the Canadian Borrower’s Subsidiaries, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Agent or the Issuing Bank for the benefit of the Canadian Borrower or any of the Canadian Borrower’s Subsidiaries.
Canadian Letter of Credit Subline: $10,000,000.
Canadian Maximum Credit: at any time, the lesser of (a) the Canadian Revolver Sublimit in effect at such time and (b) the Canadian Borrowing Base at such time.
Canadian Mortgage: each mortgage, deed of trust, deed of immovable hypothec, or deed to secure debt pursuant to which a Canadian Obligor grants a Lien on Mortgaged Property to the Agent for the benefit of Secured Parties as security for the Canadian Secured Obligations in form and substance reasonably satisfactory to the Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
Canadian Obligations: all (a) principal of and premium, if any, on the Canadian Revolver Loans,
(b) Canadian LC Obligations, (c) principal of and premium, if any, on any Specified Refinancing Debt borrowed or payable by the Canadian Obligors, (d) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by Canadian Obligors, in each case pursuant to the Canadian Sub-Facility, (e) other monetary obligations owing by the Canadian Obligors with respect to the Canadian Sub-Facility and (f) the German Secured Obligations (solely in such Loan Party’s capacity as a German Guarantor), each pursuant to the terms and provisions of the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including interest, expenses and fees which, but for the filing of a petition in bankruptcy or commencement of any other Insolvency Proceeding with respect to any Canadian Obligor, would have accrued on any Obligations, whether or not a claim is allowed against such Canadian Obligor for such interest, expenses or fees in the Insolvency Proceeding.

Canadian Obligor: the Canadian Borrower and each Canadian Guarantor.
Canadian Overadvance: as defined in Section 2.1.6(b).
Canadian Patent Security Agreement: each patent security agreement executed and delivered pursuant to the Canadian Security Agreement or any other Canadian Security Document.
Canadian Pension Plan: any pension plan required to be registered under the Income Tax Act (Canada) and contributed to by a Canadian Obligor for its Canadian Employees, Canadian Contractors, former Canadian Employees or former Canadian Contractors, including a pension plan that is subject to the Pension Benefits Act (Ontario) or other Canadian Employee Benefits Legislation but does not include the Canada Pension Plan maintained by the Government of Canada or the Quebec Pension Plan maintained by the Government of Quebec.
Canadian Pledge Agreement: each Canadian pledge agreement executed and delivered by a Canadian Obligor in favor of the Agent.
Canadian Prime Loan: a Loan to the Canadian Borrower denominated in Canadian Dollars which bears interest at a rate based upon the Canadian Prime Rate.
Canadian Prime Rate: on any date, the per annum rate of interest equal to the greatest of (a) the rate of interest in effect for such day or so designated from time to time by Bank of America (Canada) as its “prime rate” for commercial loans made by it in Canada in Canadian Dollars, such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer; (b) the Bank of Canada Overnight Rate for such day, plus 0.50%; or (c) the Canadian B/A Rate for a one month interest period as determined on such day plus 1.00%. Any change in such rate announced by Bank of America (Canada) shall take effect at the opening of business on the day specified in the public announcement thereof.
Canadian Priority Payables Reserve: on any date of determination and only with respect to a Canadian Obligor, reserves established by the Agent in its Credit Judgment for amounts secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority senior to or pari passu with the Agent’s Liens on Collateral in the Canadian Borrowing Base, including, without duplication, amounts deemed to be held in trust, or held in trust, pursuant to Applicable Law, any such amounts due and not paid for wages, vacation pay, amounts payable under the Wage Earner Protection Program Act (Canada) pursuant to the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada), amounts due and not paid pursuant to any legislation on account of workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), on account of sales tax, goods and services tax, value added tax, harmonized sales tax, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or Canadian Employee Plan under the Canada Pension Plan, any Canadian Employee Benefits Legislation, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or be pari passu with any Liens granted to the Agent in the future.
Canadian Qualified Lender: a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada), has received an approval to have a financial establishment in Canada pursuant to Section 522.21 of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada or is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), then such financial institution deals at arm’s length with the Canadian Borrower for purposes of the Income Tax Act (Canada).

Canadian Revolver Credit Outstandings: at any particular time, the sum of (a) the Dollar Equivalent of the principal amount of the Canadian Revolver Loans outstanding at such time and (b) the Dollar Equivalent of the Canadian LC Obligations outstanding at such time.
Canadian Revolver Loan: a loan made pursuant to Section 2.1.1(b), including, without duplication, any Canadian Swingline Loan (to the extent the context so requires the same), Overadvance Loan in respect of a Canadian Overadvance and Extended Revolving Loan in respect of any of the foregoing. Canadian Revolver Loans may be either (a) if denominated in Dollars, Canadian Base Rate Loans or LIBOR Loans and (b) if denominated in Canadian Dollars, Canadian Prime Loans or BA Equivalent Loans.
Canadian Revolver Note: a promissory note executed by the Canadian Borrower in favor of an Applicable Lender in the form of Exhibit C-2, in the amount of such Lender’s Commitment with respect to Canadian Revolver Loans.
Canadian Revolver Sublimit: an aggregate amount equal to $20,000,000, as such amount may be
(a) increased from time to time as a result of a Revolver Commitment Increase pursuant to Section 2.1.4(a), and (b) increased or decreased from time to time as a result of a U.S. Revolver Commitment Adjustment pursuant to Section 2.1.11.
Canadian Secured Bank Product Obligations: Bank Product Debt of a Canadian Obligor owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates and branches so long as Bank of America is the Agent) reasonably specified by such provider in writing to the Agent, which amount may be established or increased (by further written notice to the Agent from time to time) as long as no Default or Event of Default exists; provided that Canadian Secured Bank Product Obligations of any Canadian Obligor shall not include Excluded Hedging Obligations of such Canadian Obligor.
Canadian Secured Obligations: the Canadian Obligations and the Canadian Secured Bank Product Obligations.
Canadian Security Agreement: each certain security agreement and deed of hypothec, as applicable, by and among Bank of America as the Agent thereunder, the Canadian Borrower and the Canadian Guarantors.
Canadian Security Documents: the Canadian Pledge Agreement, the Canadian Security Agreements, the Canadian Mortgages, the Canadian Patent Security Agreements, the Canadian Copyright Security Agreements, the Canadian Trademark Security Agreements and all other documents, instruments and agreements now or hereafter securing any Canadian Secured Obligations.
Canadian Sub-Facility: the Revolver Commitments of the Lenders solely related to the obligation to make Revolver Loans and issue Letters of Credit to the Canadian Borrower, and the Canadian Revolver Loans so made and Canadian Letters of Credit so issued and other Canadian Obligations of the Canadian Obligors related thereto.
Canadian Subsidiary: a Subsidiary that is organized under the laws of Canada or any province or territory thereof.

Canadian Swingline Loans: as defined in Section 4.1.3(a).
Canadian Trademark Security Agreement: each trademark security agreement executed and delivered pursuant to the Canadian Security Agreement or any other Canadian Security Document.
Capital Expenditures: for any period of calculation, the aggregate of all amounts that would be reflected as additions to property, plant or equipment on a consolidated statement of cash flows of the Borrowers and their Restricted Subsidiaries in accordance with GAAP; provided that the term “Capital Expenditures” shall not include: (i) expenditures made in connection with the replacement, substitution, restoration, upgrade, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced; (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time; (iii) the purchase price of property, plant or equipment or software in an amount equal to the proceeds of Asset Dispositions of fixed or capital assets that are not required to be applied to prepay the Revolver Loans pursuant to this Agreement; (iv) expenditures that are accounted for as capital expenditures by the Borrowers or any Restricted Subsidiaries and that are actually paid for, or reimbursed to the Borrower or any Restricted Subsidiary in cash or Cash Equivalents, by a Person other than the Borrowers or any Restricted Subsidiary and for which neither the Borrowers nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation in respect of such expenditures to such Person or any other Person; (v) expenditures to the extent constituting any portion of a Permitted Acquisition (or a Permitted Investment) and expenditures made in connection with the Specified Transactions; (vi) the purchase price of equipment purchased during such period to the extent the consideration thereof consists of any combination of (A) used or surplus equipment traded in at the time of such purchase and (B) the proceeds of a concurrent sale of used or surplus equipment; (vi) any capitalized interest expense reflected as additions to property, plant or equipment in the consolidated statement of cash flows of the Borrowers and their Restricted Subsidiaries; (vii) expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Borrowers or a Restricted Subsidiary during the same Fiscal Year in which such expenditures were made pursuant to a Sale and Leaseback Transaction to the extent of the cash proceeds received by the Borrowers or such Restricted Subsidiary pursuant to such Sale and Leaseback Transaction or (viii) expenditures financed with the proceeds of an issuance of Equity Interests of Holdings or a Parent Entity thereof, or a capital contribution to the Borrowers.
Capital Impairment: as defined in Section 13.9.2(a).
Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
Capital Lease Obligation: referring to the portion of the obligations under a Capital Lease that is required to be capitalized in accordance with GAAP.
Capitalized Software Expenditures: for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such Person and such Subsidiaries.

Cash Collateral: cash and any interest or other income earned thereon, or deposit account balances, and any other credit support satisfactory to the applicable Issuing Bank, that are delivered to the Agent to Cash Collateralize any Obligation.
Cash Collateral Account: a demand deposit, money market or other account established by the Agent at such financial institution as the Agent may select in its discretion, which account shall be subject to the Agent’s Liens for the benefit of Secured Parties.
Cash Collateralize: the pledge and deposit with or the delivery of Cash Collateral to the Agent, as security for the payment of any obligation, in an amount equal to 102.5% of such outstanding Obligations. “Cash Collateralization” has a correlative meaning.
Cash Equivalents:

(1)	Dollars or Canadian Dollars;
(2)	(a) Euro, or any national currency of any Participating Member State; or
(b)	in the case of the U.S. Borrowers, the Canadian Borrower, the German

Borrowers or any Restricted Subsidiary, such local currencies held by them from time to time in the Ordinary Course of Business;
(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government, the German government or the Canadian government or the government of any province of Canada or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the Dollar Equivalent as of the date of determination) in the case of non-U.S. banks;
(5) repurchase obligations for underlying securities of the types described in clauses
(3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;
(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P, in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized rating agency) or the equivalent thereof from DBRS in each case maturing within 24 months after the date of creation thereof;
(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;
(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States, Germany, any province of Canada or, in each case, any political

-12subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s, S&P or DBRS with maturities 24 months or less from the date of acquisition;

(10) Debt or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s or the equivalent thereof from DBRS with maturities 24 months or less from the date of acquisition; and
(11) Investments in money market funds rated AAA-(or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s or the equivalent thereof from DBRS.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within 10 Business Days following the receipt of such amounts; provided further that for purposes of clause (p) of the definition of “Permitted Asset Disposition” only, Designated Non-Cash Consideration shall be deemed cash.
Cash Management Services: any services provided from time to time by any Lender or any of its Affiliates to any Borrower or any Subsidiary in connection with operating, collections, payroll, trust, or other depository or disbursement accounts or similar cash management arrangements, including automated clearinghouse, e-Payables, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.
Cash Pooling Arrangement: a deposit account arrangement among Bank of America, N.A., the German Borrowers and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts (each located outside of the United States, Canada and any states, provinces and territories thereof) with Bank of America, N.A., by the German Borrowers and such Foreign Subsidiaries for cash management purposes.
CCMP: CCMP Capital Advisors, LLC.
CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42
U.S.C. ཧ 9601 et seq., as amended).
Change in Law: the occurrence, after the date hereof, of (a) the adoption or taking effect of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority; or (c) the making or issuance of any request, binding guideline or directive by any Governmental Authority; provided that with respect to any increased costs that are instituted under Section 3.6, such increased costs shall only be instituted to the extent the Applicable Lender is requiring reimbursement therefor from similarly situated borrowers under comparable credit facilities. For purposes of this definition and Section 3.6, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines and directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities or agencies, in each case pursuant to Basel III (it being understood that requests for payments on account of increased costs resulting from market disruption shall be limited to circumstances generally affecting the banking market and when the Required Lenders have made requests therefor), shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted or issued.

Change of Control: (a) prior to a Qualified IPO, the Permitted Investors shall fail to own or control, directly or indirectly, through beneficial ownership or contract rights, more than 50% of the Total Voting Power of Holdings; (b) upon or after the consummation of a Qualified IPO, a Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of Holdings or any of its subsidiaries (or any direct or indirect Parent Entity thereof), and any Person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, other than the Permitted Investors, shall become the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of Equity Interests representing more than the greater of (x) 35% of the then-outstanding Total Voting Power of Holdings and (y) the percentage of the then-outstanding Total Voting Power of Holdings owned, directly or indirectly, “beneficially” by the Permitted Investors (it being understood that a “Change of Control” shall not be deemed to have occurred with respect to clauses (a) and (b) above if the Permitted Investors have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors or similar governing body of Holdings); or (c) Holdings shall fail to maintain direct beneficial ownership of 100% of the outstanding Equity Interests in the Lead Borrower.
Charge: any charge, fee, expense, cost, accrual or reserve of any kind.
Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interests, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations, resignation or replacement of the Agent or replacement of any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Obligor or other Person, in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, or the use thereof or transactions relating thereto, (b) any action taken or omitted to be taken by an Indemnitee in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Obligor to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.
Closing Date: April 30, 2012.
Code: the Internal Revenue Code of 1986, as amended.
Collateral: all the assets and properties of whatever kind and nature subject or purported to be subject to the Liens created by the

Security Documents. For the avoidance of doubt, (i) in the case of each of the German Borrowers, Collateral shall be limited to Accounts and Inventory and the proceeds thereof owned by each such German Borrower and (ii) Collateral shall exclude all assets and properties of whatever kind and nature of the European Guarantors.
Commitment Adjustment Date: as defined in Section 2.1.11(a).
Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which the Borrowers terminate the Revolver Commitments pursuant to Section 2.1.5; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 10.2.
Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

Consolidated Depreciation and Amortization Expense: with respect to any Person, for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
Consolidated Interest Expense and Charges: with respect to any Person for any period, the sum, without duplication, of (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Debt at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of obligations under Hedging Agreements or other derivative instruments pursuant to GAAP), (d) the interest component of Capital Lease Obligations, and (e) net payments, if any, pursuant to obligations under interest rate Hedging Agreements with respect to Debt, and excluding (v) accretion or accrual of discounted liabilities not constituting Debt, (w) any expense resulting from the discounting of Debt in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, and (y) any expensing of bridge, commitment and other financing fees); plus consolidated capitalized interest of such Person and its Restricted Subsidiary for such period (whether paid or accrued); less interest income of such Person and its Restricted Subsidiaries for such period; plus (2) all cash dividends or other distributions paid to any Person other than such Person or any such Subsidiary (excluding items eliminated in consolidation) on any series of any Disqualified Equity Interest, refunding capital stock or any preferred stock of the Lead Borrower or a Restricted Subsidiary during such period; provided that for purposes of this definition, interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Lead Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.
Consolidated Net Income: with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the 2012 Transactions, the Specified Transactions or the Transactions) shall be excluded,
(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,
(3) any after-tax effect of income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned, transferred, closed or discontinued operations shall be excluded,
(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments, other than in the Ordinary Course of Business, as determined in good faith by the Lead Borrower, shall be excluded,
(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Lead Borrower shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is the Lead Borrower or a Restricted Subsidiary in respect of such period,
(6) effects of adjustments (including the effects of such adjustments pushed down to the Lead Borrower and its Restricted Subsidiaries) in such Person’s consolidated financial statements pursuant to GAAP (including in the property, equipment, leases, inventory, software, goodwill and other intangible assets, in-process research and development, deferred revenue, deferred trade incentives and other lease-related items, advanced billings and debt line items (including deferred costs and deferred rent related thereto)) resulting from the application of purchase or recapitalization accounting or, if applicable, acquisition method accounting in relation to the 2012 Transactions, the Specified Transactions, the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(7) any after-tax effect of income or loss from the early extinguishment of Debt or obligations under Hedging Agreements or other derivative instruments shall be excluded,
(8) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,
(9) any non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and any income or loss attributable to deferred compensation plans or trusts, including but not limited to charges and expenses arising under FASB ASC 718 and cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Lead Borrower or any of its direct or indirect parent companies in connection with the 2012 Transactions, the Specified Transactions or the Transactions shall be excluded,
(10) any fees and expenses (including any adjustment of estimated payouts on earn-outs) incurred during such period, or any amortization thereof for such period, in connection with the 2012 Transactions, the Specified Transactions or the Transactions and any acquisition, Investment, Asset Disposition, issuance or repayment of Debt, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Third Restatement Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,
(11) (a) accruals and reserves that are established or adjusted (i) within twelve months after the Closing Date that are so required to be established as a result of the 2012 Transactions or in accordance with GAAP, (ii) within twelve months after the Restatement Date that are so required to be established as a result of the transactions set forth in clause (i) of the definition of “Specified Transactions” or in accordance with GAAP, (iii) within twelve months after March 31, 2014 that are so required to be established as a result of the transactions set forth in clause (ii) of the definition of “Specified Transactions” or in accordance with GAAP, or (iv) within twelve months after the Second Restatement Date that are so required to be established as a result of the transactions set forth in clause (iii) of the definition of “Specified Transactions” or in accordance with GAAP, or (iv) within twelve months after the Third Restatement Date that are so required to be established as a result of the Transactions or in accordance with GAAP, or (b) changes as a result of adoption or modification of accounting policies, shall be excluded,
(12) to the extent covered by insurance and actually reimbursed, or, so long as the Lead Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses or losses with respect to liability or casualty events or business interruption shall be excluded,
(13) any gain or loss resulting in such period from obligations under Hedging Agreements and the application of FASB ASC 815 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations shall be excluded, and
(14) any gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Debt (including any net loss or gain resulting from obligations under Hedging Agreements for currency exchange risk) shall be excluded.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing and without duplication with any of clauses (1) through (14) above, Consolidated Net Income shall include the amount of proceeds actually received from business interruption insurance and reimbursements actually received of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Agreement.
Consolidated Total Debt: at any date (without duplication) all Capital Lease Obligations, Purchase Money Debt, Debt for borrowed money and letters of credit (but only to the extent drawn and not reimbursed for more than five (5) Business Days), in each case, determined for the Lead Borrower and its Restricted Subsidiaries in accordance with GAAP.
Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) to assure or hold harmless the holder of any primary obligation against loss in respect thereof. The amount of any Contingent Obligation (other than clause (iv)) shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto as determined by the guaranteeing Person in good faith. The amount of any Contingent Obligation under clause (iv) above shall be deemed to be equal to the lesser of the aggregate unpaid amount of such obligation and the fair market value (determined in good faith by such Person) of the property.
Contract Period: the term of any B/A Equivalent Loan which shall be of one, two, three or six months, as selected by the Canadian Borrower in accordance with Section 4.1.1(F), (i) initially, commencing on the date of such B/A Equivalent Loan and (ii) thereafter, commencing on the day on which the immediately preceding Contract Period expires; provided, that (a) if a Contract Period would otherwise expire on a day that is not a Business Day, such Contract Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Contract Period shall expire on the immediately preceding Business

Day; (b) any Contract Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Contract Period) shall, subject to clause (c) of this definition, end on the last Business Day of a calendar month; and (c) no Contract Period with respect to any portion of the Canadian Revolver Loans shall extend beyond the Revolver Termination Date.

Control: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have correlative meanings.
Copyright Security Agreements: the U.S. Copyright Security Agreements and the Canadian Copyright Security Agreements.
Credit Judgment: the Agent’s commercially reasonable credit judgment exercised in good faith in accordance with customary business practices for comparable asset-based lending transactions, as to any factor that the Agent reasonably determines: (a) could reasonably be expected to materially adversely affect the value of Eligible Inventory, Eligible Accounts, Eligible German Inventory or Eligible German Accounts, as the case may be, the enforceability or priority of the Agent’s Liens thereon, or the amount that the Agent and the Lenders would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in liquidation of such Eligible Inventory, Eligible Accounts, Eligible German Inventory or Eligible German Accounts, as the case may be,; or (b) is evidence that any collateral report or financial information delivered to the Agent by any Borrower is incomplete, inaccurate or misleading in any material respect.
Cure Action: as defined in Section 9.3.2.
Currency Due: as defined in Section 14.2(b).
Current Asset Collateral: “Revolving Priority Collateral” as defined in the Intercreditor Agreement.
DBRS: DBRS Limited or DBRS, Inc. or any successor thereof.
Debt: as applied to any Person, without duplication, (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person; (d) all obligations of such Person incurred or assumed as the deferred purchase price of property or services (but excluding (i) trade accounts payable and accrued obligations incurred in the Ordinary Course of Business and (ii) any deferred compensation arrangements entered into in the Ordinary Course of Business and any earn-out obligation until such obligation appears in the liabilities section of the balance sheet of such Person) to the extent the same would be required to be shown as a long-term liability on a balance sheet prepared in accordance with GAAP; (e) all Debt (excluding prepaid interest thereon) of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, but the amount of such Debt shall be deemed to be equal to the lesser of (i)

the aggregate unpaid amount of such Debt and (ii) the fair market value (as determined by such Person in good faith) of the encumbered property; (f) all Purchase Money Debt and Capital Leases Obligations; (g) net obligations of such Person in respect of Hedging Agreements to the extent required to be reflected on a balance sheet of such Person; (h) all Attributable Debt of such Person; (i) all obligations of such Person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions created for the account of such Person; (j) obligations in respect of Disqualified Equity Interests; and (k) all Contingent Obligations of such Person in respect of Debt of the kinds referred to in clauses (a) through (j) above. The Debt of any Person shall include the Debt of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Debt expressly provide that such Person is not liable therefor. Notwithstanding the foregoing, Debt of the Borrowers and their Restricted Subsidiaries shall exclude (i) liabilities under vendor agreements to the extent such liabilities may be satisfied through non-cash means such as purchase volume earnings credits, (ii) reserves for deferred taxes and (iii) for all purposes under this Agreement other than for purposes of Section 9.2.1, intercompany Debt among the Borrowers and their Restricted Subsidiaries.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.
Default Rate: (i) with respect to any overdue principal and interest, the applicable interest rate plus 2.00% per annum, and (ii) with respect to overdue fees, (A) if such fees are payable by the U.S. Borrowers in Dollars, the interest rate applicable to U.S. Base Rate Loans, plus 2.00% per annum, (B) if such fees are payable by the Canadian Borrower in Dollars, the interest rate applicable to Canadian Base Rate Loans, plus 2.00% per annum,(C) if such fees are payable by the Canadian Borrower in Canadian Dollars, the interest rate applicable to Canadian Prime Loans, plus 2.00% per annum, in each case, payable on demand, (D) if such fees are payable by a German Borrower, the interest rate applicable to German Base Rate Loans, plus 2.00% per annum, in each case, payable on demand.
Defaulting Lender: any Lender that (a) has failed to perform any funding obligations (including its obligation to fund any portion of participations in Letters of Credit) hereunder, and such failure is not cured within two Business Days of the date of the funding obligation; (b) has notified the Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or generally under other agreements to which it commits to extend credit or has made a public statement to that effect;
(c) has failed, within three Business Days following written request by the Agent or the Lead Borrower, to confirm in a manner reasonably satisfactory to the Agent and the Lead Borrower that such Lender will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt by the Agent of such confirmation); or (d) has, or has a direct or indirect parent company that has~~,~~ (i) become the subject of an Insolvency Proceeding or taken any action in furtherance thereof, including, in the case of any Lender, the Federal Deposit Insurance Corporation or any other state, provincial, federal or foreign regulatory authority acting in such or a similar capacity or (ii) become the subject of a Bail-In Action; provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of any equity interest in such Lender or parent company so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of the courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
Deposit Account Control Agreements: the Deposit Account control agreements to be executed by each institution maintaining a Deposit Account (other than an Excluded Deposit Account) for a

Borrower or a Guarantor, in favor of the Agent, for the benefit of Secured Parties, as security for the Secured Obligations pursuant to the terms and conditions of this Agreement.
Designated Non-Cash Consideration: the fair market value of non-cash consideration received by a Borrower or a Restricted Subsidiary, up to a maximum of the greater of (i) $50,000,000 and (ii) 3.0% of Total Assets at any time outstanding; in connection with an Asset Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Lead Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration, up to a maximum of the greater of $50,000,000 and 3.0% of Total Assets at any time outstanding.
Designated Competitor Affiliate: as defined in Section 14.1.1(g).
Designated Refinancing Debt: as defined in Section 2.1.8(a).
Designated Refinancing Debt Reserve: the aggregate principal amount of all outstanding obligations with respect to Designated Refinancing Debt, unless the availability of borrowings under such Designated Refinancing Debt is subject to the applicable Borrowing Base on identical terms to those set forth herein, or unless such Designated Refinancing Debt is not secured by the Current Asset Collateral that is included in the applicable Borrowing Base on a pari passu basis with the Secured Obligations.
Designated Refinancing Facility: as defined in Section 2.1.8(a).
Disinterested Director: with respect to any Person and transaction, a member of the board of managers (or equivalent governing body) of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.
Disposed EBITDA: with respect to any Sold Entity or Business or for any period, the amount for such period of EBITDA of such Sold Entity or Business (determined using the definition of EBITDA as if references to a “Person” and its Restricted Subsidiaries therein were references to such Sold Entity or Business and its Subsidiaries) or such all as determined on a consolidated basis for such Sold Entity or Business.
Disqualified Equity Interest: any Equity Interest that, by its terms (or by the terms of any other Equity Interest into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale) in whole or in part, in each case prior to the date 91 days after the

Commitment Termination Date; provided that if such Equity Interests are issued pursuant to an equity or incentive compensation or benefit plan or arrangement of Holdings, the Borrowers or any of their Subsidiaries, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by Holdings, the Borrowers or any of their Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
Disqualified Institution: (i) any Person set forth on the list provided by the Lead Borrower to the Agent prior to the date hereof, which list shall be provided upon request to any Lender in order to assist in compliance with Sections 12.2 and 12.3 hereof; and (ii) any Person that is a competitor or an Affiliate of a competitor of the Borrowers and is identified by the Lead Borrower from time to time in writing to the Agent (in which case, the Agent shall make such supplemented list available to the Lenders); provided that any supplements to such list made after the date hereof shall not retroactively disqualify a Disqualified Institution that was not a Disqualified Institution as of the date of such supplement.

Disregarded Domestic Person: any direct or indirect U.S. Subsidiary of the Lead Borrower, substantially all of whose assets consist of Equity Interests in one or more direct or indirect Foreign Subsidiaries.
Documentation Agent: as defined in the preamble.
Dollar Equivalent: on any date, with respect to any amount denominated in Dollars, such amount in Dollars, and with respect to any stated amount in a currency other than Dollars, the equivalent amount thereof in Dollars (a) with respect to conversions of amounts set forth in any Obligor’s books and records, as set forth therein; provided that such amounts are calculated in accordance with GAAP, and
(b) otherwise as determined by the Agent ~~(which determination shall be conclusive and binding absent manifest error) using any method of determination it reasonably deems appropriate~~or the applicable Issuing Bank, as the case may be, at such time on the basis of the Spot Rate for the purchase of Dollars with such currency.
Dollars: lawful money of the United States.
Dominion Accounts: special concentration accounts established by the U.S. Borrowers at Bank of America, the Canadian Obligors at Bank of America (Canada), the German Borrowers at Bank of America, N.A. (acting through its London Branch) or, in either case, at another bank reasonably acceptable to the Agent, over which the Agent has exclusive control for withdrawal purposes pursuant to the terms and provisions of this Agreement and the other Loan Documents.
EBITDA: with respect to any Person for any period, the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period:
(1) increased (without duplication) by:
(a) provision for taxes, including, without limitation, foreign, federal, state, local, franchise, excise and similar taxes, foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations, and including pursuant to any Tax sharing arrangements) of such Person and such Subsidiaries paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus
(b) Consolidated Interest Expense and Charges of such Person and such Subsidiaries for such period (including (x) net losses on obligations under Hedging Agreements or other derivative instruments entered into for the purpose of hedging interest rate risk, (y) fees payable in respect of letters of credit and (z) costs of surety bonds in connection with financing activities, in each case, to the extent included in Consolidated Interest Expense and Charges), together with items excluded from the definition of

“Consolidated Interest Expense and Charges” pursuant to clauses (1) of the definition thereof”, and, in each such case, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus
(c) Consolidated Depreciation and Amortization Expense of such Person and such Subsidiaries for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus
(d) any expenses or charges (other than depreciation or amortization expense) related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence or repayment of Debt permitted to be incurred by this Agreement (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Term Loan Debt, the Existing Secured Notes Debt or the Senior Notes Debt, this Agreement or any Refinancing Debt and (ii) any such fees, costs (including call premiums), commissions, expenses and other charges related to any amendment or other modification of the Term Loan Debt, the Existing Secured Notes Debt, the Senior Notes Debt, this Agreement, the Second Amended Credit Agreement, the Existing Term Loan Agreement or any other Refinancing Debt, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
(e) the amount of any non-cash restructuring charge, accrual or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any non-cash restructuring costs incurred in connection with acquisitions after the Third Restatement Date and non-cash costs related to the closure and/or consolidation of facilities (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(f) the amount of any cash restructuring charge, accrual or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any cash restructuring costs incurred in connection with acquisitions after the Third Restatement Date, cash costs related to the implementation of cost savings initiatives and operating expense reductions, closure and/or consolidation of facilities and plants, opening and pre-opening expenses, business optimization and other integration and transition Charges (including inventory optimization programs, software development costs, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, expansion and relocation expenses, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs) and severance and relocation, signing, retention and executive recruiting costs; plus
(g) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
(h) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus
(i) the amount of any management, monitoring, consulting, transaction and advisory fees and related expenses paid in such period under the Management Agreement to the extent otherwise permitted hereunder; plus
(j) any costs or expense deducted (and not added back) in computing Consolidated Net Income by such Person or any such Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Lead Borrower or net cash proceeds of an issuance of Equity Interest of the Lead Borrower (other than Disqualified Equity Interests); plus

-22(k) Public Company Costs; and

(2) decreased by (without duplication) (a) non-cash gains increasing Consolidated Net Income of such Person and such Subsidiaries for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and (b) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-wholly-owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income and has not been received in cash by the Lead Borrower or its Restricted Subsidiaries.
For purposes of computing EBITDA for any fiscal period during which a Permitted Acquisition is consummated, there shall be included in EBITDA (without duplication) as if such Permitted Acquisition had been consummated as of the first day of such period, the Acquired EBITDA of any Person or any division, product line and/or business operated by any Person, in each case, acquired by any Borrower or any Subsidiary of any Borrower during such period to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person or any division, product line and/or business acquired and not subsequently disposed of, an “Acquired Entity or Business”), based on the Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) determined on a Pro Forma Basis.
For purposes of computing EBITDA for any fiscal period during which a Permitted Asset Disposition of a Subsidiary, division, product line and/or business is consummated, there shall be excluded from EBITDA (without duplication) as if such Permitted Asset Disposition had been consummated as of the first day of such period, the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by any Borrower or any Restricted Subsidiary during such period (each such Person, division, product line and/or business so sold or disposed of, a “Sold Entity or Business”) based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition) determined on a Pro Forma Basis.
EEA Financial Institution: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary

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of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority: any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Eligible Accounts: those Accounts created by a U.S. Borrower or a Canadian Obligor in the Ordinary Course of Business, that arise out of such U.S. Borrower’s or Canadian Obligor’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Agent in the Agent’s Credit Judgment to address the results of any audit performed by the Agent from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash. Eligible Accounts shall not include the following:
(a) Accounts (i) that are more than 60 days past due and (ii) if no due date is specified, that the Account Debtor has failed to pay within 90 days of original invoice date,
(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause
(a) above,
(c) Accounts with respect to which the Account Debtor is an Affiliate of a U.S. Borrower or Canadian Obligor, or an employee or agent of a U.S. Borrower or Canadian Obligor,
(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e) Accounts that are not payable in Dollars or Canadian Dollars,
(f) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States, any state thereof, Canada or any province or territory thereof, or (iii) is the government of any country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance, and issuer or domestic confirming bank) which letter of credit is assigned to the Agent for benefit of the Secured Parties (with such assignment acknowledged by the issuing or domestic confirming bank) or, if requested by the Agent, that has been delivered to the Agent and is directly drawable by the Agent, or (y) the Account is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to the Agent,
(g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of
Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of the Agent, with the Assignment of Claims Act, 31 USC § 3727), (ii) any state of the United States or, (iii) Canada, any province or territory of Canada or any department, agency, or instrumentality thereof (exclusive, however, of Accounts with respect to which the applicable Obligor has complied, to the reasonable satisfaction the Agent, with Part VII of the Financial Administration Act (Canada) or other Applicable Law and also excluding Accounts, the perfection on which may be effected by registration under the PPSA),
(h) Accounts with respect to which the Account Debtor is a creditor of a Borrower or any Guarantor, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff or dispute,
(i) Accounts with respect to which an Account Debtor whose total obligations owing to the U.S. Borrowers or the Canadian Obligors, as applicable, exceeded 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent’s Credit Judgment if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit but shall not be excluded in an amount in excess of the foregoing percentage,
(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower or any Guarantor has received notice of an imminent Insolvency Proceeding,
(k) Accounts, the collection of which the Agent, in its Credit Judgment, believes to be doubtful by reason of the Account Debtor’s financial condition,
(l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien; provided that, in the case of Accounts of the Canadian Obligors, this clause (l) shall not exclude from Eligible Accounts those Accounts subject to unregistered Liens created by operation of law that accrue amounts not yet due and payable, provided that such Liens are Permitted Liens,
(m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Country,
(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable U.S. Borrower or Canadian Obligor of the subject contract for goods or services,
(p) Accounts acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Accounts, in each case, reasonably satisfactory to the Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition), or

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(q) Accounts with dated terms of more than 180 days from the invoice date.
Eligible Assignee: a Person that is not a Disqualified Institution and that is reasonably acceptable to the Agent, each Swingline Lender and each Issuing Bank (such approval by all such parties not to be unreasonably withheld or delayed) and is (a) a commercial bank organized under the laws of the United States, or any state thereof (and if to be a Lender to the Canadian Borrower, a Canadian Qualified Lender), and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States or Canada, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, or (d) any pre-existing Lender; provided that, (i) in the case of each of clauses (a), (b) and (c), so long as such Person is reasonably acceptable to and approved by the Lead Borrower (such approval by the Lead Borrower not to be unreasonably withheld or delayed); provided further that (x) the consent of the Lead Borrower shall not be required and (y) no Person need be a Canadian Qualified Lender to be a Lender to the Canadian Borrower during the continuation of an Event of Default pursuant to Section 10.1(a) or 10.1(h) (with respect to the Lead Borrower, the Canadian Obligors and the German Borrowers only)) and
(ii) in no event shall a Disqualified Institution constitute an Eligible Assignee.
Eligible German Accounts: those Accounts created by a German Borrower in the Ordinary Course of Business, that arise out of such German Borrower’s sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible German Accounts made in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Agent in the Agent’s Credit Judgment to address the results of any audit performed by the Agent from time to time after the Closing Date. In determining the amount to be included, Eligible German Accounts shall be calculated net of customer deposits and unapplied cash. Eligible German Accounts shall not include the following:
(a) Accounts (i) that are more than 60 days past due and (ii) if no due date is specified, that the Account Debtor has failed to pay within 90 days of original invoice date,

(b) Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause
(a) above,
(c) Accounts with respect to which the Account Debtor is an Affiliate of a German Borrower, or an employee or agent of a German Borrower, or any Affiliate of a German Borrower,
(d) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional,
(e) Accounts that are not payable in Dollars, Pounds Sterling or Euros,
(f) Accounts with respect to which the Account Debtor (other than those related to the United States which are governed by clause (g) below) either (i) does not maintain its chief executive office in the United States, Canada or any country which was a Participating Member State of the European Union prior to May 1, 2004, or (ii) is not organized under the laws of United States, Canada or any country which was a Participating Member State of the European Union prior to May 1, 2004, or (iii) is the government of Canada or any country which was a Participating Member State of the European Union prior to May 1, 2004, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (x) the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Agent (as to form, substance, and issuer or domestic confirming bank) which letter of credit is assigned to the Agent for the benefit of the Secured Parties (with such assignment acknowledged by the issuing or domestic confirming bank) or, if requested by the Agent, that has been delivered to the Agent and is directly drawable by the Agent, or (y) the Account is covered by credit insurance in form, substance and amount, and by an insurer, reasonably satisfactory to the Agent,
(g) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of the Agent, with the Assignment of Claims Act, 31 USC § 3727), (ii) any state of the United States,
(h) Accounts with respect to which the Account Debtor is a creditor of a Borrower or any Guarantor, has or has asserted a right of setoff, or has disputed its obligation to pay all or any portion of the Account, to the extent of such claim, right of setoff or dispute,
(i) Accounts with respect to which an Account Debtor whose total obligations owing to the German Borrowers exceeded 10% (such percentage, as applied to a particular Account Debtor, being subject to reduction by the Agent’s Credit Judgment if the creditworthiness of such

Account Debtor deteriorates) of all Eligible German Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that, in each case, the amount of Eligible German Accounts that are excluded because they exceed the foregoing percentage shall be determined by the Agent based on all of the otherwise Eligible German Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit but shall not be excluded in an amount in excess of the foregoing percentage,
(j) Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower or any Guarantor has received notice of an imminent Insolvency Proceeding,
(k) Accounts, the collection of which the Agent, in its Credit Judgment, believes to be doubtful by reason of the Account Debtor’s financial condition,
(l) Accounts that are not subject to a valid and perfected first priority Agent’s Lien; provided that, in the case of Accounts of the German Obligors, this clause (l) shall not exclude from Eligible German Accounts those Accounts subject to unregistered Liens created by operation of law that accrue amounts not yet due and payable, provided that such Liens are Permitted Liens,
(m) Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,
(n) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Country,
(o) Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable German Borrower of the subject contract for goods or services,
(p) Accounts acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Accounts, in each case, reasonably satisfactory to the Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition), or
(q) Accounts with dated terms of more than 180 days from the invoice date (other than Accounts less than 60 days past due of up to an aggregate amount of €1,500,000 at any time).

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Eligible German Inventory: Inventory of any German Borrower consisting of finished goods held for sale in the Ordinary Course of Business or raw materials, that complies with each of the representations and warranties respecting Eligible German Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Agent in the Agent’s Credit Judgment to address the results of any audit or appraisal performed by the Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market value on a basis consistent with Obligors’ historical accounting practices. An item of Inventory shall not be included in Eligible German Inventory if:
(a) any German Borrower does not have good, valid, and marketable title thereto,
(b) any German Borrower does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a German Borrower),
(c) it is not located at a location in Germany,
(d) it is in-transit to or from a location of any German Borrower (other than in-transit from one location of any German Borrower to another location of any German Borrower),
(e) it is located on real property leased by any German Borrower, as applicable, or in a contract warehouse, in each case, unless (i) (A) it is subject to a Lien Waiver executed by the lessor or warehouseman, as the case may be, or (B) a Rent and Charges Reserve has been established and (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

(f)	it is the subject of a bill of lading or other document of title,
(g)	it is not subject to a valid and perfected first priority Agent’s Lien;
(h)	it consists of goods returned or rejected by any German Borrower’s customers other than the goods that are undamaged or resalable in the Ordinary Course of Business,
(i) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process (other than Eligible Machinery-in-Process Inventory, which shall be deemed
-28Eligible German Inventory), or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in any German Borrower’s business, bill and hold goods, defective goods, “seconds” or Inventory acquired on consignment, or

(j) it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to the Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).
Eligible Inventory: Inventory of a U.S. Borrower or any Canadian Obligor, as applicable, consisting of finished goods held for sale in the Ordinary Course of Business or raw materials, that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of one or more of the excluding criteria set forth below; provided, however, that such criteria may be revised from time to time by the Agent in the Agent’s Credit Judgment to address the results of any audit or appraisal performed by the Agent from time to time after the Closing Date. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market value on a basis consistent with Obligors’ historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:
(a) a U.S. Borrower or any Canadian Obligor, as applicable, does not have good, valid, and marketable title thereto,
(b) a U.S. Borrower or any Canadian Obligor, as applicable, does not have actual and exclusive possession thereof (either directly or through a bailee or agent of a U.S. Borrower or Canadian Obligor, as applicable),
(c) it is not located at a location in the United States or Canada,
(d) it is in-transit to or from a location of a U.S. Borrower or any Canadian Obligor, as applicable (other than in-transit from one location of a U.S. Borrower or any Canadian Obligor to another location of a U.S. Borrower or any Canadian Obligor, as applicable),
(e) it is located on real property leased by a U.S. Borrower or any Canadian Obligor, as applicable, or in a contract warehouse, in each case, unless (i) (A) it is subject to a Lien Waiver executed by the lessor or warehouseman, as the case may be, or (B) a Rent and Charges Reserve has been established and (ii) it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,
(f) it is the subject of a bill of lading or other document of title,
(g) it is not subject to a valid and perfected first priority Agent’s Lien; provided that in the case of Inventory of the Canadian Obligors, this clause (g) shall not exclude from Eligible Inventory that Inventory subject to unregistered Liens created by operation of law that secure amounts not yet due and payable, provided such Liens are Permitted Liens,
(h) it consists of goods returned or rejected by a U.S. Borrower’s or any Canadian Obligor’s, as applicable, customers other than the goods that are undamaged or resalable in the Ordinary Course of Business,

(i) it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process (other than Eligible Machinery-in-Process Inventory, which shall be deemed Eligible Inventory), or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in the U.S. Borrowers’ or any Canadian Obligor’s, as applicable, business, bill and hold goods, defective goods, “seconds” or Inventory acquired on consignment, or
(j) it was acquired in connection with a Permitted Acquisition, until the completion of an appraisal and field examination of such Inventory, in each case, reasonably satisfactory to the Agent (which appraisal and field examination may be conducted prior to the closing of such Permitted Acquisition).

Eligible Machinery-in-Process Inventory: Inventory that would qualify as Eligible Inventory or Eligible German Inventory, as applicable, but for the fact that it consists of machines that are work-in-process, which when completed, shall be finished goods held for sale in the Ordinary Course of Business; provided that such machines must (i) be subject to a confirmed written purchase order and (ii) have an expected ship date to a customer of not more than 60 days.
EMU: the economic and monetary union as contemplated in the Treaty on European Union.
EMU Legislation: the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
Enforcement Action: any action to enforce any Obligations or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, exercise of setoff or recoupment, exercise of any right to vote or act in an Obligor’s Insolvency Proceeding, or otherwise), in each case solely to the extent permitted by the Loan Documents.
Engagement Letter: the engagement letter, dated as of May 1, 2015, by and among the Lead Borrower and the Third Amendment & Restatement Lead Arranger.
Environment: ambient air, indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, or as such term is otherwise defined in any Environmental Law.
Environmental Claim: any claim, written notice, demand, order, action, suit or proceeding alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to health and safety (as it relates to exposure to Hazardous Materials) or the Environment.
Environmental Law: any and all present and future applicable treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other binding requirements, in each case having the force and effect of law, and the common law, relating to protection of public health as it relates to exposure to Hazardous Materials, the Release or threatened Release of Hazardous Material, the protection of the Environment, natural resources or natural resource damages, or occupational safety or health (as it relates to exposure to Hazardous Materials), and any and all applicable Environmental Permits.

Environmental Lien: any Lien in favor of any Governmental Authority pursuant to any Environmental Law.
Environmental Permit: any permit, license, approval, registration, notification, exemption, consent or other authorization required under Environmental Law.
Equity Interest: (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interest (whether general or limited), (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, and (e) all warrants, options or other rights to acquire any of the items in clauses (a) through (d), but, in the case of clauses (a) through (e), excluding any debt security that is convertible into, or exchange for, the items in clauses (a) through (d).
ERISA: the Employee Retirement Income Security Act of 1974.
ERISA Affiliate: any Person (including any trade or business, whether or not incorporated) under common control with an Obligor within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Obligor or ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Obligor or ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent or in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) any Obligor or ERISA Affiliate fails to meet any funding obligations with respect to any Pension Plan or Multiemployer Plan, or requests a minimum funding waiver; (f) receipt of notice from the PBGC relating to the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (g) the imposition of any liability under Title IV of ERISA with respect to any Pension Plan or Multiemployer Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Obligor or ERISA Affiliate in connection with the termination of a Pension Plan.

EU Bail-In Legislation Schedule: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
European Guarantors: collectively, the Initial European Guarantors and the Post-Amendment Effective Date European Guarantors.
Euros and €: the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
Event of Default: as defined in Section 10.1.
Exchange Act: the Securities Exchange Act of 1934, as amended.

Exchange Rate: on any day with respect to any currency other than Dollars, the exchange rate reported by Bloomberg (or other commercially available source designated by the Agent) as of the end of the preceding business day in the financial market for such currency.
Excluded Deposit Account: a Deposit Account (i) which is used for the sole purpose of making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) which is used for the sole purpose of paying taxes, including sales taxes, (iii) which is used for the sole purpose of holding the proceeds of Term Priority Collateral pending reinvestment by the Borrowers or application against the Term Loan Debt, (iv) which is used exclusively as an escrow account or as a fiduciary or trust account or (v) which, individually or in the aggregate, has an average daily balance for any fiscal month of less than $5,000,000.
Excluded Hedging Obligation: with respect to any Obligor, any obligation under any Hedging Agreement if, and to the extent that, all or a portion of the guarantee of such Obligor of, or the grant by such Obligor of a security interest to secure, such obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Obligor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Obligor or the grant of such security interest becomes effective with respect to such related obligation. If an obligation under any Hedging Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
Excluded Subsidiary: (a) each Foreign Subsidiary, (b) any Subsidiaries that are not-for-profit entities or captive insurance Subsidiaries, and any Immaterial Subsidiary, (c) any other Subsidiary of the Borrowers whose guarantee of the Secured Obligations would result in an adverse tax consequence to Holdings or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Lead Borrower, (d) any other Subsidiary that is a direct or indirect Subsidiary of a Foreign Subsidiary, (e) any Subsidiary that is prohibited by Applicable Law or by any contractual obligation existing on the Restatement Date or existing at the time of acquisition thereof after the Restatement Date, in each case, from becoming a Guarantor or which would require governmental (including regulatory) or contractual party consent, approval, license or authorization to provide a guarantee hereunder unless such consent, approval, license or authorization has been received (but without an obligation by any Subsidiary or Borrower to seek the same), (f) an Unrestricted Subsidiary, (g) any other Subsidiary to the extent that the cost or burden of making it a Guarantor hereunder is excessive in relation to the value afforded thereby (as reasonably determined by the Agent and the Lead Borrower), and (h) any Disregarded Domestic Person.
Excluded Tax: with respect to the Agent, any Lender, the Issuing Bank or any other recipient of a payment to be made by or on account of any Obligation of any Obligor hereunder or under any other Loan Document, (a) Taxes imposed on or measured by its overall net or gross income (however denominated), capital Taxes and franchise Taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or has a permanent establishment or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or as a result of any other present or former connection between the jurisdiction imposing such Tax and such recipient (other than a connection arising solely as a result of having executed, delivered, been a party to, performed its obligations or received a payment under, or enforced any Loan Document); (b) any branch profits Taxes imposed under Section 884(a) of the Code or any similar Tax, imposed by any other jurisdiction described in clause (a); (c) in the case of a Lender or Issuing Bank (other than an assignee pursuant to a request by the Agent or the Lead Borrower under Section 12.4), solely with respect to any U.S. Secured Obligation or Canadian Secured Obligation, any U.S. federal or Canadian federal or provincial withholding Tax that is required pursuant to laws in effect at the time such Lender or Issuing Bank becomes a Lender or Issuing Bank (or designates a new Lending Office) hereunder with respect to any U.S. Secured Obligation or Canadian Secured Obligation, as applicable, except to the extent that such Lender or Issuing Bank (or its assignor, if any) was entitled, immediately prior to the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding Taxes pursuant to Section 5.8; (d) withholding Tax attributable to a Lender’s or Issuing Bank’s failure to comply with Section 5.9 and (e) any U.S. federal withholding Tax imposed pursuant to FATCA.

Existing Canadian Letters of Credit: the letters of credit under the Second Amended Credit Agreement outstanding prior to the Third Restatement Date and set forth on Schedule 1.1(a) and identified as Existing Canadian Letters of Credit.
Existing Foreign Facilities: the committed debt facilities and other financing arrangements (including, without limitation commercial paper facilities with banks or other institutional lenders or other investors) of Foreign Subsidiaries existing on the Third Restatement Date and set forth on Schedule 6.1, providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, waivers, modifications, extensions, renewals, replacements (whether or not upon termination, and whether with the original lenders or otherwise), restructurings, repayments, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or other investors generally that amends, restates, supplements, waives, replaces (whether or not upon termination, and whether with the original lenders or otherwise) restructures, repays, refunds, refinances or otherwise modifies from time to time any part of the loans, notes, other credit facilities or incremental facilities (or bridge loans or notes issued in lieu of such incremental facilities) or commitments thereunder, including any such replacement, refunding, refinancing, incremental or bridge facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowing is permitted under Section 9.2.1).
Existing German Letters of Credit: the letters of credit under the Amended Credit Agreement outstanding prior to the Third Restatement Date and set forth on Schedule 1.1(a) and identified as Existing German Letters of Credit.
Existing Letters of Credit: the Existing Canadian Letters of Credit, the Existing German Letters of Credit and the Existing U.S. Letters of Credit.
Existing Secured Notes Agent: U.S. Bank National Association, as collateral agent for the holders of the Secured Notes Debt, including its successors and permitted assigns in such capacity from time to time.
Existing Secured Notes Debt: the senior secured notes and the guarantees thereof issued pursuant to the Secured Notes Indenture.
Existing Secured Notes Indenture: that certain Indenture, dated as of April 30, 2012, by and among the Lead Borrower, Mcron Finance Corp., U.S. Bank National Association, and the guarantor party thereto.

Existing Term Loan Agreement: that certain Term Loan Agreement, dated as of March 28, 2013, by and among Holdings, the Lead Borrower and certain of its subsidiaries, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the Third Restatement Date.
Existing U.S. Letters of Credit: the letters of credit under the Second Amended Credit Agreement outstanding prior to the Third Restatement Date and set forth on Schedule 1.1(a) and identified as Existing U.S. Letters of Credit.
Extended Revolving Commitment: as defined in Section 2.1.9(a).
Extended Revolving Loan: as defined in Section 2.1.9(a).
Extending Revolving Lender: as defined in Section 2.1.9(a).
Extension: as defined in Section 2.1.9(a).
Extension Offer: as defined in Section 2.1.9(a).
Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of an Obligor, in accordance with the terms of this Agreement, the Original Credit Agreement, the Amended Credit Agreement, the Second Amended Credit Agreement and the other applicable Loan Documents, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Obligor, any representative of creditors of an Obligor or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of the Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability; (c) the exercise, protection or enforcement of any rights or remedies of the Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of any taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and reasonable standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Obligor or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code as in effect on the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) the United States Treasury Regulations and published guidance with respect thereto, or official interpretations thereof, whether in existence on the date hereof or promulgated thereafter, any agreements entered into pursuant to Section 1471(b)(1) of the Code as in effect on the date hereof (or any amended or successor version described above) and any intergovernmental agreements entered into in connection with the foregoing (together with any law implementing such agreements).
FCCR Test Amount: as defined in Section 9.3.1.

Federal Funds Rate: the per annum rate equal to (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by the Agent; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
Fee Letters: (a) the fee letter agreements, dated as of March 29, 2012, by and among the Agent, Mcron Finance Sub LLC, Holdings and any joint lead arranger or joint bookrunner and the other parties thereto and (b) the fee letter agreements, dated as of February 11, 2013, by and among the Agent, the Lead Borrower and the joint lead arrangers and joint bookrunners party thereto.
Fiscal Quarter: each period of three fiscal months, commencing on the first day of a Fiscal Year.
Fiscal Year: the fiscal year of Holdings and its Subsidiaries for accounting purposes, ending on December 31 of each year.
Fixed Amount: as defined in Section 1.6.2.
Fixed Charge Coverage Ratio: the ratio, determined on a consolidated basis for the Borrowers and their Restricted Subsidiaries for the most recent four Fiscal Quarters period, of (a) EBITDA minus
(i) Capital Expenditures (except those financed with Debt for borrowed money other than the Revolver Loans) paid in cash for such period and (ii) the aggregate amount of federal, state, local and foreign income taxes paid or payable currently in cash for such period to (b) Fixed Charges paid or payable currently in cash for such period.
Fixed Charges: the sum of (a) Net Interest Expense, (b) regularly scheduled principal payments on funded Debt paid or payable currently in cash for such period (other than payments made by the Borrowers and their Restricted Subsidiaries to the Borrowers and their Subsidiaries), and (c) Restricted Payments made under clauses (b), (c), (d), (h)(iv) (only to the extent the Borrowers would have relied on the Payment Conditions to make such Investment) and (j) of the definition of “Permitted Restricted Payments” (but excluding any Restricted Payments that are otherwise consolidated) made in cash during any fiscal period.
For purposes of computing the Fixed Charge Coverage Ratio test for any fiscal period during which a Permitted Acquisition is consummated, there shall be included in Fixed Charges (without duplication) as if such Permitted Acquisition had been consummated as of the first day of such period, the Net Interest Expense and scheduled principal payments paid or payable currently in cash on Debt for borrowed money (other than revolving loans) of any Acquired Entity or Business (but not including the Net Interest Expense or Debt for borrowed money (other than revolving loans) of any related Person, property, business or assets to the extent not so acquired), based on the Net Interest Expense and Debt for borrowed money (other than revolving loans) of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) determined on a Pro Forma Basis.
For purposes of computing the Fixed Charge Coverage Ratio test for any fiscal period during which a Permitted Asset Disposition is consummated, there shall be excluded in Fixed Charges (without duplication) as if such Permitted Asset Disposition had been consummated as of the first day of such period, the Net Interest Expense and scheduled principal payments paid or payable currently in cash on Debt for borrowed money (other than revolving loans) of any Disposed Entity or Business (but not excluding the Net Interest Expense or Debt for borrowed money (other than revolving loans) of any related Person, property, business or assets to the extent not so acquired), based on the Net Interest Expense and Debt for borrowed money (other than revolving loans) of such Disposed Entity or Business for such period (including the portion thereof occurring prior to such disposition) determined on a Pro Forma Basis.

FLSA: the Fair Labor Standards Act of 1938.
Flood Insurance Laws: collectively, (i) National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
Foreign Lender: any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
Foreign Plan: any employee benefit plan or arrangement, other than any Canadian Employee Plan or Canadian Pension Plan, (a) maintained or contributed to by any Obligor or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Obligor or Subsidiary.
Foreign Subsidiary: a Subsidiary that is not a U.S. Subsidiary.
Fronting Exposure: a Defaulting Lender’s Pro Rata share of LC Obligations or Swingline Loans (or, in each case, the applicable portion thereof under the U.S. Sub-Facility, the Canadian Sub-Facility or the German Sub-Facility), as applicable, except to the extent allocated to other Lenders or Cash Collateralized under Section 4.2.
Full Payment: with respect to any Obligations, (a) the full cash payment thereof (other than obligations for taxes, indemnification, charges and other inchoate or contingent or reimbursable liabilities for which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given (or, in each case, reasonably satisfactory arrangements have otherwise been made)), including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in such proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature (other than inchoate or contingent or reimbursable obligations for which no claim or demand for payment has been made or, in the case of indemnification, no notice has been given (or reasonably satisfactory arrangements have otherwise been made)), Cash Collateralization thereof. No Revolver Loans shall be deemed to have been paid in full until all Revolver Commitments related to such Revolver Loans have expired or been terminated.
GAAP: generally accepted accounting principles in effect in the United States from time to time.
German Account Pledge Agreement: the German account pledge agreement executed and delivered by the German Borrowers in favor of the Agent on the Second Restatement Date substantially in the form of Exhibit F-1.
German Available Credit: as to any German Borrower, at any time, (a) the lesser of (i) the Total German Revolver Sublimit in effect at such time and (ii) the German Borrowing Base attributable to such German Borrower at such time, minus (b) the sum of the aggregate German Revolver Credit Outstandings of such German Borrower at such time.

German Base Rate: (a) with respect to Revolving Loans denominated in Euros, the rate equal to the highest of (i) the rate as set and published by the European Central Bank known as the ECB Main Refinancing Rate (or any successor rate), and (ii) the LIBOR rate on such day (or if such day is not a Business Day, the immediately preceding Business Day), with a maturity of three months and (b) with respect to Revolving Loans denominated in Dollars and funded outside the United States and Canada, a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the local branch of Bank of America in the jurisdiction in which such currency is funded as its “base rate”. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
German Base Rate Loan: a German Revolver Loan that bears interest based on the German Base Rate.
German Borrowers: each German Subsidiary of Holdings listed on the signature pages hereto as a “Borrower”.
German Borrowing Base: the Dollar Equivalent sum of the following, as set forth in the most recently delivered Borrowing Base Certificate by such German Borrower:
(a) 85% of Eligible Accounts of the applicable German Borrower; plus
(b) the lesser of (x) 65% of the lesser of cost (on a basis consistent with the Obligors’ historical accounting practices) or market value of Eligible German Inventory of the applicable German Borrower; and (y) 85% of the appraised NOLV Percentage of Eligible German Inventory of the applicable German Borrower; minus
(c) any Availability Reserve established in connection with the foregoing.
German Global Assignment: the German global assignment executed and delivered by a German Borrower in favor of the Agent on the Second Restatement Date, substantially in the form of Exhibit F-2.
German Guarantor: each Canadian Subsidiary (other than any Canadian Subsidiary that qualifies as an Excluded Subsidiary under clause (b), (c), (e), (f) or (g) of the definition of “Excluded Subsidiary”), the Lead Borrower, Holdings, each European Guarantor and each other U.S. Guarantor that guarantees payment or performance of any German Secured Obligations pursuant to the terms and provisions of this Agreement and listed on Schedule II hereto or joined pursuant to a joinder agreement as contemplated by Section 9.1.9.
German Increase Date: as defined in Section 2.1.4(b)(ii).
German Increase Loan Lender: as defined in Section 2.1.4(b)(ii).

German LC Obligations: the sum (without duplication) of (a) all amounts owing by the German Borrowers for any drawings under Letters of Credit; and (b) the stated amount of all outstanding Letters of Credit issued for the benefit of the German Borrowers.
German Lead Borrower: (i) the Lead Borrower and (ii) upon designation as such in writing by the Lead Borrower to the Agent or upon the grant of online borrowing authorization, in each case, from time to time, any German Borrower.

German Letter of Credit: any standby or documentary letter of credit issued by the Issuing Bank for the account of the German Borrower or any of the German Borrower’s Subsidiaries, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Agent or the Issuing Bank for the benefit of any German Obligor or any German Obligor’s Subsidiaries.
German Letter of Credit Subline: $15,000,000.
German Loan Party: any Loan Party organized under the laws of Germany
German Maximum Credit: at any time, the lesser of (a) the Total German Revolver Sublimit in effect at such time and (b) the German Borrowing Base of such German Borrower at such time.
German Obligations: all (a) principal of and premium, if any, on the German Revolver Loans,
(b) German LC Obligations, (c) principal of and premium, if any, on any Specified Refinancing Debt borrowed or payable by the German Borrowers, (d) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by German Borrowers, in each case pursuant to the German Sub-Facility, (e) other monetary obligations owing by the German Borrowers with respect to the German Sub-Facility and (f) the Canadian Secured Obligations (solely in such Loan Party’s capacity as a Canadian Guarantor), each pursuant to the terms and provisions of the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including interest, expenses and fees which, but for the filing of a petition in bankruptcy or commencement of any other Insolvency Proceeding with respect to any German Borrower, would have accrued on any Obligations, whether or not a claim is allowed against such German Borrower for such interest, expense or fees in the Insolvency Proceeding.
German Obligor: the German Borrowers and the German Guarantors.
German Overadvance: as defined in Section 2.1.6(c).
German Priority Payables Reserve: on any date of determination and only with respect to a German Obligor, reserves established by the Agent in its Credit Judgment for amounts secured by Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority senior to or pari passu with the Agent’s Liens on Collateral in the German Borrowing Base.
German Revolver Commitment Increase: as defined in Section 2.1.4(b)(i).

German Revolver Commitment Increase Notice: as defined in Section 2.1.4(b)(ii).
German Revolver Credit Outstandings: at any particular time, the sum of (a) the Dollar Equivalent of the principal amount of the German Revolver Loans of a German Borrower outstanding at such time and (b) the Dollar Equivalent of the German LC Obligations of a German Borrower outstanding at such time.
German Revolver Loan: a loan made pursuant to Section 2.1.1(c), including, without duplication, any Overadvance Loan in respect of a German Overadvance and Extended Revolving Loan in respect of any of the foregoing. German Revolver Loans may be either German Base Rate Loans or LIBOR Loans, in either case, denominated in Dollars or in Euros.
German Secured Bank Product Obligations: Bank Product Debt of a German Borrower or any European Guarantor owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates and branches so long as Bank of America is the Agent) reasonably specified by such provider in writing to the Agent, which amount may be established or increased (by further written notice to the Agent from time to time) as long as no Default or Event of Default exists; provided that German Secured Bank Product Obligations of a German Borrower or any European Guarantor shall not include Excluded Hedging Obligations of such German Borrower or European Guarantor.

German Secured Obligations: the German Obligations and the German Secured Bank Product Obligations.
German Security Documents: the German Account Pledge Agreement, the German Global Assignment, the German Security Transfer Agreement and all other documents, instruments and agreements now or hereafter securing any German Secured Obligations.
German Security Transfer Agreement: the security transfer agreement executed and delivered by the German Borrowers in favor of the Agent on the Second Restatement Date, substantially in the form of Exhibit F-3.
German Sub-Facility: the Revolver Commitments of the Lenders solely related to the obligation to make Revolver Loans and issue Letters of Credit to a German Borrower, and the German Revolver Loans so made and German Letters of Credit so issued and other German Obligations of the German Borrowers related thereto.
German Subsidiary: a Subsidiary that is organized under the laws of Germany.
GmbH: as defined in Section 13.9.1(a).
GmbHG: as defined in Section 13.9.2(a).
Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.
Governmental Authority: any federal, state, provincial, territorial, local, municipal, foreign or other governmental agency, authority, body, department, commission, court, instrumentality, political subdivision, or other entity or officer exercising executive, legislative, judicial, regulatory or administrative functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including any supra-national bodies such as the European Union or the European Central Bank).
Guarantee: as defined in Section 13.9.1(a).
Guarantors: as defined in the preamble, including the U.S. Guarantors, the Canadian Guarantors and the German Guarantors.
Hazardous Materials: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant; or any chemicals, wastes, materials, compounds, constituents or substances, regulated under any Environmental Laws because of their hazardous or dangerous properties or characteristics.

Hedging Agreement: an agreement relating to any swap, cap, floor, collar, option, forward, cross right or obligation, or combination thereof or similar transaction, with respect to interest rate, foreign exchange, currency or commodity.
Holdings: (i) from and after the Third Restatement Date until the consummation of the Milacron Holdings Merger, Milacron Intermediate, and (ii) upon the consummation of the Milacron Holdings Merger, Milacron Holdings.
Immaterial Subsidiary: at any date of determination, any Restricted Subsidiary designated as such in writing by the Lead Borrower from time to time (1) whose total assets (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 9.1.2(a) or (b) on or prior to such determination date were less than 5.0% of the Total Assets of the Lead Borrower, the Canadian Borrower and the Restricted Subsidiaries as of such date and (2) whose gross revenues (when combined with the revenues of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) for such period were less than 5.0% of the consolidated gross revenues of the Lead Borrower, the Canadian Borrower and the Restricted Subsidiaries, in each case determined in accordance with GAAP; provided that Immaterial Subsidiaries shall not in the aggregate have (a) total assets (when combined with the assets of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) at the last day of the most recently ended four Fiscal Quarter period for which financial statements have been delivered pursuant to Section 9.1.2(a) or (b) on or prior to such determination date greater than 5.0% of the Total Assets of the Lead Borrower, the Canadian Borrower and the Restricted Subsidiaries at such date or (b) gross revenues (when combined with the revenues of such Restricted Subsidiary’s Restricted Subsidiaries, after eliminating intercompany obligations) for such period greater than 5.0% of the consolidated gross revenues of the Lead Borrower, the Canadian Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP.
Increase Date: as defined in Section 2.1.4(a)(ii).
Increase Loan Lender: as defined in Section 2.1.4(a)(ii).
Incurrence-Based Amounts: as defined in Section 1.6.2.
Indemnified Parties: as defined in Section 14.2(a).
Indemnified Taxes: Taxes other than Excluded Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, the Issuing Bank Indemnitees and Bank of America Indemnitees.
Initial European Guarantor: each of (i) D-M-E Europe CVBA, a company organized under the laws of Belgium, (ii) Uniloy Milacron SRL, a corporation organized under the laws of Italy, (iii) Cimcool Europe B.V., a corporation organized under the laws of the Netherlands and (iv) Milacron B.V., a corporation organized under the laws of the Netherlands.
Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal (including the Bankruptcy Code), provincial, territorial or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Belgian bankruptcy act of 8 August 1997, the Belgian continuity of enterprises act of 31 January 2009, or any other insolvency, bankruptcy, debtor relief or debt adjustment law, or for any related relief under any applicable bankruptcy or insolvency law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, dissolution, liquidation, composition or extensions; (b) the appointment of a receiver, interim receiver, monitor, trustee, liquidator, administrator, conservator, custodian or other similar Person for such Person or any part of its Property, including, in the case of any Lender, the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity; (c) the marshalling of assets or liabilities or an assignment for the benefit of creditors; or (d) in case of a German Borrower, any petition for insolvency proceedings in respect of its assets (Antrag auf Eröffnung eines Insolvenzverfahrens) is filed in relation to such German Borrower.

Intellectual Property: as defined in the Security Agreements.
Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or any Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.
Intercreditor Agreement: the Intercreditor Agreement dated as of May 14, 2015, by and between the Term Loan Agent and the Agent and acknowledged by the Borrowers, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.
Interest Period: as defined in Section 3.1.3.
Inventory: as defined in the UCC (or with respect to any Canadian Obligor, the PPSA), including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in an Obligor’s business (but excluding Equipment).
Inventory Reserve: reserves established by the Agent, in its Credit Judgment, to reflect factors that may negatively impact the value of Eligible Inventory or Eligible German Inventory, as applicable.
Investment: with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees of Debt), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees, members of management and consultants, in each case made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property; it being understood that guarantees of obligations not constituting Debt shall not be deemed an Investment. The amount of any Investment shall be deemed to be the amount actually invested, without adjustment for subsequent increases or decreases in value or any write-downs or write-offs thereof, but giving effect to any repayments thereof in the form of loans and any return on capital or return on Investment in the cash of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of such Investment).

Investment Grade Rating: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB-(or the equivalent) by S&P (or an equivalent rating by any other rating agency).
Investment Grade Securities: (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB-(or the equivalent) by S&P, or an equivalent rating by any other rating agency, but excluding any debt securities or instruments constituting loans or advances among the Lead Borrower and the Subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii) which fund may also hold immaterial amounts of cash pending investment or distribution and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

IRS: the United States Internal Revenue Service.
Issuing Bank: Bank of America or any Affiliate of Bank of America, Socieété Générale (with respect to the Existing Canadian Letters of Credit and Existing U.S. Letters of Credit), any other Lender reasonably acceptable to the Lead Borrower and the Agent (such consent not to be unreasonably withheld or delayed by either party) who agrees to issue Letters of Credit, or any replacement issuer appointed pursuant to Section 2.2.5.
Issuing Bank Indemnitees: the Issuing Bank and its officers, directors, employees, Affiliates, branches, agents and attorneys.
Italian Guarantor: as defined in Section 13.11.1.
Judgment Currency: as defined in Section 14.2(b).
LC Application: an application by the Lead Borrower, the Canadian Borrower or the German Lead Borrower to the Issuing Bank for issuance of a Letter of Credit, in form reasonably satisfactory to the Issuing Bank.
LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) (i) with respect to Letters of Credit requested by the U.S. Borrowers, after giving effect to such issuance,
(A) total U.S. LC Obligations do not exceed the U.S. Letter of Credit Subline, and (B) the sum of outstanding U.S. Revolver Loans and U.S. LC Obligations does not exceed the U.S. Maximum Credit,
(ii) with respect to Letters of Credit requested by the Canadian Borrower, after giving effect to such issuance, (A) total Canadian LC Obligations do not exceed the Canadian Letter of Credit Subline, and
(B) the sum of outstanding Canadian Revolver Loans and Canadian LC Obligations does not exceed the Canadian Maximum Credit or (iii) with respect to Letters of Credit requested by a German Borrower, after giving effect to such issuance, (A) total German LC Obligations do not exceed the German Letter of Credit Subline, (B) the sum of outstanding German Revolver Loans and German LC Obligations does not exceed the Total German Maximum Credit and (C) the sum of outstanding German Revolver Loans and German LC Obligations of the applicable German Borrower does not exceed the German Maximum Credit of such German Borrower; (b) each Letter of Credit shall expire not later than the earlier of (i) 365 days from issuance (or such longer period as may be agreed between the Issuing Bank and the applicable Borrower) and (ii) the fifth Business Day prior to the Revolver Termination Date; provided that any Letter of Credit may provide for an automatic renewal thereof for additional periods of up to 365 days (which in no event shall extend beyond the date referred to in clause (b)(ii), except to the extent Cash Collateralized or backstopped pursuant to arrangements reasonably acceptable to the relevant Issuing Bank); (c) ~~(i) with respect to any~~the Letter of Credit ~~requested by the U.S. Borrowers, the Letter of Credit~~ and payments thereunder are denominated in Dollars~~, (ii) with respect to any~~

~~Letter of Credit requested by the Canadian Borrower, the Letter of Credit and payments thereunder are denominated in either Dollars or Canadian Dollars or (iii) with respect to any Letter of Credit requested by a German Borrower, the Letter of Credit and payments thereunder are denominated in either Dollars or Euros;~~ or an

Alternative Currency and (d) the form of the proposed Letter of Credit is satisfactory to the Agent and the Issuing Bank in their reasonable discretion.
LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by the Borrowers or any other Person to the Issuing Bank or the Agent in connection with any Letter of Credit.
LC Obligations: the U.S. LC Obligations, the Canadian LC Obligations and the German LC Obligations.
LC Request: a request for issuance of a Letter of Credit, to be provided by the Lead Borrower, the Canadian Borrower or the German Lead Borrower to an Issuing Bank, in form satisfactory to such Issuing Bank.
LCT Election: as defined in Section 1.6.1.
LCT Test Date: as defined in Section 1.6.1.
Lead Arrangers: Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, Barclays Bank PLC, the Amendment & Restatement Lead Arrangers, the Second Amendment & Restatement Lead Arranger and the Third Amendment & Restatement Lead Arranger.
Lead Borrower: as defined in the preamble.
Lender Indemnitees: the Lenders and their Affiliates and branches, and each of their respective officers, directors, employees, agents and attorneys.
Lenders: as defined in the preamble to this Agreement, including the Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance executed in accordance with this Agreement including, for the avoidance of doubt, the institutions that fund any Extended Revolving Loans, Extended Revolving Commitments and Specified Refinancing Debt; provided that in no event shall a Disqualified Institution be a Lender.
Lending Office: the office designated as such by the Applicable Lender at the time it becomes party to this Agreement or thereafter by written notice to the Agent and the Lead Borrower.
Letters of Credit: the U.S. Letters of Credit, the Canadian Letters of Credit and the German Letters of Credit.
LIBOR: for any Interest Period with respect to a LIBOR Loan, U.S. Base Rate Loan determined pursuant to clause (c) of the definition of “U.S. Base Rate”, Canadian Base Rate Loan determined pursuant to clause

(c) of the definition of “Canadian Base Rate”, or German Base Rate Loan determined pursuant to clause (a)(ii) of the definition of “German Base Rate”, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits in the London interbank market with a maturity comparable to such Interest Period; provided that if LIBOR shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. In the event that such rate does not appear on such page (or on any such successor or substitute page), “LIBOR” shall be determined by reference to such other publicly available service for displaying interest rates for Dollar deposits in the London interbank market as may be selected by the Agent.

LIBOR Loan: a Revolver Loan that bears interest based on LIBOR (other than a U.S. Base Rate Loan, a Canadian Base Rate Loan or a German Base Rate Loan).
Lien: with respect to any asset, any mortgage, lien (statutory or otherwise), trust (constructive, deemed, statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, in each case in the nature of security, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof; provided that in no event shall an operating lease be deemed to constitute a Lien.
Lien Waiver: an agreement, in form reasonably satisfactory to the Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit the Agent and/or Term Loan Agent to enter upon the premises and remove the Collateral or to use the premises to store the Collateral as permitted hereunder; and (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for the Agent and/or Term Loan Agent, and agrees to deliver the Collateral to the Agent and/or Term Loan Agent upon request, in accordance with such agreement.
Limited Condition Transaction: as defined in Section 1.6.1.
Line Cap: at any time, an amount equal to the sum of the U.S. Maximum Credit, the Canadian Maximum Credit and the Total German Maximum Credit.
Liquidity Condition Availability: on any date, the sum of (a) U.S./Canada Availability on such date plus (b) the amount of Qualified Cash (up to $5,000,000) on such date (but not to exceed U.S./Canada Availability on such date).
Liquidity Event: the occurrence of a date when (a) Liquidity Condition Availability shall have been less than the greater of (i) 12.5% of the Line Cap and (ii) $13,750,000, in either case for five consecutive Business Days, until such date as (b) Liquidity Condition Availability shall have been at least equal to the greater of (i) 12.5% of the Line Cap and (ii) $13,750,000 for 30 consecutive calendar days. It being understood and agreed that for purposes of this Agreement and the other Loan Documents, a Liquidity Event shall not be deemed to occur as a result of any initial Borrowing (or Letter of Credit issuance), if any, on the Restatement Date unless and until additional Borrowings (or Letter of Credit issuances) are made and a Liquidity Event subsequently occurs as a result of such additional Borrowings (or Letter of Credit issuances).

Liquidity Notice: a written notice delivered by the Agent at any time during a Liquidity Period to any bank or other depository at which any Deposit Account (other than any Excluded Deposit Account) is maintained directing such bank or other depository (a) to remit all funds in such Deposit Account to a Dominion Account, or in the case of a Dominion Account, to the Agent on a daily basis, and (b) to cease following directions or instructions given to such bank or other depository by any Obligor regarding the disbursement of funds from such Deposit Account (other than any Excluded Deposit Account), and (c) to follow all directions and instructions given to such bank or other depository by the Agent in each case, pursuant to the terms of any Deposit Account Control Agreement in place.
Liquidity Period: any period throughout which (a) a Liquidity Event has occurred and is continuing or (b) a Specified Event of Default has occurred and is continuing.

Loan Account: the loan account established by each Lender on its books pursuant to Section 5.7.
Loan Documents: the Original Credit Agreement, as amended and restated in the Amended Credit Agreement, as further amended and restated in the Second Amended Credit Agreement and as further amended and restated in this Agreement, the Amendment Agreement, the Second Amendment Agreement, the Other Agreements and the Security Documents.
Loan Parties: the Borrowers and the Guarantors.
Management Agreement: the Advisory Services and Monitoring Agreement, dated as of March 28, 2013, among Mcron Acquisition Corp., Milacron Holdings Inc., Mcron Finance Sub LLC and CCMP, as in effect on the Third Restatement Date and giving effect to amendments, restatements, amendments and restatements, supplements or other modifications thereto that taken as a whole are not disadvantageous in any material respect to the Lenders as compared to such agreement in effect on the Third Restatement Date.
Management Group: directors, officers and other management personnel of Lead Borrower (or its direct or indirect parent).
Management Notification: as defined in Section 13.9.2(b).
Margin Stock shall have the meaning assigned to such term in Regulation U.
Material Adverse Effect: a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrowers and their Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Agent under any Loan Document or (iii) the ability of the Borrowers and the Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents.
Material Debt: any Debt represented by a contract or agreement (other than the Revolver Loans and LC Obligations, and any Specified Refinancing Debt hereunder) of any Obligor or any of their Restricted Subsidiaries in a principal amount exceeding $35,000,000. For purposes of determining Material Debt, the “principal amount” in respect of Debt of any Obligor or any of their Restricted Subsidiaries owing under any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Obligor or any of their Restricted Subsidiaries would be required to pay if the related Hedging Agreement were terminated at such time.
Milacron Holdings: Milacron Holdings Corp., a Delaware corporation.

Milacron Holdings Merger: the merger of Milacron Intermediate with or into Milacron Holdings, pursuant to which Milacron Holdings is the surviving or continuing entity and becomes an Obligor hereunder pursuant to Section 9.1.9(f).
Milacron Intermediate: Milacron Intermediate Holdings Inc., a Delaware corporation.
Minimum Extension Condition: as defined in Section 2.1.9(b).
Mold-Masters: Mold-Masters Luxembourg Holdings S.à.r.l., a company incorporated under the laws of the Grand Duchy of Luxembourg as a private limited liability company (société à responsabilité limitée).
Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgaged Property: any owned Real Estate owned by any U.S. Obligor or Canadian Obligor as of the Third Restatement Date and any owned Real Estate acquired by any U.S. Obligor or Canadian Obligor after the Third Restatement Date with a fair market value in excess of a Dollar Equivalent of $5,000,000; provided that no Obligor shall be required to provide a Mortgage or grant security interests in any Real Estate located in New York State.
Mortgages: the U.S. Mortgages and the Canadian Mortgages.
Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Obligor or ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions and with respect to which any Obligor has any ongoing obligation.
Net Assets: as defined in Section 13.9.3.
Net Income: with respect to any Person, the net income (loss) of such Person and its Subsidiaries that are Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
Net Interest Expense: for any period, as to the Borrowers and their Restricted Subsidiaries on a consolidated basis for such period, as determined in accordance with GAAP, (i) the amount equal to cash interest expense paid or payable currently for such period (including the interest component of any Capital Lease for such period), excluding (a) any fees and expenses associated with the Specified Transactions, (b) any costs associated with obtaining, or breakage costs in respect of, Hedging Agreements, (c) any fees or expenses associated with any Permitted Dispositions, Permitted Acquisitions, Permitted Investments, equity issuances or debt issuances (in each case, whether or not consummated) or (d) amortization of deferred financing costs, less (ii) any cash interest income for such period.
Net Proceeds: with respect to (i) any Asset Disposition, proceeds (including insurance proceeds or other condemnation awards and, when received, any deferred or escrowed payments) received by any Obligor in cash from such disposition, net of (a) costs and expenses actually incurred in connection therewith, including reasonable broker’s fees or commissions, investment banking fees, consultant fees, legal fees, survey costs, title insurance premiums (and related search and recording charges) and similar costs and expenses paid or payable in connection with such disposition; (b) amounts (including any premiums, penalties or interest) applied to repayment of Debt secured by a Permitted Lien which is required to be repaid such proceeds; (c) any Taxes paid or payable as a result thereof (including pursuant to any Tax sharing arrangements and, with respect to proceeds received by a Foreign Subsidiary, the amount of any Taxes that are reasonably estimated to be payable by Holdings and its Subsidiaries as a result of the expatriation of such proceeds); and (d) reserves for indemnities or for proceeds received from any casualty or condemnation, until such reserves are no longer needed and actually received; and
(ii) any issuance or incurrence of Debt (other than Debt permitted by Section 9.2.1), the cash proceeds thereof, net of all taxes and customary fees (including investment banking fees), commissions, costs and other expenses incurred in connection therewith.
NOLV Percentage: the net orderly liquidation value of Eligible Inventory or Eligible German Inventory, as applicable, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Eligible Inventory or Eligible German Inventory, as applicable, performed pursuant to the terms of this Agreement.

Notice of Borrowing: a Notice of Borrowing to be provided by the Lead Borrower, the Canadian Borrower or the German Lead Borrower to request a Borrowing of Revolver Loans, in the form of Exhibit E or other form reasonably satisfactory to the Agent.
Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by (a) the Lead Borrower to request a conversion or continuation of any U.S. Revolver Loans as LIBOR Loans,
(b) the Canadian Borrower to request a conversion or continuation of any Canadian Revolver Loan as a B/A Equivalent Loan or (c) any German Borrower to request a conversion or continuation of any German Revolver Loan as a LIBOR Loan, in each case in a form reasonably satisfactory to the Agent.
Noticed Hedge: Secured Bank Product Obligations arising under a Hedging Agreement, in respect of which the notice delivered to the Agent by the applicable Secured Bank Product Provider and the applicable Borrower (as required under the definition of “Secured Bank Product Provider”) confirms that such Hedging Agreement shall be deemed a “Noticed Hedge” hereunder for all purposes, including the application of Availability Reserves and Section 5.5, so long as no Overadvance would result from establishment of a Bank Product Reserve with respect to such Hedging Agreement; provided that, if the amount of Secured Bank Product Obligations arising under such Hedging Agreement is increased in accordance with the definition of “Canadian Secured Bank Product Obligations”, “U.S. Secured Bank Product Obligations” or “German Secured Bank Product Obligations”, then such Secured Bank Product Obligations shall only constitute a Noticed Hedge to the extent that a Bank Product Reserve can be established with respect to such Hedging Agreement without resulting in an Overadvance.
Obligations: the U.S. Obligations, the Canadian Obligations and the German Obligations.
Obligor: any U.S. Obligor, any Canadian Obligor or any German Obligor.
Ordinary Course of Business: the ordinary course of business of the applicable Obligor, Borrower or Subsidiary.
Organic Documents: with respect to any Person (other than any Person organized under the laws of Germany), its charter, certificate or articles of incorporation, bylaws, articles of organization, limited liability agreement, operating agreement, members agreement, shareholders agreement, partnership agreement, certificate of partnership, certificate of formation, voting trust agreement, or similar agreement or instrument governing the formation or operation of such Person, and for any Person organized (i) under the laws of Germany, its extract from the commercial register (Handelsregisterauszug), its list of shareholders (in the case of a

German limited liability company), its articles of association (Satzung) and, if applicable, any by-laws of its supervisory or advisory board and
(ii) under the laws of Belgium, an excerpt of the deed of incorporation as published in the Belgian Official Gazette, its most recent co-ordinated articles of association, a KBO-extract (not older than five
(5) days), and a non-insolvency certificate (not older than ten (10) days).

Original Credit Agreement: as defined in the recitals.
Original Loan Documents: as defined in the recitals.
Original Obligations: as defined in the recitals.
OSHA: the Occupational Safety and Hazard Act of 1970.
Other Agreement: each Revolver Note, LC Request, Fee Letters, Applicable Margin Certificate, Borrowing Base Certificate, Deposit Account Control Agreement, confirmation, financial statement or written report concerning the Obligors required to be delivered hereunder, (other than this Agreement or a Security Document) by an Obligor to the Agent or a Lender in connection with this Agreement and the Intercreditor Agreement.

Other Taxes: all present or future stamp, court, filing, recording, intangible, or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or otherwise with respect to, any Loan Document, except any such Taxes that are imposed as a result of a present or former connection between the jurisdiction imposing such Tax and the applicable Lender (other than a present or former connection arising solely as a result of having executed, delivered, been a party to, performed its obligations or received a payment under, or enforced any Loan Document) with respect to an assignment (other than an assignment made pursuant to Section 12.4).
Overadvance: as defined in Section 2.1.6.
Overadvance Loan: (a) a U.S. Base Rate Loan made when a U.S. Overadvance exists or is caused by the funding thereof, (b) a Canadian Prime Loan made when a Canadian Overadvance exists or is caused by the funding thereof and (c) a German Base Rate Loan made when a German Overadvance exists or is caused by the funding thereof.
Parent Entity: any Person that is a direct or indirect parent company (which may be organized as a partnership) of Holdings.
Participant: as defined in Section 12.2.1.
Participating Member State: each state so described in any EMU Legislation.
Participant Register: as defined in Section 12.2.4.
Patent Security Agreements: the U.S. Patent Security Agreements and the Canadian Patent Security Agreements.
PATRIOT Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).
Payment Conditions: as to any relevant action contemplated in this Agreement, (i) no Event of Default has then occurred and is continuing or would result from any such action, and (ii) the Fixed Charge Coverage Ratio would be at least 1.0 to 1.0 on a Pro Forma Basis for such action, (iii) U.S./Canada Availability on a Pro Forma Basis immediately after giving effect to such action would be at least 15.0% of the Revolver Commitments and (iv) over the 20 consecutive Business Days prior to consummation of such action, U.S./Canada Availability averaged no less than 15.0% of the Revolver Commitments, also on a Pro Forma Basis for such action.

Payment Item: each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.
PBGC: the Pension Benefit Guaranty Corporation.
Pension Event: solely with respect to a Canadian Pension Plan that contains a defined benefit provision, (a) the whole or partial withdrawal of a Canadian Obligor or any of its Subsidiaries from a Canadian Pension Plan during a plan year; or (b) the filing of a notice of proposal to terminate in whole or in part a Canadian Pension Plan or the treatment of a Canadian Pension Plan amendment as a termination or partial termination; or (c) the issuance of a notice of proposal by any Governmental Authority to terminate in whole or in part or have an administrator or like body appointed to administer a Canadian Pension Plan; or (d) any other event or condition which might constitute grounds for the termination of, winding up or partial termination or winding up or the appointment of a trustee to administer, any Canadian Pension Plan, to the extent any relevant Governmental Authority has so notified a Canadian Obligor, unless such grounds are being duly contested by a Canadian Obligor in good faith.

Pension Plan: any employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Obligor or ERISA Affiliate or to which the Obligor or ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years and with respect to which any Obligor has any ongoing obligation.
Perfection Certificate: shall mean that certain perfection certificate, dated as of the Third Restatement Date, executed and delivered by each Grantor (as defined in the Security Agreement) to the Agent.
Permitted Acquisition: any Acquisition by a Borrower so long as the Payment Conditions shall be satisfied on a Pro Forma Basis for such Acquisition; provided that there shall be no requirement for compliance with clause (ii) of the definition of “Payment Conditions” with respect to any Acquisition during a Fiscal Year where the aggregate amount of consideration for such Acquisition is less than $10,000,000, so long as the aggregate amount of consideration for such Acquisition, together with the aggregate amount of consideration for all other Permitted Acquisitions in the same Fiscal Year (excluding any Permitted Acquisition previously subject to the Payment Conditions), is less than $30,000,000.
Permitted Asset Disposition: an Asset Disposition that is
(a) a sale of Inventory or goods (or other assets) in the Ordinary Course of Business;
(b) any disposition of property or equipment in the Ordinary Course of Business that is obsolete, worn-out, unmerchantable or otherwise unsalable and any disposition of property or equipment no longer used or useful in the conduct of the business of the Lead Borrower and its Restricted Subsidiaries, the Canadian Borrower and its Restricted Subsidiaries or the German Borrowers and their Restricted Subsidiaries;
(c) a disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value (as determined in good faith by the Lead Borrower) of less than the greater of (i) $5,000,000 and (ii) 1.0% of Total Assets;
(d) a disposition of property or assets or issuance of securities (i) by any Borrower or any Restricted Subsidiary to any Obligor or (ii) by any Obligor or a Restricted Subsidiary to another Restricted Subsidiary (provided that in the case of this clause (d)(ii), where the transferor is an Obligor, the recipient is not an Obligor and such disposition is for less than fair market value (as reasonably estimated by the Lead Borrower, in good faith), to the extent such disposition constitutes a Permitted Investment);
(e) an exchange of like property for use in a Similar Business;

(f) a sale, lease, assignment, sublease, license or sublicense of any real or personal property in the Ordinary Course of Business;
(g) an issuance or sale of Equity Interests in, or Debt or other securities of, an Unrestricted Subsidiary or any other disposition of such Unrestricted Subsidiary or any disposition of assets of such Unrestricted Subsidiary;
(h) a disposition arising from casualty, condemnation, expropriation or similar action or transfers by reason of eminent domain with respect to any property or other assets, or exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement, or pursuant to buy/sell arrangements under any joint venture or similar agreement or arrangement;
(i) the grant in the Ordinary Course of Business of any licenses or sublicenses of Intellectual Property;
(j) any financing transaction with respect to property built or acquired by the Lead Borrower or any Restricted Subsidiary after the Closing Date, including any Sale and Leaseback Transaction;
(k) a discount of Inventory or notes receivable or the conversion of accounts receivable to notes receivable in the Ordinary Course of Business;
(l) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
(m) a disposition in connection with the outsourcing of services in the Ordinary Course of Business;
(n) an abandonment of Intellectual Property (and rights thereto) in the Ordinary Course of Business;
(o) voluntary terminations of obligations under Hedging Agreements;
(p) as long as no Event of Default exists, an Asset Disposition of Term Priority Collateral in which (i) the sales price is at least the fair market value of the assets sold and (ii) at least 75% of the consideration therefor is in the form of cash or Cash Equivalents;
(q) a sale or other disposition of Equity Interests under any compensation plan or agreement and other sales or other dispositions of Equity Interests of the Lead Borrower;
(r) a transfer or other Asset Disposition by any Obligor to any other Obligor;
(s) an Asset Disposition constituting a merger, consolidation or other business combination or the disposition of all or substantially all of the assets of the Borrowers or their Restricted Subsidiaries, in each case as permitted hereunder;

(t) sales of accounts receivable, including in connection with the collection, settlement or compromise thereof or in an Insolvency Proceeding, in the Ordinary Course of Business;
(u) a Permitted Restricted Payment or Permitted Investments;
(v) a disposition of cash and Cash Equivalents or Investment Grade Securities in the Ordinary Course of Business; or
(w) a disposition of real estate located in Germany in relation to which disposals may not be prohibited pursuant to section 1136 of the German Civil Code (BGB).
Permitted Contingent Obligations: Contingent Obligations that are:
(a) arising from endorsements of Payment Items or other instruments for collection or deposit or otherwise from the honoring by a bank or other financial institution of a Payment Item drawn against insufficient funds, in each case in the Ordinary Course of Business;
(b) arising from Hedging Agreements permitted hereunder;
(c) existing on the Third Restatement Date and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed;
(d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations;
(e) arising from customary indemnification obligations, adjustments of purchase price, earnout or similar obligations, in each case, in favor of purchasers in connection with Permitted Asset Dispositions;
(f) arising under the Loan Documents, Existing Secured Notes Indenture, Senior Notes Indenture, Term Loan Documents or any Refinancing Debt;
(g) arising under guarantees of Subordinated Debt, provided that such guarantee shall be subordinated to the same extent as the Subordinated Debt is subordinated to the Secured Obligations;
(h) arising with respect to customary indemnification obligations in favor of sellers in connection with Permitted Acquisitions;
(i) arising with respect to customary provisions of any customer agreement or purchase order (including to pay the deferred purchase price of goods or services or progress payments in connection with such goods or services) incurred in the Ordinary Course of Business;
(j) consisting of guarantees of Debt incurred for the benefit of any other Obligor or Restricted Subsidiary if the primary obligation is permitted under Section 9.2.1;
(k) otherwise incurred in the Ordinary Course of Business; or

(l) in an aggregate amount of $10,000,000 or less at any time outstanding. Permitted Debt: as defined in Section 9.2.1. Permitted Debt Securities: Debt of the Lead Borrower or any Restricted Subsidiary (i) that is

-50unsecured or secured by Liens on the Collateral ranking junior to the Liens securing the Secured Obligations pursuant to an intercreditor agreement in form reasonably satisfactory to the Agent, (ii) the terms of which do not provide for any scheduled repayment, mandatory redemption (other than pursuant to customary provisions relating to redemption or repurchase upon change of control or sale of assets) or sinking fund obligation prior to the date that is, at the time of issuance of such Debt, ninety-one (91) days after the latest Revolver Termination Date and (iii) in the case of Debt with an outstanding principal amount in excess of $20,000,000, the covenants, events of default, and remedy provisions of which, taken as a whole, are (A) not materially more restrictive to, or the mandatory repurchase or redemption provisions thereof are not materially more onerous or expansive in scope, taken as a whole, on, the Lead Borrower and the Restricted Subsidiaries than the terms of the Loan Documents or (B) consistent with then current market terms for the type of Debt issued, in each case, in the good faith determination of the Lead Borrower.

Permitted Investment: any Investment:
(a) by the Borrowers and Restricted Subsidiaries in Subsidiaries to the extent existing on the Third Restatement Date;
(b) existing on the Third Restatement Date or made pursuant to a binding commitment in effect on such date or consisting of any extension, modification or renewal of any such Investment; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Third Restatement Date or (ii) as otherwise permitted under this Agreement;
(c) in cash, Cash Equivalents or Investment Grade Securities or in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with a Permitted Asset Disposition;
(d) by an Obligor in (i) another Obligor and (ii) any Restricted Subsidiary that is not an Obligor, which, in the case of clause (ii) consists solely of contributions or other Dispositions of Equity Interests in any Person that is not an Obligor;
(e) in any Person in connection with Permitted Acquisitions (including any Investments held by such Person so long as such Investment was not acquired by such Person in contemplation of such Permitted Acquisition);
(f) consisting of or constituting Permitted Contingent Obligations;
(g) in bank deposits or other endorsements for collection or deposit in the Ordinary Course of Business;
(h) acquired or received (i) in exchange for any other Investment or accounts receivable held by the Lead Borrower, the Canadian Borrower, any German Borrower or any of their respective Subsidiaries in connection with any plan of reorganization, bankruptcy workout or recapitalization or similar arrangement upon the bankruptcy or insolvency of the issuer/account debtor of such other Investment or accounts receivable, (ii) as a result of a foreclosure by the Lead Borrower, the Canadian Borrower, any German Borrower or any of their respective Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (iii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or (iv) in settlement of debts created in the Ordinary Course of Business;
(i) consisting of or constituting (i) Permitted Acquisitions, (ii) Permitted Asset Dispositions (other than pursuant to clause (d) and (u) thereof) and (iii) transactions permitted under Section 9.2.7 (other than pursuant to clauses (ii)(x)(2), (iii) and (iv)(b) of such Section), in each case as permitted hereunder;
(j) consisting of or constituting the capitalization or forgiveness of any Debt owed to an Obligor by any other Obligor to the extent that the first

Obligor is permitted to make equity Investments in the second Obligor hereunder;
(k) received as the non-cash portion of consideration received in connection with Permitted Asset Dispositions;
(l) by Restricted Subsidiaries that are not Obligors in (i) other Restricted Subsidiaries that are not Obligors, and (ii) Obligors;

(m)	consisting of or constituting obligations under Hedging Agreement permitted hereunder;
(n)	the payment for which consists of Equity Interests (other than Disqualified

Equity Interest) of the Lead Borrower or Holdings or any Parent Entity;
(o) consisting of Debt and guarantees thereof permitted hereunder, to the extent constituting an Investment;
(p) consisting of, or to finance, purchase and/or acquire Inventory, supplies, material, services or equipment or purchase of contract rights or license or leases of Intellectual Property in the Ordinary Course of Business;
(q) not otherwise permitted hereunder having an aggregate fair market value not to exceed the greater of $75,000,000 and 4.50% of Total Assets at any time outstanding;
(r) consisting of or constituting advances to, or guarantees of Debt of, directors, employees, members of management, officers and consultants not in excess of $10,000,000 outstanding at any one time, in the aggregate;
(s) consisting of or constituting loans and advances to officers, directors, employees, members of management and consultants for business related travel expenses, moving expenses and other similar expenses, in each case incurred in the Ordinary Course of Business or consistent with past practices to fund such Person’s purchase of Equity Interests of the Lead Borrower or any Parent Entity;
(t) consisting of or constituting receivables owing to the Lead Borrower or any of its Restricted Subsidiaries if created or acquired in the Ordinary Course of Business;
(u) consisting of or constituting pledges or deposits (i) with respect to leases or utilities provided to third parties in the Ordinary Course of Business or (ii) otherwise described in the definition of “Permitted Liens” or made in connection with such Permitted Liens;
(v) made in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted

Subsidiary to create, form and/or acquire any joint venture, in an aggregate outstanding amount not to exceed the greater of
(x) $15,000,000 and (y) 1.0% of Total Assets as of the last day of the most recently ended Test
Period for which financial statements have been delivered (or were required to be delivered) pursuant to Section 9.1.2 (a) or (b), as applicable;
(w) consisting of or constituting earnest money deposits made in connection with any letter of intent or purchase agreement or otherwise in connection with any escrow arrangements with respect to any acquisition;
(x) consisting of or constituting loans and advances relating to indemnification or reimbursement of any officers, directors, employees, consultants or members of management in respect of liability relating to their serving in any such capacity or as otherwise permitted hereunder;
(y) other Investments (including loans and advances) made after the Third Restatement Date so long as the Payment Conditions are satisfied;
(z) loans or advances of payroll to officers, directors, members of management, consultants and employees in the Ordinary Course of Business;

(aa) any transaction, to the extent it constitutes an Investment, that (i) is permitted and made in accordance with Section 9.2.10 (other than clauses (vii), (xi) and (xiii)) or Section
9.2.3, or (ii) is made as part of the Transactions;
(bb) any Investments made by Restricted Subsidiaries that are not Obligors, to the extent such Investments are made with the proceeds of a Permitted Investment made by an
Obligor in such Restricted Subsidiary in accordance with the terms of clause (q), (v), (y) or (dd)
of this definition;
(cc) in Holdings in amounts and for purposes for which Permitted Restricted Payments to Holdings are permitted under the definition thereof;
(dd) by any Obligor in any Restricted Subsidiary that is not an Obligor; provided that the aggregate amount of Investments outstanding at any time pursuant to this clause (dd) other than in the form of transfers of Equity Interests or Debt of a Restricted Subsidiary that is not an
Obligor to a Restricted Subsidiary shall not exceed the greater of (x) $75,000,000 and (y) 4.5%
of Total Assets at the time of any such Investment); and provided further that the intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Lead Borrower and the Restricted Subsidiaries shall not be included in in calculating the limitation in this clause (dd) at any time other than pursuant to the
Cash Pooling Arrangement; and
(ee) made after the Third Restatement Date by the Lead Borrower and/or any of its Restricted Subsidiaries in an aggregate amount not to exceed $40,000,000.

Permitted Investors: (i) the Sponsor, (ii) the members of the Management Group and (iii) any
“group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any
successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, Persons specified in clauses
(i) and (ii), collectively, have beneficial ownership of more than 50% of the Total Voting Power of the Lead Borrower (or any of its direct or indirect parent entities).
Permitted Lien: as defined in Section 9.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of the Borrowers and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount of such Purchase Money Debt (taken together with amounts incurred under Section 9.2.1(i)) does not exceed at the time any such Debt is incurred the greater of $50,000,000 and 3.00% of Total Assets at the time such Purchase Money Debt is incurred.
Permitted Restricted Payments: any Restricted Payment
(a) payable solely in Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower;
(b) consisting of or constituting a Permitted Tax Distribution;
(c) by the Borrowers to Holdings to enable Holdings (or any Parent Entity) or any of its Subsidiaries to purchase, redeem, retire or otherwise acquire shares of its Equity Interests (or options or rights to acquire its Equity Interests) held by any present, former or future officers, directors, employees, members of management or consultant (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) (including any Equity Interests rolled over by management of Mold-Masters or of the Lead Borrower or any direct or indirect parent companies or Subsidiaries in connection with the 2012 Transactions, the Specified Transactions or the Transactions), in an aggregate cash amount not exceeding $15,000,000 in any calendar year, with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $25,000,000 in any calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed:
(i) the cash proceeds from the sale of Equity Interests (other than Disqualified Equity Interests) of the Lead Borrower and, to the extent contributed to the capital of the Lead Borrower, Equity Interests of Holdings or any Parent Entity, in each case to present or former employees, officers, directors, members of management or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of the Lead Borrower, any of its Subsidiaries or any of their respective direct or indirect parent companies that occurs after the Closing Date (other than Equity Interests the proceeds of which are used to fund the 2012 Transactions, the Specified Transactions or the Transactions); plus
(ii) the cash proceeds of key man life insurance policies received by the Lead Borrower or any of its Restricted Subsidiaries after the Closing Date; less (without duplication)
(iii) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (i) and (ii) of this clause (c);
(d) subject to satisfaction of the Payment Conditions, declared and made by the Borrowers to Holdings or any Parent Entity;

(e) deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
(f) by the Lead Borrower (or a Restricted Payment to Holdings or any Parent Entity to fund such payment of dividends on such Person’s common stock) following a Qualified IPO, of up to 6.0% per annum of the net cash proceeds received by (or, in the case of a Restricted Payment to a direct or indirect parent entity, contributed to the capital of) the Lead Borrower in or from any such Qualified IPO;
(g) by the Borrowers, or by the Borrowers to Holdings to enable Holdings or any Parent Entity, to purchase or redeem fractional shares (or cash payments in lieu thereof) of Equity Interests in connection with the exercise of warrants, options, other rights to acquire Equity Interests or other securities convertible or exchangeable for Equity Interests of a Borrower (or any Parent Entity);
(h) as shall be necessary to allow Holdings (or any Parent Entity) to pay (i) operating expenses in the Ordinary Course of Business and other corporate overhead, legal, accounting and other professional fees and expenses (including, without limitation, those owing to third parties plus any customary indemnification claims made by directors, officers, employees, members of management or consultants of Holdings (or any Parent Entity) attributable to the ownership of or operations of Holdings, the Borrowers and their Restricted Subsidiaries, (ii) fees and expenses related to any debt or equity offering, Permitted Investment or acquisition permitted hereunder (in each case, whether or not successful), (iii) franchise or similar taxes and other fees and expenses required in connection with the maintenance of its organizational existence or qualification to do business, (iv) the consideration to finance any Permitted Investment (provided that (A) such Restricted Payments under this clause (h)(iv) shall be made substantially concurrently with the closing of such Permitted Investment and (B) Holdings (or any Parent Entity) shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrowers or one of their Restricted Subsidiaries or the merger or amalgamation of the Person formed or acquired into the Borrowers or one of their Restricted Subsidiaries in order to consummate such Permitted Investment, (v) customary salary, bonus, severance, indemnification obligations and other fees, benefits or expenses reimbursements payable to directors, officers, employees, members of management and consultants of Holdings or any Parent Entity and any payroll, social security or similar taxes thereof to the extent such salaries, bonuses, severance, indemnification obligations and other fees, benefits or expense reimbursements are attributable to the ownership or operation of the Lead Borrower and its Restricted Subsidiaries, (vi) any incremental state or local income or franchise tax (net of any federal income tax benefits, as determined in good faith by the Lead Borrower) payable by Holdings or any Parent Entity as a result of any Restricted Payment to such entity permitted by this clause (h) and clauses (b), (g) and (i), (vii) any amounts permitted to be paid pursuant to clauses (ii), (iii), (iv), (v), (vii), (x) and (xiii) of Section 9.2.10 and (viii) without duplication of clause (v), Public Company Costs;

(i) made or expected to be made by the Borrowers in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management or consultants of Holdings (or any Parent Entity) or any of its Subsidiaries (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of the foregoing) and any repurchases of Equity Interests in consideration of such payments including demand repurchases in connection with the exercise of stock options and any retirement of Equity Interest in consideration of such payment;
(j) of regularly scheduled amounts then due and payable to holders of any class or series of Disqualified Equity Interests or preferred stock (to the extent such Restricted Payment is included in the definitions of “Consolidated Interest Expense and Charges” and “Fixed Charges”);
(k) made within 60 days after the date of declaration thereof, if at the date of declaration such Restricted Payment would have complied with the provisions of this Agreement;
(l) to fund the Transactions and the fees and expenses related thereto or owed to Affiliates (in each case, as permitted under this Agreement) and, to the extent constituting a Restricted Payment, for purposes of entering into and consummating the Transactions and the transactions expressly permitted under this Agreement;
(m) payable in shares of Equity Interests of, or consisting of rights to payment on Debt owed to the Borrowers or any Restricted Subsidiary by, Unrestricted Subsidiaries;
(n) solely with respect to the German Loan Parties, the entering into domination and/or profit and loss pooling agreements (Beherrschungs-und/oder Ergebnisabführungsverträge) within the meaning of Section 291 of the German Stock Corporation Act (AktG) as well as the distribution of profits and the compensation for losses in connection therewith; and
(o) made on the Third Restatement Date to consummate the Transactions, including the Specified Distribution.

Permitted Tax Distributions: for each taxable year or portion thereof with respect to which the Lead Borrower and/or any of its Subsidiaries are members (or constituent parts) of a consolidated, combined, unitary or similar income or franchise tax group for U.S. federal and/or applicable state or local income or franchise Tax purposes of which a direct or indirect parent of the Lead Borrower is the common parent (a “Tax Group”), aggregate distributions (which may be made in quarterly installments to fund estimated Tax payments) to pay the portion of any consolidated, combined, unitary or similar U.S. federal, state or local income and franchise Taxes (as applicable) of such Tax Group for such taxable year that are attributable to the income (or the applicable franchise tax base) of the Lead Borrower and/or its Subsidiaries; provided that (i) the amount of such dividends or other distributions for any taxable year or portion thereof shall not exceed the amount of such Taxes that the Lead Borrower and/or its applicable Subsidiaries, as applicable, would have paid had the Lead Borrower and/or such Subsidiaries, as applicable, been a stand-alone corporate taxpayer (or a stand-alone corporate group) and (ii) dividends or other distributions in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Lead Borrower or any of its Restricted Subsidiaries for such purpose.
Person: any individual, corporation, limited liability company, partnership, joint venture, joint stock company, land trust, business trust, unincorporated organization, Governmental Authority or other entity.
Plan: any employee benefit plan (as such term is defined in Section 3(3) of ERISA), other than any Canadian Employee Plan or Canadian Pension Plan, established or maintained by an Obligor or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, an ERISA Affiliate.
Pledge Agreements: the U.S. Pledge Agreement and the Canadian Pledge Agreements.
Post-Amendment Effective Date European Guarantor: each Subsidiary (other than the German Borrowers) that becomes a party to the Cash Pooling Arrangement after the Second Restatement Date pursuant to Section 9.1.9(e) upon such entity becoming a party hereto.

PPSA: the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of the Agent’s Lien on any Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.
Pro Forma Basis: with respect to any financial calculation or compliance with any covenant or test hereunder, performing such calculation or compliance with such covenant or test, as applicable, for any events as described below that occur subsequent to the commencement of any period of four consecutive Fiscal Quarters (the “Reference Period”) for which the financial effect of such events is being calculated (or compliance being tested), and giving effect to the events for which such calculation (or compliance test) is being made, such calculation (or compliance test) as will give pro forma effect to such events as if such events occurred on the first day of the Reference Period or in the case of Total Assets, after giving effect thereto (it being understood and agreed that (x) unless otherwise specified, such Reference Period shall be deemed to be the four consecutive Fiscal Quarters ending on the last day of the most recently ended fiscal quarter of Holdings and its Subsidiaries for which financial statements are available and such pro forma adjustments shall be excluded to the extent already accounted for in the calculation of EBITDA for such period and (y) if any Person that became a Restricted Subsidiary was merged, amalgamated or consolidated with or into the Lead Borrower or the Canadian Borrower, as applicable, or any Restricted Subsidiary thereof shall have experienced any event requiring adjustments pursuant to this definition, then such calculation shall give pro forma effect thereto for such period as if such event occurred at the beginning of such period): (i) in making any determination of EBITDA, pro forma effect shall be given to any Asset Disposition of a Restricted Subsidiary, manufacturing facility or line of business, to any asset acquisition, any discontinued operation or any operational change and any Subsidiary redesignation in each case that occurred during the Reference Period (and, in the case of determinations made with respect to any action the taking of which hereunder is subject to compliance on a Pro Forma Basis or otherwise as specified in the definitions of Fixed Charges and Payment Condition (any such action, a “Restricted Action”) occurring during the Reference Period or thereafter and through and including the date of such determination) and (ii) in making any determination on a Pro Forma Basis,
(x) all Debt (including Debt incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Debt) incurred or permanently repaid, returned, redeemed or extinguished during the Reference Period (or, in the case of determinations made with respect to any Restricted Action, occurring during the Reference Period or thereafter and through and including the date of such determination) shall be deemed to have been incurred or repaid, returned, redeemed or extinguished at the beginning of such period and
(y) interest expense of such Person attributable to (A) interest on any Debt, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of determination as if such rate had been actually in effect during the period for which pro forma effect is being given taking into account any Hedging Agreements applicable to such Debt, (B) any Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Senior Officer of the Lead Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP and (C) interest on any Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Lead Borrower or a Restricted Subsidiary thereof may designate.

Pro forma calculations or determinations made pursuant to the definition of “Pro Forma Basis” shall be determined in good faith by a Senior Officer of the Lead Borrower and, for any fiscal period ending on or prior to the last day of the four full consecutive Fiscal Quarters ended after the occurrence of any such event described above, may include (a) adjustments of the nature used in connection with the calculation of “Adjusted EBITDA” as set forth in note (1) to “Summary – Summary Historical and Unaudited Pro Forma Condensed Consolidated Financial and Other Data” in the offering memorandum in connection with the Existing Secured Notes Debt; (b) adjustments calculated in accordance with Regulation S-X under the Exchange Act and (c) adjustments to give effect to any Pro Forma Cost Savings in an amount pursuant to this clause (c) not to exceed 30% of EBITDA for the applicable Reference Period before giving effect to such Pro Forma Cost Savings.

Pro Forma Cost Savings: without duplication, with respect to the eighteen (18) month period referenced below and any pro forma event, the net reduction in costs (including sourcing), operating expenses and other operating improvements or synergies for which specified actions have been taken or are reasonably expected to be taken during the eighteen (18) month period ended after the date of such pro forma event and that are reasonably identifiable and factually supportable, as if all such reductions in costs had been effected as of the beginning of such period, net of the amount of actual benefits realized during such period from such actions based on the good faith reasonable beliefs of the Lead Borrower.
Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) while Revolver Commitments are outstanding, by dividing the amount of such Lender’s Revolver Commitment by the aggregate amount of all Revolver Commitments (or the Revolver Commitments of one or more of the U.S. Sub-Facility, the Canadian Sub-Facility and/or the German Sub-Facility, if so stated); and (b) at any other time, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate amount of all outstanding Revolver Loans and LC Obligations.
Properly Contested: with respect to any obligation of an Obligor, (a) the obligation is subject to a bona fide dispute regarding amount or the Obligor’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not reasonably be expected to have a Material Adverse Effect; and (e) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.
Property: any property or asset, whether real, personal or mixed, or tangible or intangible.
Protective Advance: as defined in Section 2.1.7.
Public Company Costs: any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other jurisdictions), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and to the extent relating thereto, other executive costs, legal and other professional fees and listing fees.

Public Lender: any Lender that has personnel who do not wish to receive material non-public information with respect to the Lead Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.

Published LIBOR: “LIBOR”, without giving effect to the last sentence of the definition thereof.
Purchase Money Debt: (a) Debt incurred to finance the purchase, lease, construction, repair, replacement, improvement or acquisition, as the case may be, of real or personal property or other assets, and whether acquired through the direct acquisition of property or assets or the acquisition of Equity Interest of any Person owning such property or assets, or otherwise and (b) any renewals, extensions, modifications or refinancings thereof.
Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the real or personal property or other assets financed, purchased, leased, constructed, repaired, replaced, improved or acquired, as the case may be, with such Purchase Money Debt; provided that individual equipment, purchase money or capital lease financings provided by one lender (or its Affiliates) may be cross-collateralized to other equipment, purchase money or capital lease financings, which consist of Purchase Money Debt incurred pursuant to this Agreement and are provided by such lender (or its Affiliates).
Qualified Capital Stock: any Equity Interest of the Lead Borrower that is not a Disqualified Equity Interest.
Qualified Cash: cash and Cash Equivalents of the Borrowers and the Guarantors that are subject to Deposit Account Control Agreements in form and substance reasonably satisfactory to Agent (which will not prohibit withdrawal of such funds by such Borrower or Guarantor in the absence of an Event of Default).
Qualified ECP Guarantor: in respect of any Hedging Agreement, each Obligor that has total assets exceeding $10,000,000 at the time such Hedging Agreement is entered into or such other person as constitutes an “ECP” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “ECP” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Qualified IPO: the issuance by Holdings or any Parent Entity of its common stock in an underwritten primary public offering pursuant to an effective registration statement filed with the United States Securities and Exchange Commission in accordance with the Exchange Act (whether alone or in connection with a secondary public offering).
Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.
Refinancing Conditions: as to any Refinancing Debt: (a) except to the extent otherwise permitted under this Agreement, it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed, modified, refunded or refinanced (other than an increase in an aggregate principal amount resulting solely from any capitalized or payment-in-kind interest, any premium or any other reasonable amount paid, and fees and expenses incurred, in connection with such Refinancing Debt); (b) except to the extent otherwise permitted under this Agreement, in the case of Sections 9.2.1(a), (d), (k) (to the extent such Refinancing Debt refinances Debt incurred under Section 9.2.1(a), (d), (v)(ii), (dd) or (ee)), (v)(ii) (to the extent constituting Material Debt), (dd), (ee) and (ff) it has a final maturity no sooner than and a weighted average life no less than, the Debt being extended, renewed, modified, refunded or refinanced; (c) except to the extent otherwise permitted under this Agreement if the Debt being extended, renewed, modified, refunded or refinanced is contractually subordinated in right of payment or security to the Obligations, such extension, renewal, modification, refunding or refinancing is subordinated in right of payment or security to the Obligations on terms not materially less favorable on the whole to the Lenders as those contained in the documentation governing the Debt being extended, renewed, modified, refunded or refinanced; (d) in the case of Sections 9.2.1(a), (d), (k) (to the extent such Refinancing Debt refinances Debt incurred under Section 9.2.1(a), (d), (v)(ii), (dd) or (ee)), (v)(ii) (to the extent constituting Material Debt), (dd) or (ee), the representations, covenants and defaults applicable to it are not materially less favorable (taken as a whole) in any material respect to the Borrowers than those applicable to the Debt being extended, renewed, modified, refunded or refinanced (except for provisions applicable only to periods after the latest then-applicable Revolver Termination Date); (e) no additional Lien is granted to secure it (other than additional Permitted Liens on Property not constituting Current Asset Collateral); (f) no additional Person is obligated on such Debt; and (g) upon giving effect to it, no Event of Default exists.
Refinancing Debt: Debt that is the result of an extension, renewal, modification, refunding or refinancing of any Debt permitted under Section 9.2.1(a), (d), (h), (k), (t), (v), (w), (dd), (ee), (ff) or (gg) and Designated Refinancing Debt and Specified Refinancing Debt.
Register: as defined in Section 12.3.4.
Regulation T: Regulation T of the Board of Governors as from time to time in effect and rulings and interpretations thereunder or thereof, and any successor provision thereto.
Regulation U: Regulation U of the Board of Governors as from time to time in effect and rulings and interpretations thereunder or thereof, and any successor provision thereto.
Regulation X: Regulation X of the Board of Governors as from time to time in effect and rulings and interpretations thereunder or thereof, and any successor provision thereto.
Reimbursement Date: as defined in Section 2.2.2(a).
Related Real Estate Documents: (i) a Mortgage; (ii) a mortgagee title insurance policy, insuring the Agent’s interest under the Mortgage, in a form and amount and by an insurer reasonably acceptable to the Agent, which must be fully paid on such effective date; (iii) either (a) (x) solely with respect to a U.S. Mortgage, a new ALTA survey or (b) solely with respect to a Canadian Mortgage, a new survey prepared by a qualified land surveyor or (b) an existing as-built survey of the Mortgaged Property (together with a no change affidavit) sufficient for the title company to remove the standard survey exceptions and issue the survey-related endorsement; (iv) solely with respect to a U.S. Mortgage, a life-of-loan flood hazard determination and, if the Mortgaged Property is located in a flood plain, an acknowledged notice to borrower and evidence of flood insurance in accordance with Section 9.1.12; (iv) a mortgage opinion, addressed to the Agent and the Secured Parties covering the due authorization, execution, delivery and enforceability of the applicable Mortgage and such other customary matters incident to the transactions contemplated herein as the Agent may reasonably request (if not covered by title insurance), and shall otherwise be in form and substance reasonably satisfactory to the Agent; (v) evidence reasonably satisfactory to the Agent that the applicable Obligors have delivered to the title company such standard and customary affidavits, certificates, information, instruments of indemnification (including so-called “gap” indemnification) and other documents as may be reasonable necessary to cause the title company to issue the title insurance policies as contemplated by clause (ii) above; and (viii) evidence reasonably satisfactory to the Agent of payment by the Borrowers of all title policy premiums, search and examination charges, escrow charges and related charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the Mortgages, fixture filings and other real estate documents and the issuance of the title policies contemplated by clause (ii) above.

Release: any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
Relevant German Party: any Obligor that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 German Foreign Trade Act (Außenwirtschaftgesetz) (including any of its directors, managers, officers, agents and employees).
Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts due and owing by an Obligor to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any Eligible Inventory or Eligible German Inventory, as applicable, and could legally assert a Lien on any Inventory; and (b) a reserve at least equal to three months’ rent and other periodic charges that would reasonably be expected to be payable to any such Person, unless it has executed a Lien Waiver, in each case, excluding any amounts being disputed in good faith.
Report: as defined in Section 11.2.2.
Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
Required Lenders: the Lenders holding more than 50% of the aggregate amount of Revolver Commitments and Revolver Loans outstanding at any time; provided, however the Revolver Commitments and Revolver Loans of any Defaulting Lender shall be excluded from such calculation.
Requirements of Law: with respect to any Person, collectively, the common law and all federal, state, provincial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
Reset Date: as defined in Section 1.9.
Response: (a) any “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and
(b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
Responsible Officer: any Senior Officer, and the treasury director and the director of financial analysis.
Restatement Date: March 28, 2013.
Restricted Debt Payment: as defined in Section 9.2.6.

Restricted Payment: (a) any dividend or other distribution in respect of any Equity Interest (other than payment-in-kind) of the Lead Borrower, (b) any purchase, redemption, or other acquisition or retirement for value of any Equity Interest of the Lead Borrower.
Restricted Subsidiary: any direct or indirect Subsidiary of the Lead Borrower, the Canadian Borrower or any German Borrower that is not an Unrestricted Subsidiary.
Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule I, as hereafter modified pursuant to an Assignment and Acceptance to which it is a party. The aggregate amount of the combined Revolver Commitments as of the Third Restatement Date is $125,000,000. The maximum amount of Revolver Commitments available for use under the Canadian Sub-Facility shall be the then current Canadian Revolver Sublimit. The maximum amount of Revolver Commitments available for use under the U.S. Sub-Facility shall be the then current U.S. Revolver Sublimit. The maximum amount of Revolver Commitments available for use under the German Sub-Facility shall be the then current Total German Revolver Sublimit. “Revolver Commitments” means the aggregate amount of such commitments of all Lenders.
Revolver Commitment Increase: as defined in Section 2.1.4(a)(i).
Revolver Commitment Increase Notice: as defined in Section 2.1.4(a)(ii).
Revolver Loan: a U.S. Revolver Loan, a Canadian Revolver Loan or a German Revolver Loan.
Revolver Note: a U.S. Revolver Note or a Canadian Revolver Note.
Revolver Termination Date: with respect to Revolver Loans, (x) February 15, 2019 or (y) October 17, 2019 if the Revolver Termination Date Conditions have been satisfied on or prior to February 14, 2019, or, with respect to any Extended Revolving Commitment or Extended Revolving Loan, the date agreed to in the applicable Extension pursuant to Section 2.1.9.
Revolver Termination Date Conditions: all outstanding Existing Secured Notes Debt shall have been repaid, refinanced (solely with indebtedness having a maturity date at least 91 days after the date set forth in clause (y) of the definition of “Revolver Termination Date”), redeemed or otherwise defeased or discharged prior to the maturity date of such Existing Secured Notes Debt in effect as of the date hereof.

S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.
Sale and Leaseback Transaction: an arrangement with any Person relating to Property used or useful in the business of the Borrowers or their Subsidiaries, whether now owned or acquired after the Third Restatement Date, whereby a Borrower or a Subsidiary sells or transfers such Property to a Person and thereafter rents or leases such Property or other Property which it intends to use for substantially the same purpose or purposes as the Property being sold or transferred.
Sanctions: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom, or (d) the Government of Canada, to the extent that the Borrowers’ compliance therewith would not result in the violation of any Sanctions by Lenders.

Sanctioned Country: at any time, a country or territory which is the subject or target of any Sanctions.
Sanctioned Person: at any time, (a) any Person, or any Person controlled by a Person, listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, (b) any person listed in any Sanctions-related list of designated Persons maintained by the United Nations Security Council, the European Union, or any European Union member state or the Government of Canada, or (c) any person with whom it is prohibited to do business on account of Sanctions imposed on a country in which the Person is organized or operating.
SEC: the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.
Second Amended Credit Agreement: as defined in the preamble.
Second Amendment Agreement: the Second Amendment Agreement dated as of the Third Restatement Date among the Borrowers, the Agent and certain Lenders party thereto.
Second Amendment & Restatement Lead Arranger: Bank of America, N.A.
Second Restatement Date: October 17, 2014.
Secured Bank Product Obligations: the U.S. Secured Bank Product Obligations, the Canadian Secured Bank Product Obligations and the German Secured Bank Product Obligations.
Secured Bank Product Provider: (a) Bank of America or any of its Affiliates or branches; and (b) any other Lender or Affiliate or branch of a Lender that is providing a Bank Product (provided such provider delivers written notice to the Agent, in form and substance reasonably satisfactory to the Agent, which has been countersigned by the Lead Borrower to designate such Bank Product as a Secured Bank Product Obligation, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 11.12).
Secured Obligations: the U.S. Secured Obligations, the Canadian Secured Obligations and the German Secured Obligations.
Secured Parties: the Agent, the Issuing Bank, the Lenders and Secured Bank Product Providers.
Security Agreements: the U.S. Security Agreement, the Canadian Security Agreement and the German Security Documents.

Security Documents: the U.S. Security Documents, the Canadian Security Documents, the German Security Documents and the Intercreditor Agreement.
Senior Notes Debt: the senior notes and the guarantees thereof issued pursuant to the Senior Notes Indenture.
Senior Notes Indenture: that certain Indenture, dated as of March 28, 2013, among the Lead Borrower, the guarantors party thereto and U.S. Bank National Association, as trustee

Senior Officer: the chairman of the board, president, chief administrative officer, chief executive officer, chief financial officer, chief operating officer or treasurer of the Lead Borrower or, if the context requires, of another Obligor.
Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to the Lenders on a Pro Rata basis in accordance with their Revolver Commitments.
Significant Subsidiary: any Subsidiary that, on a consolidated basis with its subsidiaries, accounts for more than 10% of Total Assets or more than 10% of the Lead Borrower’s and the Restricted Subsidiaries’ consolidated revenues.
Similar Business: any business conducted or proposed to be conducted by the Lead Borrower, the Canadian Borrower, the German Borrowers or their respective Subsidiaries on the Third Restatement Date or any business that is similar, reasonably related, incidental or ancillary thereto.
Sold Entity or Business: as defined in the definition of “EBITDA.”
Solidary Claim: as defined in Section 11.15.1.
Solvent: as to any Person at any time (i) the sum of the debt (including contingent liabilities) of such Person and its Restricted Subsidiaries, taken as a whole, does not exceed the fair value or the present fair saleable value of the assets of such Person and its Restricted Subsidiaries, taken as a whole;
(ii) the capital of such Person and its Restricted Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Restricted Subsidiaries, taken as a whole, contemplated as of the date hereof; and (iii) such Person and its Restricted Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the Ordinary Course of Business, (iv) as regards each Canadian Obligor, none is an “insolvent person” as defined in the Bankruptcy and Insolvency Act (Canada) and (v) as regard to each German Borrower, “Solvent” shall mean such Person not being illiquid (zahlungsunfähig) or overindebted (überschuldet) in accordance with section 17 and section 19, respectively, of the German Insolvency Code (Insolvenzordnung). For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified Distribution: the one-time special distribution to the existing shareholders of Milacron Holdings in an aggregate amount not to exceed $145,000,000.
Specified Transactions: collectively, (i) the transactions contemplated by the Securities Purchase Agreement, dated as of February 11, 2013 (together with the exhibits and disclosure schedules thereto, among the Lead Borrower, Mold-Masters, the selling equityholders of Mold-Masters party thereto and the Seller’s (as defined therein) representative party thereto), the equity investments in Holdings, the issuance of the Senior Notes Debt, the entering into the Amended Credit Agreement, the refinancing or repayment of certain third party Debt for borrowed money of Mold-Masters and its subsidiaries, and the entry into and borrowings under the Existing Term Loan Agreement, consummated March 28, 2013, (ii) the transactions contemplated by Amendment No. 1 to the Existing Term Loan Agreement, dated as of March 31, 2014, including, but not limited to, the borrowings of the incremental term loans thereunder, and (iii) the transactions contemplated by the Amendment Agreement, including, but not limited to, the amendment and restatement of the Amended Credit Agreement.

Specified Event of Default: any Event of Default arising under Section 10.1(a), any Event of Default arising under Section 10.1(h) (with respect to the Lead Borrower, the Canadian Borrower and any German Borrower only), any Event of Default arising under Section 10.1(d)(i) any Event of Default arising under Section 10.1(c) (solely relating to a failure to comply with Section 7.2.4) and any Event of Default arising under Section 10.1(d)(ii) (solely relating to a failure to comply with Section 9.1.13(a)).
Specified Refinancing Debt: as defined in Section 2.1.8(a).
Specified Refinancing Facility: as defined in Section 2.1.8(a).
Sponsor: CCMP and its Affiliates, other than any operating portfolio companies.
Spot Rate: the exchange rate, as determined by the Agent, that is applicable to conversion of one currency into another currency, which is (a) the exchange rate reported by Bloomberg (or other commercially available source designated by the Agent) as of the end of the preceding business day in the financial market for the first currency; or (b) if such report is unavailable for any reason, the spot rate for the purchase of the first currency with the second currency as in effect during the preceding business day in the Agent’s principal foreign exchange trading office for the first currency.
Subordinated Debt: Debt incurred by the Lead Borrower or a Restricted Subsidiary that is expressly subordinate and junior in right of payment to the Full Payment of all Obligations.
Subsidiary: with respect to any Person, any entity more than 50% of whose voting Equity Interests is owned by such Person (including indirect ownership by such Person through other entities in which an Obligor directly or indirectly owns more than 50% of the voting Equity Interests). When used without reference to Holdings, the term “Subsidiary” shall be deemed to refer to a Subsidiary of a Borrower.
Supermajority Lenders: the Lenders holding more than 66⅔% of the aggregate amount of Revolver Commitments and Revolver Loans outstanding at any time; provided, however, the Revolver Commitments and Revolver Loans of any Defaulting Lender shall be excluded from such calculation.
Swingline Lender: any Applicable Lender who advances a Swingline Loan to any applicable Borrower.
Swingline Loan: any U.S. Swingline Loan or Canadian Swingline Loan.
Tax Group: as defined in the definition of “Permitted Tax Distributions”.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, remittances, fees or charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Loan Agent: J.P. Morgan Chase Bank, N.A., as collateral agent for the holders of the Term Loan Debt.
Term Loan Debt: the loans and the guarantees thereof issued pursuant to the Term Loan Documents.
Term Loan Documents: the Term Loan Facility and all security, guarantees, pledge agreements and other agreements or instruments executed in connection therewith.

Term Loan Facility: that certain Term Loan Agreement, dated as of May 14, 2015, by and among Holdings, the Lead Borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative and collateral agent, and the lenders party thereto.
Term Priority Collateral: as defined in the Intercreditor Agreement.
Test Period: each period of four consecutive fiscal quarters of the Lead Borrower then last ended for which financial statements have been delivered pursuant to Section 9.1.2(a) or (b), in each case taken as one accounting period.
Third Amendment & Restatement Lead Arranger: Bank of America, N.A.
Third Restatement Date: the date that the conditions precedent set forth in Section 3 of the Second Amendment Agreement have been satisfied.
Total Assets: with respect to Person and its Restricted Subsidiaries, the total assets of Person and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Lead Borrower and the Restricted Subsidiaries as may be expressly stated.
Total German Available Credit: as to all German Borrowers, at any time, (a) the Total German Maximum Credit in effect at such time, minus (b) the sum of the aggregate Total German Revolver Credit Outstandings at such time.
Total German Maximum Credit: at any time, the lesser of (a) the Total German Revolver Sublimit in effect at such time and (b) the German Borrowing Base of all German Borrowers at such time.
Total German Revolver Credit Outstandings: at any particular time, the sum of (a) the Dollar Equivalent of the principal amount of the German Revolver Loans outstanding of all German Borrowers at such time and (b) the Dollar Equivalent of the German LC Obligations of all German Borrowers outstanding at such time.
Total German Revolver Sublimit: an aggregate amount equal to $25,000,000, as such amount may be increased from time to time as a result of a German Revolver Commitment Increase pursuant to Section 2.1.4(b).
Total Net Leverage Ratio: as at the last day of any Reference Period, the ratio of (a) an amount equal to (i) Consolidated Total Debt on such day minus (ii) an amount equal to the sum of (x) unrestricted cash and cash equivalents of the Lead Borrower and its Restricted Subsidiaries on such date plus (y) the cash and cash equivalents of the

Lead Borrower and its Restricted Subsidiaries restricted in favor of the Secured Parties and any Debt permitted under Section 9.2.1 that is secured by a Lien on the Collateral permitted by Section 9.2.2, (in each case determined in accordance with GAAP), to (b) EBITDA for such Reference Period.
Total Net Secured Leverage Ratio: as at the last day of any Reference Period, the ratio of (a) an amount equal to (i) Consolidated Total Debt on such day (other than any portion thereof that is unsecured or is secured by Liens on the Collateral ranking junior to the Liens securing the Secured Obligations pursuant to an intercreditor agreement, in each case, except for Incremental Equivalent Debt (as defined in the Term Loan Facility in effect as of the Third Restatement Date), which in the case of any such Incremental Equivalent Debt (as defined in the Term Loan Facility in effect as of the Third Restatement Date) shall be included) minus (ii) an amount equal to the sum of (x) unrestricted cash and cash equivalents of the Lead Borrower and its Restricted Subsidiaries on such date plus (y) the cash and cash equivalents of the Lead Borrower and its Restricted Subsidiaries restricted in favor of the Secured Parties and any Debt permitted under Section 9.2.1 that is secured by a Lien on the Collateral permitted by Section 9.2.2, (in each case determined in accordance with GAAP) to (b) EBITDA for such Reference Period.

Total Voting Power: with respect to any Person, the total number of votes which holders of Equity Interests having the ordinary power to vote, in the absence of contingencies, are entitled to cast for the election of directors (determined on a fully diluted basis).
Trademark Security Agreements: the U.S. Trademark Security Agreements and the Canadian Trademark Security Agreements.
tranche: as defined in Section 2.1.9(a).
Transaction: each of the following transactions consummated or to be consummated in connection therewith:
(a) the execution, delivery and performance of the Term Loan Documents and any borrowings thereunder (including any borrowings to fund the Transaction Costs);
(b) the repayment, redemption, defeasance, discharge, refinancing, termination or satisfaction in full of the obligations under the Existing Term Loan Agreement and the Existing Secured Notes Debt;
(c) the Specified Distribution;
(d) the execution, delivery and performance of the Second Amendment Agreement and the amendment and restatement of this Agreement; and
(e) the payment of all fees, premiums, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

Transaction Costs: as defined in the definition of “Transaction.”
Type: any type of a Revolver Loan (i.e., U.S. Base Rate Loan, Canadian Base Rate Loan, LIBOR Loan, Canadian Prime Loan, B/A Equivalent Loan, German Base Rate Loan) that has the same interest option and, in the case of LIBOR Loans, the same Interest Period and in the case of B/A Equivalent Loans, the same Contract Period.
UCC: the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other United States jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
Unfunded Pension Liability: the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
United States: United States of America. “U.S.” has a correlative meaning.

Unrestricted Subsidiary: as of the Third Restatement Date, the entities listed on Schedule 1.1(b); and subsequent to the Third Restatement Date, any Subsidiary of the Lead Borrower designated by the Lead Borrower as an Unrestricted Subsidiary pursuant to Section 9.1.14.
Unused Line Fee: as defined in Section 3.2.1.
Unused Line Fee Rate: (i) initially, 0.50% per annum on the average daily unused Availability, calculated based upon the actual number of days elapsed over a 360-day year payable quarterly in arrears and (ii) from and after the delivery by the Lead Borrower, the Canadian Borrower and the German Lead Borrower to the Agent of the Borrowing Base Certificates for the first full Fiscal Quarter completed after the Second Restatement Date, determined by reference to the following grid on a per annum basis based on the Average Usage as a percentage of the Revolver Commitments during the immediately preceding Fiscal Quarter:

Average Usage	Unused Line Fee Rate
< 50%	0.50%
0.375%

≥50%
U.S. Available Credit: at any time, (a) the lesser of (i) the U.S. Revolver Sublimit at such time and (ii) the U.S. Borrowing Base at such time, minus (b) the sum of the aggregate U.S. Revolver Credit Outstandings at such time.
U.S. Base Rate: for any day, a per annum rate equal to the greater of (a) the U.S. Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50% per annum; or (c) except during any period of time when the circumstances set forth in Sections 3.4 and 3.5 exist, Published LIBOR for a one-month interest period as determined on such day, plus 1.00%.
U.S. Base Rate Loan: a Revolver Loan that bears interest based on the U.S. Base Rate.
U.S. Borrowers: (i) the Lead Borrower and (ii) any U.S. Subsidiaries of the Lead Borrower that own any assets included in the Borrowing Base and that execute a counterpart hereto and to any other applicable Loan Documents as a Borrower.
U.S. Borrowing Base: the sum, in Dollars, of the following as set forth in the most recently delivered Borrowing Base Certificate by the U.S. Borrowers:

(a) 85% of Eligible Accounts of the U.S. Borrowers; plus

(b) the lesser of (x) 65% of the lesser of cost (on a basis consistent with the Obligors’ historical accounting practices) or market value of Eligible Inventory of the U.S. Borrowers; and (y) 85% of the appraised NOLV Percentage of Eligible Inventory of the U.S. Borrowers; minus
(c) any Availability Reserve established in connection with the foregoing.
U.S./Canada Availability: as of any applicable date, the amount by which the U.S./Canada Line Cap at such time exceeds the aggregate amount of U.S. Revolver Loans, Canadian Revolver Loans, U.S. LC Obligations and Canadian LC Obligations on such date.

U.S./Canada Line Cap: at any time, an amount equal to the sum of the U.S. Maximum Credit and the Canadian Maximum Credit.
U.S. Copyright Security Agreement: each copyright security agreement executed and delivered pursuant to the U.S. Security Agreement or any other U.S. Security Document.
U.S. Guarantors: Holdings and each wholly-owned Restricted Subsidiary (other than any Excluded Subsidiary) of the Lead Borrower that guarantees payment or performance of any U.S. Secured Obligations pursuant to terms and provisions of this Agreement and listed on Schedule II hereto or joined pursuant to a joinder agreement as contemplated by Section 9.1.9 (provided that for purposes of Section 13, the term “U.S. Guarantors” shall include the U.S. Borrowers).
U.S. LC Obligations: the sum (without duplication) of (a) all amounts owing by the U.S. Borrowers for any drawings under Letters of Credit; and (b) the stated amount of all outstanding Letters of Credit issued to a U.S. Borrower.
U.S. Letter of Credit: any standby or documentary letter of credit issued by the Issuing Bank for the account of any U.S. Borrower or any of the U.S. Borrowers’ Subsidiaries, or any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support issued by the Agent or the Issuing Bank for the benefit of any U.S. Borrower or any of the U.S. Borrowers’ Subsidiaries.
U.S. Letter of Credit Subline: $40,000,000.
U.S. Maximum Credit: at any time, the lesser of (a) the U.S. Revolver Sublimit in effect at such time and (b) the U.S. Borrowing Base at such time.
U.S. Mortgage: each mortgage, deed of trust or deed to secure debt, pursuant to which a U.S. Obligor grants a Lien on Mortgaged Property to the Agent for the benefit of Secured Parties as security for the Secured Obligations in form and substance reasonably satisfactory to the Agent, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time; provided that, if any Mortgage is in a mortgage recording tax state, such Mortgage shall be capped at the title insurance amount for the Mortgaged Property.
U.S. Obligations: all (a) principal of and premium, if any, on the U.S. Revolver Loans, (b) U.S. LC Obligations, (c) principal of and premium, if any, on any Specified Refinancing Debt borrowed by the U.S. Borrowers, (d) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by U.S. Obligors, in each case pursuant to the U.S. Sub-Facility, (e) other monetary obligations owing by the U.S. Obligors with respect to the U.S. Sub-Facility and (f) the German Secured Obligations (solely in such Loan Party’s capacity as a German Guarantor) and the Canadian Secured Obligations (solely in such Loan Party’s capacity as a Canadian Guarantor), each pursuant to the terms and provisions of the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including interest, expenses and fees which, but for the filing of a petition in bankruptcy with respect to the Lead Borrower or any U.S. Guarantor, would have accrued on any U.S. Obligations, whether or not a claim is allowed against the Lead Borrower or such U.S. Guarantor for such interest, expenses or fees in the Insolvency Proceeding. For the avoidance of doubt, the Guaranty by the U.S. Obligors of the Canadian Obligations shall not constitute U.S. Obligations.
Obligor: each U.S. Borrower and any U.S. Guarantor.
Overadvance: as defined in Section 2.1.6(a).
U.S. Patent Security Agreement: each patent security agreement executed and delivered pursuant to the U.S. Security Agreement or any other U.S. Security Document.
U.S. Pledge Agreement: the Pledge Agreement dated as of April 30, 2012, as amended and restated as of May 14, 2015, by each U.S. Obligor in favor of the Agent.
U.S. Prime Rate: the rate per annum of interest announced by Bank of America from time to time as its prime rate. Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
U.S. Revolver Commitment Adjustment: as defined in Section 2.1.11(a).
U.S. Revolver Credit Outstandings: at any particular time, the sum of (a) the principal amount of the U.S. Revolver Loans outstanding at such time and (b) the U.S. LC Obligations outstanding at such time.
U.S. Revolver Loan: a loan made pursuant to Section 2.1(a), including, without duplication, any
U.S. Swingline Loan (to the extent the context so requires the same), Overadvance Loan in respect of a
U.S. Overadvance and Extended Revolving Loan in respect of any of the foregoing.
U.S. Revolver Note: a promissory note executed by the U.S. Borrowers in favor of a Lender in the form of Exhibit C-1, in the amount of such Lender’s Revolver Commitment with respect to U.S. Revolver Loans.
U.S. Revolver Sublimit: an aggregate amount equal to $80,000,000, as such amount may be (a) increased from time to time as a result of a Revolver Commitment Increase pursuant to Section 2.1.4(a) and (b)

increased or decreased from time to time as a result of a U.S. Revolver Commitment Adjustment pursuant to Section 2.1.11.
U.S. Secured Bank Product Obligations: Bank Product Debt of a U.S. Obligor owing to a Secured Bank Product Provider, up to the maximum amount (in the case of any Secured Bank Product Provider other than Bank of America and its Affiliates so long as Bank of America is the Agent) reasonably specified by such provider in writing to the Agent, which amount may be established or increased (by further written notice to the Agent from time to time) as long as no Default or Event of Default exists; provided that U.S. Secured Bank Product Obligations of any U.S. Obligor shall not include Excluded Hedging Obligations of such U.S. Obligor.
U.S. Secured Obligations: the U.S. Obligations and the U.S. Secured Bank Product Obligations.
U.S. Security Agreement: that certain security agreement, dated as of April 30, 2012, as amended and restated as of May 14, 2015, by and among Bank of America as the Agent thereunder, the
U.S. Borrowers and the Guarantors.
U.S. Security Documents: the U.S. Pledge Agreement, the U.S. Security Agreement, the U.S. Mortgages, the U.S. Patent Security Agreements, the U.S. Copyright Security Agreements, the U.S. Trademark Security Agreements and all other documents, instruments and agreements now or hereafter securing any U.S. Secured Obligations.
U.S. Sub-Facility: the Revolver Commitments of the Lenders solely related to the obligation to make Revolver Loans and issue Letters of Credit to the U.S. Borrowers, and the U.S. Revolver Loans so made and U.S. Letters of Credit so issued and other Obligations of the U.S. Obligors related thereto.
U.S. Subsidiary: a Subsidiary organized under the laws of the United States, any state thereof, or the District of Columbia.
Swingline Loans: as defined in Section 4.1.3(a).
Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).
U.S. Trademark Security Agreement: each trademark security agreement executed and delivered pursuant to the U.S. Security Agreement or any other U.S. Security Document.

Write-Down and Conversion Powers: with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Yen: the lawful currency of Japan.
1.2 Accounting Terms. Under the Loan Documents (except as otherwise specified herein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Holdings delivered to the Agent before the Third Restatement Date; provided, however, that if the Lead Borrower notifies the Agent that the Borrowers wish to amend any provision of this Agreement or the other Loan Documents to reflect the effect of any change in GAAP or the application thereof occurring after the date of this Agreement on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided further that if an amendment is requested by the Lead Borrower or the Required Lenders, then the Lead Borrower and the Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Agent or the Lenders) to preserve the original intent thereof in light of such change in GAAP or the application thereof subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided further that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrowers or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Debt in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof. If the Lead Borrower notifies the Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS.

Notwithstanding anything to the contrary above or the definition of Capital Lease, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the date hereof) that would constitute Capital Leases on the Third Restatement Date shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.
1.3 Uniform Commercial Code and PPSA. As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York (and with respect to any Canadian Obligor, such definition or correlative terms (if existing) under the PPSA shall be defined in accordance with the PPSA) from time to time: “Chattel Paper,” “Deposit Account,” “Document,” “Equipment” and “General Intangibles.”
1.4 Certain Matters of Construction. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Wherever the context may require, any pronoun used shall be deemed to cover all genders. In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.” The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision. Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document. All references to (a) laws or statutes include all related rules, regulations, interpretations, amendments and successor provisions consolidating, amending, replacing, supplementing, or interpreting such law or statute, except as specifically provided otherwise; (b) unless specifically provided otherwise, any document, instrument or agreement (including any Loan Documents) includes any amendments, restatements, amendments and restatements, supplements, waivers and other modifications, extensions or renewals (to the extent not prohibited by the Loan Documents); (c) any section means, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and permitted assigns; (f) unless specified otherwise, all references herein to times of day shall be references to New York time (daylight or standard, as applicable); or (g) discretion of the Agent, the Issuing Bank or any Lender means the sole and absolute discretion of such Person acting reasonably and in good faith. All determinations (including calculations of fair market value, Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time. No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision. Whenever the phrase “to the best of the Obligors’ knowledge” or words of similar import are used in any Loan Documents, it means actual knowledge of a Senior Officer. In the event that payment or performance of any covenant, duty or obligation is stated to be due or performance is required on (or before) a day that is not a Business Day, then the time for such performance or payment shall be extended to the next Business Day and such extension of time shall be reflected in computing interest or fees, as the case may be.
When applying baskets, thresholds and other exceptions to the representations, covenants and Events of Default, the Dollar Equivalent to any relevant amount shall be calculated (i) in the case of any Investment, lease, Lien, loan, Debt or other relevant transaction in place on the Third Restatement Date, as at the Third Restatement Date, and (ii) in the case of any Permitted Asset Disposition, Permitted Acquisition, Permitted Investment, lease, Permitted Lien, loan, Debt or taking other relevant action, as at the date the relevant Obligor incurs or makes the relevant Asset Disposition, Acquisition, Investment, lease, Lien, loan, Debt or takes the other relevant action. No Event of Default or breach of any representation or covenant shall arise solely as a result of a subsequent change in the Dollar equivalent of any relevant amount due to fluctuations in exchange rates. For the avoidance of doubt, notwithstanding the amount utilized with respect to each dollar basket exception to the negative covenants contained in Section 9.2 of the Amended Credit Agreement, the amount utilized with respect to each dollar basket exception to the negative covenants contained in Section 9.2 shall be deemed to be zero as of the Third Restatement Date.

1.5 Rounding. Any financial ratios required to be maintained by the Obligors pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).
1.6 Certain Calculations and Tests.
1.6.1 Notwithstanding anything to the contrary herein, to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio, the Total Net Secured Leverage Ratio or whether the Payment Conditions have been met) and/or the amount of EBITDA or Total Assets or (ii) the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to
(A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness), (B) the making of any Restricted Payment and/or (C) the making of any Restricted Debt Payment (such action pursuant to clause (A), (B) or (C), a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Lead Borrower (a “LCT Election”), (1) in the case of any acquisition or similar Investment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment or (y) the consummation of such acquisition or Investment, (2) in the case of any Restricted Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) the declaration of such Restricted Payment or (y) the making of such Restricted Payment and (3) in the case of any Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment or (y) the making of such Restricted Debt Payment (the applicable date pursuant to clause (1), (2) or (3), as applicable, the “LCT Test Date”), in each case, after giving effect to the relevant acquisition or similar Investment, Restricted Payment and/or Restricted Debt Payment on a Pro Forma Basis; provided that, solely with respect to any determination of compliance with clauses (iii) and (iv) in the definition of “Payment Conditions”, to the extent the Lead Borrower has made an LCT Election for any Limited Condition Transaction, the determination of such compliance that is a condition to the consummation or making of such Limited Condition Transaction shall be tested at the time of the consummation or making of such Limited Condition Transaction regardless of whether the Lead Borrower has chosen the earlier LCT Test Date. If the Lead Borrower has made an LCT Election for any Limited

Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test (including, without limitation, the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio, the Total Net Secured Leverage Ratio or whether the Payment Conditions have been met) and/or the amount of EBITDA or Total Assets with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Payments or Restricted Debt Payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or the amount of EBITDA or Total Assets shall be tested by calculating the availability under such financial ratio or test and/or the amount of EBITDA or Total Assets, as applicable, on a pro forma basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and the use of proceeds thereof).

1.6.2 Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Fixed Charge Coverage Ratio, any Total Net Leverage Ratio test, the Total Net Secured Leverage Ratio and/or whether the Payment Conditions have been met) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, any Fixed Charge Coverage Ratio, any Total Net Leverage Ratio test, the Total Net Secured Leverage Ratio and/or whether the Payment Conditions have been met) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.
1.7 Changes in Calculations. For purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Fixed Charge Coverage Ratio, the Total Net Leverage Ratio, the Total Net Secured Leverage Ratio or the amount of Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
1.8 Currency Equivalents Generally. Any amount specified in this Agreement or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars to the extent necessary to give effect to the intent, where applicable, that this Agreement apply to Canadian Obligors, such equivalent amount thereof in the applicable currency to be determined by the Agent at such time on the basis of the Spot Rate for the purchase of such currency with Dollars. Unless expressly provided otherwise, all references in the Loan Documents to Loans, Letters of Credit, Obligations, Revolver Commitments, Borrowing Base components and other amounts shall be denominated in Dollars. The Dollar Equivalent of any amounts denominated or reported under a Loan Document in a currency other than Dollars shall be determined by the Agent on a daily basis, based on the current Exchange Rate. Borrowers shall report Borrowing Base components to the Agent in the currency invoiced by the applicable Obligors or shown in their financial records, and unless expressly provided otherwise, herein shall deliver financial statements and calculate financial covenants in Dollars~~. Notwithstanding anything herein to the contrary, if any Obligation is funded and expressly denominated in a currency other~~

~~than Dollars, the Obligors shall repay such Obligation in such other currency~~.
1.9 Currency Fluctuations. On each Business Day or such other date determined by the Agent (the “Calculation Date”), Agent shall determine the Exchange Rate as of such date. The Exchange Rate so determined shall become effective on the first Business Day immediately following such determination (a “Reset Date”) and shall remain effective until the next succeeding Reset Date.
1.10 Interpretation (Quebec). For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”,

(f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Quebec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties,
(h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “easement” shall be deemed to include “servitude”,
(p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

1.11 Additional Alternative Currencies.
(a) Any Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Agent and the Issuing Bank.
(b) Any such request shall be made to the Agent not later than 11:00 a.m., 10 Business Days prior to the date of the desired issuance of any Letter of Credit (or such other time or date as may be agreed by the Agent and the Issuing Bank, in its or their sole discretion). The Agent shall promptly notify the Issuing Bank thereof. The Issuing Bank shall notify the Agent, not later than 11:00 a.m., 10 Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency.
(c) Any failure by the Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Agent shall so notify the Lead Borrower, as applicable, and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Agent shall fail to obtain consent to any request for an additional currency under this Section 1.11, the Agent shall promptly so notify the Lead Borrower.

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SECTION 2. CREDIT FACILITIES
2.1 Revolver Commitment.
2.1.1 Revolver Loans.
(a) Each Lender with a Revolver Commitment to the U.S. Borrowers agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans in Dollars (each a “U.S. Revolver Loan”) to the U.S. Borrowers from time to time through the Commitment Termination Date up to the amount as set forth on Schedule I of the Second Amendment Agreement opposite such Lender’s name. The U.S. Revolver Loans may be repaid and reborrowed as provided herein. In no event shall any Lender have any obligation to honor a request for a
U.S. Revolver Loan in excess of such Lender’s Pro Rata share of the U.S. Available Credit.
(b) Each Lender with a Revolver Commitment to the Canadian Borrower agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans in either Dollars or Canadian Dollars (each, a “Canadian Revolver Loan”) to the Canadian Borrower from time to time through the Commitment Termination Date up to the amount as set forth on Schedule I of the Second Amendment Agreement opposite such Lender’s name. The Canadian Revolver Loans may be repaid and reborrowed as provided herein. In no event shall any Lender have any obligation to honor a request for a Canadian Revolver Loan in excess of such Lender’s Pro Rata share of the Canadian Available Credit.
(c) On the Third Restatement Date, in accordance with, and upon the terms and conditions set forth in the Second Amendment Agreement, each Lender with a Revolver Commitment to the German Borrowers agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans in either Dollars or Euros (each, a “German Revolver Loan”) to a German Borrower from time to time through the Commitment Termination Date up to the amount as set forth on Schedule I of the Second Amendment Agreement opposite such Lender’s name. The German Revolver Loans may be repaid and reborrowed as provided herein. In no event shall any Lender have any obligation to honor a request for a German Revolver Loan in excess of such Lender’s Pro Rata share of (i) the German Available Credit or (ii) the Total German Available Credit

2.1.2 Revolver Notes. The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of the Agent and such Lender. At the request of any Lender, the applicable Borrowers shall deliver a Revolver Note to such Lender.

2.1.3 Use of Proceeds. The proceeds of Revolver Loans, including any Revolver Loans pursuant to a Revolver Commitment Increase, and Letters of Credit will be used by the Borrowers
(a) on the Restatement Date, to finance a portion of the Specified Transactions and for working capital needs and other general corporate purposes of the Lead Borrower and its subsidiaries and (b) after the Restatement Date for working capital needs and other general corporate purposes of the Lead Borrower and its subsidiaries, including the financing of Capital Expenditures, Permitted Acquisitions, other Permitted Investments, Restricted Payments and any other purpose not prohibited by the Loan Documents.
2.1.4 Revolver Commitment Increase.
(a) (i) Subject to the terms and conditions set forth herein, after the Third Restatement Date, the Borrowers shall have the right to request, by written notice to the Agent, an increase in the Revolver Commitments (a “Revolver Commitment Increase”) in an aggregate amount not to exceed $20,000,000; provided that (a) the Borrowers shall only be permitted to request 3 Revolver Commitment Increases after the Third Restatement Date, (b) any Revolver Commitment Increase shall be in a minimum amount of $5,000,000, (c) after giving effect to all such Revolver Commitment Increases, the aggregate amount of the Revolver Commitments outstanding shall not exceed $155,000,000 and (d) each such Revolver Commitment Increase shall be applied (i) 80% to an increase in the U.S. Revolver Sublimit and (ii) 20% to an increase in the Canadian Revolver Sublimit; provided that such percentages shall be adjusted to equal the then-existing proportion of such limits as may have been affected by the operation of Section 2.1.11 prior to such time.
(ii) Each notice submitted pursuant to this Section 2.1.4(a) (a “Revolver Commitment Increase Notice”) requesting a Revolver Commitment Increase shall specify the amount of the increase in the Revolver Commitments being requested. Upon receipt of a Revolver Commitment Increase Notice, the Agent may (at the direction of the Lead Borrower) promptly notify the Lenders with Commitments under the U.S. Sub-Facility and the Canadian Sub-Facility and each such Lender may (subject to the Lead Borrower’s consent) have the right to elect to have its Revolver Commitment increased by its Pro Rata share of the Revolving Commitments under the U.S. Sub-Facility and the Canadian Sub-Facility (it being understood and agreed that a Lender may elect to have its Revolver Commitment increased in excess of its Pro Rata share in its discretion if any other Lender declines to participate in the Revolver Commitment Increase) of the requested increase in Revolver Commitments; provided that (i) each Lender may elect or decline, in its sole discretion, to have its Revolver Commitment increased in connection with any requested Revolver Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolver Commitment or make any Revolver Loan under any Revolver Commitment Increase unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any Revolver Commitment Increase Notice within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such Revolver Commitment Increase, (ii) if any Lender declines to participate in any Revolver Commitment Increase and, as a result, commitments from additional financial institutions are required in connection with the Revolver Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Agent, the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed), if such consent would be required pursuant to the definition of Eligible Assignee and
(iii) in no event shall a Defaulting Lender be entitled to participate in such Revolver Commitment Increase. In the event that any Lender or other Person agrees to participate in any Revolver

Commitment Increase (each an “Increase Loan Lender”), such Revolver Commitment Increase shall become effective on such date as shall be mutually agreed upon by the Increase Loan Lenders and the Lead Borrower, which date shall be as soon as practicable after the date of receipt of the Revolver Commitment Increase Notice (such date, the “Increase Date”); provided that the establishment of such Revolver Commitment Increase and the obligation of such Increase Loan Lenders to make the Revolver Loans thereunder shall be subject to the satisfaction of each of the following conditions: (1) no Event of Default would exist after giving effect thereto; (2) the Revolver Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the Lead Borrower, the Agent, and the Increase Loan Lenders, each of which shall be reasonably satisfactory to the Lead Borrower, the Agent, and the Increase Loan Lenders; (3) Obligors shall execute and deliver or cause to be executed and delivered to the Agent such amendments to the Loan Documents, legal opinions and other documents as the Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Agent; and (4) the Borrowers shall have paid to the Agent and the Lenders such additional fees as may be required to be paid by the Borrowers in connection therewith.

(ii) On the Increase Date, upon fulfillment of the conditions set forth in this Section 2.1.4(a), (i) the Agent shall effect a settlement of all outstanding Revolver Loans among the Lenders that will reflect the adjustments to the Revolver Commitments of the Lenders as a result of the Revolver Commitment Increase, (ii) the Agent shall notify the Lenders and Obligors of the occurrence of the Revolver Commitment Increase to be effected on the Increase Date, (iii) Schedule I shall be deemed modified to reflect the revised Revolver Commitments of the affected Lenders and (iv) Revolver Notes will be issued, at the expense of the Borrowers, to any Lender participating in the Revolver Commitment Increase and requesting a Revolver Note, all in conformity with the requirements of Section 2.1.2.
(iii) The terms and provisions of the Revolver Commitment Increase shall be identical to the Revolver Loans and the Revolver Commitments (other than with respect to fees) and, for purposes of this Agreement and the other Loan Documents, all Revolver Loans made under the Revolver Commitment Increase shall be deemed to be Revolver Loans. Without limiting the generality of the foregoing, (i) the rate of interest applicable to the Revolver Commitment Increase shall be the same as the rate of interest applicable to the existing Revolver Loans, (ii) unused line fees applicable to the Revolver Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolver Loans, (iii) the Revolver Commitment Increase shall share ratably in any mandatory prepayments of the Revolver Loans, (iv) after giving effect to such Revolver Commitment Increases and prior to the Commitment Termination Date, Revolver Commitments shall be reduced on a Pro Rata basis, and (vi) the Revolver Commitment Increase shall rank pari passu in right of payment and security with the existing Revolver Loans. Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents (including Section 14.1), the rate of interest and the Unused Line Fee Rate or similar fee interest rate applicable to the existing Revolver Loans may, at the sole option of the Borrowers, be increased in excess of the rate of interest and/or fee applicable thereto to match that applicable to the Revolver Commitment Increase. Each joinder agreement and any amendment to any Loan Document requested by the Agent in connection with the establishment of the Revolver Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Agent and the Lead Borrower, to effect the provisions of this Section 2.1.4(a).
(b) (i) Subject to the terms and conditions set forth herein, after the Third Restatement Date, the German Lead Borrower shall have the right to request, by written notice to the Agent, an increase in the Revolver

Commitments (a “German Revolver Commitment Increase”) in an aggregate amount not to exceed $10,000,000; provided that (a) the German Lead Borrower shall only be permitted to request two (2) German Revolver Commitment Increases after the Third Restatement Date,
(b) any German Revolver Commitment Increase shall be in a minimum amount of $2,500,000 (c) after giving effect to all such Revolver Commitment Increases, the aggregate amount of the Revolver Commitments outstanding shall not exceed $155,000,000 and (d) each such German Revolver Commitment Increase shall be applied 100% to increase the Total German Revolver Sublimit.
(ii) Each notice submitted pursuant to this Section 2.1.4(b) (a “German Revolver Commitment Increase Notice”) requesting a German Revolver Commitment Increase shall specify the amount of the increase in the Revolver Commitments being requested. Upon receipt of a German Revolver Commitment Increase Notice, the Agent may (at the direction of the German Lead Borrower) promptly notify the Lenders with Commitments under the German Sub-Facility and each such Lender may (subject to the German Lead Borrower’s consent) have the right to elect to have its Revolver Commitment increased by its Pro Rata share of the Revolving Commitments under the German Sub-Facility (it being understood and agreed that a
Lender may elect to have its Revolver Commitment increased in excess of its Pro Rata share in its discretion if any other Lender declines to participate in the German Revolver Commitment Increase) of the requested increase in Revolver Commitments; provided that (i) each Lender may elect or decline, in its sole discretion, to have its Revolver Commitment increased in connection with any requested German Revolver Commitment Increase, it being understood that no Lender shall be obligated to increase its Revolver Commitment or make any Revolver Loan under any German Revolver Commitment Increase unless it, in its sole discretion, so agrees and, if a Lender fails to respond to any German Revolver Commitment Increase Notice within five (5) Business Days after such Lender’s receipt of such request, such Lender shall be deemed to have declined to participate in such German Revolver Commitment Increase, (ii) if any Lender declines to participate in any German Revolver Commitment Increase and, as a result, commitments from additional financial institutions are required in connection with the German Revolver Commitment Increase, any Person or Persons providing such commitment shall be subject to the written consent of the Agent, the Swingline Lender and the Issuing Bank (such consent not to be unreasonably withheld or delayed), if such consent would be required pursuant to the definition of Eligible Assignee and (iii) in no event shall a Defaulting Lender be entitled to participate in such German Revolver Commitment Increase. In the event that any Lender or other Person agrees to participate in any German Revolver Commitment Increase (each an “German Increase Loan Lender”), such German Revolver Commitment Increase shall become effective on such date as shall be mutually agreed upon by the German Increase Loan Lenders and the German Lead Borrower, which date shall be as soon as practicable after the date of receipt of the German Revolver Commitment Increase Notice (such date, the “German Increase Date”); provided that the establishment of such Revolver Commitment Increase and the obligation of such German Increase Loan Lenders to make the

Revolver Loans thereunder shall be subject to the satisfaction of each of the following conditions: (1) no Event of Default would exist after giving effect thereto; (2) the German Revolver Commitment Increase shall be effected pursuant to one or more joinder agreements executed and delivered by the German Lead Borrower, the Agent, and the German Increase Loan Lenders, each of which shall be reasonably satisfactory to the German Lead Borrower, the Agent, and the German Increase Loan Lenders; (3) Obligors shall execute and deliver or cause to be executed and delivered to the Agent such amendments to the Loan Documents, legal opinions and other documents as the Agent may reasonably request in connection with any such transaction, which amendments, legal opinions and other documents shall be reasonably satisfactory to the Agent; and (4) the Borrowers shall have paid to the Agent and the Lenders such additional fees as may be required to be paid by the Borrowers in connection therewith.
(ii) On the German Increase Date, upon fulfillment of the conditions set forth in this Section 2.1.4(b), (i) the Agent shall effect a settlement of all outstanding Revolver Loans among the Lenders that will reflect the adjustments to the Revolver Commitments of the Lenders as a result of the German Revolver Commitment Increase, (ii) the Agent shall notify the Lenders and Obligors of the occurrence of the German Revolver Commitment Increase to be effected on the German Increase Date, (iii) Schedule I shall be deemed modified to reflect the revised Revolver Commitments of the affected Lenders and (iv) Revolver Notes will be issued, at the expense of the Borrowers, to any Lender participating in the German Revolver Commitment Increase and requesting a Revolver Note, all in conformity with the requirements of Section 2.1.2.

(iii) The terms and provisions of the German Revolver Commitment Increase shall be identical to the Revolver Loans and the Revolver Commitments (other than with respect to fees) and, for purposes of this Agreement and the other Loan Documents, all Revolver Loans made under the German Revolver Commitment Increase shall be deemed to be Revolver Loans. Without limiting the generality of the foregoing, (i) the rate of interest applicable to the German Revolver Commitment Increase shall be the same as the rate of interest applicable to the existing Revolver Loans, (ii) unused line fees applicable to the German Revolver Commitment Increase shall be calculated using the same Unused Line Fee Rates applicable to the existing Revolver Loans, (iii) the German Revolver Commitment Increase shall share ratably in any mandatory prepayments of the Revolver Loans, (iv) after giving effect to such German Revolver Commitment Increases and prior to the Commitment Termination Date, Revolver Commitments shall be reduced on a Pro Rata basis, and (v) the German Revolver Commitment Increase shall rank pari passu in right of payment and security with the existing Revolver Loans. Notwithstanding the foregoing or anything to the contrary contained in the Loan Documents (including Section 14.1), the rate of interest and the Unused Line Fee Rate or similar fee interest rate applicable to the existing Revolver Loans may, at the sole option of the Borrowers, be increased in excess of the rate of interest and/or fee applicable thereto to match that applicable to the German Revolver Commitment Increase. Each joinder agreement and any amendment to any Loan Document requested by the Agent in connection with the establishment of the German Revolver Commitment Increase may, without the consent of any of the Lenders, effect such amendments to this Agreement and the other Loan Documents as may be reasonably necessary or appropriate, in the opinion of the Agent and the German Lead Borrower, to effect the provisions of this Section 2.1.4(b).

2.1.5 Voluntary Reduction or Termination of Revolver Commitments.
(a) The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement. Upon at least 3 days (or such shorter period of time as the Agent may agree in its reasonable discretion) prior written notice to the Agent at any time, the Borrowers may, at their option, terminate the Revolver Commitments and this Agreement. Any notice of termination given by the Borrowers shall be irrevocable; provided that such notice may state that such notice is conditioned upon the effectiveness of other credit facilities or transactions, in which case such notice may be revoked by the Borrowers (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied. On the Revolver Termination Date, the Borrowers shall make Full Payment of all Obligations.
(b) The Borrowers may permanently reduce the Revolver Commitments, on a Pro Rata basis for each Lender (provided each such reduction shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolver Loan and any related Revolver Commitments), upon at least 5 days (or such shorter period of time as the Agent may agree in its reasonable discretion) prior written notice to the Agent delivered at any time, which notice shall specify the amount of the reduction and shall be irrevocable once given. Each reduction shall be in a minimum amount of $1,000,000, or an increment of $100,000 in excess thereof.

2.1.6 Overadvances. If either (a) the aggregate U.S. Revolver Loans and U.S. LC Obligations outstanding exceed the U.S. Available Credit (a “U.S. Overadvance”), (b) the Canadian Revolver Loans and Canadian LC Obligations outstanding exceed the Canadian Available Credit , (a “Canadian Overadvance”) or (c) the German Revolver Loans and German LC Obligations outstanding exceed the German Available Credit with respect to a German Borrower or the Total German Available Credit with respect to all German Borrowers (a “German Overadvance” and, with any U.S. Overadvance or any Canadian Overadvance, each an “Overadvance”), at any time, the excess amount shall be payable by the applicable Borrowers on demand by the Agent, but all such applicable Revolver Loans or LC Obligations shall nevertheless constitute Secured Obligations secured by the applicable Collateral and entitled to all benefits of the Loan Documents. The Agent may require the Applicable Lenders to honor requests for Overadvance Loans and to forbear from requiring the applicable Borrowers to cure an Overadvance, (a) when no other Event of Default is known to the Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the aggregate amount of all Overadvances and Protective Advances is not known by the Agent to exceed 10% of the Borrowing Base, as applicable; and (b) regardless of whether an Event of

Default exists, if the Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance (i) is not increased by more than $500,000, and (ii) does not continue for more than 30 consecutive days. In no event shall Overadvance Loans be required that would cause the aggregate outstanding Revolver Loans and LC Obligations to exceed the aggregate Revolver Commitments. The making of any Overadvance shall not create nor constitute a Default or Event of Default; it being understood that the making or continuance of an Overadvance shall not constitute a waiver by the Agent or the Lenders of the then existing Event of Default. In no event shall any Borrower or other Obligor be permitted to require any Overadvance Loan to be made.

2.1.7 Protective Advances. The Agent shall be authorized, in its discretion, following notice to and consultation with the Lead Borrower, at any time, to make U.S. Base Rate Loans to the U.S. Borrowers, Canadian Prime Loans (through Bank of America (Canada)) to the Canadian Borrower or German Base Rate Loans to a German Borrower (“Protective Advances”) (a) in an aggregate amount, together with the aggregate amount of all applicable Overadvance Loans, not to exceed 10% of the Borrowing Base if the Agent deems such Protective Advances necessary or desirable to preserve and protect the Collateral, or to enhance the collectability or repayment of the Obligations; or
(b) to pay any other amounts chargeable to Obligors under any Loan Documents, including costs, fees and expenses; provided that, the aggregate amount of outstanding Protective Advances plus the outstanding amount of Revolver Loans and LC Obligations shall not exceed the aggregate Revolver Commitments. Each Applicable Lender shall participate in each Protective Advance on a Pro Rata basis. Required Lenders may at any time revoke the Agent’s authority to make further Protective Advances under clause (a) by written notice to the Agent. Absent such revocation, the Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. The Agent may use the proceeds of such Protective Advances to (a) protect, insure, maintain or realize upon any Collateral; or (b) defend or maintain the validity or priority of the Agent’s Liens on any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien; provided that the Agent shall use reasonable efforts to notify the Lead Borrower after paying any such amount or taking any such action and shall not make payment of any item that is being Properly Contested. Notwithstanding the foregoing, each of the Canadian Borrower and the German Borrowers shall be liable only for any Protective Advances made to them individually.
2.1.8 Specified/Designated Refinancing Debt.
(a) The Borrowers may, from time to time and up to 3 times prior to the Revolver Termination Date, refinance Revolver Loans or Revolver Commitments, in whole or in part with the proceeds of (i) a new revolving facility (each, a “Specified Refinancing Facility” and the loans and commitments thereunder, “Specified Refinancing Debt”) under this Agreement with the consent of the Agent (to the extent its consent is required by the definition of Eligible Assignee), the Lead Borrower, the Canadian Borrower, and the German Lead Borrower and the entities providing such Specified Refinancing Facility and (ii) one or more series of senior secured loans (each, a “Designated Refinancing Facility” and the loans commitments thereunder, “Designated Refinancing Debt”) outside of this Agreement; provided that (a) any such Specified Refinancing Debt or Designated Refinancing Debt does not mature prior to the Revolver Termination Date, (b) any such Specified Refinancing Debt or Designated Refinancing Debt shall be secured by the Collateral on a pari passu basis and shall rank pari passu in right of payment with the Secured Obligations (provided, that the agent for the holders of any Designated Refinancing Debt shall have entered into a joinder to the Intercreditor Agreement or other customary intercreditor agreement, and (c) the other terms and conditions of such Specified Refinancing Debt or Designated Refinancing Debt (excluding price and optional prepayment or redemption terms) are substantially identically to, or (taken as a whole) not materially more favorable to the lenders (which may be the Lenders) providing such Specified Refinancing Debt or Designated Refinancing Debt than those applicable to the Agent and the Lenders holding the Revolver Loans or Revolver Commitments being refinanced (except for covenants or other provisions applicable only to periods after the Revolver Termination Date).
(b) The Lead Borrower shall make any request for Specified Refinancing Debt pursuant to a written notice to the Agent specifying in reasonable detail the proposed terms thereof. Any proposed Specified Refinancing Debt may (at the Lead Borrower’s direction), but shall not be required to, be requested on a ratable basis from existing Lenders (other than Defaulting Lenders) in respect of the Revolver Loans. At the time of sending such notice, the Lead Borrower (in consultation with the Agent) shall specify the time period within which each Applicable Lender is requested to respond (which shall in no event be less than 5 Business Days from the date of delivery of such notice to such Lenders). Each Applicable Lender shall notify the Agent within such time period whether it agrees to participate in providing such Specified Refinancing Debt and, if so, whether by an amount equal to, greater than, or less than its Pro Rata portion (based on such Lender’s Pro Rata shares of the Revolver Loans and Revolver Commitments then outstanding) of such requested Specified Refinancing Debt. Any Lender not responding within such time period shall be deemed to have declined to participate in providing such Specified Refinancing Debt. The Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the consent of the Agent if such consent would be required pursuant to the definition of Eligible Assignee (which approval shall not be unreasonably withheld or delayed), the applicable Borrowers may also invite additional Persons to become the Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement in form satisfactory to the Agent.
(c) The effectiveness of any Specified Refinancing Debt shall be subject to (i) compliance with the Refinancing Conditions and (ii) to the extent reasonably requested by the Agent, receipt by the Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements substantially consistent with those delivered on the Third Restatement Date under Section

6.1 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion) or otherwise reasonably acceptable to the Agent.
(d) Each incurrence of Specified Refinancing Debt under this Section 2.1.8 shall be in an aggregate principal amount that is not less than $5,000,000. At no time shall there be Revolver Commitment hereunder (including Extended Revolving Commitments, commitments under a Specified Refinancing Facility and any original Revolver Commitments) which have more than three different maturity dates. Any Specified Refinancing Debt may provide for the issuance of Letters of Credit for the account of the Borrowers, or the provision to the Borrowers of Swingline Loans, pursuant to any revolving commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans thereunder.
(e) The Agent shall promptly notify each Lender as to the effectiveness of any Specified Refinancing Debt. Each of the parties hereto hereby agrees that, upon the effectiveness of any Specified Refinancing Debt, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as a separate tranche hereunder and its being treated in a manner consistent with the Revolver Loans, including, without limitation, for purposes of mandatory prepayments and voting, and availability of Borrowings under both the existing Revolver Commitments and Specified Refinancing Debt being based upon the Borrowing Base). Any joinder or amendment in respect of Specified Refinancing Debt may, without the consent of any Person other than the Borrowers, the Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrowers, to effect the provisions of this Section 2.1.8. In addition, if so provided in the relevant Specified Refinancing Debt documentation and with the consent of each Issuing Bank, participations in Letters of Credit expiring on or after the Revolver Termination Date shall be reallocated from the Lenders holding Revolver Commitments to the Lenders holding extended revolving commitments in accordance with the terms of such Specified Refinancing Debt; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolver Commitments, be deemed to be participation interests in respect of such commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly.
2.1.9 Extension Offers.
(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of Revolver Commitments with a like maturity date on a Pro Rata basis and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolver Commitments (provided each such extension shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolver Loan and any related Revolver Commitments) and otherwise modify the terms of such Revolver Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Revolver Commitments (and related outstandings)) (each, an “Extension”, and each group of Revolver Commitments, as applicable, in each case as so extended, as well as the original Revolver Commitments (in each case not so extended), being a “tranche”; any Extended Revolver Commitments shall constitute a separate tranche of Revolver Commitments from the tranche of Revolver Commitments from which they were converted), so long as the following terms are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by the Borrowers and set forth in the relevant Extension Offer), the Revolver Commitment of any Lender that agrees to an Extension (an “Extending Revolving Lender”) with respect to all or a portion of such Revolver Commitment extended (an “Extended Revolving Commitment”), and the related outstandings (“Extended Revolving Loans”), shall be a Revolver Commitment (or related outstandings, as the case may be) with the same terms as the original Revolver Commitments (and related outstandings); provided that (1) the Borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolver Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Revolver Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolver Commitments, (2) subject to the provisions of Sections 2.1.10 and 2.2.3 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exists Extended Revolving Commitments with a longer maturity date, all Swingline Loans and Letters of Credit shall be participated on a Pro Rata basis by all Lenders with Revolver Commitments in accordance with their percentage of the Revolver Commitments (and except as provided in Sections 2.1.10 and 2.2.3, without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolver Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a Pro Rata basis with all other Revolver Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such tranche of Revolver Commitments on a better than Pro Rata basis as compared to any other tranche of Revolver Commitments with a later maturity date than such tranche of Revolver Commitments (4) assignments and participations of Extended Revolving Commitments and extend Revolver Loans shall be governed by the same assignment and participation provisions applicable to Revolver Commitments and Revolver Loans and (5) at no time shall there be Revolver Commitments hereunder (including Extended Revolving Commitments, commitments under a Specified Refinancing Facility and any original Revolver Commitments) which have more than three different maturity dates, (iii) if the aggregate principal of Revolver Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of the Revolver Commitments, as the case may be, offered to be extended by the Borrowers pursuant to such Extension Offer, then the Revolver Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (iv) all documentation in respect of such Extension shall be consistent with the foregoing and (v) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers.
(b) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.1.9, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 5.2, 5.4, 10.3 and 11.5 and (ii) an Extension Offer is required to be in a minimum amount of $5,000,000; provided that the Borrowers may at their election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a greater minimum amount of Revolver Commitments of any or all applicable tranches be tendered. The Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.1.9 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension

Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.2 , 5.4, 10.3 and 11.5) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.1.9.
(c) No consent of any Lender or the Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Revolver Commitments (or a portion thereof). All Extended Revolving Commitments and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new tranches or sub-tranches in respect of the Revolver Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the Borrowers in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.1.9. In addition, if so provided in such amendment, participations in Letters of Credit expiring on or after the Revolver Termination Date shall be re-allocated from the Lenders holding Revolver Commitments to the Lenders holding Extended Revolving Commitments in accordance with the terms of such amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolver Commitments, be deemed to be participation interests in respect of such Extended Revolver Commitments and the terms of such participation interests (including, without limitation, the fees applicable thereto) shall be adjusted accordingly. Without limiting the foregoing, in connection with any Extensions the respective Obligors shall (at their expense) amend (and the Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the then latest applicable Revolver Termination Date so that such maturity date is extended to the then applicable Revolver Termination Date.
(d) In connection with any Extension, the Borrowers shall provide the Agent at least 10 Business Days (or such shorter period as may be agreed by the Agent in its reasonable discretion) prior written notice thereof.

2.1.10 Provisions Related to Revolver Commitment Increases and Extended Revolving Commitments with Respect to Swingline Loans. If the maturity date in respect of any tranche of Revolver Commitments occurs at a time when another tranche or tranches of Revolver Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolver Loans and any reallocation of Letter of Credit participations as contemplated in Section 2.2.2), there shall exist sufficient unutilized Extended Revolving Commitments or Revolver Commitment Increases so that the respective outstanding Swingline Loans could be incurred pursuant the Extended Revolving Commitments or Revolver Commitment Increases which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and the same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolver Commitments or Revolver Commitment Increases, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.
2.1.11 Adjustment of Revolver Commitments.
(a) The Borrowers may, by written notice to the Agent, request that the Agent and the Lenders increase or decrease the U.S. Revolver Sublimit (a “U.S. Revolver Commitment Adjustment”), which request shall be granted provided that each of the following conditions are satisfied:
(i) only three U.S. Revolver Commitment Adjustments may be made in any Fiscal Year (such adjustment to be made within 30 days of the delivery of the information contemplated by Section 9.1.2(b) and a Borrowing Base Certificate contemplated by Section 7.1, in each case, for the most recently ended month), (ii) the written request for a U.S. Revolver Commitment Adjustment must be received by the Agent at least three (3) Business Days prior to the requested date (which shall be a Business Day) of the effectiveness of such U.S. Revolver Commitment Adjustment (such date of effectiveness, the “Commitment Adjustment Date”), (iii) no Default or Event of Default shall have occurred and be continuing as of the date of such request or both immediately before and after giving effect thereto as of the Commitment Adjustment Date, (iv) any increase in the U.S. Revolver Sublimit shall result in a Dollar-for-Dollar decrease in the Canadian Revolver Sublimit pursuant to this Section 2.1.11, and any decrease in the U.S. Revolver Sublimit pursuant to this Section 2.1.11 shall result in a Dollar-for-Dollar increase in the Canadian Revolver Sublimit, (v) in no event shall the U.S. Revolver Commitments and the Canadian Revolver Commitments, collectively exceed $100,000,000 (or such greater amount resulting from the provisions of Section 2.1.4), (vi) in no event shall the Canadian Revolver Sublimit exceed $50,000,000 pursuant to this Section 2.1.11, (vii) no U.S. Revolver Commitment Adjustment shall be permitted if, after giving effect thereto, an Overadvance would exist, and (viii) the Agent shall have received a certificate of the Lead Borrower dated as of the Commitment Adjustment Date certifying the satisfaction of all such conditions (including calculations thereof in reasonable detail) and otherwise in form and substance reasonably satisfactory to the Agent. Any such U.S. Revolver Commitment Adjustment shall be in an amount equal to $1,000,000 or a multiple of $500,000 in excess thereof and shall concurrently increase or reduce, as applicable, (1) the aggregate Revolver Commitments available for use under the U.S. Sub-Facility Pro Rata among the Lenders and (2) the aggregate Revolver Commitments available for use under the Canadian Sub-Facility then in effect Pro Rata among the Lenders. After giving effect to any U.S. Revolver Commitment Adjustment, the Revolver Commitment available for use under the U.S. Sub-Facility or Canadian Sub-Facility, as applicable, of each Lender (and the percentage of each U.S. Revolver Loan or Canadian Revolver Loan, as applicable) that each participant must purchase a participation in) shall be equal to such Lender’s (or participant’s) Pro Rata share of the U.S. Sub-Facility or Canadian Sub-Facility, as applicable.
(b) The Agent shall promptly inform the Lenders of any request for a U.S. Revolver Commitment Adjustment made by the Borrowers. If the conditions set forth in clause (a) above are not satisfied on the applicable Commitment Adjustment Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Agent shall notify the Lead Borrower in writing that the requested

U.S. Revolver Commitment Adjustment will not be effectuated; provided, however, that the Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the Lead Borrower pursuant to clause (a) (vii) immediately above in making its determination as to the satisfaction of such conditions. On each Commitment Adjustment Date, the Agent shall notify the Lenders and the Lead Borrower, on or before 2:00 p.m. (New York time), by telecopier, e-mail or telex, of the occurrence of the U.S. Revolver Commitment Adjustment to be effected on such Commitment Adjustment Date, the amount of Revolving Loans held by each Lender as a result thereof, the amount of the Revolver Commitment of each Lender available for use under the U.S. Sub-Facility and the amount of the Revolver Commitment of each Lender available for use under the Canadian Sub-Facility (and the percentage of each Revolving Loan that each participant must purchase a participation interest in) as a result thereof.
2.2 Letter of Credit Facility.
2.2.1 Issuance of Letters of Credit. On and after the Third Restatement Date, (i) the Existing U.S. Letters of Credit shall constitute U.S. Letters of Credit under this Agreement and shall, to the extent such Existing U.S. Letters of Credit remain outstanding, reduce the maximum aggregate principal amount of Letters of Credit permitted to be issued from time to time pursuant to clause (A) below, (ii) the Existing Canadian Letters of Credit shall constitute Canadian Letters of Credit under this Agreement and shall, to the extent such Existing Canadian Letters of Credit remain outstanding, reduce the maximum aggregate principal amount of Letters of Credit permitted to be issued from time to time pursuant to clause (B) below and (iii) the Existing German Letters of Credit shall constitute German Letters of Credit under this Agreement and shall, to the extent such Existing German Letters of Credit remain outstanding, reduce the maximum aggregate principal amount of Letters of Credit permitted to be issued from time to time pursuant to clause (C) below. At any time on or after the Third Restatement Date, the Issuing Banks may (A) issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any U.S. Borrower or any of the U.S. Borrowers’ Subsidiaries totaling up to a maximum of $40,000,000 in aggregate principal amount, (B) issue Letters of Credit dominated in Dollars or ~~Canadian Dollars~~in one or more Alternative Currencies for the account of the Canadian Borrower or any of the Lead Borrower’s Subsidiaries totaling up to a maximum of $10,000,000 in aggregate principal amount and (C) issue Letters of Credit denominated in Dollars or ~~Euros~~in one or more Alternative Currencies for the account of any German Obligor or any German Obligor’s Subsidiaries totaling up to a maximum of $15,000,000, in each case from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a) Each Borrower acknowledges that the Issuing Bank’s issuance of any Letter of Credit is conditioned upon the Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as the Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount. The Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) the Issuing Bank receives a LC Request and LC Application at least 3 Business Days (or shorter period of time as may be agreed by the Agent in its reasonable discretion) prior to the requested date of issuance; and (ii) each LC Condition is satisfied. If, in sufficient time to act, the Issuing Bank receives written notice from Required Lenders that a LC Condition has not been satisfied, the Issuing Bank shall not issue the requested Letter of Credit. Prior to receipt of any such notice, the Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions. In the event that a reallocation of the Fronting Exposure with respect to LC Obligations of a Defaulting Lender pursuant to Section 4.2.1 does not fully cover the Fronting Exposure with respect to LC Obligations of such Defaulting Lender and such Defaulting Lender has not Cash Collateralized its obligations or otherwise made arrangements reasonably satisfactory to the Issuing Bank, the applicable Issuing Bank may require the applicable Borrowers to Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Letter of Credit and will have no obligation to issue new Letters of Credit, or to extend, renew or amend existing Letters of Credit to the extent the Fronting Exposure with respect to LC Obligations would exceed the commitments of the non-Defaulting Lenders, unless such remaining Fronting Exposure with respect to LC Obligations is Cash Collateralized.
(b) Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, to backstop or replace Existing Letters of Credit through the issuance of new Letters of Credit for the account of the issuers of such Existing Letters of Credit (including, by “grandfathering” such Existing Letters of Credit in this Agreement), for any purpose permitted under this Agreement and the other Loan Documents or as otherwise approved by the Agent. The renewal or extension of any Letter of Credit shall be treated as the issuance of a new Letter of Credit, except that delivery of a new LC Application may be required or waived at the discretion of the Issuing Bank.
(c) The applicable Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary. In connection with issuance of any Letter of Credit, none of the Agent, the Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any LC Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any LC Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any LC Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or LC Documents; any deviation from instructions, delay, default or fraud by any shipper or other

Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of the Issuing Bank, the Agent or any Lender, including any act or omission of a Governmental Authority. The Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against the Borrowers are discharged with proceeds of any Letter of Credit.
(d) In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, the Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by the Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person. The Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts. The Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents.
(e) Notwithstanding anything to the contrary in this Section 2.2.1, the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages) suffered by the Borrowers that are caused by such Issuing Bank’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, that are the result of gross negligence, bad faith or willful misconduct on the apart of the applicable Issuing Bank.
(f) For the avoidance of doubt, (a) no LC Documents shall (i) contain any representations and warranties, covenants or events of default not set forth in this Agreement and any representations and warranties, covenants and events of default shall be subject to the same qualifiers, exceptions and exclusions as those set forth in this Agreement or (ii) provide for any collateral security or Liens and (b) to the extent any of the foregoing provisions are contained therein and not contained herein, then such provisions shall be rendered null and void and any such qualifiers, exceptions and exclusions contained herein shall be deemed incorporated therein, mutatis mutandis.

2.2.2 Reimbursement; Participations.
(a) If the Issuing Bank honors any request for payment under a U.S. Letter of Credit, the U.S. Borrowers shall pay to the Issuing Bank, by 2:00 p.m. (New York time) (or such later time as the Agent may agree) within one Business Day following receipt by the Lead Borrower, of notice from the relevant Issuing Bank (the “Reimbursement Date”), the amount paid by the Issuing Bank under such U.S. Letter of Credit, together with interest at the interest rate for U.S. Base Rate Loans from the Reimbursement Date until payment by the U.S. Borrowers. The obligation of the U.S. Borrowers to reimburse the Issuing Bank for any payment made under a U.S. Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and, subject to Section 2.2.1(e), shall be paid without regard to any lack of validity or enforceability of any U.S. Letter of Credit or the existence of any claim, setoff, defense or other right that the Borrowers may have at any time against the beneficiary. Unless the Lead Borrower notifies the Agent that it intends to reimburse the Issuing Bank for a drawing under a U.S. Letter of Credit, whether or not the Lead Borrower submits a Notice of Borrowing, the Lead Borrower shall be deemed to have requested a Borrowing of U.S. Base Rate Loans in ~~the applicable currency~~Dollars in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Applicable Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, a U.S. Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied.
(b) If the Issuing Bank honors any request for payment under a Canadian Letter of Credit, the Canadian Borrower shall pay to the Issuing Bank, by 2:00 p.m. (New York time) (or such later time as the Agent may agree) on the Reimbursement Date, the amount paid by the Issuing Bank under such Canadian Letter of Credit, together with interest at the interest rate for, in the case of Canadian Letters of Credit denominated in Dollars, Canadian Base Rate Loans or, in the case of Canadian Letters of Credit denominated in Canadian Dollars, Canadian Prime Loans from the Reimbursement Date until payment by the Canadian Borrower. The obligation of the Canadian Borrower to reimburse the Issuing Bank for any payment made under a Canadian Letter of Credit shall be absolute, unconditional, irrevocable, and, subject to Section 2.2.1(e), shall be paid without regard to any lack of validity or enforceability of any Canadian Letter of Credit or the existence of any claim, setoff, defense or other right that the Canadian Borrower may have at any time against the beneficiary. Unless the Canadian
Borrower notifies the Agent that it intends to reimburse the Issuing Bank for a drawing under a Canadian Letter of Credit, whether or not the Canadian Borrower submits a Notice of Borrowing, the Canadian Borrower shall be deemed to have requested a Borrowing of, in the case of Canadian Letters of Credit denominated in Dollars, Canadian Base Rate Loans or, in the case of Canadian Letters of Credit denominated in Canadian Dollars, Canadian Prime Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Applicable Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, a Canadian Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied.

(c) If the Issuing Bank honors any request for payment under a German Letter of Credit, the applicable German Borrower shall pay to the Issuing Bank, by 2:00 p.m. London Time (GMT) (or such later time as the Agent may agree) on the Reimbursement Date, the amount paid by the Issuing Bank under such German Letter of Credit, together with interest at the interest rate for, in the case of German Letters of Credit denominated in Dollars, German Base Rate Loans or, in the case of German Letters of Credit denominated in Euros, LIBOR Loans from the Reimbursement Date until payment by the German Borrower. The obligation of such German Borrower to reimburse the Issuing Bank for any payment made under a German Letter of Credit shall be absolute, unconditional, irrevocable, and, subject to Section 2.2.1(e), shall be paid without regard to any lack of validity or enforceability of any German Letter of Credit or the existence of any claim, setoff, defense or other right that the German Borrower may have at any time against the beneficiary. Unless such German Borrower notifies the Agent that it intends to reimburse the Issuing Bank for a drawing under a German Letter of Credit, whether or not such German Borrower submits a Notice of Borrowing, the German Borrower shall be deemed to have requested a Borrowing of, in the case of German Letters of Credit denominated in Dollars, German Base Rate Loans or, in the case of German Letters of Credit denominated in Euros, LIBOR Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Applicable Lender agrees to fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, a German Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied.
(d) Upon the issuance of a Letter of Credit or, in the case of the Existing Letters of Credit, the Third Restatement Date, each Applicable Lender shall be deemed to have irrevocably and unconditionally purchased from the Issuing Bank, without recourse or warranty, an undivided Pro Rata interest and participation in all LC Obligations relating to the Letter of Credit. If the Issuing Bank makes any payment under a Letter of Credit and the applicable Borrower or Borrowers do not reimburse such payment on the Reimbursement Date, the Agent shall promptly notify the Lenders and each Applicable Lender shall promptly (within one Business Day) and unconditionally pay to the Agent, for the benefit of the Issuing Bank, the Lender’s Pro Rata share of such payment; provided, that in no event shall any Lender be required to fund such payment to an Issuing Bank in any Alternative Currency (other than Canadian Dollars or Euros, if the applicable Letter of Credit was issued under the Canadian Sub-Facility or the German Sub-Facility, respectively).
(e) The obligation of each Applicable Lender to make payments to the Agent for the account of the Issuing Bank in connection with the Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of: any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; ~~or~~ the existence of any setoff or defense that any Obligor may have with respect to any Obligations or any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency. The Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents. The Issuing Bank does not make to the Lenders any express or implied warranty, representation or guaranty with respect to the Collateral, LC Documents or any Obligor. The Issuing Bank shall not be responsible to any Lender for: any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor.
(f) No Issuing Bank shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any LC Documents except as a result of its actual gross negligence, bad faith or willful misconduct. The Issuing Bank shall not have any liability to any Lender if the Issuing Bank refrains from any action under any Letter of Credit or LC Documents until it receives written instructions from Required Lenders.
(g) In the case of a Letter of Credit denominated in an Alternative Currency (other than Canadian Dollars or Euros), the Lead Borrower shall reimburse the Issuing Bank in such Alternative Currency, unless (A) the Issuing Bank (at its option) shall have specified in such notice that it will require reimbursement in Dollars in the case of reimbursement under Section 2.2.2(a), Canadian Dollars in the case of reimbursement under Section 2.2.2(b) or Euros in the case of reimbursement under Section 2.2.2(c), or (B) in the absence of any such requirement for reimbursement in Dollars, Canadian Dollars or Euros, the Lead Borrower shall have notified the Issuing Bank promptly following receipt of the notice of drawing that the Lead Borrower will reimburse such Issuing Bank in Dollars in the case of reimbursement under Section 2.2.2(a), Canadian Dollars in the case of reimbursement under Section 2.2.2(b) or Euros in the case of reimbursement under Section 2.2.2(c). In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall notify the Lead Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars, Canadian Dollars or Euros pursuant to the third sentence of Sections 2.2.2(a), 2.2.2(b) or 2.2.2(c), respectively, and (B) the Dollar, Canadian Dollar or Euro (as applicable) amount paid by the Lead Borrower shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Lead Borrower agrees, as a separate and independent obligation, to indemnify the Issuing Bank for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing.

2.2.3 Provisions Related to Revolver Commitment Increases and Extended Revolving Commitment with respect to Letters of Credit. If the maturity date in respect of any tranche of Revolver Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolver Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Applicable Lenders to purchase participations therein and to make Revolver Loans and payments in respect thereof pursuant to Section 2.2.2 under (and ratably participated in by the Applicable Lenders pursuant to) the Revolver Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolver Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated)) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the applicable Borrower or Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.2.4. Commencing with the maturity date of any tranche of Revolver Commitments, the applicable sublimit for Letters of Credit shall be agreed with the Lenders under the extended tranches.

2.2.4 Cash Collateral. Except as otherwise provided herein, if any LC Obligations, whether or not then due or payable, shall for any reason be outstanding at any time (a) that an Event of Default has occurred and is continuing, (b) that the applicable Available Credit is less than zero, (c) after the Commitment Termination Date, or (d) within 5 Business Days prior to the Revolver Termination Date, then the applicable Borrower or Borrowers shall, at the Issuing Bank’s or the Agent’s request, Cash Collateralize the stated amount of all applicable outstanding Letters of Credit and pay to the Issuing Bank the amount of all other applicable LC Obligations. If the applicable Borrower or Borrowers fail to provide any Cash Collateral as required hereunder, the Agent may (and shall upon direction of Required Lenders) advance, as Revolver Loans, the amount of the Cash Collateral required (whether or not the applicable Revolver Commitments have terminated, an Overadvance exists or the conditions in Section
6.2 are satisfied).
2.2.5 Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time upon at least 30 days prior notice to the Agent and the Lead Borrower. Any Issuing Bank may be replaced at any time by written agreement among the Lead Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. On the effective date of such resignation or replacement, the Issuing Bank shall have no further obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and obligations of an Issuing Bank hereunder, including under Sections 2.2, 11.6 and 14.2, relating to any Letter of Credit issued prior to such date. The Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Event of Default under Sections 10.1(a) and 10.1(h) (with respect to the Lead Borrower, the Canadian Borrower or a German Borrower, as applicable, only) has occurred and is continuing, shall be reasonably acceptable to the Borrowers.
SECTION 3. INTEREST, FEES AND CHARGES

3.1	Interest.
	3.1.1	Rates and Payment of Interest.
	(a)	The Obligations shall bear interest (i) if a U.S. Base Rate Loan, at the applicable

U.S. Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; (iii) if a Canadian Prime Loan, at the Canadian Prime Rate in effect from time to time, plus the Applicable Margin; (iv) if a Canadian Base Rate Loan, at the applicable Canadian Base Rate in effect from time to time, plus the Applicable Margin;

(v) if a B/A Equivalent Loan, at the Canadian B/A Rate for the applicable Contract Period, plus the Applicable Margin; (vi) if a German Base Rate Loan, at the applicable German Base Rate in effect from time to time, plus the Applicable Margin; (vii) if any other U.S. Obligation (including, to the extent permitted by law, interest not paid when due), at the applicable U.S. Base Rate (which shall be the U.S. Base Rate applicable to U.S. Revolver Loans that are U.S. Base Rate Loans if no obvious rate applies) in effect from time to time, plus the Applicable Margin for U.S. Base Rate Loans; (viii) if any other Canadian Obligation (including, to the extent permitted by Applicable Law, interest not paid when due), at the applicable Canadian Prime Rate (which shall be the Canadian Prime Rate applicable to Canadian Revolver Loans that are Canadian Prime Loans if no obvious rate applies) in effect from time to time, plus the Applicable Margin for Canadian Prime Loans and (ix) if any other German Obligation (including, to the extent permitted by Applicable Law, interest not paid when due), at the applicable German Base Rate (which shall be the German Base Rate applicable to German Revolver Loans that are German Base Rate Loans if no obvious rate applies) in effect from time to time, plus the Applicable Margin for German Base Rate Loans. Interest shall accrue from the date the Revolver Loan is advanced or the Obligation is incurred or due and payable, until paid by the applicable Borrower or Borrowers.
(b) At any time when a payment of principal, interest or fees hereunder is not made when due, such overdue principal, interest or fees shall bear interest at the Default Rate. Each Borrower acknowledges that the cost and expense to the Agent and the Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is a fair and reasonable estimate to compensate the Agent and the Lenders for such cost and expense.
(c) Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) for Revolver Loans accruing interest at LIBOR, at the end of each Interest Period applicable thereto, and, for Interest Periods of greater than 3 months, on the first day of each Fiscal Quarter; (ii) for Revolver Loans accruing interest at the U.S. Base Rate, the Canadian Base Rate, the Canadian Prime Rate, or the German Base Rate on the first day of each Fiscal Quarter; (iii) for B/A Equivalent Loans, at the end of each Contract Period applicable thereto, and, for Contract Periods of greater than 3 months, on the first day of each Fiscal Quarter, (iv) on any date of prepayment pursuant to Section 5.2, with respect to the principal amount of Revolver Loans being prepaid; and (v) on the Commitment Termination Date. Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.
(d) In the event that any Borrowing Base Certificate or related information for any period delivered pursuant to Section 7.1 is inaccurate while the Revolver Commitments are in effect, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for such period than the Applicable Margin actually used to determine interest rates for such period, then (a) the Borrowers shall promptly deliver to the Agent a corrected Borrowing Base Certificate for such period,
(b) the Applicable Margin for such period shall be retroactively determined based on the Average Availability as set forth in the corrected Borrowing Base Certificate, and (c) the Borrowers shall promptly pay to the Agent (for the account of the Lenders during such period or their successors and permitted assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such period. This Section 3.1.1(d) shall not limit the rights of the Agent under this Section 3.1.1 or Section 10.

3.1.2 Application of LIBOR and the Canadian B/A Rate to Outstanding Loans; Conversions of LIBOR Loans and B/A Equivalent Loans.
(a) The Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the U.S. Base Rate Loans, Canadian Base Rate Loans or German Base Rate Loans to, or to continue any LIBOR Loan at the end of its Interest Period as, a LIBOR Loan. The Canadian Borrower may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Canadian Prime Loans to, or to continue any B/A Equivalent Loan at the end of its Contract Period as, a B/A Equivalent Loan. Upon the occurrence and during the continuance of any Event of Default, the Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as a LIBOR Loan or a B/A Equivalent Loan.
(b) Whenever the Borrowers desire to convert or continue Revolver Loans as LIBOR Loans or B/A Equivalent Loans, the Lead Borrower (in the case of Loans to a U.S. Borrower or the Canadian Borrower) or the German Lead Borrower (in the case of Loans to a German Borrower) shall give the Agent a Notice of Conversion/Continuation, no later than 2:00 p.m. (New York City time) (or in the case of Loans to a German Borrower, no later than 2:00 p.m. London Time (GMT) or, in either case, such later time as the Agent may agree in its reasonable discretion) at least three Business Days before the requested conversion or continuation date. Promptly after receiving any such notice, the Agent shall notify each Lender thereof. Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period or Contract

Period, as applicable (which shall be deemed to be one month if not specified). If, upon the expiration of any Interest Period in respect of any LIBOR Loans or Contract Period in respect of any B/A Equivalent Loans, the Lead Borrower or German Lead Borrower, as applicable, shall have failed to deliver a Notice of Conversion/Continuation, it shall be deemed to have elected to convert such LIBOR Loans into U.S. Base Rate Loans, Canadian Base Rate Loans or German Base Rate Loans, as applicable and such B/A Equivalent Loans into Canadian Prime Loans.
3.1.3 Interest Periods and Contract Periods. In connection with the making, conversion or continuation of (a) any LIBOR Loans, the Lead Borrower (in the case of Loans to a U.S. Borrower or the Canadian Borrower) or the German Lead Borrower (in the case of Loans to a German Borrower) shall select an interest period (“Interest Period”) to apply, which interest period shall be one, two, three or six months and (b) any B/A Equivalent Loans, the Canadian Borrower shall select a Contract Period to apply, which Contract Period shall be one, two, three or six months; provided, however, that:
(a) the Interest Period or Contract Period shall commence on the date the Revolver Loan, is made or continued as, or converted into, a LIBOR Loan or a B/A Equivalent Loan, as applicable, and shall expire on the numerically corresponding day in the calendar month at its end;
(b) if any Interest Period or Contract Period commences on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period or Contract Period shall expire on the last Business Day of such month; and if any Interest Period or Contract Period would expire on a day that is not a Business Day, the period shall expire on the next Business Day; and
(c) no Interest Period or Contract Period shall extend beyond the Revolver Termination Date.

3.2 Fees.
3.2.1 Unused Line Fees. The Borrowers shall pay to the Agent, for the Pro Rata benefit of the Lenders (other than any Defaulting Lender), a fee equal to the Unused Line Fee Rate multiplied by the amount by which the Revolver Commitments (other than Revolver Commitments of a Defaulting Lender) exceed the average daily balance of outstanding Revolver Loans (other than Swingline Loans) and stated amount of outstanding Letters of Credit during any Fiscal Quarter (such fee, the “Unused Line Fee”). Such fee shall be payable in arrears, on the first day of each Fiscal Quarter.
3.2.2 LC Facility Fees. (a) The U.S. Borrowers shall pay to the Agent, for the Pro Rata benefit of the Applicable Lenders, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of outstanding U.S. Letters of Credit, which fee shall be payable in arrears, on the first day of each Fiscal Quarter; (b) the Canadian Borrower shall pay to the Agent, for the Pro Rata benefit of the Applicable Lenders, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of outstanding Canadian Letters of Credit denominated in Dollars, which fee shall be payable in arrears, on the first day of each Fiscal Quarter; (c) the Canadian Borrower shall pay to the Agent, for the Pro Rata benefit of the Applicable Lenders, a fee equal to the Applicable Margin in effect for B/A Equivalent Loans times the average daily stated amount of outstanding Canadian Letters of Credit denominated in Canadian Dollars, which fee shall be payable in arrears, on the first day of each Fiscal Quarter; (d) the German Borrowers shall pay to the Agent, for the Pro Rata benefit of the Applicable Lenders, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of outstanding German Letters of Credit denominated in Dollars, which fee shall be payable in arrears, on the first day of each Fiscal Quarter; (e) the German Borrowers shall pay to the Agent, for the Pro Rata benefit of the Applicable Lenders, a fee equal to the Applicable Margin in effect for LIBOR Loans times the average daily stated amount of outstanding German Letters of Credit denominated in Euros, which fee shall be payable in arrears, on the first day of each Fiscal Quarter; (f) the applicable Borrowers shall pay to the applicable Issuing Bank, for its own account, a fronting fee not in excess of 0.125% per annum of the stated amount of each Letter of Credit, which fee shall be payable in arrears, on the first day of each Fiscal Quarter; and (g) the applicable Borrowers shall pay to the applicable Issuing Bank, for its own account, all customary charges associated with the issuance, registration, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred upon demand.

3.2.3 Other Fees. The Borrowers shall pay to the Lenders and the Agent, for their own accounts, the fees described in the Fee Letters.
3.3 Computation of Interest, Fees, Yield Protection. All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days for LIBOR Loans and German Base Rate Loans and 365 days for U.S. Base Rate Loans, Canadian Base Rate Loans, B/A Equivalent Loans and Canadian Prime Loans. Each determination by the Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest or demonstrable error. All fees shall be fully earned when due and payable and shall not be subject to rebate, refund or proration.
3.4 Illegality. If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Loans, or to determine or charge interest rates based upon LIBOR or the Canadian B/A Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market or to transact in bankers’ acceptances in the Canadian interbank market, then, on notice thereof by such Lender to the Agent, any obligation of such Lender to make or continue LIBOR Loans or to convert Base Rate Loans to LIBOR Loans or to make or continue B/A Equivalent Loans or to convert Canadian Prime Loans to B/A Equivalent Loans shall be suspended until such Lender notifies the Agent that the circumstances giving rise to such determination no longer exist. Upon delivery of such notice, the applicable Borrowers shall prepay or, if applicable, convert all LIBOR Loans of such Lender to U.S. Base Rate Loans, Canadian Base Rate Loans or German Base Rate Loans, as applicable, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Loans. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Upon delivery of such notice, the Canadian Borrower shall prepay or, if applicable, convert all B/A Equivalent Loans of such Lender to Canadian Prime Loans, either on the last day of the Contract Period therefor, if such Lender may lawfully continue to maintain such B/A Equivalent Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such B/A Equivalent Loans. Upon any such prepayment or conversion, the Canadian Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.5 Inability to Determine Rates. If Required Lenders notify the Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a LIBOR Loan that (a) Dollar deposits are not being offered to banks in the London interbank

Eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR for the requested Interest Period, or (c) LIBOR for the requested Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such LIBOR Loan, then the Agent will promptly so notify the Lead Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended until the Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower, the Canadian Borrower or the German Lead Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of a LIBOR Loan or, failing that, will be deemed to have submitted a request for a U.S. Base Rate Loan, a Canadian Base Rate Loan or a German Base Rate Loan, as applicable.

If Required Lenders notify the Agent for any reason in connection with a request for a Borrowing of, or conversion to or continuation of, a B/A Equivalent Loan that (a) bankers’ acceptances are not being offered to banks in the Canadian interbank bankers’ acceptances market for the applicable amount and Contract Period of such B/A Equivalent Loan, (b) adequate and reasonable means do not exist for determining the Canadian B/A Rate for the requested Contract Period, or (c) the Canadian B/A Rate for the requested Contract Period does not adequately and fairly reflect the cost to such Lenders of funding such B/A Equivalent Loan, then the Agent will promptly so notify the Lead Borrower, the Canadian Borrower and each Lender. Thereafter, the obligation of the Applicable Lenders to make or maintain B/A Equivalent Loans shall be suspended until the Agent (upon instruction by Required Lenders) revokes such notice. Upon receipt of such notice, the Lead Borrower or the Canadian Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of a B/A Equivalent Loan or, failing that, will be deemed to have submitted a request for a Canadian Prime Loan.
3.6 Increased Costs; Capital Adequacy.
3.6.1 Change in Law. If any Change in Law shall:
(a) impose, modify or deem applicable any reserve, special deposit, liquidity, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or the Issuing Bank;
(b) subject any Lender or Issuing Bank to any Taxes (other than (A) Indemnified Taxes or Other Taxes indemnified by Section 5.8 and (B) any Excluded Taxes); or
(c) impose on any Lender, the Issuing Bank or interbank market any other condition, cost or expense affecting any Revolver Loan, Loan Document, Specified Refinancing Debt, Letter of Credit, participation in LC Obligations, or Revolver Commitment;

and the result thereof shall be to increase the cost to such Lender of making or maintaining any Revolver Loan or Revolver Commitment, or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit, or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the applicable Borrowers will pay to such Lender or the Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as applicable, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, the Canadian Borrower and each German Borrower shall only be liable for such increased cost or reduction in amount to the extent that it relates to the Canadian Obligations and the German Obligations of such German Borrower, respectively.
3.6.2 Capital Adequacy. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any Lending Office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s, the Issuing Bank’s or holding company’s capital or liquidity as a consequence of this Agreement, or such Lender’s or the Issuing Bank’s Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations, to a level below that which such Lender, the Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration such Lender’s, the Issuing Bank’s and holding company’s policies with respect to capital adequacy or liquidity), then from time to time the applicable Borrowers will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate it or its holding company for any such reduction suffered. Notwithstanding the foregoing, the Canadian Borrower and each German Borrower shall only be liable for such additional amounts to the extent that they relate to the Canadian Obligations and the German Obligations of such German Borrower, respectively.

3.6.3 Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but the Borrowers shall not be required to compensate a Lender or the Issuing Bank for any increased costs incurred or reductions suffered more than six months prior to the date that the Lender or the Issuing Bank notifies the Lead Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
3.7 Mitigation. If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.6, or if the Borrowers are required to pay additional amounts with respect to a Lender under Section 5.8, then such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) in the judgment of such Lender would not subject the Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to it or unlawful. Borrowers shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
3.8 Funding Losses. If for any reason (other than default by the Agent or a Lender, or as a result of the circumstances described in Section 3.4 or 3.5) (a) any Borrowing of, or conversion to or continuation of, a LIBOR Loan or a B/A Equivalent Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a LIBOR Loan or a B/A Equivalent Loan occurs on a day other than the end of its Interest Period or Contract Period, as applicable, (c) the Borrowers fail to repay a LIBOR Loan when required hereunder or the Canadian Borrower fails to repay a B/A Equivalent Loan when required hereunder, or
(d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Loan or a B/A Equivalent Loan prior to the end of its Interest Period or Contract Period, as applicable pursuant to Section 12.4, then the applicable Borrowers or Borrower shall pay to the Agent its customary administrative charge and to each Lender resulting losses and expenses arising from liquidation or redeployment of funds or from fees payable to terminate deposits of matching funds.
3.9 Maximum Interest. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of interest permitted by Applicable Law, or that would result in the receipt by any Lender or “interest” at a “criminal rate” as such terms are construed under the Criminal Code (Canada) (“maximum rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged or received by the Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

3.10 Canadian Interest Act. For the purposes of the Interest Act (Canada), (i) whenever any interest under this Agreement is calculated using a rate based on a year of 360 days or any other period of time that is less than a calendar year, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on the number of days in the calendar year, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest is payable (or compounded) ends, and (z) divided by 360, or such other period of time that is less than the calendar year, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement, and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.
3.11 Survival. The payment obligations set forth in this Section 3, in each case solely for the periods set forth therein, if applicable, shall survive termination of the Revolver Commitments and/or this Agreement, repayment of all other Obligations and any resignation of the Agent, the Swingline Lender or any Issuing Bank.
SECTION 4. LOAN ADMINISTRATION
4.1 Manner of Borrowing and Funding of Revolver Loans.
4.1.1 Notice of Borrowing. Whenever the Borrowers desire funding of a Borrowing of Revolver Loans, the Lead Borrower (in the case of Loans to a U.S. Borrower or the Canadian Borrower) or the German Lead Borrower (in the case of Loans to a German Borrower) shall give the Agent a Notice of Borrowing. Such notice must be received by the Agent (x) in the case of a Notice of Borrowing requesting Canadian Revolver Loans, no later than 12:00 p.m. (or such other time as the Agent may agree in its reasonable discretion) (New York City time), (y) in the case of a Notice of Borrowing requesting U.S. Revolver Loans, no later than 2:00 p.m. (or such other time as the Agent may agree in its reasonable discretion) (New York City time), or (z) in the case of a Notice of Borrowing requesting German Revolver Loans, no later than 11:00 a.m. (or such other time as the Agent may agree in its reasonable discretion) (London Time (GMT)), in each case (i) on the Business Day of the requested funding date, in the case of U.S. Base Rate Loans, Canadian Base Rate Loans, German Base Rate Loans or Canadian Prime Loans, and (ii) at least three Business Days prior to the requested funding date, in the case of LIBOR Loans or B/A Equivalent Loans. Notices received after 12:00 p.m. (or such other time as the Agent may agree in its reasonable discretion) (New York City time), or in the case of a Notice of Borrowing requesting German Revolver Loans, 11:00 a.m. (or such other time as the Agent may agree in its reasonable discretion) (London Time (GMT)), shall be deemed received on the next Business Day. Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether such Borrowing will be made as a U.S. Revolver Loan, a Canadian

Revolver Loan or a German Revolver Loan, (D) whether the Borrowing is to be made as U.S. Base Rate Loans, Canadian Base Rate Loans, German Base Rate Loans, Canadian Prime Loans, LIBOR Loans or B/A Equivalent Loans, (E) in the case of LIBOR Loans, the duration of the applicable Interest Period (which shall be deemed to be one month if not specified), (F) in the case of B/A Equivalent Loans, the duration of the applicable Contract Period (which shall be deemed to be one month if not specified) and (G), in case of a Borrowing of German Revolver Loans, the applicable German Borrower.
4.1.2 Fundings by the Lenders. Each Lender shall timely honor its Revolver Commitment by funding its Pro Rata share of each Borrowing of Revolver Loans that is properly requested hereunder. Except for Borrowings to be made as Swingline Loans, the Agent shall endeavor to notify the Lenders of each Notice of Borrowing (or deemed request for a Borrowing) (i) by 3:00 p.m. (New York City time) on the proposed funding date for U.S. Base Rate Loans, Canadian Prime Loans, Canadian Base Rate Loans (ii) by 1:00 p.m. London Time (GMT) on the proposed funding date for German Base Rate Loans and (iii) by 3:00 p.m. (New York City time) at least two Business Days before any proposed funding of LIBOR Loans or B/A Equivalent Loans. Each Applicable Lender shall fund to the Agent such Lender’s Pro Rata share of the Borrowing to the account specified by the Agent in immediately available funds not later than 5:00 p.m. (New York City time) (or in the case of German Base Rate Loans, 3:00 p.m. London time (GMT)) on the requested funding date. The Agent shall disburse the proceeds of the Revolver Loans as directed by the applicable Borrower. Unless the Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its Pro Rata share of a Borrowing, the Agent may assume that such Lender has deposited or promptly will deposit its share with the Agent, and the Agent may disburse a corresponding amount to the Borrowers. If a Lender’s Pro Rata share of any Borrowing or of any settlement pursuant to Section 4.1.3(b) is not received by the Agent, then the applicable Borrowers agree to repay to the Agent on demand the amount of such Pro Rata share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3 Swingline Loans; Settlement.
(a) The Agent may, but shall not be obligated to, advance (i) Swingline Loans to the
U.S. Borrowers (“U.S. Swingline Loans”), up to an aggregate outstanding amount of the lesser of (A) $6,000,000 and (B) the U.S. Available Credit and (ii) Swingline Loans (acting through Bank of America (Canada)) to the Canadian Borrower (“Canadian Swingline Loans”) up to an aggregate outstanding amount not to exceed the lesser of (A) the Canadian Available Credit and (B) $5,000,000. Each U.S. Swingline Loan shall constitute a U.S. Revolver Loan for all purposes and each Canadian Swingline Loan shall constitute a Canadian Revolver Loan for all purposes, except, in each case, that payments thereon shall be made to the Agent for its own account. The obligation of the applicable Borrowers to repay Swingline Loans shall be evidenced by the records of the Agent and need not be evidenced by any promissory note. The Borrowers acknowledge that in the event that a reallocation of the Swingline Loan Fronting Exposure of a Defaulting Lender pursuant to Section 4.2.1 does not fully cover the applicable Swingline Loan Fronting Exposure of such Defaulting Lender, the Agent may require the applicable Borrower or Borrowers to, at its option, prepay or Cash Collateralize such remaining Fronting Exposure in respect of each outstanding Swingline Loan and will have no obligation to issue new Swingline Loans, or to extend, renew or amend existing Swingline Loans to the extent such Fronting Exposure would exceed the commitments of the non-Defaulting Lenders, unless such remaining Fronting Exposure is Cash Collateralized.
(b) Settlement among the Applicable Lenders and the Agent with respect to Swingline Loans and other Revolver Loans shall take place on a date determined from time to time by the Agent (but at least weekly), in accordance with the Settlement Report delivered by the Agent to the Lenders. Between settlement dates, the Agent may in its discretion apply payments on Revolver Loans to applicable Swingline Loans, regardless of any designation by the Borrowers or any provision herein to the contrary. Each Lender’s obligation to make settlements with the Agent is absolute and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6.2 are satisfied. If, due to an Insolvency Proceeding with respect to a Borrower or otherwise, any Swingline Loan may not be settled among the Lenders hereunder, then each Applicable Lender shall be deemed to have purchased from the Agent a Pro Rata participation in each unpaid applicable Swingline Loan and shall transfer the amount of such participation to the Agent, in immediately available funds, within one Business Day after the Agent’s request therefor.

4.1.4 Notices. The Borrowers may request, convert or continue Revolver Loans, select interest rates, and transfer funds based on telephonic or e-mailed instructions to the Agent. The Borrowers shall confirm each such request by prompt delivery to the Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable. Neither the Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of the Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by the Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.
4.2 Defaulting Lender.
4.2.1 Reallocation of Pro Rata Share; Amendments. For purposes of determining the Lenders’ obligations to fund or acquire participations in Revolver Loans (including, Swingline Loans) or Letters of Credit, the Agent may exclude the Revolver Commitments and Revolver Loans of any Defaulting Lender(s) from the calculation of Pro Rata shares and any Revolver Commitments or Fronting Exposure of any such Defaulting Lender shall automatically be reallocated among the non-Defaulting Lenders Pro Rata in accordance with their Revolver Commitments up to an amount such that the Revolver Commitment of each non-Defaulting Lender does not exceed its Revolver Commitments, so long as the conditions set forth in Section 6.2 are satisfied at the time of such reallocation. A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 14.1.1(c).
4.2.2 Payments; Fees. Any payment of principal, interest, fees or other amounts received by the Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 10 or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to Section 10.3), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, to the payment on a Pro Rata basis of any amounts owing by that Defaulting Lender to any applicable Issuing Banks and Swingline Lenders hereunder; third, if so reasonably determined by the Agent or reasonably requested by the applicable Issuing Bank or Swingline Lender, to be held as Cash Collateral for the Fronting Exposure of such Defaulting Lender; fourth, to the funding of any Revolver Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent or the Lead Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolver Loans under this Agreement and to Cash Collateralize any Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender; sixth, to the payment of any amounts owing to the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any

Issuing Bank or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Revolver Loans or LC Obligations in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Revolver Loans or LC Obligations were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Revolver Loans of, and LC Obligations owed to, all non-Defaulting Lenders on a Pro Rata basis prior to being applied to the payment of any Revolver Loans of, or LC Obligations owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.2.2 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto. A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Revolver Commitment shall be disregarded for purposes of calculating the Unused Line Fee Rate under Section 3.2.1. To the extent any LC Obligations owing to a Defaulting Lender are reallocated to other Lenders, Letter of Credit fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such other Lenders. The Agent shall be paid all Letter of Credit fees attributable to LC Obligations that are not so reallocated. Notwithstanding anything herein to the contrary, funds received for the account of a Defaulting Lender in respect of (a) Canadian Obligations shall only be applied to the payment or settlement of Canadian Obligations, and not in respect of any

U.S. Obligations and (b) German Obligations shall only be applied to the payment or settlement of German Obligations of such German Borrower, and not in respect of any other Obligations.
4.2.3 Cure. The Borrowers, the Agent and the Issuing Bank may agree in writing that a Lender is no longer a Defaulting Lender. At such time, Pro Rata shares shall be reallocated without exclusion of such Lender’s Revolver Commitments and Revolver Loans, and all outstanding Revolver Loans, LC Obligations and other exposures under the Revolver Commitments shall be reallocated among the Lenders and settled by the Agent (with appropriate payments by the reinstated Lender) in accordance with the readjusted Pro Rata shares. Unless expressly agreed in writing by the Borrowers, the Agent and the Issuing Bank (each of which shall make such determination, in its sole discretion), no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender. The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform its obligations hereunder shall not relieve any other Lender of its obligations, and no Lender shall be responsible for default by another Lender. ~~No~~Subject to Section 14.23, no reallocation hereunder shall constitute a wavier or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
4.3 Number and Amount of LIBOR Loans and B/A Equivalent Loans; Determination of Rate. Each Borrowing of LIBOR Loans when made shall be in a minimum amount of $500,000, plus any increment of $50,000 in excess thereof. No more than six (6) Borrowings of LIBOR Loans may be outstanding at any time, and all LIBOR Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by the Lead Borrower or the German Lead Borrower, as applicable, the Agent shall promptly notify the Lead Borrower or German Lead Borrower, as applicable, thereof by telephone or electronically and shall confirm any telephonic or electronic notice in writing. Each Borrowing of B/A Equivalent Loans when made shall be in a minimum amount of C$500,000, plus any increment of C$50,000 in excess thereof. No more than six (6) Borrowings of B/A Equivalent Loans may be outstanding at any time, and all B/A Equivalent Loans having the same length and beginning date of their Contract Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining the Canadian B/A Rate for any Contract Period requested by the Canadian Borrower, the Agent shall promptly notify the Canadian Borrower thereof by telephone or electronically and shall confirm any telephonic or electronic notice in writing.
4.4 Lead Borrower.

4.4.1 U.S./Canadian Borrowers. Each of the U.S. Borrowers and the Canadian Borrower hereby designates the Lead Borrower as its representative and agent for all purposes under the Loan Documents, including requests for Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, the Issuing Bank or any Lender. The Lead Borrower hereby accepts such appointment. The Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by the Lead Borrower on behalf of any of the U.S. Borrowers and the Canadian Borrower. The Agent and the Lenders may give any notice or communication with a U.S. Borrower or the Canadian Borrower hereunder to the Lead Borrower on behalf of such Borrower. Each of the U.S. Borrowers and the Canadian Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the Lead Borrower shall be binding upon and enforceable against it.

4.4.2 German Borrowers. Each German Borrower hereby designates the German Lead Borrower as its representative and agent for all purposes under the Loan Documents, including requests for Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base and financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Agent, the Issuing Bank or any Lender. The German Lead Borrower hereby accepts such appointment. The Agent and the Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by the German Lead Borrower on behalf of any German Borrower. The Agent and the Lenders may give any notice or communication with a German Borrower hereunder to the German Lead Borrower on behalf of such German Borrower. Each German Borrower agrees that any notice, election, communication, representation, agreement or undertaking made on its behalf by the German Lead Borrower shall be binding upon and enforceable against it.
4.5 Effect of Termination. On the effective date of the termination of all of the Revolver Commitments, all Obligations shall be immediately due and payable. All undertakings of the Obligors contained in the Loan Documents that expressly provide for and contemplate survival of the termination of this Agreement or the termination of the Revolver Commitments (including this Section 4.5) shall survive any such termination, and the Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents until Full Payment of the Obligations. The obligation of each Obligor and Lender with respect to each indemnity given by it pursuant to Sections 5.8 and 14.2 shall survive Full Payment of the Obligations for events and circumstances arising on or prior to Full Payment of the Obligations.
SECTION 5. PAYMENTS
5.1 General Payment Provisions. All payments of Obligations shall be made in the currency in which such Obligation is denominated, without offset (other than Excluded Taxes), counterclaim or defense of any kind, and in immediately available funds, not later than 2:00 p.m. (New York City time) (or such later time as Agent may agree in its reasonable discretion) (or in the case of payments from a German Borrower, no later than 2:00 p.m. London Time (GMT) or, in either case, such later time as the Agent may agree in its reasonable discretion) on the due date of such Obligation. Any payment after such time shall be deemed made on the next Business Day. Any payment of a LIBOR Loan prior to the end of its Interest Period or of a B/A Equivalent Loan prior to the end of its Contract Period shall be accompanied by all amounts due under Section 3.8. Unless otherwise specified by the applicable Borrower in writing, (i) any prepayment of U.S. Revolver Loans shall be applied first to U.S. Base

Rate Loans and then to LIBOR Loans, (ii) any prepayment of Canadian Revolver Loans denominated in Dollars shall be applied first to Canadian Base Rate Loans and then to LIBOR Loans, (iii) any prepayment of Canadian Revolver Loans denominated in Canadian Dollars shall be applied first to Canadian Prime Loans and then to B/A Equivalent Loans, (iv) any prepayment of German Revolver Loans denominated in either Dollars or Euros shall be applied first to German Base Rate Loans and then to LIBOR Loans.

5.2 Repayment of Revolver Loans.
5.2.1 Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder. Revolver Loans may be prepaid from time to time, without penalty or premium. If any Asset Disposition includes the disposition of Current Assets Collateral, then, if a Liquidity Event shall have occurred and be continuing, an amount equal to the Net Proceeds of such disposition shall be paid by the applicable Borrowers to be applied to the applicable Revolver Loans within ten Business Days following such Asset Disposition, other than such Net Proceeds not in excess of $1,000,000 in the aggregate, and the Borrowers shall deliver an updated Borrowing Base Certificate on the date of any such Asset Disposition.
5.2.2 To the extent that at any time (a) outstanding U.S. Revolver Loans and U.S. LC Obligations exceed the U.S. Maximum Credit, (b) outstanding Canadian Revolver Loans and Canadian LC Obligations exceed the Canadian Maximum Credit, (c) outstanding German Revolver Loans and German LC Obligations of a German Borrower exceed the German Maximum Credit of such Borrower or (d) the outstanding German Revolver Loans and German LC Obligations of all German Borrowers exceed the Total German Maximum Credit, the applicable Borrower or Borrowers shall first repay such applicable outstanding Revolver Loans (and thereafter Cash Collateralize such applicable outstanding LC Obligations, to the extent remaining) in an amount equal to such excess.
5.2.3 Notwithstanding anything in this Section 5.2 to the contrary, funds received from or held by (a) any Canadian Borrowing Base Obligor shall be applied only to the payment of the Canadian Obligations and German Obligations and shall not be applied to the payment of the U.S. Obligations, (b) any European Guarantor shall be applied only to the payment of the German Obligations and shall not be applied to the payment of the U.S. Obligations and (c) any German Borrower shall be applied only to the payment of the German Obligations of such German Borrower and shall not be applied to the payment of any other Obligations.
5.3 [Reserved].
5.4 Marshaling; Payments Set Aside. Except as otherwise required by Applicable Law, neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or against any Obligations. If any payment by or on behalf of the Obligors is made to the Agent, the Issuing Bank or any Lender, or the Agent, the Issuing Bank or any Lender exercises a right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver, interim receiver or any other Person, then to the extent of such recovery, the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. This Section 5.4 shall survive any termination of this Agreement.
5.5 Post-Default Allocation of Payments
5.5.1 (a) Amounts. Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default, any amounts (other than proceeds of Collateral securing only the Canadian Obligations and/or German Obligations and any proceeds realized with respect to guarantees by any Canadian Subsidiary or any European Guarantor) received on account of the Secured Obligations shall be allocated as follows:

(i) first, to all costs and expenses, including Extraordinary Expenses that are U.S. Obligations (other than clause (f) of such definition), owing to the Agent pursuant to the terms of the Loan Documents by the U.S. Obligors:
(ii) second, to all amounts owing to the Agent on U.S. Swingline Loans;
(iii) third, to all amounts owing to the Issuing Bank by the U.S. Obligors in respect of
U.S. Obligations (other than clause (f) of such definition);
(iv) fourth, to all applicable U.S. Obligations (other than clause (f) of such definition) constituting fees;
(v) fifth, to all applicable U.S. Obligations (other than clause (f) of such definition) constituting interest;

(vi) sixth, to Cash Collateralization of U.S. LC Obligations;
(vii) seventh, to all other U.S. Revolver Loans, and applicable Noticed Hedges constituting U.S. Secured Bank Product Obligations; provided that no amounts received from any Obligor shall be applied to any Excluded Hedging Obligations with respect to such Obligor; and
(viii) eighth, to all costs and expenses, including Extraordinary Expenses that are Canadian Obligations (other than clause (f) of such definition), owing to the Agent pursuant to the terms of the Loan Documents by the Canadian Obligors;
(ix) ninth, to all amounts owing to the Agent on Canadian Swingline Loans;
(x) tenth, to all amounts owing to the Issuing Bank by the Canadian Obligors in respect of Canadian Obligations (other than clause (f) of such definition);
(xi) eleventh, to all applicable Canadian Obligations (other than clause (f) of such definition) constituting fees;

(xii) twelfth, to all applicable Canadian Obligations (other than clause (f) of such definition) constituting interest;
(xiii) thirteenth, to Cash Collateralization of Canadian LC Obligations;
(xiv) fourteenth, to all other Canadian Revolver Loans, and applicable Noticed Hedges constituting Canadian Secured Bank Product Obligations; provided that no amounts received from any

Obligor shall be applied to any Excluded Hedging Obligations with respect to such Obligor;
(xv) fifteenth, to all other U.S. Obligations (other than clause (f) of such definition) and, with respect to any amounts received from any Obligor, Excluded Hedging Obligations with respect to such Obligor);

(xvi) sixteenth, to all other Canadian Obligations (other than clause (f) of such definition and, with respect to any amounts received from any Obligor, Excluded Hedging Obligations with respect to such Obligor);
(xvii) seventeenth, to all costs and expenses, including Extraordinary Expenses that are German Obligations (other than clause (f) of such definition), owing to the Agent pursuant to the terms of the Loan Documents by the German Borrowers;
(xviii) eighteenth, to all amounts owing to the Issuing Bank by the German Borrowers in respect of German Obligations (other than clause (f) of such definition);
(xix) nineteenth, to all applicable German Obligations (other than clause (f) of such definition) constituting fees;
(xx) twentieth, to all applicable German Obligations (other than clause (f) of such definition) constituting interest;
(xxi) twenty first, to Cash Collateralization of German LC Obligations;
(xxii) twenty second, to all other German Revolver Loans, and applicable Noticed Hedges constituting German Secured Bank Product Obligations; provided that no amounts received from any Obligor shall be applied to any Excluded Hedging Obligations with respect to such Obligor; and
(xxiii) twenty third, to all other German Obligations (other than clause (f) of such definition and, with respect to any amounts received from any Obligor, Excluded Hedging Obligations with respect to such Obligor).
Any proceeds of Collateral securing the Canadian Obligations (other than clause (f) of such definition) and proceeds realized with respect to guarantees by any Canadian Subsidiary received on account of the Secured Obligations shall be applied ratably in the order specified in clauses eighth through fourteenth and thereafter ratably in the order specified in clauses sixteenth through twenty third set forth in this paragraph (a). Any proceeds of Collateral securing the German Obligations (other than clause (f) of such definition) and proceeds realized with respect to guarantees by any European Guarantor received on account of the Secured Obligations shall be applied ratably in the order specified in clauses seventeenth through twenty third set forth in this paragraph (a).
(b) General Application Provisions. Amounts shall be applied to each category of Secured Obligations set forth above until Full Payment thereof and then to the next category. If amounts are insufficient to satisfy a category, they shall be applied on a pro rata basis among the Secured Obligations in the category. Amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to any relevant clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above and, if no Secured Obligations remain outstanding, to the applicable Borrower or Borrowers. Amounts distributed with respect to any Secured Bank Product Obligations shall be the lesser of the maximum Secured Bank Product Obligations last reported to the Agent or the actual Secured Bank Product Obligations as calculated by the methodology reported to the Agent for determining the amount due. The Agent shall have no obligation to calculate the amount to be distributed with respect to any Secured Bank Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Secured Party. If a Secured Party fails to deliver such calculation within five days following request by the Agent, the Agent may assume the amount to be distributed is zero. The allocations set forth in this Section 5.5.1 are solely to determine the rights and priorities of the Agent and the Secured Parties as among themselves, and may, except as set forth in the next sentence, be changed by agreement among them without the consent of any Obligor. It is understood and agreed that (i) no Secured Bank Product Obligations (other than Noticed Hedges) shall be paid pursuant to this Section ahead of any other Obligations except as set forth above,
(ii) no Cash Collateralization of LC Obligations shall be paid prior to any fees, interest, or amounts due in respect of Swingline Loans, or to the Issuing Bank or the Agent, in each case, except as set forth above, unless consented to by the Lead Borrower and (iii) amounts received from any Obligor that is not a Qualified ECP Guarantor shall not be applied to the Obligations that are Excluded Hedging Obligations and (b). If any monies remain after distribution to all of the categories above, such monies shall be returned to the applicable Borrower or Borrowers. Notwithstanding anything to the contrary contained herein, proceeds of Collateral consisting of assets of, or payments by, (a) a Canadian Borrowing Base Obligor or any other Excluded Subsidiary shall only be applied to the repayment of Canadian Obligations or German Obligations and (b) a German Borrower shall only be applied to the repayment of German Obligations of such German Borrower.

5.5.2 Erroneous Application. The Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by any Lender, such Lender hereby agrees to return it).
5.6 Application of Payments in the Dominion Accounts. Upon delivery of a written notice to the Lead Borrower from the Agent that specifies that “cash dominion” is being instituted, the ledger balance in any Dominion Account as of the end of a Business Day shall be applied to reduce the outstanding Secured Obligations at the beginning of the next Business Day during any Liquidity Period. Any such application of funds shall be made (i) from the Dominion Account of the U.S. Obligors first in respect of
U.S. Obligations, to the outstanding amounts thereof, and second in respect of the Canadian Obligations and (ii) from the Dominion Account of the Canadian Borrowing Base Obligors solely in respect of Canadian Obligations. If, as a result of such application, a credit balance exists, the balance shall accrue interest in favor of the Obligors and shall be made available to the Obligors as long as no Event of Default is continuing. During a Liquidity Period, each Obligor irrevocably waives the right to direct the application of any payments or Collateral proceeds in the applicable Dominion Account or any Deposit Account subject to a Deposit Account Control Agreement, and agrees that the Agent shall have the continuing, exclusive right to apply and reapply the same against the outstanding Secured Obligations, in accordance with the terms of this Agreement and the other Loan Documents. Notwithstanding anything in this Agreement to the contrary, funds received from or held by (a) any Canadian Borrowing Base Obligor or any other Excluded Subsidiary shall be applied only to the payment of the Canadian Obligations or the German Obligations and (b) a German Borrower shall only be applied to the repayment of German Obligations of such German Borrower and, in each case, shall not be applied to the payment of the U.S. Obligations.
5.7 Loan Account; Account Stated.
5.7.1 Loan Account. The Agent shall maintain in accordance with its usual and customary practices an account or accounts (“Loan Account”) evidencing the Debt of the Borrowers resulting from each Revolver Loan or issuance of a Letter of Credit from time to time. Any failure of the Agent to record anything in the Loan Account, or any error in doing so, shall not limit or otherwise affect the obligation of the Borrowers to pay any amount owing hereunder. The Agent may maintain a single Loan Account in respect of U.S. Revolver Loans or U.S. Letters of Credit in the name of the Lead Borrower, and each Borrower confirms that such arrangement shall have no effect on the joint and several character of its liability for the Obligations.

5.7.2 Entries Binding. Entries made in the Loan Account shall constitute presumptive evidence of the information contained therein. If any information contained in the Loan Account is provided to or inspected by any Person, then such information shall be conclusive and binding on such Person for all purposes absent manifest or demonstrable error, except to the extent such Person notifies the Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.
5.8 Taxes.
5.8.1 Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any Obligor shall be free and clear of and without reduction for any Taxes except as required by Applicable Law. If Applicable Law requires any applicable withholding agent to withhold or deduct any Tax from any such payment, then the applicable withholding agent shall make such withholdings or deductions and timely pay and remit any such Taxes to the relevant Governmental Authority in accordance with Applicable Law. If the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Obligor shall be increased as necessary so that after all required withholdings and deductions for Indemnified Taxes and Other Taxes (including withholdings and deductions applicable to additional sums payable under this Section 5.8) have been made, the Lender (or, in the case of a payment received by the Agent for its own account, the Agent) receives on the due date an amount equal to the sum it would have received if no such withholding or deduction had been made.
5.8.2 Other Taxes. Without limiting the provisions of Section 5.8.1, above, the Borrowers shall timely pay and remit all Other Taxes to the relevant Governmental Authorities in accordance with Applicable Law.
5.8.3 Tax Indemnifications. Without limiting the provisions of, and without duplication for amounts paid under, Section 5.8.1 and Section 5.8.2, the Lead Borrower shall indemnify, hold harmless and reimburse (within 30 days after written demand therefor) the Agent and Lenders for any Indemnified Taxes (including those attributable to amounts payable under this Section 5.8) withheld or deducted by any Obligor or the Agent, or paid by the Agent or any Lender, with respect to any payment on account of any Obligations, Letters of Credit or Loan Documents, and Other Taxes, whether or not such Taxes were properly asserted by the relevant Governmental Authority (other than penalties attributable to the gross negligence, willful misconduct or bad faith of the Agent or such Lender) and reasonable expenses relating thereto. A certificate as to the amount of any such payment or liability delivered to Lead Borrower by the Agent, or by a Lender (with a copy to the Agent), shall be conclusive, absent manifest error. If the Lead Borrower reasonably believes that the Agent or any Lender is entitled to receive a refund in respect of any Indemnified Taxes or Other Taxes as to which indemnification or additional amounts have been paid to the Agent or such Lender by any Obligor pursuant to or in respect of this Section 5.8, the Lead Borrower (on behalf of itself and on behalf of the other Obligors) may notify (in writing) the Agent or such Lender of the availability of such refund. Upon receipt of such a notice, the Agent or such Lender shall promptly apply for such refund unless, in the good faith judgment of the Agent or such Lender, applying for such refund would cause the Agent or such Lender to suffer any material economic, legal or regulatory disadvantage. The Lead Borrower shall reimburse the Agent or such Lender for all reasonable out-of-pocket expenses of the Agent or such Lender incurred in pursuing such refund. If the Agent or such Lender receives any such refund, it shall be governed by Section 5.8.5. Notwithstanding anything to the contrary contained in this Section 5.8, the Obligors shall not be required to indemnify the Agent or any Lender pursuant to this Section 5.8 for any Indemnified Taxes or Other Taxes (and any related expenses) to the extent the Agent or the relevant Lender, as the case may be, fails to notify the relevant Obligor of such possible indemnification claim within 180 days after the Agent or such Lender, as the case may be, receives written notice from the applicable Governmental Authority of the specific tax assessment giving rise to such indemnification claim.

5.8.4 Evidence of Payments. As soon as practicable after any payment or remittance of Indemnified Taxes or Other Taxes by any Obligor to a Governmental Authority, the Lead Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment or remittance, a copy of the return reporting such payment or remittance or other evidence of payment or remittance reasonably satisfactory to the Agent.
5.8.5 Refunds. If the Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Obligor or with respect to which any Obligor has paid additional amounts pursuant to this Section 5.8, it shall pay to such Obligor an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Obligor under this Section 5.8 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that (i) such Obligor, upon the request of the Agent or such Lender agrees to repay the amount paid over to such Obligor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority and (ii) nothing herein contained shall obligate any Lender or the Agent to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or the Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled. Notwithstanding anything to the contrary, in no event will the Agent or any Lender be required to pay any amount to any Obligor the payment of which would place the Agent or such Lender, as applicable, in a less favorable net after tax position than the Agent or such Lender, as applicable, would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.
5.8.6 Lenders. For the avoidance of doubt, the term “Lender,” for purposes of this Section 5.8, shall include any Swingline Lender and any Issuing Bank.
5.9 Lender Tax Information.
5.9.1 Status of the Lenders. Each Lender shall, at such times as are reasonably requested by the Agent or the Lead Borrower, provide the Agent and the Lead Borrower with any documentation prescribed by Applicable Law or reasonably requested by the Agent or the Lead Borrower certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under any Loan Document. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documentation required below in Section 5.9.2 or 5.9.3) obsolete, expired or inaccurate in any material respect, deliver promptly to the Agent and the Lead Borrower updated or other appropriate documentation (including any new documentation reasonably requested by the Agent or the Lead Borrower) or promptly notify the Agent and the Lead Borrower in writing of its inability to do so.
5.9.2 Documentation. Without limiting the provisions of Section 5.9.1 above,
(a) Each Lender that is a “United States person” within the meaning of section 7701(a)(30) of the Code shall deliver to the Agent and the Lead Borrower on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of IRS Form W-9 (or any successor forms) certifying that such Lender is exempt from

U.S. federal backup withholding or information reporting requirements.
(b) Each Foreign Lender shall deliver to the Agent and the Lead Borrower, on or before the date on which it becomes a party to this Agreement (and from time to time upon request by the Agent or the Lead Borrower), whichever of the following is applicable:
(i) two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E, as applicable, (or any successor forms) claiming eligibility for the benefits of an income tax treaty to which the United States is a party;
(ii) two properly completed and duly signed original copies of IRS Form W-8ECI (or any successor forms);

(iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 871(h) or 881(c) of the Code, (A) two properly completed and duly signed certificates substantially in the form of Exhibit D-1, D-2, D-3 or D-4, as applicable (any such certificate, a “U.S. Tax Compliance Certificate”) and (B) two properly completed and duly signed original copies of IRS Form W-8BEN or W-8BEN-E, as applicable, (or any successor forms);
(iv) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), two properly completed and duly signed original copies of IRS Form W-8IMY (or any successor forms) of the Foreign Lender, accompanied by a Form W-8ECI, W-8BEN, W-8BEN-E,
U.S. Tax Compliance Certificate, Form W-9, Form W-8IMY or any other required information (or any successor forms) from each beneficial owner that would be required under this Section 5.9 if such beneficial owner were a Lender, as applicable (provided that, if the Foreign Lender is a partnership for U.S. federal income tax purposes (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the U.S. Tax Compliance Certificate may be provided by such Foreign Lender on behalf of such beneficial owner); or
(v) two properly completed and duly signed original copies of any other form prescribed by Applicable Law as a basis for claiming a complete exemption from, or a reduction in, U.S. federal withholding tax on any payments to such Lender under any Loan Document.
5.9.3 If a payment made to a Lender under any Loan Document would be subject to
U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Lead Borrower and the Agent, at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Lead Borrower or the Agent, such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Lead Borrower or the Agent as may be necessary for the Lead Borrower or the Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.9.3, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Notwithstanding any other provision of this Section 5.9, a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.
Each Lender hereby authorizes the Agent to deliver to the Obligors and to any successor Agent any documentation provided by such Lender to the Agent pursuant to Sections 5.9.1 through 5.9.3.
5.9.4 Lenders. For the avoidance of doubt, the term “Lender,” for purposes of this Section 5.9, shall include Agent, any Swingline Lender and any Issuing Bank.
SECTION 6. CONDITIONS PRECEDENT
6.1 Conditions Precedent to the Third Restatement Date. In addition to the conditions set forth in Section 6.2, the Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to the Borrowers hereunder on the Third Restatement Date, until the following conditions have been satisfied (or waived):
(a) (i) The Second Amendment Agreement shall have been duly executed and delivered to the Agent by each of the Obligor signatories thereto and (ii) the Intercreditor Agreement shall have been duly executed and delivered to the Agent by each party thereto.
(b) The Agent shall have received certificates reasonably satisfactory to it (i) from the Chief Financial Officer of Holdings and the Lead Borrower certifying that, after giving effect to the Transactions (including any Borrowings on the Third Restatement Date), Holdings, the Lead Borrower and their Restricted Subsidiaries, taken as a whole, are Solvent; and (ii) from a Senior Officer of the Lead Borrower certifying that (A) the Borrowers and their Subsidiaries shall have no outstanding third party indebtedness for borrowed money or “disqualified” preferred stock other than the Revolver Loans and other extensions of credit under this Agreement, the Term Loan Facility, the Senior Notes Debt and other Debt permitted by Section

9.2.1 and (B) to the extent any Borrowings are made on the Third Restatement Date, the conditions in Section 6.2(c) and (d) are satisfied.
(c) The Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that an attached copy of such Obligor’s Organic Documents are true and complete and continue in full force and effect; (ii) that an attached copy of resolutions or written consent authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are or written consent is in full force and effect as of the Third Restatement Date and were duly adopted; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents.

(d) The Agent shall have received a written opinion of (i) Weil, Gotshal & Manges LLP, New York counsel to the Loan Parties and (ii) Fasken Martineau DuMoulin LLP, Canadian counsel to the Canadian Borrower and the Canadian Guarantors, in each case, in a form reasonably satisfactory to the Agent.
(e) The Agent shall have received good standing certificates for each U.S. Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.
(f) Since December 31, 2014, there shall not have occurred any change, occurrence or development that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.
(g) To the extent invoiced at least three (3) Business Days prior to the Third Restatement Date, the Borrowers shall have paid all expenses required to be paid or reimbursed to the Agent and the Lenders on the Third Restatement Date. Furthermore, the Lead Borrower shall have paid all fees required under the Engagement Letter.
(h) To the extent requested at least ten (10) calendar days prior to the Third Restatement Date, each of the German Borrowers and Initial European Guarantors shall have provided the documentation and other information to the Agent that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the PATRIOT Act and AML Legislation at least three (3) business days prior to the Third Restatement Date.
(i) The Agent shall have received evidence reasonably satisfactory to it of the delivery of irrevocable notice for the repayment or redemption of the Existing Secured Notes Debt to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full the obligations under the Existing Secured Notes Indenture or Existing Secured Notes Debt (including the delivery of an Officer’s Certificate pursuant to Section 3.01 of the Existing Secured Notes Indenture and the release (or the making of arrangements for the release) of Liens in favor of the Existing Secured Notes Agent for the benefit of the noteholders thereunder.
(j) The Agent shall have received evidence reasonably satisfactory to it of the repayment, redemption, defeasance, discharge, refinancing or termination in full of all the term loans under the Existing Term Loan Agreement and all accrued interest and other amounts then due and owing under the Existing Term Loan Agreement and the release or the making of arrangements for the release) of Liens in favor of the Existing Secured Notes Agent for the benefit of the lenders thereunder.
(k) The Agent shall have received evidence reasonably satisfactory to it of the execution and effectiveness of the Term Loan Facility and the borrowings of the term loans under the Term Loan Facility.

6.2 Conditions Precedent to All Credit Extensions. The Agent, Swingline Lenders, the Issuing Bank and the Lenders shall not be required to fund any Revolver Loans or Swingline Loans, or arrange for the issuance of any Letters of Credit, unless the following conditions are satisfied or waived:
(a) the Lead Borrower shall have delivered to the Agent a customary Notice of Borrowing, or LC Request as the case may be;
(b) Availability on the proposed date of such Borrowing shall be adequate to cover the amount of such Borrowing;
(c) no Default or Event of Default shall exist at the time of, or result from, such funding or issuance;
(d) the representations and warranties of each Obligor set forth in Section 8 of this Agreement or in any Security Document shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on the date of, and upon giving effect to, such funding or issuance (except for representations and warranties that expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as such earlier date); and
(e) with respect to the issuance of any Letter of Credit, the LC Conditions shall be satisfied.

Each request by the Borrowers for funding of a Revolver Loan, Specified Refinancing Debt or issuance of a Letter of Credit shall constitute a representation by the Borrowers that the conditions in clauses (b) through (d) above are satisfied on the date of such request and on the date of such funding or issuance.
SECTION 7. COLLATERAL MONITORING AND REPORTING
7.1 Borrowing Base Certificates. By the 20th day of each month, the Lead Borrower shall deliver to the Agent (and the Agent shall promptly deliver same to the Lenders) a Borrowing Base Certificate prepared as of the close of business on the last Business Day of the previous month (provided that, if a Liquidity Event shall have occurred and be continuing, the Lead Borrower shall deliver to the Agent weekly Borrowing Base Certificates by Wednesday of every week prepared as of the close of business on Friday of the previous week, which weekly Borrowing Base Certificates shall be in standard form unless otherwise reasonably agreed to by the Agent; it being understood that (i) Inventory amounts shown in the Borrowing Base Certificates delivered on a weekly basis will be based on the Inventory amount (a) set forth in the most recent weekly report, where possible, and (b) for the most recently ended month for which such information is available with regard to locations where it is impracticable to report Inventory more frequently, and (ii) the amount of Eligible Accounts shown in such Borrowing Base Certificate will be based on the amount of the gross Accounts set forth in the most recent weekly report, less the amount of ineligible Accounts reported for the most recently ended month). All calculations of the Canadian Available Credit, the U.S. Available Credit, each German Available Credit and Total German Available Credit in any Borrowing Base Certificate shall be made by the Lead Borrower and certified by a Responsible Officer, provided that the Agent may from time to time review and adjust any such calculation in consultation with the Lead Borrower, (a) to reflect its reasonable estimate of declines in value of any Collateral, due to collections received in a Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve. By the 20th day after the end of each Fiscal Quarter, the Lead Borrower shall deliver to the Agent (i) an Applicable Margin Certificate setting forth a calculation of the Average Availability for the Fiscal Quarter most recently ended and the corresponding Applicable Margins, and
(ii) updates, if any, to Schedule 2(b) to the Perfection Certificate to reflect all locations of Inventory at the end of the Fiscal Quarter then ended.
7.2 Administration of Accounts.
7.2.1 Records and Schedules of Accounts. Each Obligor shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Agent sales, collection, reconciliation and other reports in form satisfactory to the Agent on a periodic basis (but not more frequently than at the time of delivery of each of the financials required pursuant to Sections 9.1.2(a) and 9.1.2(b)). Each Obligor shall also provide to the Agent, on or before the 20th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and the amount, invoice date and due date as the Agent may reasonably request. If Accounts owing from any single Account Debtor in an aggregate face amount of $5,000,000 or more cease to be Eligible Accounts, the Obligors shall notify the Agent of such occurrence promptly (and in any event within three Business Days) after any Senior Officer of the Lead Borrower has actual knowledge thereof.
7.2.2 [Reserved].

7.2.3 [Reserved].
7.2.4 Maintenance of Dominion Accounts. The Obligors shall maintain Dominion Accounts pursuant to lockbox or other arrangements reasonably acceptable to the Agent and shall establish such lockbox or other arrangement as provided in Section 9.1.13(a). The Agent and the Lenders assume no responsibility to the Obligors for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank. The Obligors shall ensure that (a) all payments made by Canadian Borrowing Base Obligors into Deposit Accounts shall be made to such Deposit Accounts as are solely swept to Dominion Accounts that hold funds solely relating to assets of the Canadian Borrowing Base Obligors and (b) all payments made by U.S. Obligors into Deposit Accounts shall be made to such Deposit Accounts as are solely swept to Dominion Accounts that hold funds solely relating to assets of the U.S. Obligors.
7.2.5 Proceeds of Collateral. Each Obligor shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts (other than Accounts with balances less than $1,000,000) or otherwise relating to Current Asset Collateral are made directly to a Deposit Account subject to a Deposit Account Control Agreement (it being understood and agreed that with regard to any Accounts maintained with a German domiciled bank (excluding for the avoidance of doubt any branches or business operations of any bank domiciled outside of Germany) customary German law account pledge agreements should be considered Deposit Account Control Agreements for the purpose of this Agreement) (or a lockbox relating to a Dominion Account), which in the case of the U.S. Obligors, shall solely hold amounts relating to assets of the U.S. Obligors, and in the case of the Canadian Borrowing Base Obligors, shall solely hold amounts relating to assets of the Canadian Borrowing Base Obligors. If any Obligor receives cash or Payment Items with respect to any Collateral, it shall hold same in trust for the Agent and promptly deposit same into an applicable Deposit Account or Dominion Account.
7.2.6 Administration of Deposit Accounts. Schedule 7.2.6 sets forth all Deposit Accounts (other than Excluded Deposit Accounts) maintained by the Obligors, including all Dominion Accounts, as of the Third Restatement Date. Subject to Section 9.1.13(a), each Obligor shall promptly take all actions necessary to establish the Agent’s control (within the meaning of the UCC and the PPSA, as applicable) over each such Deposit Account other than Excluded Deposit Accounts at all times. Each Obligor shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than the Agent or the Term Loan Agent) to have control over a Deposit Account or any deposits therein. Each Obligor shall promptly notify the Agent of any opening or closing of a Deposit Account, and shall not open any Deposit Accounts (other than any Excluded Accounts) at a Bank not reasonably acceptable to the Agent.

SECTION 8. REPRESENTATIONS AND WARRANTIES
8.1 General Representations and Warranties. To induce the Agent and the Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, to the extent required pursuant to Section 6.1 and 6.2, each of Holdings (where applicable) and the other Obligors represent and warrant (it being understood that, for purposes of the representations and warranties made in the Loan Documents on the Third Restatement Date, such representations and warranties shall be construed as though the Transactions have been consummated) that:
8.1.1 Organization and Qualification. Each Obligor and each Restricted Subsidiary is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, except where the failure to exist (other than in the case of a Borrower) or to be in good standing could not reasonably be expected to have a Material Adverse Effect. Each Obligor and each Restricted Subsidiary is duly qualified, authorized to do business and in good standing as a foreign entity in each jurisdiction where such qualification is required except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

8.1.2 Power and Authority. Each Obligor is duly authorized to execute, deliver and perform the Loan Documents to which it is a party. The execution, delivery and performance of the Loan Documents to which each Obligor is a party have been duly authorized by all necessary corporate or organizational action, and do not (a) contravene the applicable Organic Documents of any Obligor; (b) violate or cause a default under any Applicable Law; or (c) result in or require the imposition of any Lien (other than Permitted Liens) on any Property of any Obligor, except with respect to contravention, violation or imposition of any Lien referred to in clauses (b) and (c) above, could not reasonably be expected to result in a Material Adverse Effect.
8.1.3 Enforceability. Each Loan Document is a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
8.1.4 Capital Structure. Schedule 8.1.4 shows, as of the Third Restatement Date, for Holdings, each other Obligor and each Subsidiary of any other Obligor, its name, its jurisdiction of organization, its issued Equity Interests and the holders of its Equity Interests. Holdings has good title to its Equity Interests in the Lead Borrower, and each other Obligor has good title to its Equity Interests in its Subsidiaries, in each case subject only to the Permitted Liens, and all such Equity Interests are validly issued, fully paid and non-assessable. As of the Third Restatement Date there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Obligor or any pledged Equity Interests except as set forth on Schedule 8.1.4.
8.1.5 Title to Properties; Security Interests. Each Obligor (other than Holdings) has good and indefeasible title to (or valid leasehold interests in) all of its Real Estate and Mortgaged Property, and good title to all of its personal Property, in each case necessary for the conduct of business, free of Liens except Permitted Liens or any defects in title which do not constitute Liens or that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. All security interests granted to secure the Secured Obligations in the Collateral are perfected security interests in and Liens on the Collateral subject only to Permitted Liens and the terms and provisions of the Intercreditor Agreement.
8.1.6 Financial Statements. The consolidated balance sheets, and related statements of income, cash flow and shareholder’s equity, of Holdings and its Subsidiaries that have been delivered to the Agent and the Lenders, were prepared in accordance with GAAP (subject to year-end adjustments and the omission of notes thereto in the case of interim statements), and fairly present in all material respects the financial positions and results of operations of Holdings and Subsidiaries at the dates and for the periods indicated.
8.1.7 No Material Adverse Effect. Since December 31, 2014 there has been no change that could reasonably be expected to have a Material Adverse Effect.
8.1.8 Solvency. On the Third Restatement Date, after giving effect to any Borrowing hereunder on the Third Restatement Date, the Obligors and their Restricted Subsidiaries, taken as a whole, are Solvent.

8.1.9 Taxes. Each of the Obligors and their Restricted Subsidiaries has timely filed or caused to be filed all material Tax returns that it is required by Applicable Law to file, and has paid, caused to be paid or made provision for the payment of, all Taxes levied or imposed upon it, its income and its Properties that are due and payable (including in its capacity as a withholding agent), except in each case to the extent such Taxes are being Properly Contested or where the failure to file or pay could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither the Obligor nor any Restricted Subsidiary is aware of any proposed or pending Tax assessments, deficiencies or audits that, individually or in the aggregate could be reasonably expected to have a Material Adverse Effect.
8.1.10 Intellectual Property. Except as could not reasonably be expected to have a Material Adverse Effect, to any Obligor’s knowledge, each Obligor and Subsidiary owns or has the lawful right to use all Intellectual Property necessary for the conduct of its business as presently conducted and as proposed to be conducted, without conflict with any rights of others. To the Lead Borrower’s knowledge, as of the Third Restatement Date, there is no pending or, to any Obligor’s knowledge, threatened in writing, Intellectual Property Claim with respect to any Obligor, any Subsidiary or any of their Intellectual Property which could reasonably be expected to result in a Material Adverse Effect. Schedule 8.1.10 sets forth all registered United States Intellectual Property and all applications for registration thereof, owned by any Obligor as of the Third Restatement Date.
8.1.11 Governmental Approvals. As of the Third Restatement Date, each Obligor and each Restricted Subsidiary is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect.
8.1.12 Compliance with Laws. Each Obligor and each Restricted Subsidiary has duly complied, and its Properties and business operations are in compliance, with all Applicable Law, except where noncompliance could not reasonably be expected to result in a Material Adverse Effect. There have been no citations, notices or orders of noncompliance issued to any Borrowers and Restricted Subsidiaries under any Applicable Law, except as could not reasonably be expected to result in a Material Adverse Effect.
8.1.13 Compliance with Environmental Laws.
(a) Except as individually or in the aggregate could not reasonably be expected to result in a Material Adverse Effect:
(i) The Obligors and Restricted Subsidiaries and their businesses, operations and property are in compliance with applicable Environmental Law;

(ii) The Obligors and Restricted Subsidiaries have obtained all Environmental Permits required for the conduct of their businesses and operations as presently conducted, and the ownership, operation and use of their properties, under Environmental Law, and all such Environmental Permits are valid and in good standing;
(iii) There has been no Release or threatened Release of Hazardous Material on, at, under or from any property presently or, to the knowledge of the Obligors and Restricted Subsidiaries, formerly owned, leased or operated by the Obligors and Restricted Subsidiaries that could reasonably be expected to result in liability to the Obligors and Restricted Subsidiaries under any applicable Environmental Law;
(iv) There is no Environmental Claim pending or, to the knowledge of the Lead Borrower, threatened against the Obligors and the Restricted Subsidiaries, or relating to the property currently or, to the knowledge of the Lead Borrower, formerly owned, leased or operated by the Obligors and Restricted Subsidiaries or their predecessors in interest or relating to the operations of the Obligors and Restricted Subsidiaries and, to the knowledge of the Lead Borrower, there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;
(v) To the knowledge of the Lead Borrower, no Person with an indemnity or contribution obligation to the Obligors and Restricted Subsidiaries relating to compliance with or liability under Environmental Law is in default with respect to such obligation;
(vi) None of the Obligors or Restricted Subsidiaries are obligated to perform any action or otherwise incur any material expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Obligors or Restricted Subsidiaries are conducting or financing any Response pursuant to any Environmental Law with respect to any property at any location;
(vii) No property owned, operated or leased by the Obligors or Restricted Subsidiaries and, to the knowledge of the Obligors and Restricted Subsidiaries, no property formerly owned, operated or leased by the Obligors or Restricted Subsidiaries is (i) listed or formally proposed for listing on the National Priorities List promulgated pursuant to CERCLA or
(ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA or (iii) included on any similar list maintained by any Governmental Authority under any other Environmental Law including any such list relating to petroleum;
(viii) No Environmental Lien has been recorded relating to any property currently or, to the knowledge of the Lead Borrower, formerly owned, leased or operated by the Lead Borrower and the Restricted Subsidiaries; and
(ix) To the knowledge of the Obligors or Restricted Subsidiaries, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any applicable Environmental Law.

(b) The representations and warranties contained in this Section 8.1.13 are the sole and exclusive representations and warranties of the Obligors with respect to environmental matters, including regarding Environmental Laws and Hazardous Materials.

8.1.14 Litigation. As of the Third Restatement Date, there are no proceedings or investigations pending or, to the Lead Borrower’s knowledge, threatened in writing, against any Obligor or Restricted Subsidiary, or any of their businesses or Properties that relate to any Loan Documents or transactions contemplated thereby that could reasonably be expected to result in a Material Adverse Effect if determined adversely to any Obligor or Restricted Subsidiary. As of the Third Restatement Date, no Obligor or Restricted Subsidiary is in default in any material respect with respect to any order, injunction or judgment of any Governmental Authority.
8.1.15 ERISA. Except as individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:

(a) Each Plan is in compliance with the applicable provisions of ERISA, the Code, and other federal and state laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter or is entitled to rely on an opinion letter from the IRS or an application for such a letter has been submitted to the IRS with respect thereto and, to the knowledge of the Obligors, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. Each Obligor and ERISA Affiliate has made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.
(b) There are no pending or, to the knowledge of the Lead Borrower, threatened claims (other than routine claims for benefits), actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.
(c) (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; and (iii) no Obligor or ERISA Affiliate has engaged in a transaction that could reasonably be expected to result in any Obligor incurring any liability pursuant to Section 4069 or 4212(c) of ERISA.
(d) (i) all employer and employee contributions of the Obligors and their respective employers required by law or by the terms of any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; and (ii) each Foreign Plan has been registered as required and has been maintained in good standing with applicable regulatory authorities.

8.1.16 Canadian Benefit Plans; Canadian Pension Plans.
(a) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, each Canadian Employee Plan is, and has been, established, registered, funded, administered and invested in compliance with the terms of such Canadian Employee Plan, all Applicable Laws and any collective agreements, as applicable.
(b) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, there are no pending or, to the knowledge of the Lead Borrower, threatened claims (other than routine claims for benefits), actions or lawsuits, or action by any Governmental Authority, with respect to any Canadian Employee Plan.
(c) Where the defined benefit provision of any Canadian Pension Plan has been partially or fully wound-up, all assets, including any surplus, attributable to such wind-up have been fully distributed in accordance with all Applicable Laws and any unfunded liability arising on such wind-up has been fully funded such that that neither Holdings nor any of its

Restricted Subsidiaries nor any Canadian Obligor has any outstanding liabilities with respect to such wound-up Canadian Pension Plan.
(d) No Canadian Pension Plan provides benefits on a defined benefit basis.
(e) Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, no Pension Event has occurred and is continuing.
(f) No Lien has arisen in respect of Holdings or any of its Restricted Subsidiaries or any Canadian Obligor in connection with any Canadian Pension Plan (save for contribution amounts not yet due).
8.1.17 Investment Company Act.
(a) None of the Borrowers nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions Regulation T, U or X.
(b) Neither the Borrowers nor any Restricted Subsidiary is an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940.
8.1.18 PATRIOT Act, Etc.
(a) To the extent applicable, each Borrower and each Restricted Subsidiary is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the PATRIOT Act. No part of the proceeds of the Loans will be, used directly or knowingly used indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
(b) OFAC. None of the Borrowers or any Restricted Subsidiary nor, to the knowledge of any Borrower, any director, officer, agent, employee or controlled Affiliate of any Borrower is the subject of any Sanctions; and no Borrower will directly or indirectly use the proceeds of the Revolver Loans or otherwise knowingly make available such proceeds to any person for the purpose of financing the activities of any Person currently the subject of any Sanctions or in violation of any Sanctions, except to the extent licensed or otherwise approved by OFAC.
(c) The representations and warranties provided in this Section 8.1.18 shall be provided only in so far as they do not result, in relation to any Relevant German Party, in a violation of, or conflict with, section 7 German Foreign

Trade Regulation (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996).

8.1.19 Complete Disclosure. As of the Third Restatement Date only, all written information concerning the Lead Borrower and its Subsidiaries (other than projected financial information, other forward looking information, and information of a general economic or industry-specific nature) furnished by the Lead Borrower or its representatives to the Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement on or prior to the date hereof (the “Information”), when, taken as a whole, did not, when furnished (a) contain any untrue statement of a material fact or (b) omit to state a material fact necessary to make the statements contained therein in the light of the circumstances under which they were made not materially misleading (after giving effect to all supplements and updates thereto).

8.1.20 EEA Financial Institution. None of the Borrowers nor any Guarantor is an EEA Financial Institution.
SECTION 9. COVENANTS AND CONTINUING AGREEMENTS
9.1 Affirmative Covenants. As long as any Revolver Commitments or Obligations (other than (i) contingent obligations as to which no claim or demand for payment has been made, or in the case of indemnification obligations, no notice has been given, and (ii) Obligations that have been Cash Collateralized, as applicable) are outstanding, each Borrower shall, and shall cause each Subsidiary to:
9.1.1 Inspections; Appraisals.

(a) Permit the Agent, subject (except when an Event of Default exists) to reasonable advance notice to, and reasonable coordination with, the Lead Borrower and normal business hours, to visit and inspect the Properties of any Obligor, at the Borrowers’ expense as provided in clause (b) below, inspect, audit and make extracts from any Obligor’s corporate, financial or operating records, and discuss with its officers, employees, agents, advisors and independent accountants (subject to such accountants’ customary policies and procedures) such Obligor’s business, financial condition, assets and results of operations (it being understood that a representative of the Lead Borrower is allowed to be present in any discussions with officers, employees, agent, advisors and independent accountants); provided that the Agent shall only be permitted to conduct one field examination and one inventory appraisal with respect to any Collateral comprising the Borrowing Base per 12-month period; provided further, that if at any time Availability is (i) less than 20% of the Line Cap for a period of 10 consecutive Business Days during such 12-month period, one additional field examination and one additional inventory appraisal of Current Asset Collateral will be permitted in such 12-month period and (ii) during any Liquidity Period, one additional field examination and one additional inventory appraisal of Current Asset Collateral be permitted in such 12-month period, except that during the existence and continuance of an Event of Default, there shall be no limit on the number of additional field examinations and inventory appraisals of Current Asset Collateral that shall be permitted at the Agent’s request. No such inspection or visit shall unduly interfere with the business or operations of any Obligor, nor result in any damage to the Property or other Collateral. No inspection shall involve invasive testing without the prior written consent of the Lead Borrower. Neither the Agent nor any Lender shall have any duty to any Obligor to make any inspection, nor to share any results of any inspection, appraisal or report with any Obligor. Each of the Obligors acknowledges that all inspections, appraisals and reports are prepared by the Agent and Lenders for their purposes, and no Obligor shall be entitled to rely upon them.
(b) Reimburse the Agent for all reasonable out-of-pocket costs and expenses (other than any legal fees or costs and expenses covered under Section 14.2) of the Agent in connection with (i) examinations of any Obligor’s books and records or any other financial or Collateral matters as the Agent deems appropriate; and (ii) field examinations and inventory appraisals of Collateral comprising the Borrowing Base; in each case subject to the limitations on such examinations, audits and appraisals permitted under the preceding paragraph. Subject to and without limiting the foregoing, the Borrowers specifically agree to pay the Agent’s then standard charges for examination activities, including the standard charges of the Agent’s internal appraisal group. This Section shall not be construed to limit the Agent’s right to use third parties for such purposes.

9.1.2 Financial and Other Information. Keep proper records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP; and furnish to the Agent (with sufficient copies for the Agent’s distribution to the Lenders):

(a) within 95 days after the close of each Fiscal Year (or, so long as such financial statements are required to be filed on periodic reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, such later date as permitted by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder), its (i) consolidated balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on a consolidated basis for the Lead Borrower and its Subsidiaries (x) which consolidated statements shall be audited and accompanied by a report and opinion by a firm of independent certified public accountants of recognized standing selected by the Lead Borrower and acceptable to the Agent (it being agreed that Ernst & Young LLP is acceptable to the Agent), which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and (y) all of which consolidated statements shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to the Agent and (ii) annual consolidated financial statements for the European Subsidiaries of the Lead Borrower prepared in a manner consistent with historical practice;
(b) within 50 days after the end of each Fiscal Quarter (or, so long as such financial statements are required to be filed on periodic reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder, such later date as permitted by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder), (i) unaudited balance sheets as of the end of such Fiscal Quarter for the first three Fiscal Quarters of such Fiscal Year and the related statements of income and cash flow for such Fiscal Quarter and for the portion of the Fiscal Year then elapsed, on a consolidated basis for the Lead Borrower and its Subsidiaries setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of the Lead Borrower as prepared in accordance with GAAP and fairly presenting, in all material respects, the financial position and results of operations, on a consolidated basis, for such Fiscal Quarter and period, subject to normal year-end audit adjustments and the absence of footnotes and (ii) quarterly consolidated financial statements for the European Subsidiaries of the Lead Borrower prepared in a manner consistent with historical practice;
(c) concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to the Obligors by their accountants in connection with such financial statements (in each case, to the extent available for distribution);
(d) not later than 95 days after the end of each Fiscal Year, projections of the Obligors’ consolidated balance sheets, results of operations, and cash flow and Availability for the next Fiscal Year;

(e) at the Agent’s reasonable request, from time to time, a listing of each Obligor’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging;
(f) promptly after the same become publicly available, copies of any proxy statements, financial statements or reports that any Obligor has made generally available to its shareholders in their capacities as such; copies of any regular, periodic and special reports or registration statements or prospectuses that any Obligor files with the Securities and Exchange Commission or any other Governmental Authority, or any securities exchange; and copies of any press releases or other statements made available by an Obligor to the public concerning material changes to or developments in the business of such Obligor;
(g) together with each delivery of financial statements under clauses (a) and (b) above, a calculation of the covenant set forth in Section 9.3, whether or not then in effect;
(h) any time when Qualified Cash is to be included in the calculation of Liquidity Condition Availability, a report on the balance and Deposit Account location of such Qualified Cash of up to $5,000,000, and updates thereto as frequently as reasonably necessary if at any time the amount of such Qualified Cash to be so included varies from the latest report provided to the Agent in accordance with this Section 9.1.2(h); and
(i) such other reports and information (financial or otherwise) as the Agent may reasonably request from time to time in connection with any Borrower’s, Subsidiary’s or other Obligor’s financial condition or business.

Notwithstanding the foregoing, (i) if the Lead Borrower’s financial statements are consolidated with Holdings or any Parent Entity or (ii) Holdings or any Parent Entity is subject to the reporting requirements of the Exchange Act and the Lead Borrower is not subject to such reporting requirements, then the requirement to deliver consolidated financial statements of the Lead Borrower and its Subsidiaries (and the related opinion from independent public accountants) pursuant to Sections 9.1.2(a) and 9.1.2(b) above may be satisfied by delivering consolidated financial statements of such parent (and the related opinion from independent public accountants); provided, however, if such parent holds any material assets other than cash, Cash Equivalents and the Equity Interests of the Lead Borrower, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent company and any of its Subsidiaries other than the Lead Borrower and its Subsidiaries, on the one hand, and the information relating to the Lead Borrower and its Subsidiaries on a standalone basis, on the other hand.
Information required to be delivered pursuant to this Section 9.1.2 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be have been posted by the Agent on SyndTrak, IntraLinks or a similar site to which the Agent and the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Lead Borrower. Information required to be delivered pursuant to this Section 9.1.2 may also be delivered by electronic communications pursuant to procedures approved by the Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.
9.1.3 Notices. Notify the Agent and the Lenders in writing, promptly after any Senior Officer of the Lead Borrower obtains knowledge thereof, of any of the following that affects any Obligor or any Restricted Subsidiary: (i) the filing or commencement of any action, suit, proceeding or investigation (including any Intellectual Property Claim), if an adverse determination would reasonably be expected to result in a Material Adverse Effect; (ii) the existence of any Default or Event of Default;
(iii) any event that would reasonably be expected to result in a Material Adverse Effect; or (iv) the occurrence of any ERISA Event or similar event in respect of Foreign Plans that would reasonably be expected to result in a Material Adverse Effect.
9.1.4 Compliance with Laws. Comply with all Applicable Laws, including ERISA, Canadian Employee Benefits Legislation, Environmental Laws, FLSA, OSHA, Anti-Terrorism Laws, and maintain all Governmental Approvals necessary to the ownership of its Properties or conduct of its business, unless failure to comply (other than failure to comply with Anti-Terrorism Laws with which the Lead Borrower and its Restricted Subsidiaries shall comply in all material respects) or maintain could not reasonably be expected to result in a Material Adverse Effect. Without limiting the generality of the foregoing, if any Release of Hazardous Materials that could reasonably be expected to result in a Material Adverse Effect occurs at or on any Properties of any Obligor or Restricted Subsidiary, such Obligor or Restricted Subsidiary shall act promptly and diligently to investigate and report to the Agent and all appropriate Governmental Authorities the extent of, and to take appropriate remedial action to eliminate, such Release of Hazardous Materials, in each case to the extent required by applicable Environmental Laws or lawfully required by any Governmental Authority. The undertakings and covenants provided in this Section 9.1.4 shall be provided only insofar as they do not result, in relation to a Relevant German Party, in a violation of or conflict with section 7 German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any provision of Council Regulation (EC) 2271/1996).

9.1.5 Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless (i) such Taxes are being Properly Contested or (ii) the failure to pay such Taxes could not reasonably be expected to result in a Material Adverse Effect.
9.1.6 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.
9.1.7 Insurance. Maintain insurance (including flood insurance) with insurers reasonably satisfactory to the Agent, (a) with respect to the Properties and business of the Obligors and Restricted Subsidiaries of such type and in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount as is customary for companies similarly situated. All such insurance shall name the Agent as additional insured or loss payee, as applicable.
9.1.8 Use of Proceeds. The Borrowers will use Letters of Credit, Revolver Loans and Swingline Loans (a) on the Restatement Date, to finance a portion of the Specified Transactions and for working capital needs and other general corporate purposes of the Lead Borrower and its Restricted Subsidiaries and (b) after the Restatement Date, for working capital needs and other general corporate purposes of the Lead Borrower and its Restricted Subsidiaries, including the financing of Capital Expenditures, Permitted Acquisitions, other Permitted Investments, Permitted Restricted Payments and any other purpose not prohibited by this Agreement.
9.1.9 Further Assurances; After-Acquired Property. Each of the Lead Borrower, the Canadian Borrower and each German Borrower will, and will cause each of its Restricted Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further action (including the filing and recording of financing statements and other documents) that may be required under any applicable law, or that the Agent or the Lenders may reasonably request, in order to grant, preserve and perfect the validity and priority of the security interests created or intended to be created by the Security Documents, all at the expense of the Borrowers (it being understood that notwithstanding anything to the contrary in this Agreement and the other Loan Documents, (i) in the case of each of the German Borrowers, any security interest created by the Security Documents shall be limited to Accounts and Inventory and the proceeds thereof owned by each such German Borrower and (ii) no security interest shall be created by the Security Documents with respect to any asset or property of whatever kind and nature of the European Guarantors). Subject to the terms of this Agreement, the Security Documents, and the Intercreditor Agreement, each of the Lead Borrower, the Canadian Borrower, and, in the case of clauses (d) and (e) only, each German Borrower, will, and will cause each of its Restricted Subsidiaries (and in the case of clause (f), Milacron Holdings) to do the following:

(a) with respect to any fee owned Real Estate acquired after the Third Restatement Date, with a fair market value at the time of acquisition of at least $5,000,000, within 90 days (or such longer period as the Agent may agree in its sole reasonable discretion) of such acquisition, deliver to the Agent the Related Real Estate Documents;
(b) with respect to any wholly-owned Subsidiary (other than an Excluded Subsidiary; provided that any Canadian Subsidiary that qualifies as an Excluded Subsidiary solely under clause (a) or, to the extent any such Canadian Subsidiary is a Subsidiary of a Canadian Subsidiary, clause (d) of the definition of “Excluded Subsidiary”, shall be subject to the requirements of this Section 9.1.9(b) but only with respect to the Canadian Obligations) created or acquired after the Third Restatement Date by any Obligor, promptly notify the Agent of such occurrence and promptly and in any event prior to or concurrently with the next succeeding reports to be delivered pursuant to Sections 9.1.2(a) and (b), (i) execute and deliver to the Agent for the benefit of the Secured Parties, such amendments and/or supplements to the applicable Security Agreement and the applicable Pledge Agreement as the Agent shall reasonably deem necessary to grant to the Agent, for the benefit of the Secured Parties, a security interest in the Equity Interests and Property of such wholly-owned Subsidiary in accordance with the terms and provisions of the Security Documents and Intercreditor Agreement, (ii) cause such wholly-owned Subsidiary to become a party to this Agreement by executing a joinder hereto, (iii) deliver to the Agent (subject to the Intercreditor Agreement) the certificates (if any) representing such Equity Interest, together with undated stock powers, executed and delivered in blank by a duly authorized officer of the applicable Obligor and (iv) cause such wholly-owned Subsidiary to take all other actions expressly required by the applicable Security Documents;
(c) with respect to (i) any first tier Foreign Subsidiary (other than a Canadian Subsidiary) created or acquired after the Third Restatement Date by any U.S. Obligor or (ii) any non-wholly-owned Subsidiary (other than an Excluded Subsidiary; provided that any Canadian Subsidiary that qualifies as an Excluded Subsidiary solely under clause (a) or, to the extent any such Canadian Subsidiary is a Subsidiary of a Canadian Subsidiary, clause (d) of the definition of “Excluded Subsidiary”, shall be subject to the requirements of this Section 9.1.9(c) but only with respect to the Canadian Obligations) created or acquired after the Third Restatement Date by any Obligor, promptly notify the Agent of such occurrence and if the Agent or the Required Lenders so request, promptly and in any event prior to or concurrently with the next succeeding reports to be delivered pursuant to Sections 9.1.2(a) and (b), (x) execute and deliver to the Agent such amendments and/or supplements to the applicable Pledge Agreement as the Agent shall reasonably deem necessary to grant to the Agent, for the benefit of the Secured Parties, a security interest in such entity in accordance with the terms and provisions of the Security Documents and Intercreditor Agreement and (y) to the extent reasonably deemed advisable by the Agent, deliver to the Agent the certificates, if any, representing such Equity Interests (other than Excluded Capital Stock (as defined in the applicable Security Agreement)), together with undated stock powers, executed and delivered in blank by a duly authorized officer of the applicable Obligor and take such other actions as may be reasonably deemed necessary to perfect the Agent’s security interest therein for the benefit of the Agent and the other Secured Parties (provided that in no event shall more than 65% of such Equity Interest of any Foreign Subsidiary referred to in clause (i) above be required to be pledged in respect of any U.S. Obligations);
(d) notwithstanding anything to the contrary in this Agreement and the other Loan Documents, (i) no Lien is or will be granted pursuant to any Loan Document or otherwise in any right, title or interest of any Obligor in, and Collateral shall not include, any Excluded Assets (as defined in the applicable Security Agreement), (ii) other than with respect to any Canadian Borrowing Base Obligor or any German Borrower or as required by this Section 9.1.9, no Borrower, Guarantor or any of their Affiliates shall be required to take any action in any non-United States jurisdiction or required by the laws of any non-United States jurisdiction in order to create any security interest in assets located or titled outside of the United States or to perfect any such security interests and it being understood and agreed that there shall be no security agreements, pledge agreements or similar agreements governed under the laws of any non-United States jurisdiction, (iii) the Borrowers, any Guarantor or any of their Affiliates shall not be required to deliver landlord waivers or consents or similar letters or agreements (other than as contemplated by the definition of “Eligible Inventory”) and (iv) other than as set forth in Sections 7.2.4 and 9.1.13(a), in no event shall control agreements or control or similar arrangements be required with respect to any deposit, securities or commodities accounts or any other assets requiring perfection through control agreements;
(e) with respect to any Subsidiary (other than (x) the German Borrowers, (y) the Initial European Guarantors and (z) any Subsidiary that is an Immaterial Subsidiary) that becomes a party to the Cash Pooling Arrangement after the Second Restatement Date, such Subsidiary shall become a Post-Amendment Effective Date European Guarantor of the German Obligations and promptly, and in any event prior to or concurrently with the next succeeding reports to be delivered pursuant to Sections 9.1.2(a) and (b), execute a joinder hereto. It being understood and agreed that any such joinder pursuant to this Section 9.1.9(e) will include any applicable local law limitations required for such Post-Amendment Effective Date European Guarantor as reasonably agreed to by the Agent and the Lead Borrower; and
(f) following the consummation of the Milacron Holdings Merger, Milacron Holdings shall become a U.S. Guarantor of the U.S. Obligations, a Canadian Guarantor of the Canadian Obligations and a German Guarantor of the German Obligations and promptly, and in any event prior to or concurrently with the next succeeding reports to be delivered pursuant to Sections 9.1.2(a) and (b), (i) execute and deliver to the Agent an assumption agreement pursuant to which Milacron Holdings shall (A) ratify and reaffirm all obligations of Milacron Intermediate under this Agreement and all other Loan Documents, (B) assume all obligations of “Holdings” under this Agreement and all other Loan Documents and (C) agree to be bound hereby and thereby as if it had originally executed and delivered this Agreement and all other Loan Documents, (ii) execute and deliver to the Agent for the benefit of the Secured Parties, such amendments and/or supplements to the applicable Security Agreement and the applicable Pledge Agreement as the Agent shall reasonably deem necessary to grant to the Agent, for the benefit of the Secured Parties, a security interest in the Property of Milacron Holdings in accordance with the terms and provisions of the Security Documents and Intercreditor Agreement and (iii) take all other actions expressly required by the applicable Security Documents.

9.1.10 Consolidated Corporate Franchises. The Borrowers will do, and will cause each Restricted Subsidiary to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, corporate rights and authority, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrowers and their Restricted Subsidiaries may consummate any transaction specifically permitted under this Agreement.
9.1.11 Conduct of Business. Engage only in the businesses conducted on the Third Restatement Date and any activities reasonably related, ancillary or incidental thereto or logical extensions thereof.

9.1.12 Flood Hazard. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then the Lead Borrower shall, or shall cause the applicable Obligors to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, which such insurance shall (a) identify the addresses of each property located in a special flood hazard area, (b) indicate the applicable flood zone designation, the flood insurance coverage and deductible relating thereto, (c) provide that the insurer will give the Agent 45 days’ written notice of cancellation or non-renewal, and (d) shall otherwise be in form and substance satisfactory to the Agent, and (ii) deliver to the Agent evidence of such compliance in form and substance reasonably acceptable to the Agent, including, without limitation, evidence of annual renewals of such insurance.
9.1.13 Post-Closing Covenant. Subject to the provisions of the Security Documents and Intercreditor Agreement:
(a) Deposit Accounts. With respect to any Deposit Account other than Excluded Deposit Accounts opened following the Second Restatement Date, within 90 days (or such later date as the Agent may agree in its reasonable discretion) of the date such Obligor notifies the Agent of the opening of such Deposit Account or the date any Person becomes an Obligor hereunder, (i) each Obligor (including for the avoidance of doubt, the German Borrowers) shall cause each bank or other depository institution at which any Deposit Account other than any Excluded Deposit Account is maintained, to enter into a Deposit Account Control Agreement (it being understood and agreed that customary German law account pledge agreements shall constitute Deposit Account Control Agreements for the purpose of this Section) that provides for such bank or other depository institution to transfer to a Dominion Account, on a daily basis, all balances in each such Deposit Account other than any Excluded Deposit Account maintained by any Obligor with such depository institution for application to the Obligations then outstanding following the receipt by such bank or other depository institution of a Liquidity Notice (it being understood that the Agent shall reasonably promptly deliver a copy of such Liquidity Notice to the Lead Borrower), (ii) the Obligors shall establish a Dominion Account and obtain an agreement (in form satisfactory to the Agent) from the Dominion Account bank, establishing the Agent’s control over and first priority Lien (subject only to Permitted Liens) on such Dominion Account, which may be exercised by the Agent during any Liquidity Period, requiring immediate deposit of all remittances received to a Dominion Account (and each Obligor irrevocably appoints the Agent as such Obligor’s attorney-in-fact to collect such balances during a Liquidity Period to the extent any such delivery is not so made) and (iii) each Obligor shall instruct each Account Debtor to make all payments with respect to Current Asset Collateral into Deposit Accounts subject to Deposit Account Control Agreements.
(b) Real Estate. The Secured Obligations shall also be secured by Mortgages upon each Mortgaged Property, which such Mortgaged Properties are set forth in Schedule 9.1.13(b) hereto; provided, that notwithstanding anything to the contrary herein, no Canadian Mortgage shall secure the U.S. Secured Obligations.

(c) Intercompany Note. Within 90 days (or such later date as the Agent may agree in its reasonable discretion) of the date of the opening of the Cash Pooling Arrangement, the Agent shall have received, solely with respect to the German Secured Obligations, the executed intercompany note by Milacron B.V. and each German Borrower and each Post-Amendment Effective Date European Guarantor party to the Cash Pooling Arrangement as of the date of the opening of the Cash Pooling Arrangement.
(d) Local security requirements. Upon the occurrence of and during the continuance of a Liquidity Event, the Agent may require the Borrowers to, and the Borrowers thereafter agree to use commercially reasonable efforts to undertake in a timely fashion to, comply with any requirements under local law of any jurisdiction where a Loan Party is located (as may be required or reasonably deemed advisable by counsel to the Lenders or any Agent) to establish, maintain, and perfect its security and priority over the Accounts of any or all of the German Borrowers, including Accounts which arise from Account Debtors located in a jurisdiction other than Germany, including without limitation, entering into and causing to become effective any security agreements or other documents, completing any filings with local regulatory or other authorities or providing notifications to Account Debtors or other parties, in each case within Germany or in the jurisdiction where any relevant Account Debtor is located or formed. It is understood that should the Borrowers fail to provide such additional security, the Agent may institute an Availability Reserve as to the applicable Eligible German Accounts.

9.1.14 Designation of Unrestricted Subsidiaries. The Lead Borrower may at any time after the Restatement Date designate any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately after giving effect to such designation, the Availability shall not be less than 15% of the Line Cap and (ii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of the Senior Notes Debt or the Term Loan Debt. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Third Restatement Date shall constitute an Investment by the applicable Obligors therein at the date of designation in an amount equal to the fair market value of the Obligors’ Investments therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Debt or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Obligors in such Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrowers’ Investment in such Subsidiary at such time. In no event may the Canadian Borrower or any of the German Borrowers be designated as an Unrestricted Subsidiary.
9.2 Negative Covenants. As long as any Revolver Commitments or Obligations (other than (i) contingent obligations as to which no claim or demand for payment has been made, or in the case of indemnification obligations, no notice has been given, and (ii) Obligations that have been Cash Collateralized, as applicable) are outstanding, the Lead Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly:
9.2.1 Permitted Debt. Create, incur, guarantee or suffer to exist any Debt, except (collectively, “Permitted Debt”):
(a) Debt described on Schedule 9.2.1 as of the Third Restatement Date, and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased, refunding, modification or refinancing thereof so long as the principal amount thereof is not increased, provided that individual equipment, Purchase Money Debt or Capital Lease Obligations provided by one lender (or its Affiliates ) may be cross-collateralized to other equipment, purchase money or capital lease financings incurred hereunder and can be provided by such lender (or its Affiliates);
(b) the Obligations;
(c) [reserved];
(d) Permitted Debt Securities, so long as after giving effect to the issuance thereof on a Pro Forma Basis (but excluding the cash proceeds thereof for purposes of calculating the Total Net Leverage Ratio), the Total Net Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 9.1.2(a) or

(b) is less than or equal to 6.0 to 1.0; provided that the aggregate principal amount of Debt permitted to be incurred by Restricted Subsidiaries that are not Obligors pursuant to this Section 9.2.1(d), when aggregated with the aggregate principal amount of Debt incurred by Restricted Subsidiaries that are not Obligors pursuant to Section 9.2.1(ff) and any Refinancing Debt in respect of Debt of such Restricted Subsidiaries that are not Obligors originally incurred pursuant to Section 9.2.1(ff) and any Refinancing Debt in respect of Debt incurred under this Section 9.2.1(d), shall not exceed the greater of (x) $75,000,000 and (y) 3.00% of Total Assets at the time of incurrence of any such Permitted Debt Securities;
(e) Permitted Purchase Money Debt;
(f) Debt under Hedging Agreements incurred in the Ordinary Course of Business and not for speculative purposes;
(g) Bank Product Debt;
(h) Purchase Money Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Purchase Money Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition;
(i) Capital Lease Obligations and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond and similar financings) in an aggregate principal amount, when combined with the aggregate principal amount of all Debt incurred pursuant to Section 9.2.1(e), not in excess of the greater of $50,000,000 and 3.00% of Total Assets at any time outstanding and any extension, renewal, refunding, modification or refinancing thereof, provided that individual equipment, purchase money or capital lease financings provided by one lender (or its Affiliates) may be cross-collateralized to other equipment, purchase money or capital lease financings incurred pursuant to this Agreement and can be provided by such lender (or its Affiliates);
(j) Permitted Contingent Obligations;
(k) Refinancing Debt as long as each Refinancing Condition and the other requirements of Section 2.1.8 and the applicable definitions relating thereto are satisfied, and in the case of Specified Refinancing Debt or Designated Refinancing Debt, the proceeds thereof are substantially concurrently applied to the payment of the Obligations;
(l) Debt consisting of the deferred purchase price or notes issued to future, current or former officers, directors, employees, members of management and consultants of the Lead Borrower or any of its Restricted Subsidiaries (or any direct or indirect parent entity thereof), their respective estates, heirs, family members, spouses and former spouses, domestic partners or former domestic partners to purchase, redeem or acquire or retire for value Equity Interests to the extent that such purchases or redemptions are otherwise permitted hereunder (or options or warrants or similar instruments);

(m) Debt arising from agreements providing for indemnification, adjustment of purchase price, earnout or similar obligations, or from guarantees or letters of credit, securing the performance of a Borrower or Restricted Subsidiary pursuant to such agreements, incurred or contracted for on or before the Third Restatement Date or in connection with Permitted Acquisitions or Permitted Investments;
(n) obligations under incentive, non-compete, consulting, deferred compensation, or other similar arrangements incurred by it;
(o) Debt incurred in connection with (i) the financing of insurance premiums, (ii) take or pay obligations contained in supply arrangements or (iii) obligations of suppliers, customers, franchises and licenses;
(p) (i) Debt incurred in the Ordinary Course of Business in respect of netting services, overdraft protections, employee credit card programs, Cash Management Services and otherwise in connection with Deposit Accounts and (ii) Debt incurred in connection with letters of credit, bankers’ acceptances, bank guarantees, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case incurred or undertaken in the Ordinary Course of Business;
(q) Debt or other obligations in respect of bids, trade contracts, leases, statutory obligations, surety, stay, customs and appeal bonds and performance, performance and completion guarantees, return of money bonds, government contracts, financial assurances and completion guarantees and similar obligations (or Debt in respect of letters of credit, bank guarantees or similar instruments in lieu of such items to support the issuance thereof), in each case in the Ordinary Course of Business;
(r) unsecured Debt of the Obligors to any Subsidiary and of any Subsidiary to a Borrower or any other Subsidiary; provided that (i) Debt of any Subsidiary that is not an Obligor to any Obligor shall be permitted only if permitted under the definition of “Permitted Investments” and (ii) Debt of any Obligor to any Subsidiary that is not an Obligor shall be expressly subordinate and junior in right of payment to Full Payment of the Obligations on terms reasonably satisfactory to the Agent;
(s) Debt incurred by Obligors or any Restricted Subsidiary owed to (including obligations in respect of letters of credit, bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, securing unemployment insurance, other social security laws or regulation or similar obligations or legislation securing unemployment insurance, health, disability or other employee benefits, or property, casualty or liability insurance, self-insurance or other similar obligations or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims, or letters of credit in the nature of a security deposit (or similar deposit or security) given to a lessor under an operating lease of real property under which such Person is lessee;
(t) Debt that is not secured by a Lien in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

(u) Debt that is not included in any of the other clauses of this Section 9.2.1 and does not exceed the greater of (x) $100,000,000 and (y) 5.50% of Total Assets in an aggregate principal amount at any time outstanding; provided that if such Debt is incurred by an Obligor and secured with the Current Asset Collateral, such Debt shall be either secured on a pari passu basis with the Term Loan Debt and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Agent;
(v) Debt of the Obligors and their Restricted Subsidiaries (i) assumed in connection with a Permitted Acquisition (so long as such Debt was not incurred in contemplation of such Permitted Acquisition and if secured, it is only secured by the Equity Interests in, and the Property of, the Acquired Entity or Business) or (ii) incurred to finance a Permitted Acquisition so long as the Payment Conditions are satisfied on a Pro Forma Basis; provided that if such Debt is incurred by an Obligor and secured with the Current Asset Collateral, such Debt shall be either secured on a pari passu basis with the Term Loan Debt and subject to the Intercreditor Agreement or secured on a junior basis with respect to the Current Asset Collateral pursuant to an intercreditor arrangement reasonably satisfactory to the Agent;
(w) Debt incurred by Foreign Subsidiaries (other than any Canadian Subsidiaries, German Borrowers or European Guarantors) of the Lead Borrower in an aggregate principal amount not to exceed at any one time outstanding the greater of $35,000,000 and 5% of Total Assets of Foreign Subsidiaries (other than any Canadian Subsidiaries, German Borrowers or European Guarantors) that are Restricted Subsidiaries (which, if secured, is only secured by the Equity Interests in, and the Property of, Foreign Subsidiaries (other than any Canadian Subsidiaries, German Borrowers or European Guarantors));
(x) Debt under Existing Foreign Facilities, and any extension, renewal, refunding, modification or refinancing thereof, in an aggregate principal amount not to exceed $25,000,000 at any time outstanding (which, if secured, is only secured by the Equity Interests in, and the Property of, Foreign Subsidiaries (other than any Canadian Subsidiaries or German Borrowers));
(y) Debt incurred on behalf of, or representing guarantees of Debt of, joint ventures of the Lead Borrower or any of its Restricted Subsidiaries, in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding;
(z) Debt supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(aa) (i) Debt arising out of the creation of any Permitted Lien and (ii) Debt arising in connection with any Sale and Leaseback Transaction (including Attributable Debt);
(bb) Debt in respect of (i) any bankers’ acceptances, bank guarantee, letter of credit, warehouse receipt or similar facilities entered into in the Ordinary Course of Business and not supporting other Debt or (ii) any letter of credit (or other credit support) issued in favor of any Issuing Bank or any Lender to support any Defaulting Lender’s Fronting Exposure;
(cc) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on Debt described under this Section 9.2.1;
(dd) Term Loan Debt (including any Replacement Term Loans (as defined in the Term Loan Documents on the Third Restatement Date)) in an aggregate principal amount not to exceed $730,000,000 and any Permitted Refinancing Debt (as defined in the Term Loan Documents on the Third Restatement Date) plus the amount of any Incremental Term Loans and Incremental Equivalent Debt (each as defined in the Term Loan Documents on the Third Restatement Date) plus any additional amounts permitted to be incurred as Replacement Term Loans under Section 11.1(d) of the Term Loan Facility (as in effect on the Third Restatement Date);

(ee) Senior Notes Debt in an aggregate principal amount not to exceed $465,000,000 at any time outstanding;
(ff) Debt incurred to finance acquisitions permitted hereunder after the Third
Restatement Date; provided that (i) before and after giving effect to such acquisition on a Pro
Forma Basis, no Event of Default exists, (ii) after giving effect to such acquisition on a Pro
Forma Basis, (A) if such Debt is unsecured, the Total Net Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to
Section 9.1.2(a) or (b) would not exceed the greater of (x) 6.0 to 1.0 and (y) the Total Net
Leverage Ratio as of the last day of the most recently ended Test Period and (B) if such Debt is secured, the Total Net Secured Leverage Ratio as of the last day of the most recent Fiscal
Quarter for which financial statements have been delivered pursuant to Section 9.1.2(a) or (b)
would not exceed 4.0 to 1.0, (iii) the aggregate principal amount of such Debt permitted to be incurred by Restricted Subsidiaries that are not Obligors pursuant to this Section 9.2.1(ff), when aggregated with the aggregate principal amount of Debt incurred by Restricted Subsidiaries that are not Obligors pursuant to Section 9.2.1(d) and any Refinancing Debt in respect of Debt of such Restricted Subsidiaries that are not Obligors originally incurred pursuant to Section
9.2.1(d), and any Refinancing Debt in respect of such Debt incurred under this Section 9.2.1(ff)
shall not exceed the greater of (x) $75,000,000 and (y) 3.00% of Total Assets at the time of incurrence of any such Debt, (iv) any such Debt that is subordinated to the Obligations in right of payment or security shall be subject to intercreditor arrangements that are reasonably satisfactory to the Agent, (v) such Debt does not mature or require any scheduled amortization or scheduled payment of principal or require any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (A) payments as part of an “applicable high yield discount obligation” catch-up payment, (B) customary offers to repurchase in connection with any change of control, Disposition or casualty event and (C) customary acceleration rights after an event of default), in each case, prior to the date which is ninety-one (91) days after the Revolver
Termination Date as of the date of incurrence thereof and (vi) if such Debt is secured with the
Current Asset Collateral, such Debt shall be secured on a pari passu basis with the Term Loan
Debt and subject to the Intercreditor Agreement or secured on a junior basis with respect to the
Current Asset Collateral pursuant to intercreditor arrangements reasonably satisfactory to the
Agent; and
(gg) Debt of the Lead Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by the
Lead Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any
Parent Entity of its Qualified Capital Stock or a contribution to the common equity of any Parent
Entity, in each case, (A) other than any Net Proceeds received from the sale of Qualified Capital

Stock to, or contributions from, the Lead Borrower or any of its Restricted Subsidiaries and (B)
to the extent the relevant Net Proceeds have not otherwise been applied to make Investments,
Restricted Payments or Restricted Debt Payments hereunder.
9.2.2 Permitted Liens. Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):
(a) Liens in favor of the Agent, Issuing Bank or Swingline Lender;

(b) Liens in favor of the Term Loan Agent securing the Term Loan Debt and any Incremental Equivalent Debt (each as defined in the Term Loan Documents on the Third Restatement Date), and Liens in favor of the Agent for any holders of Designated Refinancing Debt, which Liens, in each case, shall at all times be subject to the Intercreditor Agreement;
(c) Purchase Money Liens securing Permitted Purchase Money Debt and additional Debt permitted under Sections 9.2.1(h) and 9.2.1(i);

	(d)	Liens for Taxes the payment of which is not, at the time, required by Section
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	(e)	statutory (including mechanics’, carriers’, storers’, repairers’, landlords’,

employees’, materialmens’ and repairmens’) Liens (other than Liens for Taxes or imposed under ERISA or Canadian Employee Benefits Legislation) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet overdue for a period of more than 30 days or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Obligor or Subsidiary;
(f) Liens incurred or arising under, and/or pledges and deposits made, in each case in the Ordinary Course of Business to secure (A) the performance of tenders, bids, leases, contracts (except those relating to payment of Debt), public or statutory obligations (including workers’ compensation, unemployment insurance and other social security legislation), liability to insurance carriers under insurance or self-insurance arrangements, (B) all Debt incurred under Sections 9.2.1(f), (g), (j), (p), (q), (r), (s) and (ff), (C) in favor of the issuer of surety, customs, stay and appeal bonds, performance, performance and completion and return of money bonds, bid bonds and other similar obligations, or arising as a result of progress payments under government contracts, financial assurances and completion obligations and similar obligations with respect to other regulatory requirements and (D) as security for contested Taxes or import duties or for the payment of rent (in each case of clauses (A) through (D), including Liens to secure letters of credit or bank guarantees that were posted to support such obligations);
(g) Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;
(h) judgment Liens securing judgments not constituting an Event of Default under Section 10.1;
(i) (i) all Liens and other matters disclosed in existing mortgagee title insurance policies and any replacement, modification, extension or renewal of such Lien and (ii) reservations, limitations, provisos and conditions expressed in an original grant from the Crown, minor survey exceptions, minor title defects or irregularities, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines, optic fiber and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Debt and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(j) (i) Liens that are contractual rights of set-off and pledge (A) relating to the establishment of depository relationships with banks not given in connection with the issuance of
Debt for borrowed money, (B) relating to pooled deposit or sweep accounts of an Obligor or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the Ordinary Course of Business, and (C) relating to purchase orders and other agreements entered into with customers of an Obligor or any Restricted Subsidiary in the Ordinary Course of Business, (ii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights, (iii) Liens over real estate located in Germany which may not be prohibited pursuant to section 1136 of the German Civil Code (BGB), and (iv) Liens arising by operation of law or created in order to comply with applicable law, in particular, any security requested to be created by any creditor of a German Loan Party in connection with
(A) a merger of a German Loan Party pursuant to section 22 of the German Reorganization Act (Umwandlungsgesetz) and/or (B) the termination of a domination and profit and loss pooling agreement (Beherrschungs-und Ergebnisabführungsvertrag) pursuant to section 303 of the German Stock Corporation Act (AktG);
(k) existing Liens shown on Schedule 9.2.2 or, to the extent not listed in such Schedule, where the aggregate principal amount of obligations secured thereby does not exceed $5,000,000;
(l) any interest or title of a lessor, sublessor, licensor or sublicense under any leases, subleases, licenses or sublicenses entered into by an Obligor or any Restricted Subsidiary in the Ordinary Course of Business;
(m) Liens on insurance policies and the proceeds of insurance in connection with the financing of insurance premiums;
(n) Liens encumbering customary initial deposits and margin deposits, and similar Liens in favor of the broker thereof attaching to commodity trading accounts and other brokerage accounts incurred in the Ordinary Course of Business;
(o) (i) licenses, sublicenses, leases or subleases of property granted to third parties in the Ordinary Course of Business not materially interfering with the business of any Obligor or any Restricted Subsidiary or (ii) rights reserved to or vested in any Person by the terms of any lease, license, franchise, grant or permit held by an Obligor or any Restricted Subsidiary or by a statutory provision to terminate any such lease, license, franchise, grant or permit or to require period payments as a condition to the continuance thereof;
(p) rights of setoff or bankers’ Liens upon deposits of cash in favor of banks or other depository institutions (including, without limitation, any Lien arising by entering into standard banking arrangements (AGB-Banken oder AGB-Sparkassen) in Germany) and Liens associated with overdraft protection and netting services;
(q) Liens on goods or other property in the possession of customs authorities in favor of such customs authorities which secure payment of customs duties in connection with importation of goods or other property;

(r)	Liens deemed to exist in connection with permitted repurchase obligations or set-off rights;
(s)	Liens in favor of collecting banks arising under Section 4-210 of the UCC or other similar provision of Applicable Law;
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(t)	licenses and sublicenses of Intellectual Property in the Ordinary Course of
Business;
(u)	other Liens not specifically listed above securing Debt or other obligations not to exceed the greater of (x) $50,000,000 and (y) 3.00% of Total Assets at any time such Lien is provided in the aggregate outstanding at any time; provided that if such Debt is incurred by an Obligor and secured by the Current Asset Collateral, such debt shall be either secured on a pari passu basis with the Term Loan Debt and subject to the Intercreditor Agreement, or secured on a junior basis with respect to such Current Asset Collateral pursuant to an intercreditor agreement reasonably satisfactory to the Agent;
(v) Liens on Property or Equity Interest of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens were not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens shall be limited to all or part of the same Property (including after acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose) that secured the obligations to which the original Liens relate (plus improvements on such Property); provided, further, that such Lien (A) in the case of Liens securing Capital Lease Obligations and purchase money Debt, applies solely to the assets securing such Debt immediately prior to the consummation of the related

Permitted Acquisition and after acquired property, to the extent required by the documentation governing such Debt (without giving effect to any amendment thereof effected in contemplation of such acquisition or assumption), and the proceeds and products thereof; provided, that individual financings otherwise permitted to be secured hereunder provided by one (1) person (or its affiliates) may be cross collateralized to other such financings provided by such person (or its affiliates) and (B) in the case of Liens securing Debt other than Capital Lease Obligations or purchase money Debt, such Liens do not extend to the property of any person other than the person acquired or formed to make such acquisition and the subsidiaries of such person (and the Equity Interests in such person);
(w) Liens on Property at the time an Obligor or a Restricted Subsidiary acquired the Property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Lead Borrower or any of the Restricted Subsidiaries; provided, however, that such Liens were not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens shall be limited to all or part of the same Property (including after acquired Property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose) that secured the obligations to which the original Lien relate (plus improvements on such property); provided, further, that such Lien (A) in the case of Liens securing Capital Lease Obligations and purchase money Debt, applies solely to the assets securing such Debt immediately prior to the consummation of the related Permitted Acquisition and after acquired property, to the extent required by the documentation governing such Debt (without giving effect to any amendment thereof effected in contemplation of such acquisition or assumption), and the proceeds and products thereof; provided, that individual financings otherwise permitted to be secured hereunder provided by one (1) person (or its affiliates) may be cross collateralized to other such financings provided by such person (or its affiliates) and (B) in the case of Liens securing Debt other than Capital Lease Obligations or purchase money Debt, such Liens do not extend to the property of any person other than the person acquired or formed to make such acquisition and the subsidiaries of such person (and the Equity Interests in such person);
(x) Liens securing obligations in respect of letters of credit, bankers’ acceptances, bank guarantees or similar instruments permitted under Section 9.2.1(bb).
(y) Liens securing obligations under Hedging Agreements and Cash Management Services permitted by Sections 9.2.1(f) and 9.2.1(p)(i);

(z) Liens in favor of the Obligors;
(aa) Liens (i) solely on any cash earnest money deposits or Permitted Investments made by an Obligor or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement or otherwise in connection with any escrow arrangements with respect to any Permitted Acquisition or other Permitted Investment and (ii) consisting of an agreement to dispose of any property in a transaction permitted hereunder;
(bb) If no Letters of Credit are available hereunder, and solely with the consent of the
Agent (not to be unreasonably withheld), Liens on specific items of Inventory or other goods and proceeds of any person securing such Person’s obligations in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such Inventory or other goods;
(cc) Liens arising from precautionary UCC financing statements (or similar filings under the PPSA or other Applicable Law) regarding operating leases or consignment or bailee arrangements;
(dd) (i) Liens on Equity Interests in joint ventures or Unrestricted Subsidiaries securing obligations of such joint ventures (or of an Obligor or any Restricted Subsidiary for any
joint venture partner) or Unrestricted Subsidiaries, and (ii) customary rights of first refusal and tag, drag, put, call and similar rights in joint venture agreements or similar arrangements;
(ee) Liens in favor of an Obligor or the Restricted Subsidiaries securing intercompany Debt permitted under Section 9.2.1;
(ff) Liens (i) arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods, including equipment, entered into in the Ordinary Course of
Business and (ii) arising by operation of law under Article 2 of the UCC, the PPSA or other
Applicable Law;
(gg) ground leases in the Ordinary Course of Business in respect of Real Estate on which facilities owned or leased by an Obligor or any of its Subsidiaries are located;
(hh) Liens securing obligations in respect of any Sale and Leaseback Transaction permitted hereunder;
(ii) Liens with respect to the assets of a Restricted Subsidiary that is not an Obligor securing Debt of such Restricted Subsidiary incurred in accordance with Section 9.2.1; and
(jj) Liens securing any Refinancing Debt, subject to the Refinancing Conditions.
9.2.3 Restricted Payments. Declare or make any Restricted Payments, except Permitted Restricted Payments.
9.2.4 Investments. Make any Investments, except Permitted Investments.

9.2.5	Disposition of Assets.	Make any Asset Disposition, except a Permitted Asset
Disposition.
9.2.6	Restrictions on Payment of Certain Debt.	Make any payments (whether

voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any (a) Subordinated Debt or (b) unsecured Debt for borrowed money of any Obligor that constitutes Material Debt, in each case, except for (i) payments of regularly scheduled interest, fees, expenses and indemnification obligations and, to the extent this Agreement is then in effect, principal on the scheduled maturity date thereof, (ii) any refinancings, replacements or exchanges of any such Debt for like or junior debt with the proceeds of other Debt permitted under Section 9.2.1, and (iii) the conversion of any such Debt to, or payment with the proceeds of, Equity Interests (each such payment or distribution, a “Restricted Debt Payment”); provided that, the Borrowers may make (i) additional payments and prepayments in respect of such Debt with net proceeds from (x) Permitted Asset Dispositions of the type described in clause (p) of the definition thereof and any other Permitted Asset Dispositions that consist solely of Asset Dispositions of Term Priority Collateral to the extent permitted by the Intercreditor Agreement and (y)

the incurrence of Subordinated Debt or other unsecured Debt permitted hereunder and
(ii) additional cash payments and prepayments in respect of such Debt with available cash on deposit (or with proceeds of the Revolver Loans) so long as, in each case, the Payment Conditions (other than the requirements of clause (ii) thereof) are satisfied.
9.2.7 Fundamental Changes. Merge into or consolidate or amalgamate with any Person, or liquidate, wind up its affairs or dissolve itself, in each case whether in a single transaction or in a series of related transactions, provided that (i) any Restricted Subsidiary of a Borrower may merge into or consolidate or amalgamate with, or be liquidated into, (x) such Borrower (so long as such Borrower is the surviving or continuing entity) or (y) any other Restricted Subsidiary of such Borrower (so long as, if either constituent entity is an Obligor, the surviving or continuing entity is an Obligor), and in each case so long as no Event of Default has occurred and is continuing or would result therefrom; (ii) any Restricted Subsidiary of a Borrower may merge into or consolidate or amalgamate with another Person (that is not an Obligor), so long as (x)(1) if the Restricted Subsidiary was an Obligor, the surviving entity is an Obligor or (2) such merger or consolidation or amalgamation otherwise constitutes a Permitted Investment, and (y) no Event of Default has occurred and is continuing or would result therefrom; (iii) a Borrower may merge into or consolidate or amalgamate with another Person (that is not an Obligor), so long as (x) such Borrower is the surviving entity and, (y) such merger or consolidation or amalgamation constitutes a Permitted Investment; (iv) any Restricted Subsidiary may merge into or consolidate or amalgamate with (a) any Obligor or (b) any other Restricted Subsidiary (that is not an Obligor) so long as in the case of this clause (b), such merger or consolidation or amalgamation constitutes a Permitted Investment and (v) to the extent not otherwise permitted under the foregoing clauses, any Restricted Subsidiary that (A) has sold, transferred or otherwise disposed of all or substantially all of its assets in connection with a Permitted Asset Disposition and no longer conducts any active trade or business and (B) in its good-faith determination, believes that a dissolution, liquidation or winding-up or merger, amalgamation or consolidation is in the best interest of the Borrowers and it not materially disadvantageous to the Lenders and any assets of such Restricted Subsidiary not otherwise disposed of in accordance with a Permitted Asset Disposition are transferred to, or otherwise owned by, an Obligor, may be liquidated, wound up and dissolved or merged, amalgamated or consolidated out of existence into any Borrower or another Restricted Subsidiary. Notwithstanding anything to the contrary herein, any Obligor may merge into or consolidate or amalgamate with an Affiliate of the Lead Borrower for the purpose of reincorporating or reorganizing the Obligor in the United States, any state thereof or the District of Columbia so long as the amount of Debt of the Lead Borrower and its Restricted Subsidiaries is not increased to an amount not permitted hereunder.

9.2.8 Fiscal Year. Change its Fiscal Year.
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9.2.9 Restrictive Agreements. Enter into any agreement that prohibits, restricts or imposes any condition upon (i) the ability of the Lead Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its Property to secure the Secured Obligations, or (ii) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Lead Borrower or any other Subsidiary; provided that foregoing shall not apply to:
(x) (A) restrictions and conditions imposed by Applicable Law or by any Loan Document or, with respect to subclause (ii) above, the Senior Notes Indenture or the Term Loan Documents,
(B) restrictions and conditions existing on the date hereof and any extension or renewal of, refinancings of, replacements of, refundings of or any amendment or modification expanding the scope of, such restriction or condition, in each case, so long as not done so in a manner materially adverse to the Lenders taken as a whole,
(C) in the case of any Subsidiary that is not a wholly-owned Subsidiary, restrictions and conditions imposed by its organizational documents or any related joint venture or similar agreement,
(D) with respect to subclause (ii) above, customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(E) with respect to subclause (ii) above, customary restrictions and conditions contained in agreements relating to Permitted Asset Dispositions pending such disposition,
(F) restrictions and conditions that were binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as the agreements providing for such restrictions and conditions were not entered into in contemplation of such Person becoming a Subsidiary, and
(G) restrictions and conditions imposed by agreements relating to Excluded Subsidiaries; and
(y) clause (i) of the foregoing shall not apply to
(A) customary restrictions or conditions imposed by any agreement relating to secured Debt permitted by Section 9.2.1 (including any Refinancing Debt in respect thereof) secured by a Lien permitted by Section 9.2.2 if, in the case of the Obligors, such restrictions do not apply to Current Asset Collateral and if such restrictions or conditions apply only to such assets securing such Debt,
(B) customary provisions in leases and other agreements restricting the subletting or assignment thereof (including the granting of any Lien),

(C) customary provisions in joint venture agreements and other similar agreements entered into in connection with any joint venture,
(D) restrictions on cash or other deposits imposed by customers under contracts entered into in the Ordinary Course of Business,
(E) customary net worth provisions contained in real property leases entered into by the Lead Borrower or any of its Subsidiaries, so long as the Lead Borrower and such Subsidiary have determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Lead Borrower or any Subsidiary to meet their ongoing obligations and
(F) customary provisions contained in leases, subleases, licenses or sublicenses of Intellectual Property and other similar agreements entered into in the Ordinary Course of Business.

9.2.10 Affiliate Transactions. Except for transactions between or among the Lead Borrower and its Restricted Subsidiaries, enter into any transaction or related series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving payment in excess of $5,000,000 with any of its Affiliates, except (i) that the Lead Borrower or any Restricted Subsidiary may engage in any of the foregoing transactions at prices and on terms and conditions not less favorable to the Lead Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided, that any transaction or series of related transactions involving the payment of less than $10,000,000 with any such Affiliate shall be deemed to have satisfied the standard set forth in this clause (i) if such transaction is approved by a majority of the Disinterested Directors of the board of managers (or equivalent governing body) of any Parent Entity, the Lead Borrower or such Restricted Subsidiary, (ii) the Lead Borrower or any Restricted Subsidiary may pay management, monitoring, consulting, transaction, oversight, advisory and similar fees, in aggregate amounts not to exceed the amounts provided for under the Management Agreement, and payment of expenses and indemnification claims in connection with the performance of such services under the Management Agreement, (iii) any such transaction that is expressly permitted (or required) under this Agreement, any issuance of securities, or other payments, awards or grants in cash, securities or expressly pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of the Lead Borrower (or any Parent Entity), (iv) loans or advances to directors, officers, employees, members of management or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Holdings (or any Parent Entity), the Lead Borrower or any of its Subsidiaries permitted by this Agreement, (v) the payment of fees and indemnities to directors, officers, employees, members of management or consultants (or the estate, heirs, family members, spouse, former spouse, domestic partner or former domestic partner of any of the foregoing) of Holdings (or any Parent Entity), the Lead Borrower and its Subsidiaries in accordance with customary practice,
(vi) permitted agreements in existence on the Third Restatement Date and set forth on Schedule 9.2.10 or any amendment thereto to the extent such amendment is not adverse to the Lenders in any material respect, (vii) (x) any employment or severance agreements or arrangements entered into by the Lead Borrower or any of the Restricted Subsidiaries in the Ordinary Course of Business, (y) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with employees, officers, directors, members of management or consultants, and (z) any employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers employees, and any reasonable employment contract or arrangement and transactions pursuant thereto, (viii) Permitted Restricted Payments and Permitted Investments, (ix) any purchase by Holdings or any other direct Parent Entity of or contributions to, the equity capital of the Lead Borrower,
(x) payments by the Lead Borrower or any of the Restricted Subsidiaries made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the majority of the board of directors (or equivalent governing body) of the Lead Borrower, in good faith, (xi) transactions among the Lead Borrower and the Subsidiaries for the purchase or sale of goods, products, parts and services entered into in the Ordinary Course of Business, (xii) any transaction in respect of which the Lead Borrower delivers to the Agent (for delivery to the Lenders) a letter addressed to the board of directors (or equivalent governing body) of the Lead Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized form of standing, which letter states that such transaction is on terms that are no less favorable to the Lead Borrower or such Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate, (xiii) the Transactions, including the payment of all fees, expenses, bonuses and awards (including Transaction Costs) related to the Transactions, (xiv) the Specified Transactions, including the payment of all fees, expenses, bonuses and awards related to the Specified Transaction, (xv) the 2012 Transactions, including the payment of all fees, expenses, bonuses and awards (including 2012 Transaction Costs) related to the 2012 Transactions and (xvi) transactions with customers, clients, suppliers or joint ventures for the purchase or sale of goods and services entered into in the Ordinary Course of Business.
9.2.11 Amendments to Subordinated Debt. Except to the extent relating to Subordinated Debt of the Borrowers or any Restricted Subsidiary with an aggregate outstanding principal amount not in excess of $20,000,000 or otherwise permitted pursuant to the applicable subordination agreement, if any, amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification is materially adverse to the interest of the Lenders or the Agent or that would have the effect of permitting a prepayment otherwise prohibited by Section 9.2.6 (it being understood that no amendment, supplement or other modification for refinancing, replacement or exchange thereof permitted by Section 9.2.6 is materially adverse to the interest of the Lenders).
9.2.12 Amendments to Term Loan Documents. Amend, supplement or otherwise modify any Term Loan Document or any other document, instrument or agreement relating to the Term Loan Documents in violation of the provisions of the Intercreditor Agreement.
9.3 Financial Covenant.
9.3.1 The Lead Borrower and its Restricted Subsidiaries shall, on any date when Liquidity Condition Availability is less than the greater of (a) 12.5% of the Revolver Commitments, and
(b) $13,750,000 (the “FCCR Test Amount”), maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, tested for the four Fiscal Quarter period ending on the last day of the most recently ended Fiscal Quarter for which the Borrowers were required to deliver financial statements to the

Agent in accordance with Section 9.1.2(b) of this Agreement, and at the end of each succeeding Fiscal Quarter thereafter until the date on which Availability has exceeded the FCCR Test Amount for 30 consecutive days.
9.3.2 Notwithstanding anything to contrary in this Agreement (including Section 10), upon an Event of Default as a result of the Lead Borrower’s failure to comply with Section 9.3.1 above, such Event of Default shall, subject to the limitations set forth below, be deemed cured ab initio and cease to exist in the event that, within 10 Business Days after the date on which the Lead Borrower was required to deliver financial statements in accordance with Section 9.3.1 for the month in which such Event of Default occurs, a cash equity capital contribution is made to the Lead Borrower (or otherwise receives an equity contribution in respect of the equity issued for such Cure Actions in exchange for Equity Interests other than Disqualified Equity interests). Each such equity contribution is referred to as “Cure Action”. The proceeds of any Cure Action may be included solely in the calculation of EBITDA (solely for purposes of calculating the ratio in Section 9.3.1 above, and not for any other purpose hereunder, and there shall be no pro forma or other reduction in Debt with the proceeds of such Cure Action in connection with determining such calculation during the period in which such proceeds are included in EBITDA) at the request of the Lead Borrower as if such proceeds were contributed on the last day of the applicable Fiscal Quarter, and must be sufficient (but may not be in excess of the amount required) to cause Obligors to be in pro forma compliance with the financial covenant set forth in Section 9.3.1. No more than two Cure Actions may be taken in any four Fiscal Quarter period and no more than four Cure Actions may be taken after the Third Restatement Date. If, after giving effect to the Cure Action, the Lead Borrower shall be in compliance with the requirements of the Fixed Charge Coverage Ratio, the Lead Borrower shall be deemed to have satisfied the requirements of Section 9.3.1 as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or Event of Default with respect to such Fixed Charge Coverage Ratio that had occurred shall be deemed cured for purposes of this Agreement. To the extent a Fiscal Quarter for which such Fixed Charge Coverage Ratio is initially recalculated as a result of such Cure Action is included in the calculation of the Fixed Charge Coverage Ratio in a subsequent fiscal period, the results of the Cure Action shall be included in the amount of EBITDA for such Fiscal Quarter in such subsequent fiscal period. After the occurrence of the breach, Default or Event of Default resulting from a failure to comply with Section 9.3.1, if the Lead Borrower has given the Agent notice that it intends to cure such breach, Default or Event of Default pursuant to a Cure Action, neither the Lenders nor the Agent shall exercise any rights or remedies under Section 10 (or under any Loan Document) available during the continuance of any breach, Default or Event of Default on the basis of any actual or purported failure to comply with Section 9.3.1 until such failure is not cured on or prior to the expiration of the 10 Business Day cure period referenced above.

SECTION 10. EVENTS OF DEFAULT; REMEDIES ON DEFAULT
10.1 Events of Default. Each of the following shall be an “Event of Default” hereunder:
(a) The Obligors fail to pay (i) any principal in respect of the Obligations when due (whether at stated maturity, upon acceleration or otherwise) or (ii) any other interest, fees or other amounts within five (5) Business Days of the date due;
(b) Any representation or warranty of the Obligors or their respective Restricted Subsidiaries made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;
(c) Any Obligor or any of their respective Restricted Subsidiaries breaches or fails to perform any covenant contained in Sections 7.2.4, 9.1.1, 9.1.3(ii), 9.2 or 9.3;
(d) Any Obligor or any of their respective Restricted Subsidiaries breaches or fails
(i) to deliver a Borrowing Base Certificate required to be delivered pursuant to Section 7.1 within five (5) Business Days of the date such Borrowing Base Certificate was required to be delivered, or (ii) to perform any other covenant contained in any Loan Documents and such breach or failure to perform any other covenant described in this clause (ii) is not cured within 30 days after a Senior Officer of such Obligor or Restricted Subsidiary receives notice thereof from the Agent;
(e) (i) any Guarantor shall deny in writing that it has any further liability under the guarantees in Section 13, (ii) other than with respect to items of Collateral with a value not exceeding $10,000,000 in the aggregate, any Lien granted to the Agent ceases to be a valid and perfected Lien (or the priority of such Lien ceases to be in full force and effect) (to the extent perfection is required hereunder or under any Security Document), except to the extent that any such loss of validity, perfection or priority results from the failure of the Agent to maintain possession of Collateral requiring perfection through control to the extent such Collateral was delivered to it under the Security Documents or to file or record any document delivered to it for filing or recording to the extent it is authorized to make such filings under the Loan Documents and the Agent and the Borrower have agreed that the Agent will be responsible for filing such document and applicable law, or (iii) any material provision of this Agreement or any Security Document ceases to be in full force and effect or any Obligor denies in writing the enforceability thereof;
(f) (i) Any Obligor or any of their respective Restricted Subsidiaries fails to pay when due (whether by scheduled maturity, acceleration or otherwise and after giving effect to any applicable grace period or notice provisions or any waiver or furtherance thereof) any principal of or interest on any Material Debt, which failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of such Material Debt or any trustee or agent on their behalf to cause any Material Debt to become due, or to require the prepayment, repurchase or defeasance thereof, prior to its scheduled maturity or that is a failure to pay such Material Debt at maturity (in each case unless such Material Debt has been paid in full or the failure has been waived or otherwise cured), or (ii) any other breach or default of any Obligor or any of its Restricted Subsidiaries occurs that results in such Material Debt becoming due prior to its scheduled maturity (other than, with respect to Material Debt consisting of obligations under Hedging Agreements, termination events or equivalent events not relating to the breach by any Obligor or any Restricted Subsidiary of the terms thereof); (provided that this clause (f)(ii) shall not apply to secured Debt that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt);
(g) Any judgment or order for the payment of money is entered against any Obligor or any of their Restricted Subsidiaries in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against the Obligors and all Restricted Subsidiaries, $35,000,000 (net of any insurance coverage therefor as to which a solvent insurance company has not denied coverage in writing), and such judgment or order shall not have been paid, discharged, bonded or vacated or had execution thereof stayed pending appeal within 60 days after entry or filing thereof;
(h) An Insolvency Proceeding is commenced by the Lead Borrower, the Canadian Borrower, a German Borrower or any Significant Subsidiary of either of the foregoing; the Lead Borrower, the Canadian Borrower, a German Borrower or any such Significant Subsidiary makes an offer of settlement, proposal, plan or arrangement, extension or composition to its unsecured creditors generally; a trustee, receiver, interim receiver, receiver and manager, monitor or similar official is appointed to take possession of any substantial Property of or to operate any of the business of the Lead Borrower, the Canadian Borrower, a German Borrower or any such Significant Subsidiary; an Insolvency Proceeding is commenced against the Lead Borrower, the Canadian Borrower, a German Borrower or any such Significant Subsidiary and the Lead Borrower, the Canadian Borrower, a German Borrower or any such Significant Subsidiary consents to institution of the proceeding, (it being understood that any involuntary proceeding, petition or appointment described in this clause (h) shall not constitute an Event of Default unless such proceeding, petition or appointment is contested and shall continue undismissed for 60 days or an order for relief is entered in the proceeding, petition or appointment);
(i) an ERISA Event, Pension Event or similar event with respect to a Foreign Plan shall have occurred that, when taken either alone or together with all other such ERISA Events, Pension Events or similar events with respect to Foreign Plans, could reasonably be expected to result in a Material Adverse Effect, or any Lien arises (save for contribution amounts not yet due) in connection with any Canadian Pension Plan; or
(j) A Change of Control occurs.
10.2 Remedies upon Default. If an Event of Default described in Section 10.1(h) occurs and is continuing with respect to the Lead Borrower, the Canadian Borrower, any German Borrower, or any Significant Subsidiary, then to the extent permitted by Applicable Law, all Obligations, except the German Obligations, shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by the Agent or notice of any kind. In addition, (x) if any other Event of Default exists and is continuing the Agent may in its discretion (and shall upon written direction of Required Lenders) with regard to any or all Obligations, and (y) if an Event of Default under Section 10.1(h) exists and is continuing, the Agent may in its discretion (and shall upon written direction of Required Lenders) with regard to the German Obligations, do any one or more of the following from time to time:
(a) declare any Obligations immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Obligors to the fullest extent permitted by law;
(b) terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base or its component definitions;
(c) require Obligors to Cash Collateralize LC Obligations, and, if Obligors fail promptly to deposit such Cash Collateral, the Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6.2 are satisfied); and
(d) exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC or the PPSA. Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require Obligors to assemble Collateral, at Obligor’s expense, and make it available to the Agent at a place designated by the Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by any Obligor, such Obligor agrees not to charge for such storage); and (iv) sell or otherwise dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as the Agent, in its discretion, deems advisable. Each Obligor agrees that 10 days’ notice of any proposed sale or other disposition of Collateral by the Agent shall be reasonable. The Agent shall have the right to conduct such sales on any Obligor’s premises, without charge, and such sales may be adjourned from time to time in accordance with Applicable Law. The

Agent shall have the right to sell, lease or otherwise dispose of any Collateral for cash, credit or any combination thereof, and the Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

10.3 Setoff. At any time during the existence and continuance of an Event of Default, after acceleration of the Revolver Loans, the Agent, the Issuing Bank, the Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, by each Obligor, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency), funds, claims, obligations, liabilities or other Debt at any time held or owing by the Agent, the Issuing Bank, such Lender or such Affiliate to or for the credit or the account of any Obligor against any Secured Obligations of such Obligor (other than, with respect to any Obligor, Excluded Hedging Obligations with respect to such Obligor), irrespective of whether or not the Agent, the Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of the Agent, the Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Agent, the Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have. Each Lender and the Issuing Bank agrees to promptly notify the Borrowers and the Agent after any such setoff and application.

10.4 Remedies Cumulative; No Waiver.
10.4.1 Cumulative Rights. All agreements, covenants, warranties, guaranties, indemnities and other undertakings of Obligors under the Loan Documents are cumulative and not in derogation or substitution of each other. The rights and remedies of the Agent and the Lenders are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and shall not be exclusive of any other rights or remedies available to the Agent and the Lenders by agreement, by law, at equity or otherwise. All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.
10.4.2 Waivers. No waiver or course of dealing shall be established by (a) the failure or delay of the Agent or any Lender to require strict performance by the Obligors with any terms of the Loan Documents, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by the Agent or any Lender of any payment or performance by an Obligor under any Loan Documents in a manner other than that specified therein.
SECTION 11. AGENT
11.1 Appointment, Authority and Duties of the Agent.
11.1.1 Appointment and Authority. Each Secured Party hereby irrevocably appoints and designates Bank of America as the Agent, Barclays Bank PLC as the Documentation Agent, Keybank National Association and Société Générale as the Amendment Documentation Agents, under all Loan Documents and each of Bank of America, Barclays Bank PLC, Keybank National Association and Société Générale hereby accepts such appointment. The Agent may, and each Secured Party authorizes the Agent to, enter into all Loan Documents to which the Agent is intended to be a party and accept all Security Documents, for the benefit of Secured Parties. Each Secured Party agrees that any action taken by the Agent or Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Agent or Required Lenders of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties. Without limiting the generality of the foregoing, the Agent shall have the sole and exclusive authority to
(a) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as the Agent each Loan Document, including any intercreditor or subordination agreement, and accept delivery of each Loan Document from any Obligor or other Person; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. No Secured Party shall have any right individually to take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral under the Loan Documents, Applicable Law or otherwise. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have a fiduciary relationship with any Secured Party, Participant or other Person, by reason of any Loan Document or any transaction relating thereto. The Agent alone shall be authorized to determine whether any Accounts or Inventory constitute Eligible Accounts, Eligible Inventory, Eligible German Accounts and Eligible German Inventory, whether to impose or release any Availability Reserve, or whether any conditions to funding or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate the Agent from liability to any Lender or other Person for any error in judgment.

11.1.2 Duties. The Agent shall not have any duties except those expressly set forth in the Loan Documents. The conferral upon the Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Required Lenders in accordance with this Agreement. Each Documentation Agent, in its capacity as such, shall have no obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 11.
11.1.3 Agent Professionals. The Agent may perform its duties through agents and employees. The Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.
11.1.4 Instructions of Required Lenders. The rights and remedies conferred upon the Agent under the Loan Documents may be exercised without the necessity of joinder of any other party, unless required by Applicable Law. The Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against all Claims that could be incurred by the Agent in connection with any act. The Agent shall be entitled to refrain from any act until it has received such instructions or assurances, and the Agent shall not incur liability to any Lender by reason of so refraining. Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting in accordance with the instructions of Required Lenders. Notwithstanding the foregoing, instructions by and consent of specific Lenders or Secured Parties shall be required to the extent provided in Section 14.1.1. In no event shall the Agent be required to take any action that, in its opinion, is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to personal liability.
11.2 Agreements Regarding Collateral and Field Examination Reports.
11.2.1 Possession of Collateral. The Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify the Agent thereof and, promptly upon the Agent’s request, deliver such Collateral to the Agent or otherwise deal with it in accordance with the Agent’s instructions.
11.2.2 Reports. The Agent shall promptly forward to each Lender, when complete, copies of any field audit, examination or appraisal report prepared by or for the Agent with respect to any Obligor or Collateral (“Report”). Each Lender agrees (a) that neither

Bank of America nor the Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Agent or any other Person performing any audit or examination will inspect only specific information regarding the Collateral and will rely significantly upon the Borrowers’ books and records as well as upon representations of the Borrowers’ officers and employees; and (c) to keep all Reports confidential in accordance with Section 14.11 and not to distribute or use any Report in any manner other than administration of the Revolver Loans and other Obligations. Each Lender shall indemnify and hold harmless the Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any Claims arising as a direct or indirect result of the Agent furnishing a Report to such Lender.

11.3 Reliance By the Agent. The Agent shall be entitled to rely, and shall not incur any liability in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of the Agent Professionals. The Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any such delay in acting.
11.4 Action Upon Default. The Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof. If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify the Agent and the other Lenders thereof in writing. Each Secured Party agrees that, except with the written consent of the Required Lenders, it will not take any Enforcement Action, accelerate Obligations, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC and PPSA sales or other similar dispositions of Collateral or to assert any rights relating to any Collateral.
11.5 Ratable Sharing. If any Lender shall obtain any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its share of such Obligation, determined on a Pro Rata basis or in accordance with Section 5.5.1, as applicable, such Lender shall forthwith purchase from the Agent, the Issuing Bank and the other Lenders such participations in the affected Obligation as are necessary to cause the purchasing Lender to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.1, as applicable. If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the amount thereof to the Agent for application under Section 4.2.2 and it shall provide a written statement to the Agent describing the Obligation affected by such payment or reduction. No Lender shall set off against any Dominion Account without the prior consent of the Agent.
11.6 Limitation on Responsibilities of the Agent. The Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by the Agent’s gross negligence or willful misconduct. The Agent does not assume any responsibility for any failure or delay in performance or any breach by any Obligor, Lender or other Secured Party of any obligations under the Loan Documents. The Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Secured Obligations,

Collateral, Loan Documents or Obligor. No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectibility, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Secured Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Obligor or Account Debtor. No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Obligor of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

11.7 Successor Agent and Co-Agents.
11.7.1 Resignation; Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and the Lead Borrower. Upon receipt of such notice, Required Lenders shall have the right, in consultation with (and with the consent of) the Lead Borrower, to appoint a successor Agent which shall be (a) a Lender or an Affiliate of a Lender; or (b) a commercial bank that is organized under the laws of the United States or any state or district thereof, has a combined capital surplus of at least $200,000,000 and (provided no Event of Default exists under Sections 10.1(a) and 10.1(h) (with respect to the Lead Borrower only) is subject to the approval of the Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, then the Agent may appoint a successor agent from among the Lenders or, if no Lender accepts such role, the Agent may appoint Required Lenders as successor Agent. Upon acceptance by a successor Agent of an appointment to serve as the Agent hereunder, or upon appointment of Required Lenders as successor Agent, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act, and the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have the benefits of the indemnification set forth in Section 14.2. Notwithstanding any Agent’s resignation, the provisions of this Section 11 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while the Agent. Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be the Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.
11.7.2 Separate Collateral Agent. It is the intent of the parties that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business in any jurisdiction. If the Agent believes that it may be limited in the exercise of any rights or remedies under the Loan Documents due to any Applicable Law, the Agent may appoint, subject to the approval of the Lead Borrower (such approval not to be unreasonably withheld or delayed), an additional Person who is not so limited, as a separate collateral agent or co-collateral agent. If the Agent so appoints a collateral agent or co-collateral agent, each right and remedy intended to be available to the Agent under the Loan Documents shall also be vested in such separate agent. The parties acknowledge that the Term Loan Agent may be acting as collateral agent for the Agent and the Lenders with respect to Real Estate, equipment and other Term Priority Collateral and the Agent hereby appoints the Term Loan Agent to act in such capacity. Secured Parties shall execute and deliver such documents as the Agent deems appropriate to vest any rights or remedies in such agent. If any collateral agent or co-collateral agent shall die or dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of such agent, to the extent permitted by

Applicable Law, shall vest in and be exercised by the Agent until appointment of a new agent.
11.8 Due Diligence and Non-Reliance. Each Lender acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Obligor and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder. Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and Obligors. Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Obligor, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Secured Obligations. Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents. Except for notices, reports and other information expressly required to be furnished to or expressly requested by a Lender, the Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to the Agent by any Obligor or any credit or other information concerning the affairs, financial condition, business or Properties of any Obligor (or any of its Affiliates) which may come into possession of the Agent or its Affiliates.

11.9 Remittance of Payments and Collections.
11.9.1 Remittances Generally.
(a) All payments by any Lender (other than Lenders of German Revolver Loans which shall be pursuant to clause (b) below) to the Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Agent and request for payment is made by the Agent by 11:00 a.m. (New York City time) on a Business Day, payment shall be made by Lender not later than 2:00 p.m. (New York City time) on such day, and if request is made after 11:00 a.m. (New York City time), then payment shall be made by 11:00 a.m. (New York City time) on the next Business Day. Payment by the Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Agent. Any such payment shall be subject to the Agent’s right of offset for any amounts due from such payee under the Loan Documents.
(b) All payments by any Lender of German Revolver Loans to the Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds. If no time for payment is specified or if payment is due on demand by the Agent and request for payment is made by the Agent by 11:00 a.m. (London time GMT) on a Business Day, payment shall be made by Lender not later than 2:00 p.m. (London time GMT) on such day, and if request is made after 11:00 a.m. (London time GMT), then payment shall be made by 11:00 a.m. (London time GMT) on the next Business Day. Payment by the Agent to any Secured Party shall be made by wire transfer, in the type of funds received by the Agent. Any such payment shall be subject to the Agent’s right of offset for any amounts due from such payee under the Loan Documents.

11.9.2 Failure to Pay. If any Secured Party fails to pay any amount when due by it to the Agent pursuant to the terms hereof, such amount shall bear interest from the due date until paid at the rate determined by the Agent as customary in the banking industry for interbank compensation. In no event shall Borrower be entitled to receive credit for any interest paid by a Secured Party to the Agent, nor shall any Defaulting Lender be entitled to interest on any amounts held by the Agent pursuant to Section 4.2.
11.9.3 Recovery of Payments. If the Agent pays any amount to a Secured Party in the expectation that a related payment will be received by the Agent from an Obligor and such related payment is not received, then the Agent may recover such amount from each Secured Party that received it. If the Agent determines at any time that an amount received under any Loan Document must be returned to an Obligor or paid to any other Person pursuant to Applicable Law or otherwise, then, notwithstanding any other term of any Loan Document, the Agent shall not be required to distribute such amount to any Lender. If any amounts received and applied by the Agent to any Secured Obligations are later required to be returned by the

Agent pursuant to Applicable Law, each Lender shall pay to the Agent, on demand, such Lender’s Pro Rata share of the amounts required to be returned.

11.10 The Agent in its Individual Capacity. As a Lender, Bank of America shall have the same rights and remedies under the other Loan Documents as any other Lender, and the terms “Lenders “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender. Bank of America and its Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, Obligors and their Affiliates, as if Bank of America were not the Agent hereunder, without any duty to account therefor to the Lenders. In their individual capacities, Bank of America and its Affiliates may receive information regarding Obligors, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and each Secured Party agrees that Bank of America and its Affiliates shall be under no obligation to provide such information to any Secured Party, if acquired in such individual capacity.
11.11 Agent Titles. Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Agent” or “Arranger” of any type shall not have any right, power, responsibility or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event be deemed to have any fiduciary relationship with any other Lender.
11.12 Bank Product Providers. Each Secured Bank Product Provider, by delivery of a notice to the Agent of a Bank Product, agrees to be bound by Section 5.5 and this Section 11. Each Secured Bank Product Provider shall indemnify and hold harmless the Agent Indemnitees, to the extent not reimbursed by Obligors, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.
11.13 Survival. This Section 11 shall survive Full Payment of the Obligations. Other than Section Sections 11.1, 11.4 and 11.7, this Section 11 does not confer any rights or benefits upon Borrowers or any other Person. As between Borrowers and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.
11.14 Withholding Tax. To the extent required by any Applicable Law, the Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.1, each Lender shall indemnify and hold harmless the Agent against, within 10 days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel Agent) incurred by or asserted against the Agent by the IRS or any other Governmental Authority as a result of the failure of the Agent to properly withhold Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agent under this Section 11.14. The agreements in this Section 11.14 shall survive the resignation and/or replacement of the Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Revolver Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, for purposes of this Section 11.14, the term “Lender” includes any Issuing Bank and any Swingline Lender.

11.15 Quebec Liens (Hypothecs). For the purposes of holding any Liens (hypothecs) granted by any Obligor pursuant to any Quebec law governed Canadian Security Documents that secure the payment of all indebtedness, liabilities and other obligations, present and future, owed by an Obligor to the Agent and Secured Parties hereunder and under the other Loan Documents, the Secured Parties hereby appoint the Agent as hypothecary representative for all purposes of Article 2692 of the Civil Code of Québec, and, more specifically, all present and future Secured Parties. Each Secured Party therefore appoints the Agent as its hypothecary representative to hold the Liens created pursuant to such Quebec law governed Canadian Security Documents in order to secure the indebtedness, liabilities and other obligations, present and future, owed by an Obligor to the Agent and such Secured Parties hereunder and under the other Loan Documents. By executing an Assignment and Acceptance, each future Secured Party shall be deemed to ratify the appointment of the Agent as hypothecary representative hereunder. The substitution of the Agent pursuant to the provisions of this Section 11 shall also constitute the substitution of the Agent as hypothecary representative hereunder.
SECTION 12. BENEFIT OF AGREEMENT; ASSIGNMENTS
12.1 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Agent, the Lenders, Secured Parties, and their respective successors and permitted assigns. No Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents without the consent of each Lender (other than in a transaction specifically permitted hereby). The Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3. Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.
12.2 Participations.
12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time, without notice to or any requirement to obtain the consent of the Obligors, sell to a financial institution other than a Defaulting Lender or a Disqualified Institution (“Participant”) a participating interest in the rights and obligations of such Lender under this Agreement. Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for performance of such obligations, such Lender shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by the Obligors shall be determined as if such Lender had not sold such participating interests, and the Obligors and the Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents. Each Lender shall be solely responsible for notifying its

Participants of any matters under the Loan Documents, and the Agent and the other Lenders shall not have any obligation or liability to any such Participant. Subject to the next succeeding sentence, the Obligors agree that each Participant shall be entitled to the benefits of Section 3.6 and Section 5.8 (subject to the limitations and requirements of such Section and Section 5.9). A Participant shall not be entitled to receive any greater amount pursuant to any such Sections than the Applicable Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such Participant, unless the sale of the participation to such Participant is made with the Lead Borrower’s prior written consent (not to be unreasonably withheld or delayed), which written consent shall specifically acknowledge that such consent is pursuant to this Section 12.2.1.
12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of any Loan Documents other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for the payment of interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantial portion of the Collateral (other than any such release permitted pursuant to the terms of the Agreement or the other Loan Documents).

12.2.3 Benefit of Set-Off. The Obligors agree that each Participant shall be entitled to the benefits of Section 10.3 in respect of its participating interest to the same extent as if such interest were owing directly to a Lender. By exercising any right of set-off, a Participant agrees to share with the Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender.
12.2.4 Participant Register. Each Lender, acting for this purpose as a non-fiduciary agent of the Obligors, shall maintain at its offices a record of each agreement or instrument effecting any participation and a register for the recordation in book entry form of the names and addresses of its Participants and their rights with respect to principal amounts (and stated interest) of each Participant’s interest in the Revolver Loans from time to time (each a “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in the Revolver Commitments, Revolver Loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Revolver Commitment, Revolver Loan or other obligation is in registered form under Section 5.f103-1(c) of the U.S. Treasury Regulations. The entries in each Participant Register shall be conclusive and the Obligors and the Lenders may treat each Person whose name is recorded in a Participant Register as the Participant for all purposes of this Agreement, notwithstanding notice to the contrary.
12.3 Assignments.
12.3.1 Permitted Assignments. A Lender may assign to an Eligible Assignee any of its rights and obligations under this Agreement, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by the Agent in its discretion) and integral multiples of $1,000,000 in excess of that amount; (b) except in the case of an assignment in whole of a Lender’s rights and obligations, the aggregate amount of the Revolver Commitments retained by the transferor Lender is at least $5,000,000 (unless otherwise agreed by the Agent in its discretion); and (c) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance; provided, however, that each such assignment of Commitments under wither the Canadian Sub-Facility or the U.S. Sub-Facility shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolver Loan and any related Revolver Commitments, including the obligations under each of the Canadian Sub-Facility and the U.S. Sub-Facility. Nothing herein shall limit the right of a Lender to pledge or assign any rights under this Agreement to (i) any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors and any Operating Circular issued by such Federal Reserve Bank or (ii)

counterparties to swap agreements relating to any Revolver Loans (other than a Disqualified Institution); provided, however, that any payment by the Obligors to the assigning Lender in respect of any Obligations assigned as described in this sentence shall satisfy the Obligors’ obligations hereunder to the extent of such payment, and no such assignment shall release the assigning Lender from its obligations hereunder.
12.3.2 Effect; Effective Date. Upon delivery to the Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by the Agent in its discretion) and upon the recordation thereof in the Register (as defined below), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3. From such effective date, the Eligible Assignee shall for all purposes be a Lender under this Agreement, and shall have all rights and obligations of a Lender hereunder. Upon consummation of an assignment, the transferor Lender, the Agent and the Obligors shall make appropriate arrangements for issuance of replacement and/or new Notes, as applicable. The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to the Agent.

12.3.3 Certain Assignees. No assignment may be made to a Borrower, Affiliate of a Borrower, Disqualified Institution, Defaulting Lender or natural person. In connection with any assignment by a Defaulting Lender, such assignment shall only be effective upon payment by the Eligible Assignee or Defaulting Lender to the Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or subparticipations, or other compensating actions as the Agent deems appropriate), (a) to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder, and (b) to acquire its Pro Rata share of all Revolver Loans and LC Obligations. If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.
12.3.4 Register. The Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each assignment notice delivered to it and a register (the “Register”) for the recordation in book entry form of the names and addresses of the Lenders, and the commitment of, and principal amount of the Revolver Loans (and stated interest thereon) owing to, each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive, and the Obligors shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Lead Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice. Upon its receipt of a duly completed assignment notice executed by an assigning Lender and an assignee, the processing and recordation fee referred to in Section 12.3.2 and any written consent to such assignment required by Section 12.3.2, the Agent shall accept such assignment notice and record the information contained therein in the Register.
12.4 Replacement of Certain Lenders. If (a) a Lender fails to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) a Lender requests compensation under Section 3.7, (c) the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section
5.8 or (d) any Lender is a Defaulting Lender, then, in addition to any other rights and remedies that any Person may have, the Agent or the Lead Borrower may, by notice to such Lender, require such Lender to assign all of its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 10 days after the notice. The Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it. Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the

Loan Documents, including all principal, interest and fees through the date of assignment (but excluding any prepayment charge). The Borrowers shall be responsible for all costs and expenses related to any such assignment pursuant to the terms of Section 14.2.
Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, any assignment or participation made by a Lender in violation of the provisions of this Section 12 shall be void ab initio and, in the case of assignments, the Disqualified Institution shall be deleted from the Register and the Borrowers shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrowers at law or in equity; provided that the Agent shall not be responsible for, nor have any liability in connection with, maintaining, updating, monitoring or enforcing the list of Disqualified Institutions unless caused by or is the result of the negligence (including, without limitation, gross negligence), bad faith or willful misconduct of the Agent or its Affiliates.

SECTION 13. GUARANTEE
13.1 The Guarantee.
(a) The U.S. Guarantors hereby guarantee to each Lender, the Issuing Bank and the Agent and their respective successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the U.S. Secured Obligations (including all
Secured Obligations that would otherwise be deemed to be Excluded Hedging Obligations) and that each such guaranty is intended as a “guaranty” as described under Section 1a(18) of the Commodity Exchange Act. The U.S. Guarantors hereby further agree that if any Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Secured Obligations, the
Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

(b) The Canadian Guarantors hereby guarantee to each Lender, the Issuing Bank and the Agent and their respective successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Canadian Secured Obligations (including all Canadian Secured Obligations that would otherwise be deemed to be Excluded Hedging Obligations) and that each such guaranty is intended as a “guaranty” as described under Section 1a(18) of the Commodity Exchange Act. The Canadian Guarantors hereby further agree that if the Canadian Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Canadian Secured Obligations, the Canadian Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Canadian Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
(c) Subject to Sections 13.9 and 13.10 hereof and subject to any local law limitation contained in any joinder agreement as contemplated by Section 9.1.9(e), the German Guarantors hereby guarantee to each Lender, the Issuing Bank and the Agent and their respective successors and permitted assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the German Secured Obligations (including all German Secured Obligations that would otherwise be deemed to be Excluded Hedging Obligations) and that each such guaranty is intended as a “guaranty” as described under Section 1a(18) of the Commodity Exchange Act. The German Guarantors hereby further agree that if any German Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the German Secured Obligations, the German Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the German Secured Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.
(d) Subject to Sections 13.9 and 13.10 hereof and, solely in the case of a German Guarantor subject to any local law limitation contained in any joinder agreement as contemplated by Section 9.1.9(e), each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under this Guaranty in respect of Hedging Agreements (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 13.1 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 13.1, or otherwise under this Guaranty, as it relates to such other Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of this Guaranty in accordance with Section 13.2 hereof. Each Qualified ECP Guarantor intends that this Section 13.1 constitute, and this Section 13.1 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
13.2 Obligations Unconditional. The obligations of the Guarantors under Section 13.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein or reasonably related thereto, or any substitution, release or exchange of any other guarantee of or security for any of the Secured Obligations, and, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than a defense of Full Payment), it being the intent of this Section 13.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder, which shall remain absolute and unconditional as described above:
(i) at any time or from time to time, without notice to such Guarantors, the time for any performance of or compliance with any of the Secured Obligations shall be extended, or such performance or compliance shall be waived;
(ii) solely with respect to any Canadian Guarantor, any change in the time, manner or place of the payment of, or in any other term of, all or any of the Canadian Obligations, or any amendment or modification of or any consent to departure from this Agreement or any other Loan Document;

(iii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein or reasonably related thereto shall be done or omitted;

(iv) the maturity of any of the Secured Obligations shall be accelerated, or any of the Secured Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Secured Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(v) solely with respect to any Canadian Guarantor, any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Canadian Secured Obligations, by operation of law or otherwise;
(vi) solely with respect to any Canadian Guarantor, any change in the corporate existence, structure or ownership of the Canadian Borrower or any other guarantor of or other Person liable for any of the Canadian Secured Obligations;

(vii) solely with respect to any Canadian Guarantor, any insolvency, bankruptcy, arrangement, winding up reorganization or other similar Insolvency Proceeding affecting any Canadian Obligor, or their assets or any resulting release or discharge of any obligation of any Canadian Obligor;
(viii) solely with respect to any Canadian Guarantor, the existence of any claim, setoff or other rights which any Canadian Guarantor may have at any time against any Canadian Obligor, the Agent, any Issuing Bank, any Swingline Lender, any Lender, or any other Person, whether in connection herewith or in any unrelated transactions;
(ix) any Lien or security interest granted to, or in favor of, the Agent, the Issuing Bank or any Lender or the Lenders as security for any of the Secured Obligations shall fail to be perfected; or
(x) solely with respect to any Canadian Guarantor, any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Canadian Borrower in respect of the Canadian Obligations or a Canadian Guarantor in respect of this guarantee or the Canadian Secured Obligations.

The Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Agent, the Issuing Bank or any Lender exhaust any right, power or remedy or proceed against any Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Secured Obligations. The Guarantors hereby expressly waive the benefits of division and discussion.
13.3 Reinstatement. The obligations of the Guarantors under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Borrower in respect of the Secured Obligations is rescinded or must be otherwise restored by any holder of any of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Agent, the Issuing Bank and each Lender pursuant to Section 14.2.
13.4 Subrogation. Until such time as the Full Payment of the Obligations guaranteed by such Guarantor pursuant to Section 13.1, each of the Guarantors hereby agrees not to enforce any rights of subrogation, contribution or indemnity that it may have, whether arising by contract or operation of law (including, without limitation, any such right arising under the Bankruptcy Code, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada)) or otherwise by reason of any payment by it pursuant to the provisions of this Section 13.

13.5 Remedies. The Guarantors agree that, as between the Guarantors and the Lenders, the Obligations of any Borrower hereunder may be declared to be forthwith due and payable as provided in Section 10.2 (and shall be deemed to have become automatically due and payable to the extent set forth as so in Section 10.2) for purposes of Section 13.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable) as against the Borrowers and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by any Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 13.1.

13.6 Continuing Guarantee. The guarantee in this Section 13 is a continuing guarantee and shall apply to all Secured Obligations whenever arising.
13.7 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each applicable Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Secured Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this guarantee, and agrees that none of the Agent, any Issuing Bank, any Swingline Lender or any Lender shall have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.
13.8 General Limitation on Amount of Obligations Guaranteed. In any action or proceeding involving any state, Federal or non-U.S. corporate law, or any state, Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if any portion of the obligations of the Guarantors under Section 13.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 13.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantors, any Lender, the Agent or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
13.9 German Limitations .
13.9.1 Guarantee Limitations.
(a) The restrictions in this Section 13.9 shall apply to any guarantee and indemnity granted by a German Guarantor existing under the laws of Germany as a limited liability company (“GmbH”) that guarantee or secure liabilities of its direct or indirect shareholder(s) (upstream) or a Subsidiary of such shareholder cross-stream, excluding any direct or indirect Subsidiary of such German Guarantor (hereinafter a “Guarantee”).
(b) The restrictions in this Section 13.9 shall not apply: (i) to the extent the German Guarantor secures any indebtedness under any Loan Documents in respect of (A) loans to the extent they are on-lent or otherwise (directly or indirectly) passed on to the relevant German Guarantor or its Subsidiaries and such amount on-lent or otherwise passed on is still outstanding or (B) bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor’s direct or indirect Subsidiaries; (ii) if, at the time of enforcement of the Guarantee a domination and/or profit and loss pooling agreement (Beherrschungs-und/oder Gewinnabführungsvertrag) (either directly or indirectly through an unbroken chain of domination and/or profit transfer agreements) exists (besteht) between the relevant German

Guarantor as a dominated company and (A) in case that German Guarantor is a Subsidiary of the relevant affiliate whose obligations are secured by the relevant Guarantee, that affiliate; or (B) in case the German Guarantor and the relevant affiliate whose obligations are secured by the relevant Guarantee are both Subsidiaries of a joint (direct or indirect) affiliate, such affiliate as dominating entity (beherrschendes Unternehmen); (iii) to the extent any payment under the Guarantee demanded by any Secured Party from the relevant German Guarantor is covered (gedeckt) by means of a fully valuable and recoverable consideration or recourse claim (Gegenleistungs-oder Rückgewähranspruch) of the German Guarantor against the affiliate whose obligations are guaranteed or secured by the relevant Guarantee; or (iv) if the relevant German Guarantor has not complied with its obligations pursuant to Sections 13.9.2 and

13.9.4 below.

13.9.2 Restrictions on Payment.
(a) The parties to this Agreement agree that if payment under the Guarantee would cause the amount of a German Guarantor’s net assets, as calculated pursuant to Section 13.9.3 below, to fall below the amount required to maintain its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital (Stammkapital) in each case in violation of section 30 of the German Act on Limited Liability Companies (“GmbHG”), (such event is hereinafter referred to as a “Capital Impairment”), then the Secured Parties shall, subject to Sections 13.9.3 and 13.9.4 below, not enforce the Guarantee against such German Guarantor if and to the extent such Capital Impairment would occur.
(b) If the relevant German Guarantor does not notify the Agent in writing (the “Management Notification”) within five (5) Business Days after the making of a demand against that German Guarantor under the Guarantee: (i) to what extent such Guarantee is a upstream or cross-stream guarantee or indemnity; and (ii) to what extent a Capital Impairment would occur as a result of an enforcement of the Guarantee (setting out in reasonable detail to what extent the share capital would fall below the stated share capital or an increase of an existing shortage would occur, providing an up-to-date pro forma balance sheet and a statement if and to what extent a realization or other measures undertaken in accordance with the mitigation provisions set out in Section 13.9.4 below would not prevent such situation), then the restrictions set out in paragraph (a) of this Section 13.9.2 shall cease to apply until such Management Notification has been delivered.
(c) If the Agent (acting on the instructions of all the Lenders) disagrees with the Management Notification, it may within twenty (20) Business Days of its receipt, request the relevant German Guarantor to provide to the Agent within forty-five (45) Business Days of receipt of such request a determination by auditors of international standard and reputation (the “Auditor’s Determination”) appointed by the German Guarantor (at its own cost and expense) of the amount in which the payment under the Guarantee would cause a Capital Impairment.
(d) If the Agent (acting on the instructions of all the Lenders) disagrees with the Auditor’s Determination, it shall notify the respective German Guarantor accordingly. The Secured Parties shall only be entitled to enforce the Guarantee up to the amount which is undisputed between themselves and the respective German Guarantor in accordance with the provisions of paragraphs (a) through (c) of this Section 13.9.2. In relation to the amount which is disputed by the Agent (acting on the instructions of all the Lenders), the Secured Parties shall be entitled to further pursue their claims under the guarantee and/or indemnity (if any) in court.

13.9.3 Net Assets. The net assets (Reinvermögen) of the German Guarantor (the “Net Assets”) shall be calculated in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsgemäβer Buchführung) and for the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows:

(a) the amount of any increase in the registered share capital of the relevant German Guarantor which was carried out after the relevant German Guarantor became a party to this Agreement without the prior written consent of the Agent shall be deducted from the amount of the registered share capital of the relevant German Guarantor;
(b) loans provided to the German Guarantor by any Loan Party or Restricted Subsidiary to the extent such loan has not yet been discharged shall be disregarded; and
(c) loans or other liabilities incurred by the relevant German Guarantor in breach of the Loan Documents shall not be taken into account as liabilities.

13.9.4 Mitigation. Where a German Guarantor claims in accordance with the provisions of Section 13.9.2 that the Guarantee can only be enforced in a limited amount, it shall realize, to the extent lawful and commercially justifiable, any and all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets and are not necessary (betriebsnotwendig) for the relevant German Guarantor’s business.
13.9.5 No waiver. Nothing in this Section 13.9 shall limit the enforceability (other than as specifically set out herein), legality or validity of this Guarantee or prevent the Secured Parties from claiming in court that the provision of this Guarantee and/or making payments under this Guarantee by the relevant German Guarantor does not fall within the scope of sections 30 and 31 of the GmbHG. The agreement of the Secured Parties to abstain from demanding any or part of the payment under this Guarantee in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Loan Document to the Secured Parties. No reduction of the amount enforceable under the Guarantee in accordance with the above limitations will prejudice the rights of the Secured Parties to continue enforcing such guarantee and/or indemnity (subject always to the restrictions set out in this Section 13.9 at the time of such enforcement) until full and irrevocable satisfaction of all amounts owed under the Guarantee.
13.9.6 Limitations for GmbH & Co. KG. The provisions of Sections 13.9.1 through
13.9.6 and Section 13.9.7 shall apply to the limited partner in the form of a German limited liability company of a limited partnership with a German limited liability company as its general partner (GmbH & Co. KG) mutatis mutandis and all references to Net Assets shall be construed as references to the Net Assets of the general partner of such limited partnership.
13.9.7 Interpretation. The provisions of Sections 13.9.1 through Section 13.9.7shall be interpreted in accordance with the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsgemäßer Buchführung).
13.10 Belgian Limitations
13.10.1 As concerns any Belgian Guarantor, the guarantee granted under this Section 13 and any indemnity provision under this Agreement do not apply to the extent that this would result in unlawful financial assistance within the meaning of Articles 329, 430 or 629 (as applicable) of the Belgian Companies Code or any equivalent and applicable provisions under the laws of any other jurisdiction.

13.10.2 The total liability of any Belgian Guarantor under this Agreement shall at all times be limited to an amount not exceeding the higher of:
(a) the aggregate of:
(A) any amounts borrowed by it or its direct or indirect Subsidiaries, if any, under this Agreement; and
(B) all loans, advances or facilities made to that Belgian Guarantor or any of its Subsidiaries by any of Holdings or any of its Subsidiaries directly and/or indirectly using all or part of the proceeds under this Agreement (whether or not such loan, advance or facility is retained by that Belgian Guarantor or the relevant Subsidiary for its own purposes or on-lent) at the time the relevant demand is made (without any reduction for any repayment thereof);
(b) ninety percent (90%) of its net assets (netto-actief/actif net) as referred to in Article 429 of the Belgian Companies Code and Belgian GAAP, as shown by its most recent audited annual financial statements on the Third Restatement Date; or
(c) ninety percent (90%) of its net assets (netto-actief/actif net) as referred to in Article 429 of the Belgian Companies Code and Belgian GAAP, as shown by its most recent audited annual financial statements at the time the relevant demand is made.

For purposes of this Section 13.10, “Belgian GAAP” means the general accepted accounting principles, standards and practices in Belgium, including IFRS. All calculations under this Section 13.10 shall be made without double counting.
13.11 Italian Limitations
13.11.1 Notwithstanding anything to the contrary contained herein and/or in any other Loan Document, solely with respect to the German Guarantors incorporated under the laws of Italy (each, an “Italian Guarantor”), each Italian Guarantor guarantees the due and punctual payment and performance of all German Obligations provided that:
(a) the obligations guaranteed by an Italian Guarantor and any other payment obligations of such Italian Guarantor under any Loan Document to which it is a party shall not, at any time, include obligations which, if guaranteed by such Italian Guarantor, could cause a breach of the Italian provisions on:
(A) financial assistance (including, but not limited to, the provisions of article 2474 of the Italian civil code); or
(B) the maximum interest rate permitted under Italian usury law;
(b) any claim against any Italian Guarantor, including accessories damages and indemnities, claims for breach of representations, undertakings, covenants, tax gross up indemnities and any other claim, shall not exceed, at any time, an amount equal to the higher of:
(A) 130% of the sum of:
(i) any outstanding amounts borrowed by the relevant Italian Guarantor under any Loan Document to which it is a party; and
(ii) the aggregate outstanding amount, from time to time, of any intercompany loan, documentary credit or any other item constituting financial indebtedness made available to it (or any of its direct or indirect subsidiary) by using, directly or indirectly, the proceeds of any loan under this Agreement; and
(B) 80% of the “patrimonio netto” (net worth) of any such Italian Guarantor as such term is defined in article 2424 of the Italian civil code, as resulting from the most recent balance sheet approved by its quotaholders or, if earlier, from any interim financial statement (“situazione patrimoniale”) approved by its board of directors or sole director, as the case may be;
(c) without prejudice to paragraph (c) in Section 13.1 above, for the purposes of article 1938 of the Italian civil code, it is expressly agreed and understood that the maximum amount that an Italian Guarantor may be required to pay in respect to the German Obligations shall not exceed Euro 1,400,000.

SECTION 14. MISCELLANEOUS
14.1 Consents, Amendments and Waivers.
14.1.1 Amendment. Except as provided in Sections 2.1.4, 2.1.8 and 2.1.9, no modification of any Loan Document, including any amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written consent of the Required Lenders (or the Agent at the direction of the Required Lenders) and each Obligor party to such Loan Document; provided, however, that:
(a) without the prior written consent of the Agent, no modification shall be effective with respect to any provision in a Loan Document that relates to any rights, duties or discretion of the Agent;
(b) without the prior written consent of each Issuing Bank, no modification shall be effective with respect to any LC Obligations, Section 2.2 or any other provision in a Loan Document that relates to any rights and duties of such Issuing Bank;
(c) without the prior written consent of each affected Lender, directly and adversely affected thereby (but not the consent of the Required Lenders), including a Defaulting Lender that is an affected Lender, no modification shall be effective that would (i) increase or extend the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, and accrued and unpaid interest or fees payable to such Lender (except as provided in Section 4.2); (iii) amend this clause (c) (provided that for purposes of this clause (c), it being understood that (A) waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Revolver Commitments shall not constitute an increase of the Revolver Commitments of any Lender; (B) a waiver or reduction of Default Interest (or other post-petition increase in interest) shall be effective with the consent of the Required Lenders (and shall not require the consent of each directly and adversely affected Lender); and (C) any modification to the Fixed Charge Coverage Ratio or the component definitions thereof shall not constitute a reduction in the rate of interest or a reduction of fees) or

(iv) alter Section 5.5;
(d) without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall be effective that would (i) alter this Section 14.1.1; (ii) release all or substantially all of the value of the guarantees hereunder or all or substantially all of the Collateral (it being understood that a Permitted Asset Disposition and/or Permitted Investment shall not constitute a release of all or substantially all of the Collateral); or (iii) release any Obligor from its guarantee or other liability for any Obligations, except for any merger, consolidation, amalgamation dissolution or liquidation of an Obligor permitted hereunder or as otherwise permitted hereunder;
(e) without the prior written consent of the Supermajority Lenders, no modification shall be effective that would (i) increase any Borrowing Base advance rates or (ii) amend the definition of “Borrowing Base”, “Canadian Borrowing Base”, “U.S. Borrowing Base”, “German Borrowing Base” or any of their respective component definitions in a manner that results in an increase in the Borrowing Base; provided that the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Availability Reserves or to add Accounts or Inventory acquired in connection with Permitted Acquisitions to the Borrowing Base as provided herein; and
(f) Limitations. Any waiver or consent granted by the Agent or the Lenders hereunder shall be effective only if in writing and only for the matter specified.
(g) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Lead Borrower, the Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any bankruptcy plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such bankruptcy plan, (2) if such Disqualified Institution does vote on such bankruptcy plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other debtor relief laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such bankruptcy plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other debtor relief laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). Notwithstanding anything to the contrary contained in this Agreement, a Disqualified Institution or an Affiliate of a Disqualified Institution shall not have the right (unless waived by the Lead Borrower) to receive information in respect of Holdings and its Subsidiaries provided by or on behalf of the Lead Borrower to Lenders hereunder other than any such information that is provided for distribution to Public Lenders. Any such Disqualified Institution or Affiliate of a Disqualified Institution described in the foregoing sentence that is designated in writing by the Lead Borrower to the Agent (who shall promptly provide notice thereof to the Lenders) as not being eligible to receive information in respect of Holdings and its Subsidiaries provided by or on behalf of the Lead Borrower to Lenders hereunder other than any such information that is provided for distribution to Public Lenders shall constitute a “Designated Competitor Affiliate.”

14.1.2 Errors. If the Agent and the Borrowers shall have jointly identified an obvious error or any error or omission of a technical nature in the Loan Documents, then the Agent and the Borrowers shall be permitted to amend such provision without any further action or consent of any other party to such Loan Document if the same is not objected to in writing by the Required Lenders to the Agent within five business days following receipt of notice thereof.
14.2 Indemnification and Expenses.
(a) Each Obligor will indemnify the Agent, the Lenders, each of their affiliates, and the officers, directors, employees, advisors, agents, controlling persons and other representatives of the foregoing (the “Indemnified Parties”), and hold them harmless from and against all losses, claims, damages and liabilities, and any expenses of a third party that may be awarded against any of them, and reimburse the Indemnified Parties for reasonable, documented and invoiced out-of-pocket expenses (but limited, in the case of legal fees and expenses, to the reasonable and documented fees of one firm of U.S. counsel, one firm of Canadian counsel and one firm of German counsel for all Indemnified Parties, taken as a whole, and, if reasonably necessary, one firm of local counsel in any relevant jurisdiction (which may include a single counsel acting in multiple jurisdictions) to all Indemnified Parties, taken as a whole (and, solely in the case of an actual or perceived conflict of interest, where the Indemnified Party affected by such conflict informs the Lead Borrower of such conflict and thereafter retains its own counsel, of one firm of counsel to all such affected Indemnified Parties, taken as a whole)) of any such Indemnified Party arising out of or relating to (a) any litigation, investigation or other proceeding (regardless of whether such Indemnified Party is a party thereto and whether or not such proceedings are brought by the Lead Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transactions, including the financing contemplated hereby, the Original Credit Agreement, the Amended Credit Agreement, the Second Amended Credit Agreement and in the other Loan Documents and the use or intended use of proceeds thereof, or (b) any Environmental Claims that may be incurred or asserted against any Indemnified Party arising from any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Borrower at any time, or any Environmental Claim related in any way to any Borrower or Restricted Subsidiary; provided that no Indemnified Person will be indemnified for any loss, claim, damage, liability or expense to the extent it has resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable decision), (ii) a material breach of the Loan Documents by any such Indemnified Party (as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) any dispute solely among Indemnified Parties and not arising out of or in connection with any act or omission of the Lead Borrower or its Subsidiaries or the Sponsor (other than a dispute involving claims against the Agent, any Lead Arrangers or any other agent or co-agent (if any) designated with respect to the Lenders or any Issuing

Bank, in each case solely in their respective capacities as such). Notwithstanding the foregoing, each Indemnified Party shall be obligated to refund and return any and all amounts paid by the Borrowers to such Indemnified Person for fees, expenses or damages to the extent that such Indemnified Party is not entitled to payment of such amounts in accordance with the terms hereof. The Borrowers shall pay all reasonable, documented and invoiced out-of-pocket costs and expenses of the Agent associated with the syndication of the Revolver Commitments and the preparation, execution and delivery, administration, amendment, modification, waiver and/or enforcement of the Loan Documents (including field examination costs (which, if performed by the Agent, shall be charged at a rate of $1,000 per day per person)) and appraisal costs and Extraordinary Expenses and limited (notwithstanding anything to the contrary herein), in the case of legal fees and expenses, to the reasonable fees, disbursements and other charges of one U.S. firm of counsel, one Canadian firm of counsel and one German firm of counsel to the Agent (and, if reasonably necessary, one firm of local counsel in any relevant jurisdiction); provided that, such costs and expenses shall be payable within 30 days of a written demand therefor, together with backup documentation supporting such reimbursement request. This Section 14.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(b) If, for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose “rate of exchange” means the rate at which the Agent is able, on the relevant date, to purchase the Currency Due with the Judgment Currency in accordance with its normal practice at its head office in New York, New York. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, the applicable Borrower will, on the date of receipt by the Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Agent on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of receipt by the Agent is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due which the Agent is so able to purchase is less than the amount of the Currency Due originally due to it, the applicable Borrower shall indemnify and save the Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the Agent from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due under this Agreement or any other Loan Document or under any judgment or order.
(c) Notwithstanding anything in this Section 14.2 to the contrary, (i) funds received from or held by any Canadian Borrowing Base Obligor shall be applied only to the payment of the Canadian Obligations and shall not be applied to the payment of the U.S. Obligations and (ii) funds received from or held by any German Borrower or any European Guarantor shall be applied only to the payment of the German Obligations and shall not be applied to the payment of the U.S. Obligations.

14.3 Notices and Communications.
14.3.1 Notice Address. Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission or other electronic transmission (including “.pdf” or “.tif” format) pursuant to the terms of this Agreement, and shall be given to any U.S. Borrower, pursuant to Lead Borrower’s contact information shown on the signature pages hereof, and to any other Person pursuant to its contact information shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Third Restatement Date, pursuant to its contact information shown on its Assignment and Acceptance), or pursuant to such other contact information as a party may hereafter specify by notice in accordance with this Section 14.3. Each such notice or other communication shall be effective only (a) if given by facsimile transmission or other electronic transmission, when transmitted to the applicable facsimile number or email address, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged. Any written notice or other communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party. Any notice received by the Lead Borrower shall be deemed received by all Borrowers.
14.3.2 Electronic Communications. Electronic mail and internet websites may be used for routine communications, such as financial statements, Borrowing Base Certificates and other information required by Section 7.1, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4. The Agent and the Lenders make no assurances as to the privacy and security of electronic communications. With the recipient’s consent, electronic mail may be used as effective notice under the Loan Documents.
14.3.3 Non-Conforming Communications. The Agent and the Lenders may rely upon any notices purportedly given by or on behalf of any Borrower even if such notices were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.

14.4 Credit Inquiries. Each Obligor hereby authorizes the Agent and the Lenders (but they shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Obligor; provided that obligations of Section 14.11 shall remain in full force and effect.
14.5 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or otherwise unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.
14.6 Cumulative Effect; Conflict of Terms. The provisions of the Loan Documents are cumulative. The parties acknowledge that the Loan Documents may use several limitations, tests or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided. Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control; provided, that this Section 14.6 shall be subject to Section 14.18).
14.7 Counterparts. Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when the Agent has received counterparts bearing the signatures of all parties hereto. Delivery of a signature page of any Loan Document by telecopy or other electronic means (including “.pdf” or “.tif” format) shall be effective as delivery of a manually executed counterpart of such agreement.
14.8 Entire Agreement. Time is of the essence of the Loan Documents. The Loan Documents constitute the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
14.9 Relationship with the Lenders. The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender. Amounts payable hereunder to each Lender shall be a separate and independent debt. Nothing in this Agreement and no action of the Agent, the Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute the Agent and any Secured Party to be a partnership, association, joint venture or any other kind of entity, nor to constitute control of any Borrower.

14.10 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated by any Loan Document, the Borrowers acknowledge and agree that (a)(i) this credit facility and any related arranging or other services by the Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between the Borrowers and such Person; (ii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of the Agent, the Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers, any of their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein and the Borrowers and their Subsidiaries will not claim that any of the Agent, the Lenders, or their Affiliates owe a fiduciary duty or similar obligation to any of them or their Affiliates; and (c) the Agent, the Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and have no obligation to disclose any of such interests to the Borrowers or their Affiliates.

14.11 Confidentiality. Each of the Agent, the Lenders and the Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided such Persons are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding, or other exercise of rights or remedies, relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Eligible Assignee or any actual or prospective party (or its advisors) to any Bank Product; (g) with the consent of the Lead Borrower; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to the Agent, any Lender, the Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than the Borrowers. Notwithstanding the foregoing, no Information shall be provided to Designated Competitor Affiliates other than Information provided by or on behalf of the Lead Borrower for distribution to Public Lenders. As used herein, “Information” means all information received from an Obligor or Subsidiary relating to it or its business other than any such information that is available to the Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrowers and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table provider, that serve the lending industry; provided that, in the case of information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises the same degree of care that it accords its own confidential information. Each of the Agent, the Lenders and the Issuing Bank acknowledges that
(i) Information may include material non-public information concerning an Obligor or Subsidiary; (ii) it has developed compliance procedures regarding the use of material non-public information; and (iii) it will handle such material non-public information in accordance with Applicable Law, including federal and state securities laws.
14.12 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS), EXCEPT THAT WITH RESPECT TO ANY COLLATERAL, EACH SECURITY DOCUMENT OR OTHER DOCUMENT SHALL BE GOVERNED BY OTHER LAWS TO THE EXTENT PROVIDED THEREIN.

14.13 Consent to Forum. EACH PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1.

14.14 Waivers by Obligors of Jury Trial. To the fullest extent permitted by Applicable Law, each Obligor waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral;
(b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any accounts, documents and guaranties at any time held by the Agent on which an Obligor may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Obligor acknowledges that the foregoing waivers are a material inducement to the Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with Obligors.
14.15 PATRIOT Act Notice. The Agent and the Lenders hereby notify Obligors that pursuant to the requirements of the PATRIOT Act, the Agent and the Lenders are required to obtain, verify and record information that identifies each Borrower, including its legal name, address, tax ID number and other information that will allow the Agent and the Lenders to identify it in accordance with the PATRIOT Act. The Agent and the Lenders will also require information regarding each personal guarantor, if any, and may require information regarding Obligors’ management and owners, such as legal name, address, social security number and date of birth.
14.16 Canadian Anti-Money Laundering Legislation. If the Agent has ascertained the identity of any Canadian Obligor or any authorized signatories of any Canadian Obligor for the purposes of the Proceeds of Crime Act and other applicable Anti-Terrorism Laws and “know your client” policies, regulations, laws or rules (the Proceeds of Crime Act and such other Anti-Terrorism Laws, applicable policies, regulations, laws or rules, collectively, including any guidelines or orders thereunder, “AML Legislation”), then the Agent:

(a) shall be deemed to have done so as an agent for each Lender and this Agreement shall constitute a “written agreement” in such regard between each Lender and the Agent within the meaning of the applicable AML Legislation; and
(b) shall provide to the Agent, copies of all information obtained in such regard without any representation or warranty as to its accuracy or completeness.

Notwithstanding the preceding sentence and except as may otherwise be agreed in writing, each Lender agrees that the Agent has no obligation to ascertain the identity of the Canadian Obligors or any authorized signatories of the Canadian Obligors on behalf of any Lender, or to confirm the completeness or accuracy of any information it obtains from any Canadian Obligor or any such authorized signatory in doing so.
14.17 Release of Liens and Guarantees. In the event that any Obligor conveys, sells, transfers or otherwise disposes of any property or assets or all or any portion of any of the Equity Interests or assets of any other Obligor to a Person that is not (and is not required to become) an Obligor, in each case in a Permitted Asset Disposition and/or Permitted Investment or in connection with the designation of an Unrestricted Subsidiary or in connection with a pledge of the Equity Interests in joint ventures constituting Excluded Assets and permitted as a Permitted Lien, the Agent shall promptly (and the Lenders hereby authorize the Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrowers, and at the Borrowers’ expense, to (i) release any Liens created by any Loan Document in respect of such Equity Interests or assets and (ii) in the case of a disposition of the Equity Interests of any Obligor in a Permitted Asset Disposition and/or Permitted Investment or in connection with the designation of an Unrestricted Subsidiary and as a result of which such Obligor would cease to be a Restricted Subsidiary, terminate such Obligor’s obligations under this Agreement (including Section 13 hereof). Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of. At the request and sole expense of the Lead Borrower, the Agent shall promptly (and the Lenders hereby authorize the Agent to): (i) subordinate any lien granted to the Agent (or any sub-agent or collateral agent) under any Loan Document to the holder of any Lien on such property that is a Permitted Lien under Section 9.2.2(c), subclauses (A), (C) and (D) of clause (f), subclause (B) of clause

(f) (solely to the extent it relates to Debt incurred under Section 9.2.1(s)), (i), (m), (o), (t), (v), (w), (aa), (dd), (gg), (hh) or (jj) (to the extent it relates to Refinancing Debt secured by Liens permitted by other clauses of Section 9.2.2 listed in this clause (i)), and (ii) enter into intercreditor arrangements contemplated by Section 2.1.8(a), Section 9.2.1(d), (e), (h), (i), (k) (to the extent it relates to Refinancing Debt with respect to Debt permitted by other clauses of Section 9.2.1 listed in this clause (ii)), (u), (v), (aa)(ii) and (ff), and Section 9.2.2(a), (f)(B), (u), (v), (w), (dd) and (jj) (to the extent it relates to Refinancing Debt secured by Liens permitted by other clauses of Section 9.2.2 listed in this sentence).
14.18 Intercreditor Agreement. Notwithstanding anything herein to the contrary, each of the Agent, on behalf of the Lenders, and each Obligor acknowledges that the Lien and security interests granted to the Agent pursuant to this Agreement and the other Loan Documents and the exercise of any right or remedy by the Agent thereunder and the obligations of the Obligors under this Agreement and the other Loan Documents are subject to the provisions of the Intercreditor Agreement, which the Agent is hereby directed by the Lenders to execute and deliver, and perform in accordance with its terms. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement or any other Loan Document, the terms of the Intercreditor Agreement shall govern and control and notwithstanding anything to the contrary herein, the Agent and the Lenders hereby agree and acknowledge that prior to the Discharge of Term Loan Obligations (as such term is defined in the Intercreditor Agreement) any requirement of this Agreement to deliver any Term Priority Collateral (as such term is defined in the Intercreditor Agreement) to the Agent shall be deemed satisfied by delivery of such Term Priority Collateral to the Term Loan Agent (as such term is defined in the Intercreditor Agreement).
14.19 Canadian Obligations. Notwithstanding anything in any Loan Document to the contrary, the parties hereto acknowledge that (a) the Canadian Borrowing Base Obligors are only obligated with respect to the Canadian Obligations and costs and expenses associated therewith and (b) any realization of Collateral owned by any Canadian Borrowing Base Obligor under the Security Documents shall only be with respect to the Canadian Obligations (with the application of funds as set forth in Section 5.5.1 hereof (including the last sentence thereof)). Notwithstanding anything in any Loan Document to the contrary, the parties hereto acknowledge that all amounts with respect to fees and expenses owing to the Agent (in its capacities as agent or collateral agent hereunder and not in their capacity as a Lender hereunder) for its own account (as opposed to for the account or benefit of any other Secured Party) are owed exclusively by the U.S. Obligors and not the Canadian Borrowing Base Obligors.
14.20 German Obligations. Notwithstanding anything in any Loan Document to the contrary, the parties hereto acknowledge that (a) each German Borrower is obligated with respect to its own German Obligations and costs and expenses associated therewith, and subject to Section 9.13, the German Obligations of the other German Borrowers and the Canadian Obligations and (b) any realization of Collateral provided by any German Borrower under the Security Documents shall only be with respect to the German Obligations (with the application of funds as set forth in Section 5.5.1 hereof (including the last sentence thereof)). Notwithstanding anything in any Loan Document to the contrary, the parties hereto acknowledge that all amounts with respect to fees and expenses owing to the Agent (in its capacities as agent or collateral agent hereunder and not in their capacity as a Lender hereunder) for its own account (as opposed to for the account or benefit of any other Secured Party) are owed exclusively by the U.S. Obligors and not by (i) the German Borrowers and (ii) the European Guarantors with a seat in Germany.

14.21 Parallel Debt Undertaking.
14.21.1 The parallel debt undertaking created hereunder (“Parallel Debt Undertaking”) (abstraktes Schuldanerkenntnis) is constituted in order to secure the prompt and complete satisfaction of any of the respective German Borrowers’ German Secured Obligations. The Parallel Debt Undertaking shall also cover any future extension, prolongation, increase or novation of the German Secured Obligations.
14.21.2 For the purposes of taking and ensuring the continuing validity of security under those security documents subject to the laws of (or to the extent affecting assets situated in) Germany and such other jurisdictions as the Secured Parties and the Obligors (each acting reasonably) agree, notwithstanding any contrary provision in this Agreement:
(a) each Obligor undertakes (such undertakings, the “Parallel Obligations”) to pay to the Agent amounts equal to all present and future amounts owing by it to the Secured Parties under the Loan Documents (“Original Obligations”);
(b) the Agent shall have its own independent right to demand and receive payment under the Parallel Obligations;
(c) the Parallel Obligations shall, subject to clause (d) below, not limit or affect the existence of the Original Obligations for which the Secured Parties shall have an independent right to demand payment;
(d) notwithstanding clauses (b) and (c) above, payment by the Obligor of its Parallel Obligations shall to the same extent decrease and be a good discharge of the corresponding Original Obligations owing to the relevant Secured Parties and payment by an Obligor of its Original Obligations to the relevant Secured Parties shall to the same extent decrease and be a good discharge of the Parallel Obligations owing by it to the Agent;
(e) the Parallel Obligations are owed to the Agent in its own name on behalf of itself and not as agent or representative of any other person nor as trustee;
(f) without limiting or affecting the Agent’s right to protect, preserve or enforce its rights under any Loan Document, the Agent undertakes to each of the Secured Parties not to exercise its rights in respect of the Parallel Obligations without the consent of the relevant Secured Parties; and

the Agent shall distribute any amount so received to the Secured Parties in accordance with the terms of this Agreement as if such amounts had been received in respect of the Original Obligations.

14.21.3 Upon complete and irrevocable satisfaction of the German Secured Obligations, the Agent shall without undue delay at the cost and expense of the Obligors release the Parallel Debt Undertaking.
14.22 Acknowledgments Relating to the Third Restatement Date. Each Obligor hereby (i) expressly acknowledges the terms of this Agreement, (ii) ratifies and affirms its obligations under the Original Loan Documents (including guarantees and security agreements) executed by such Obligor prior to the Third Restatement Date and (iii) acknowledges and extends its continued liability under all such Original Loan Documents and agrees such Original Loan Documents remain in full force and effect, including with respect to the obligations of the Borrowers as modified by this Agreement. Each Obligor further represents and warrants to each Agent and each of the Lenders that after giving effect to this Agreement, neither the modification of the Second Amended Credit Agreement effected pursuant to this Agreement, nor the execution, delivery, performance or effectiveness of this Agreement (a) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Security Document (as such term is defined in the Second Amended Credit Agreement), and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred or (b) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens for the aforementioned Obligations.
14.23 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.